As filed with the U.S. Securities and Exchange Commission on August 11, 2022

Registration No. 333-263919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 3 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Wuxin Technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tefa Information and Technology Plaza, Floor 15,
No. 2 Qiongyu Road, Nanshan District,
Shenzhen 518052, China
0755-86379339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Phone: (800) 221-0102
Fax: (800) 944-6607
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With a Copy to:

Joan Wu, Esq. Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 (212) 530-2208	Arila E. Zhou, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 (212) 451-2908

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AUGUST 11, 2022

6,000,000 Class A Ordinary Shares

Wuxin Technology Holdings, Inc.

This is an initial public offering of 6,000,000 Class A ordinary shares, par value US$0.0001 per share (each, a “Class A Ordinary Share”, collectively, “Class A Ordinary Shares”) of Wuxin Technology Holdings, Inc. (the “Company” or “we”), a Cayman Islands exempted company with limited liability whose principal place of business is in Shenzhen, China. We are offering the Class A Ordinary Shares on a firm commitment basis. We expect that the initial public offering price will be in the range of $4.5 to $6.5 per Class A Ordinary Share.

As of the date hereof, our authorized share capital is 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each, consisting of 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares of par value US$0.0001 per share (each, a “Class B Ordinary Share”; collectively, “Class B Ordinary Shares”). As of the date hereof, we have 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares, issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share will be entitled to 1 vote and each Class B Ordinary Share will be entitled to 10 votes. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one to one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Prior to this offering, no public market currently exists for our Class A Ordinary Shares or Class B Ordinary Shares.

We have reserved the symbol “WXT” for purposes of listing our Class A Ordinary Shares on Nasdaq Capital Market (“Nasdaq”) and have applied to list our Class A Ordinary Shares on Nasdaq. We cannot assure you that our listing application will be approved. If our listing application is not approved, we will not complete this offering.

We are not a Chinese operating entity but a Cayman holding company with operations conducted by our subsidiaries in China. As substantially all of our operations are conducted through our subsidiaries in China, we are subject to certain legal and operational risks associated with our subsidiaries’ operations in China, including changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, or changes in Chinese or United States regulations that may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, which could adversely impact our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data or implicate cybersecurity. As advised by our PRC counsel, King & Capital Law Firm, we do not expect to be subject to cybersecurity review because: (i) we are not an operator of critical information infrastructure and (ii) we are not an online platform operator who possesses personal information of more than one million users. See “Risk factors — Risks Related to Doing Business in China — In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, our financial condition, our results of operations, and the Offering.” starting on page 42 of this prospectus for more information. Our PRC legal counsel, King & Capital Law Firm, has advised us that, as of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”), or any other PRC governmental authorities for our overseas listing plan, nor has our Cayman Islands holding company, or any of our subsidiaries received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. The Standing Committee of the National People’s Congress (the “SCNPC”), or other PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require our Company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 40 and “— Risks Related to the Class A Ordinary Shares and this Offering,” beginning on page 55 of this prospectus for a discussion of these legal and operational risks and information that should be considered before making a decision to purchase our Class A Ordinary Shares.

We, through Shenzhen VLG Wireless Technology Co., Ltd. (“VLG”), one of our subsidiaries in the PRC, paid cash dividends of $2,207,472 and $778,022 on June 24, 2021 and September 22, 2021, respectively. Except for the aforementioned, in the reporting periods presented in this prospectus and throughout the date of this prospectus, no dividends, distribution, or other transfers of funds have occurred among Wuxin Holding and its subsidiaries, and Wuxin Holding or its subsidiaries have not made any dividends, distributions, or other transfer of funds to investors. For the foreseeable future, we intend to use the earnings for research and development, investment in technology infrastructure, marketing, and branding. As a result, we do not expect to pay any cash dividends. To the extent that we may in the future seek to fund the business through distribution, dividends, or transfer of funds among and between the holding company and subsidiaries, any such transfer of funds with PRC subsidiaries is subject to government regulations. The structure of cash flows within the holding company and PRC subsidiaries and a summary of the applicable regulations, is as follows:

1.          Within the direct holding structure, the cross-border transfer of funds within Wuxin Holding and its PRC subsidiaries is legal and compliant with the laws and regulations of the PRC. Funds from investors received in this offering can be directly transferred to Wuxin Holding’s subsidiaries including Wuxin Hong Kong, and then transferred to our operating entities through Wuxin Hong Kong according to the laws and regulations of the PRC.

2.          If Wuxin Holding intends to distribute dividends, its PRC subsidiaries will have to declare a dividend to Wuxin Hong Kong in accordance with the laws and regulations of the PRC, and then Wuxin Hong Kong will declare a dividend to its parent company, and the dividend will then be distributed by Wuxin Holding to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.          Wuxin Holding’s PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their respective registered capital. These reserves are not distributable as cash dividends. See “Prospectus Summary — Dividend Distributions or Assets Transfer among Wuxin Holding and Its Subsidiaries” starting on page 15 of this prospectus for more information.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by the Hong Kong subsidiary from its PRC subsidiaries. A 10% withholding tax will reduce the amount of dividends we may receive from the PRC subsidiaries.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (the “PBOC”) and the State Administration of Foreign Exchange (the “SAFE”) have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital control and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Foreign currency exchange regulation in the PRC is primarily governed by the Regulations on the Administration of Foreign Exchange, most recently revised by the State Council on August 5, 2008, Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration Regarding Direct Investment issued by the SAFE on February 13, 2015, and the Provisions on the Administration of Settlement, Sale, and Payment of Foreign Exchange promulgated by the PBOC on June 20, 1996. Currently, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions. Conversion of RMB for most capital account items, such as direct investment, security investment, and repatriation of investment, however, is still subject to registration with the SAFE. Foreign-invested enterprises may buy, sell and remit foreign currencies at financial institutions engaged in foreign currency settlement and sale after providing valid commercial documents and, in the case of most capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign enterprises are also subject to limitations, which include approvals by the National Development and Reform Commission (the “NDRC”), the Ministry of Construction, and registration with the SAFE.

Our Class A Ordinary Shares may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, TPS Thayer LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TPS Thayer LLC’s compliance with applicable professional standards. TPS Thayer LLC is headquartered in Sugar Land, Texas with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong, however, recent developments with respect to audits of China-based companies create uncertainty about the ability of our PRC subsidiaries to fully cooperate with TPS Thayer LLC’s audit without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on us as well as on the value of our securities. See “Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three” starting on page 43 of this prospectus for more information.

On December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), which are now open for public comments. The Administration Provisions and the Measures lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings. According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and the Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will take some time for the Administration Provisions and the Measures to come into effect. Our PRC legal counsel, King & Capital Law Firm, has advised us that, as the Administration Provisions and the Measures have not yet come into effect, we are currently unaffected. However, according to CSRC Answers, new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process; other existing overseas listed companies will be allowed a sufficient transition period to complete their filing procedure, which means we will likely have to go through the filing process for this Offering. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering and we could not get the approval from PRC regulatory authority, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies, or these regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. Following the consummation of this offering, if we and our subsidiaries (i) inadvertently conclude that such permissions or approvals are not required, or (ii) applicable PRC laws, regulations, or interpretations change and we are required to obtain approval or permissions from the CSRC, the CAC or any other regulatory authority to operate our business in China and/or to offer securities being registered to foreign investors, we may have to obtain such approval or permission or seek wavier from relevant regulatory PRC agencies before we can continue our China operation and to offer securities to foreign investors, the procedures of which may be time consuming, unpredictable and costly, and there is no assurance that we can successfully obtain such approval, permission or seek waiver. We may be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations. Any of those interruptions, uncertainty and/or negative publicity regarding such an approval requirement or our failure to obtain such approval either prior to the consummation of this offering or in the future may have a material adverse effect on our business and financial condition, result of operations and prospectus, our ability to continue our existing holding company structure and accept foreign investments and offer or continue to offer securities to our investors. See “Prospectus Summary — Permission or Approval Required from the PRC Authorities for Our Operation and Offering” starting on page 14 of this prospectus for more information.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws” starting on page 52 of this prospectus for more information.

We anticipate that following the completion of this Offering, our Chief Executive Officer and Chairman of the Board of the Directors, Lianqi Liu, as the beneficial owner of 13,600,000 Class B Ordinary Shares, will be able to exercise an aggregate of 56.4% voting power of the Company assuming the full exercise of the over-allotment option by the underwriters. Therefore, Mr. Liu could exert substantial influence over matters requiring approval by our shareholders, including electing directors and approving mergers or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our securities. Actions may be taken even if they were opposed by our other shareholders. Under NASDAQ Marketplace Rules, we may be deemed a “controlled company” upon the closing of this offering and as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

We are an “emerging growth company” as defined under U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in our Class A ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 23.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Net proceeds before expenses to us(2)	$	$	$

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(1)         We have agreed to pay Prime Number Capital, LLC (the “Representative”), the representative of the underwriters, a fee equal to 7.0% of the gross proceeds of the Offering. We have agreed to grant to the Representative a 45-day option to purchase up to 15% of the aggregate number of Class A Ordinary Shares sold in the Offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.

(2)         We expect our total cash expenses for this Offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[    ] million, exclusive of the above commissions. In addition, we will pay additional items of value in connection of this Offering that are viewed by the Financial Industry Regulatory, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting”.

If the over-allotment option is exercised in full, the total underwriting discounts payable will be $[    ], and the total proceeds to us, after underwriting discounts and expenses but before offering expenses, will be $[    ]. If we complete this offering, net proceeds will be delivered to us on the closing date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [•], 2022.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

Until             , 2022 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Class A Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Conventions that apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Articles of Association” are to the amended and restated memorandum of association and articles of association of Wuxin Holding;

•        “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Class A Ordinary Shares” are to the Class A ordinary shares of the Company, par value US$0.0001 per share;

•        “Class B Ordinary Shares” are to the Class B ordinary shares of the Company, par value US$0.0001 per share;

•        “Companies Act” are to the Cayman Islands Companies Act (2022 Revision) (as amended);

•        “ordinary shares” are to the ordinary shares of the Company, par value US$0.0001 per share;

•        “TBIT” are to Shenzhen TBIT Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology;

•        “VLG” are to Shenzhen VLG Wireless Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is 90% owned by Wuxin Technology;

•        “we,” “us,” or the “Company” in this prospectus are to Wuxin Holding, Wuxin Hong Kong, WFOE, and Wuxin Technology, unless otherwise indicated or the context requires otherwise;

•        “WFOE” are to Shenzhen Wuxin Holding Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Hong Kong;

•        “Wuxin Holding” are to Wuxin Technology Holdings, Inc., an exempted company with limited liability incorporated under the laws of Cayman Islands;

•        “Wuxin Hong Kong” are to Wuxin Holding’s wholly owned subsidiary, Wuxin Technology Holding Group Limited, a Hong Kong entity;

•        “Wuxin Intelligent” are to Shenzhen Wuxin Intelligent Innovation Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology;

•        “Wuxin Semiconductor” are to Shenzhen Wuxin Semiconductor Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology;

•        “Wuxin Technology” are to Shenzhen Wuxin Technology Holding Group Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by WFOE;

•        “Xinsheng” are to Shenzhen Xinsheng Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology;

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•        “Yitianxin” are to Shenzhen Yitianxin Electronics Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology;

•        “Zhongyitong” are to Zhongyitong Technology (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Wuxin Technology; and

•        “$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to U.S. dollars and “RMB” to Renminbi.

Our business is conducted by Wuxin Technology in the PRC using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Our Mission

We are on a mission to enable and accelerate the digital transformation of Chinese and global businesses that depend on physical operations by providing Internet of Things (“IoT”) connectivity solutions.

Overview

We are not a Chinese operating entity but a Cayman holding company with operations conducted by our subsidiaries in China. Our operating entity, Wuxin Technology, is a high-tech enterprise engaged in the IoT industry, which was formed in 2005 and is headquartered in Shenzhen, China. The IoT describes the network of physical objects — “things” — that are embedded with sensors, software, and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

To realize our vision, we have developed and pioneered the ant delete center (“ADC”) protocol, which is a wireless, decentralized and ad hoc protocol derived from the foraging principle of ant colonies, and allows an IoT network of numerous nodes to efficiently detect the shortest path of data transmission and decentralize the control. Compared with those adopting traditional protocol architecture of centralized control, our products with ADC protocol offer a lower cost, higher reliability, longer transmission distance, and faster deployment. ADC protocol also standardizes protocol stack and application layer, which is the interface between the IoT devices and the network that they communicate to, lowering the technical barrier for those industrial segments which could have been unable to enter the IoT ecosystem otherwise.

We sell ADC chips, modules, antennas, controllers, smart hardware, smart household devices, and other smart products. We provide integrated solutions for IoT engineering and cloud platforms for customers.

Furthermore, we provide complete technical solutions for self-organizing networks of various intelligent hardware, helping product manufacturers to form networking logic between products, which shortens the development cycle and reduces development costs. For customers such as electric bicycle manufacturers and shared E-bike companies, we supply controllers, also known as “centralized control boxes”, and locators to be installed on shared electric bicycles and motorcycles, and we also develop apps, cloud platforms, and shared operating systems. We also provide door locks, smart switches, lighting control, heating, ventilation, and air conditioning (“HVAC”) control, electric curtains, and software platform solutions for large real estate companies and hotel groups.

Through our products and services offering, we are committed to integrating IoT cloud, IoT management, and IoT terminal which cover the whole IoT ecosystem, through our continued efforts in the fields of cutting-edge IoT technology development, IoT product research and development (“R&D”) and manufacturing, IoT solutions design and implementation, IoT intelligent hardware marketing network, and IoT system integration solution output.

Our IoT ecosystem covers the upper, middle, and lower streams of the IoT industrial chains. The upstream includes the provider of underlying technologies and products such as communication networking protocol, chips, modules, sensor technology, and PaaS. The protocols, chips, and modules work together to provide connectivity and networking solutions for IoT products. Furthermore, the protocol is the core of the chips and the modules, as it determines whether the chips and the modules can maintain a stable connection. Therefore, the protocol is crucial in the upstream of the IoT industry. Our ADC protocol, ADC protocol chips, and ADC protocol modules have been successfully launched in the market, and have been well received by the upstream customers. The midstream mainly refers to the development of the application layer, including the SaaS service of the cloud platform. Our ADC protocol comes with its own application layer and application scenarios, therefore, the difficulty and cycle of product development will be greatly reduced for our smart products developer customers. Downstream includes businesses that design and implement projects for user needs, such as brand manufacturers, product manufacturers, solution companies, engineering companies, agents, and integrators. As the ADC protocol standardizes the protocol stack and application layer, it is easy to build an ecosystem when adopting our ADC protocol, therefore, our downstream customers can integrate and improve the value of their products and services at a lower cost.

Our total revenues for the six months ended December 31, 2021 and 2020 were $25,857,670 and $22,378,877, respectively. Our net income for the six months ended December 31, 2021, was $5,887,502, or 22.77% of the revenue. Our net income for the six months ended December 31, 2020, was $4,222,750, or 18.87% of the revenue. The revenue generated in the Chinese market was $25,771,801, or 99.67% of the total revenue in the six months ended December 31, 2021, and $21,681,625, or 96.88% of the total revenue in the six months ended December 31, 2020. The remaining revenues were generated in countries or regions such as Malaysia, United States, Singapore. If divided by product category, connectivity products account for 56.05% of the revenue in the six months ended December 31, 2021, and 59.91% in the six months ended December 31, 2020. The detailed breakdown by product category is as follows:

	Six Months Ended
Revenues	December 31, 2021	December 31, 2020
Connectivity products	$14,492,409	13,407,616
Internet of vehicles products	$8,661,797	6,563,526
Customized IoT products and services	$2,703,464	2,407,735
Total revenues	$25,857,670	22,378,877

Our total revenues for the years ended June 30, 2021 and 2020 were $46,977,350 and $31,833,721, respectively. Our net income for the year ended June 30, 2021, was $6,184,214, or 13.2% of the revenue. Our net income for the year ended June 30, 2020, was $4,165,799, or 13.1% of the revenue. The revenue generated in the Chinese market was $45,573,840, or 97.0% of the total revenue in the year ended June 30, 2021, and $30,451,190, or 95.7% of the total revenue in the year ended June 30, 2020. The remaining revenues were generated in countries or regions such as Vietnam, Malaysia, and Singapore. If divided by product category, connectivity products account for 63.9% of the revenue in the year ended June 30, 2021, and 66.1% in the year ended June 30, 2020. The detailed breakdown by product category is as follows:

	Years ended
Revenues	June 30, 2021	June 30, 2020
Connectivity products	$30,020,689	21,040,236
Internet of vehicles products	$12,643,221	9,119,875
Customized IoT products and services	$4,313,440	1,673,610
Total revenues	$46,977,350	31,833,721

Our Competitive Strength

•        Leveraging the advantages of the ADC protocol to offer interconnected and seamlessly compatible intelligent products with a stable architecture;

         The ADC protocol’s advantages over the traditional wireless network protocols enable us to provide intelligent products which can be integrated into an interconnected IoT system. The architecture of ADC protocol is decentralized and therefore, stable. Any equipment failure and automatic disconnection in the system will not affect the normal use of other equipment. The ADC protocol is open source, open, standardized, and has its application layer, which greatly reduces the difficulties for product development of the manufacturer customers, as they no longer need additional technical effort to create the application layer for the smart device. It covers lighting, switches, HVAC, electric hardware, audio, sensors, voice recognition, and other functions. In addition, products developed by various manufacturers using the ADC protocol can be seamlessly compatible to form an IoT system, which lowers the technical threshold in terms of connectivity for manufacturers. At the same time, the system can operate independently without connecting with the cloud platform, or it can be connected to the cloud platform through a gateway. Users can switch between cloud platforms of different manufacturers by choosing the IoT system of ADC protocol.

•        Maintaining an ecosystem to offer comprehensive overall solutions;

         Over the years, Wuxin Technology has built an intelligent ecosystem covering IoT cloud, management, and terminal based on ADC protocol. Focusing on smart homes, the Internet of vehicles, smart hotels, smart buildings, smart communities, and other fields, we believe Wuxin Technology provides flexible, easy-to-use, safe, reliable, and cost-effective comprehensive IoT solutions. The IoT ecology of Wuxin Technology covers the upper, middle, and lower streams of the industrial chains, ensuring that Wuxin Technology can achieve synergy in products, technologies, R&D, and quality control.

•        Building a strong R&D team with great innovation capabilities;

         Wuxin Technology has 140 R&D personnel, accounting for 41.67% of its total employees as of December 31, 2021. To strengthen its position in the industry, Wuxin Technology has carried out industry-university-research collaborations with the Hong Kong University of Science and Technology, Xidian University, and Hangzhou Dianzi University.

         Wuxin Technology has R&D centers in Shenzhen, Shanghai, Xi’an, Hangzhou, and Huizhou, equipped with advanced anechoic chambers and test equipment, which helps achieve accurate test results for the communication network signals. Wuxin Technology relies on IoT networking scheme design and R&D capabilities and possesses core technologies in key fields such as radiofrequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning, and cloud computing.

         All along, Wuxin Technology attaches great importance to its technology R&D, advocates technological innovation, and insists on driving enterprise development with technology. The antenna manufacturing process of Wuxin Technology has transited from traditional shrapnel manufacturing to flexible circuit board manufacturing, and then to the cutting-edge Laser Direct Structuring (“LDS”) process. LDS technology enables flexible and free 3D design for antenna products, and allows design on any surface. In terms of Internet of vehicles products, Wuxin Technology has independently developed a set of centralized control boxes, and we believe Wuxin Technology is one of the earliest players in the industry to obtain the network access license for telecommunication equipment. Furthermore, in 2016, Wuxin Technology successfully developed the IoT protocol with decentralized ADC, which was a breakthrough in the central control architecture of traditional protocols, and developed the ADC protocol on chips in 2020.

•        Offering a comprehensive experience to our customers;

         Wuxin Technology adheres to the business philosophy of “technology + service + products” in providing customers with comprehensive and efficient services, dedicating to continuously improvising service quality, and it is highly recognized by customers.

         Wuxin Technology retains a consultant team with marketing personnel, designers, and technicians to provide customers with one-stop services, including professional consulting, software and hardware development, and after-sales service.

         Wuxin Technology’s remote operations and maintenance (“O&M”) services have patented technology to effectively screen, sort out, store and manage the uploaded data of each customer, and provide customers with daily O&M, online monitoring, predictive maintenance, fault early warning, diagnosis, and repair, operation optimization and other services through data mining and analysis, as well as remote equipment upgrade, and synchronous batch upgrade of multiple intelligent products.

•        Experienced Management Team;

         We benefit from a visionary, experienced and stable management team with deep expertise in technology and industry. Our CEO and Chairman Lianqi Liu has been engaged in smart homes, smart hotels, smart building system design, and system integration since 1998. He is a pioneer in China’s IoT industry. The rest of our senior management team also has extensive experience in technology, education, finance, product management, and marketing.

Our Growth Strategy

•        To Further Strengthen Technology R&D and Optimize ADC Protocol

         The IoT industry is a fast-changing field with the rapid iteration of technology and products. Wuxin Technology needs to constantly innovate, accurately grasp and assess the market dynamics, and continuously introduce new technologies and products to meet the market demand, to strengthen its competitive edges and market position. Wuxin Technology plans to add to its input in technology R&D by increasing its investment by 30% in the next few years and continuously optimize ADC protocol and its application in various scenarios. Wuxin Technology aims to sustain the first-mover advantages and establish industry standards and norms.

         In addition, Wuxin Technology will actively explore the application of decentralized protocol in broadband, big data transmission, and other fields, and aim for the compatibility of the decentralized protocol in wide and narrow bandwidth.

•        To Invest in Business Expansion

         Wuxin Technology will selectively make strategic investments or acquire synergistic companies according to the development situation, including players at the upper, middle, and lower streams in the IoT industry chain at home and abroad. We plan to expand our comprehensive strength in technology, products, channels, and operations through acquisitions, and to maintain our innovative power by continuously improving the ADC protocol ecosystem of Wuxin Technology. We plan to expand our current minimal global operations to be a more substantial portion of our business.

•        To Establish New Marketing Networks

         Wuxin Technology plans to develop its marketing networks through the following approaches:

1.      Diversified marketing channels:    Expand cooperation with more real estate developers and interior renovation contractors, and provide product consulting, product sales counseling, product promotion support, product guidance, and installation services for channel cooperation customers.

2.      Build flagship store:    Partner with local agents to build offline experience stores for smart homes and smart hotels to bring intelligent products and intelligent life closer to customers. Currently, Wuxin Technology has opened 25 flagship stores in Hunan, Guangxi, and Guangzhou provinces in China. This model provides direct and efficient access to customers, which is conducive to improving the brand image and reputation of Wuxin Technology.

3.      Increase the online business expansion to C-end users:    Wuxin Technology will highlight the online business expansion, continuously optimize the Wuxin Technology online shopping mall, make full use of the marketing advantages of social media, live webcasts, and content platforms, and build an IoT smart home shopping platform. The online and offline interactions with customers will be enhanced to promote the deep integration of both.

•        To Expand Outside of China

         Although currently only having minimal global operations, Wuxin Technology is committed to becoming an integrated service provider serving the global IoT field. Wuxin Technology plans to push forward the construction of overseas R&D centers, strengthen technical exchanges with global players, and accelerate the expansion of its operation in the global market. To match the business growth and demands on various products, Wuxin Technology will establish marketing and technical support teams, enhance its service capabilities both in domestic and foreign markets with the aim of providing the most efficient and personal localized services to customers all over the world.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors” beginning on page 23 of this prospectus for more information.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition, and results of operations. See a more detailed discussion of this risk factor on page 41 of this prospectus.

•        The uncertainties with respect to the Chinese legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us. See a more detailed discussion of this risk factor on page 45 of this prospectus.

•        The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See a more detailed discussion of this risk factor on page 41 of this prospectus.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws. See a more detailed discussion of this risk factor on page 46 of this prospectus.

•        We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See a more detailed discussion of this risk factor on page 46 of this prospectus.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using the proceeds of this Offering to make loans or additional capital contributions to our PRC subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business. See a more detailed discussion of this risk factor on page 47 of this prospectus.

•        The approval of the CSRC may be required in connection with this Offering under a PRC regulation. See a more detailed discussion of this risk factor on page 49 of this prospectus.

•        If the Chinese government were to impose new requirements for approval from the PRC authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See a more detailed discussion of this risk factor on page 50 of this prospectus.

•        PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See a more detailed discussion of this risk factor on page 52 of this prospectus.

Risks Related to Our Business and Industry

We also are subject to risks related to our business and industry, including but not limited to:

•        We operate in an emerging and evolving market, which may develop more slowly or differently than we expect. If our market does not grow as we expect, or if we cannot expand our products and services to meet the demands of this market, our revenue may decline, or fail to grow, and we may continue to incur operating losses. See a more detailed discussion of this risk factor on page 23 of this prospectus.

•        If we are not able to introduce new features or products successfully and to make enhancements to our existing products and services, our business and results of operations could be adversely affected. See a more detailed discussion of this risk factor on page 24 of this prospectus.

•        Defects, errors or any other problems associated with our products and services could diminish demand for our products or services, harm our business and results of operations and subject us to liability. See a more detailed discussion of this risk factor on page 24 of this prospectus.

•        We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, operating results and financial condition. See a more detailed discussion of this risk factor on page 28 of this prospectus.

•        We and our directors, management, employees and shareholders may from time to time be subject to claims, controversies, lawsuits, other legal and administrative proceedings and fines, which could have a material adverse effect on our business, results of operations, financial condition and reputation. See a more detailed discussion of this risk factor on page 34 of this prospectus.

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but are not limited to, the following:

•        The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States. See a more detailed discussion of this risk factor on page 39 of this prospectus.

•        Our dual class structure concentrates a majority of voting power in Mr. Lianqi Liu, our Chairman of the Board, who is major owner of our Class B Ordinary Shares. See a more detailed discussion of this risk factor on page 40 of this prospectus.

•        Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of the holders of Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 40 of this prospectus.

Risks Related to the Class A Ordinary Shares and this Offering

In addition to the risks described above, we are subject to general risks and uncertainties relating to this Offering and the trading market, including, but not limited to, the following:

•        The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See a more detailed discussion of this risk factor on page 55 of this prospectus.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased. See a more detailed discussion of this risk factor on page 55 of this prospectus.

•        We will incur significantly increased costs as a result of operating as a public company, and our management has no prior experience in managing and operating a public company and required to devote substantial time to compliance initiatives and reporting requirements associated therewith. See a more detailed discussion of this risk factor on page 57 of this prospectus.

•        As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares. See a more detailed discussion of this risk factor on page 58 of this prospectus.

•        We are and will be a “controlled company” within the meaning of the Nasdaq listing requirements upon the closing of this Offering and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements. See a more detailed discussion of this risk factor on page 58 of this prospectus.

Corporate History and Structure

Wuxin Technology Holdings, Inc. is an exempted company incorporated with limited liability under the laws of the Cayman Islands on June 16, 2021. Wuxin Holding wholly owns Wuxin Hong Kong, a company incorporated under the laws of the Hong Kong S.A.R. of the PRC on July 5, 2021. Wuxin Hong Kong is the sole shareholder of WFOE, a limited liability company formed under the laws of the PRC on August 10, 2021, which owns 100% of Wuxin Technology, a company established under the laws of the PRC on May 17, 2005.

In connection with this Offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) through the following steps:

•        on June 16, 2021, Wuxin Technology Holdings, Inc. was incorporated under the laws of the Cayman Islands;

•        on July 5, 2021, Wuxin Technology Holding Group Limited., or Wuxin Hong Kong, was incorporated in Hong Kong as a wholly owned subsidiary of Wuxin Technology Holdings, Inc.;

•        on August 10, 2021, Shenzhen Wuxin Holding Co., Ltd. was incorporated pursuant to PRC laws as a WFOE and a wholly owned subsidiary of Wuxin Hong Kong;

•        on November 10, 2021, each of the shareholders of Wuxin Technology entered into a share transfer agreement with WFOE, pursuant to which WFOE acquired 100% of the equity interests of Wuxin Technology;

•        between June 2021 and December 2021, our Company and our shareholders undertook a series of corporate actions, including share issuances and re-designation of our ordinary shares into Class A and Class B Ordinary Shares in December 2021.

Certain share issuances are related to the Reorganization and are presented on a retroactive basis to reflect the Reorganization.

The following diagram illustrates our corporate structure:

Organizational chart

Summary of Financial Position and Cash Flows of Wuxin Holding and Subsidiaries

The audited financial statements included in this prospectus reflect financial position, results of operations, and cash flows of the registrant and Cayman Islands incorporated parent company, Wuxin Holding, together with those of its China-based subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant and Cayman Islands incorporated parent company, Wuxin Holding (“Parent Company” in the tables below), and its China-based subsidiaries (“Subsidiaries” in the tables below), together with eliminating adjustments.

	December 31,					June 30,
	2021					2021					2020
	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated
Assets
Current assets:
Cash and cash equivalents	—	6,326,409	6,326,409	—	6,326,409	—	5,792,608	5,792,608	—	5,792,608	—	6,883,769	6,883,769	—	6,883,769
Restricted cash	—	117,517	117,517	—	117,517	—	155,113	155,113	—	155,113	—	102,432	102,432	—	102,432
Short-term investments	—	2,788,447	2,788,447	—	2,788,447	—	773,982	773,982	—	773,982	—	505,262	505,262	—	505,262
Notes receivable	—	1,729,640	1,729,640	—	1,729,640	—	1,864,984	1,864,984	—	1,864,984	—	1,511,408	1,511,408	—	1,511,408
Accounts receivable, net – third parties	—	12,545,024	12,545,024	—	12,545,024	—	11,962,984	11,962,984	—	11,962,984	—	9,095,652	9,095,652	—	9,095,652
Accounts receivable, net – related parties	—	1,643,074	1,643,074	—	1,643,074	—	1,223,557	1,223,557	—	1,223,557	—	—	—	—	—
Inventories	—	6,415,398	6,415,398	—	6,415,398	—	4,227,052	4,227,052	—	4,227,052	—	3,122,723	3,122,723	—	3,122,723
Advances to suppliers	—	2,140,262	2,140,262	—	2,140,262	—	1,906,685	1,906,685	—	1,906,685	—	1,542,491	1,542,491	—	1,542,491
Due from related parties	—	352,566	352,566	—	352,566	—	1,440,952	1,440,952	—	1,440,952	—	590,534	590,534	—	590,534
Loan receivables	—	3,319,636	3,319,636	—	3,319,636	—	2,398,466	2,398,466	—	2,398,466	—	662,292	662,292	—	662,292
Prepayment and other receivables	—	558,328	558,328	—	558,328	—	302,255	302,255	—	302,255	—	443,228	443,228	—	443,228
Total current assets	$—	$37,936,301	$37,936,301	$—	$37,936,301	$—	$32,048,638	$32,048,638	$—	$32,048,638	$—	$24,459,791.00	$24,459,791.00	$—	$24,459,791.00
Long-term investments	—	80,932	80,932		80,932	—	79,875	79,875		79,875	—	72,887	72,887		72,887
Property, plant and equipment, net	—	3,765,334	3,765,334		3,765,334	—	3,563,196	3,563,196		3,563,196	—	2,810,233	2,810,233		2,810,233
Intangible assets, net	—	49,174	49,174		49,174	—	49,065	49,065		49,065	—	10,880	10,880		10,880
Deferred tax assets, net	—	119,976	119,976		119,976	—	118,408	118,408		118,408	—	401,188	401,188		401,188
Investment in subsidiaries	24,832,077	—	24,832,077	(24,832,077)	—	19,519,684	—	19,519,684	(19,519,684)	—	14,105,696	—	14,105,696	(14,105,696)	—
TOTAL ASSETS	$24,832,077	$41,951,717	$66,783,794	$(24,832,077)	$41,951,717	$19,519,684	$35,859,182	$55,378,866	$(19,519,684)	$35,859,182	$14,105,696	$27,754,979	$41,860,675	$(14,105,696)	$27,754,979
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	—	6,535,196	6,535,196	—	6,535,196	—	7,558,022	7,558,022	—	7,558,022	—	5,631,601	5,631,601	—	5,631,601
Advances from customers – third parties	—	2,335,187	2,335,187	—	2,335,187	—	2,282,088	2,282,088	—	2,282,088	—	2,553,890	2,553,890	—	2,553,890
Advances from customers – related parties	—	—	—	—	—	—	38,797	38,797	—	38,797	—	—	—	—	—
Taxes payable	—	802,689	802,689	—	802,689	—	456,083	456,083	—	456,083	—	573,428	573,428	—	573,428
Due to related parties	—	737,538	737,538	—	737,538	—	701,517	701,517	—	701,517	—	629,417	629,417	—	629,417

	December 31,					June 30,
	2021					2021					2020
	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated
Short-term borrowings	—	3,740,766	3,740,766	—	3,740,766	—	2,801,814	2,801,814	—	2,801,814	—	2,634,509	2,634,509	—	2,634,509
Other payables and current liabilities	—	1,194,001	1,194,001	—	1,194,001	—	1,075,672	1,075,672	—	1,075,672	—	663,674	663,674	—	663,674
Total current liabilities	$—	$15,345,377.00	$15,345,377.00	$—	$15,345,377.00	$—	$14,913,993.00	$14,913,993.00	$—	$14,913,993.00	$—	$12,686,519.00	$12,686,519.00	$—	$12,686,519.00
Long-term borrowings	—	765,406	765,406	—	765,406	—	524,806	524,806	—	524,806	—	150,573	150,573	—	150,573
TOTAL LIABILITIES	$—	$16,110,783.00	$16,110,783.00	$—	$16,110,783.00	$—	$15,438,799.00	$15,438,799.00	$—	$15,438,799.00	$—	$12,837,092.00	$12,837,092.00	$—	$12,837,092.00

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Shareholders’ Equity:
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, 11,654,000 shares issued and outstanding	1,165	10,070,104	10,071,269	(10,070,104)	1,165	1,165	10,070,104	10,071,269	(10,070,104)	1,165	1,165	10,065,469	10,066,634	(10,065,469)	1,165
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, 22,346,000 shares issued and outstanding	2,235	—	2,235	—	2,235	2,235	—	2,235	—	2,235	2,235	—	2,235	—	2,235
Additional paid-in capital	10,495,706	429,002	10,924,708	(429,002)	10,495,706	10,495,706	429,002	10,924,708	(429,002)	10,495,706	10,491,071	429,002	10,920,073	(429,002)	10,491,071
Statutory surplus reserves	—	1,326,236	1,326,236	—	1,326,236	—	1,326,236	1,326,236	—	1,326,236	—	785,482	785,482	—	785,482
Retained earnings	13,729,205	12,402,969	26,132,174	(13,729,205)	12,402,969	8,715,199	7,388,963	16,104,162	(8,715,199)	7,388,963	4,740,685	3,955,203	8,695,888	(4,740,685)	3,955,203
Accumulated other comprehensive income (loss)	603,766	603,766	1,207,532	(603,766)	603,766	305,379	305,379	610,758	(305,379)	305,379	(1,129,460)	(1,129,460)	(2,258,920)	1,129,460	(1,129,460)
Equity attributable to Wuxin Holdings’ shareholders	$24,832,077	$24,832,077	$49,664,154	$(24,832,077)	$24,832,077	$19,519,684	$19,519,684	$39,039,368	$(19,519,684)	$19,519,684	$14,105,696	$14,105,696	$28,211,392	$(14,105,696)	$14,105,696
Non-controlling interests	—	1,008,857	1,008,857	—	1,008,857	—	$900,699	$900,699	—	$900,699	—	$812,191	$812,191	—	$812,191
TOTAL SHAREHOLDERS’ EQUITY	$24,832,077	$25,840,934	$50,673,011	$(24,832,077)	$25,840,934	$19,519,684	$20,420,383	$39,940,067	$(19,519,684)	$20,420,383	$14,105,696	$14,917,887	$29,023,583	$(14,105,696)	$14,917,887
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,832,077	$41,951,717	$66,783,794	$(24,832,077)	$41,951,717	$19,519,684	$35,859,182	$55,378,866	$(19,519,684)	$35,859,182	$14,105,696	$27,754,979	$41,860,675	$(14,105,696)	$27,754,979

	For the Six Months Ended December 31,					For the Year Ended June 30,
	2021					2021					2020
	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated
Cash Flows from Operating Activities:
Net income	$5,714,266	$5,887,502	$11,601,768	(5,714,266)	$5,887,502	$5,961,239	$6,184,214	$12,145,453	(5,961,239)	$6,184,214	$3,972,481	$4,165,799	$8,138,280	(3,972,481)	$4,165,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	—	507,502	507,502	—	507,502	—	742,511	742,511	—	742,511	—	543,145	543,145	—	543,145
Bad debt provision	—	—	—	—	—	—	92,938	92,938	—	92,938	—	70,068	70,068	—	70,068
Deferred tax benefits (expenses)	—	—	—	—	—	—	314,077	314,077	—	314,077	—	31,516	31,516	—	31,516
Loss from disposal of property, plant and equipment	—	31,337	31,337	—	31,337	—	57,487	57,487	—	57,487	—	—	—	—	—
Interest accrued on bank borrowings	—	116,809	116,809	—	116,809	—	109,857	109,857	—	109,857	—	62,453	62,453	—	62,453
Equity income of subsidiaries	(5,714,266)	—	(5,714,266)	5,714,266		(5,961,239)	—	(5,961,239)	5,961,239	—	(3,972,481)	—	(3,972,481)	3,972,481	—
Changes in operating assets and liabilities:
Short-term investments	—	(1,988,360)	(1,988,360)	—	(1,988,360)	—	(215,359)	(215,359)	—	(215,359)	—	(508,869)	(508,869)	—	(508,869)
Notes receivable	—	158,766	158,766	—	158,766	—	(204,004)	(204,004)	—	(204,004)	—	(176,872)	(176,872)	—	(176,872)
Accounts receivable	—	(820,454)	(820,454)	—	(820,454)	—	(3,239,895)	(3,239,895)	—	(3,239,895)	—	(643,432)	(643,432)	—	(643,432)
Inventories	—	(2,115,517)	(2,115,517)	—	(2,115,517)	—	(786,956)	(786,956)	—	(786,956)	—	77,846	77,846	—	77,846
Advance to suppliers	—	(206,688)	(206,688)	—	(206,688)	—	(211,472)	(211,472)	—	(211,472)	—	(849,653)	(849,653)	—	(849,653)
Prepayment and other receivables	—	(250,077)	(250,077)	—	(250,077)	—	179,376	179,376	—	179,376	—	(154,661)	(154,661)	—	(154,661)
Accounts payable	—	(1,113,993)	(1,113,993)	—	(1,113,993)	—	1,355,517	1,355,517	—	1,355,517	—	185,919	185,919	—	185,919
Advances from customers	—	(16,291)	(16,291)	—	(16,291)	—	(467,210)	(467,210)	—	(467,210)	—	1,161,797	1,161,797	—	1,161,797
Tax payable	—	337,875	337,875	—	337,875	—	(168,481)	(168,481)	—	(168,481)	—	232,491	232,491	—	232,491
Other payables and current liabilities	—	103,267	103,267	—	103,267	—	340,589	340,589	—	340,589	—	(995,936)	(995,936)	—	(995,936)
Net cash provided by operating activities	$—	$631,678	$631,678	$—	$631,678	$—	$4,083,189	$4,083,189	$—	$4,083,189	$—	$3,201,611	$3,201,611	$—	$3,201,611

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	—	(722,959)	(722,959)	—	(722,959)	—	(1,308,434)	(1,308,434)	—	(1,308,434)	—	(566,308)	(566,308)	—	(566,308)
Proceeds from property, plant and equipment	—	33,611	33,611	—	33,611	—	39,563	39,563	—	39,563	—	—	—	—	—
Purchases of intangible assets	—	(2,698)	(2,698)	—	(2,698)	—	(38,000)	(38,000)	—	(38,000)	—	—	—	—	—
Issuance of loan receivables	—	(975,122)	(975,122)	—	(975,122)	—	(2,187,673)	(2,187,673)	—	(2,187,673)	—	(558,902)	(558,902)	—	(558,902)
Payment received from loan receivables	—	92,740	92,740	—	92,740	—	552,328	552,328	—	552,328	—	859,945	859,945	—	859,945
Long-term investment	—	—	—	—	—	—	—	—	—	—	—	(73,407)	(73,407)	—	(73,407)
Net cash used in investing activities	$—	$(1,574,428)	$(1,574,428)	$—	$(1,574,428)	$—	$(2,942,216)	$(2,942,216)	$—	$(2,942,216)	$—	$(338,672)	$(338,672)	$—	$(338,672)

	For the Six Months Ended December 31,					For the Year Ended June 30,
	2021					2021					2020
	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated	Parent company	Subsidiaries	Sub Total	Elimination	Consolidated
Cash Flows from Financing Activities:
Proceeds from bank borrowings	—	1,422,225	1,422,225	—	1,422,225	—	3,672,220	3,672,220	—	3,672,220	—	2,925,199	2,925,199	—	2,925,199
Repayments to bank borrowings	—	(412,505)	(412,505)	—	(412,505)	—	(3,513,702)	(3,513,702)	—	(3,513,702)	—	(1,472,322)	(1,472,322)	—	(1,472,322)
Proceeds from related parties	—	1,125,220	1,125,220	—	1,125,220	—	—		—		—			—
Repayments to related parties	—	—	—	—	—	—	(764,593)	(764,593)	—	(764,593)	—	(1,106,696)	(1,106,696)	—	(1,106,696)
Proceeds from shareholders’ contribution	—	—	—	—	—	—	4,635	4,635	—	4,635	—	59,746	59,746	—	59,746
Distribution to shareholders	—	(778,022)	(778,022)	—	(778,022)	—	(2,207,472)	(2,207,472)	—	(2,207,472)	—			—
Net cash (used in) provided by financing activities	$—	$1,356,918	$1,356,918	$—	$1,356,918	$—	$(2,808,912)	$(2,808,912)	$—	$(2,808,912)	$—	$405,927	$405,927	$—	$405,927

Effect of changes in currency exchange rates	—	82,037	82,037	—	82,037	—	629,459	629,459	—	629,459	—	(134,602)	(134,602)	—	(134,602)

Net increase in cash, cash equivalents and restricted cash	—	496,205	496,205	—	496,205	—	(1,038,480)	(1,038,480)	—	(1,038,480)	—	3,134,264	3,134,264	—	3,134,264
Cash, cash equivalents and restricted cash at the beginning of year		5,947,721	5,947,721		5,947,721		6,986,201	6,986,201		6,986,201		3,851,937	3,851,937		3,851,937
Cash, cash equivalents and restricted cash at the end of year	$—	$6,443,926	$6,443,926	$—	$6,443,926	$—	$5,947,721	$5,947,721	$—	$5,947,721	$—	$6,986,201	$6,986,201	$—	$6,986,201

Reconciliation of cash, cash equivalents and restricted cash to Consolidated Balance Sheets
Cash and cash equivalents	—	6,326,409	6,326,409	—	6,326,409	—	5,792,608	5,792,608	—	5,792,608	—	6,883,769	6,883,769	—	6,883,769
Restricted cash	—	117,517	117,517	—	117,517	—	155,113	155,113	—	155,113	—	102,432	102,432	—	102,432
Total cash, cash equivalents and restricted cash	$—	$6,443,926	$6,443,926	$—	$6,443,926	$—	$5,947,721	$5,947,721	$—	$5,947,721	$—	$6,986,201	$6,986,201	$—	$6,986,201
Supplemental disclosures of cash flows information:
Cash paid for income taxes	—	199,146	199,146	—	199,146	0	370,040	370,040		370,040	0	18,584	18,584		18,584
Cash paid for interest	—	90,581	90,581	—	90,581	0	109,857	109,857		109,857	0	62,453	62,453		62,453

The parent company, Wuxin Holding, does not conduct operations separately from its China-based subsidiaries. Accordingly, the results of operations set forth in the unaudited interim condensed consolidated financial statements for the six months ended December 31, 2021 and 2020, and audited consolidated financial statements for the years ended June 30, 2021 and 2020, included in this Prospectus are solely those of the China-based subsidiaries.

Permission or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, King & Capital Law Firm, has advised us that, in order to operate our business activities currently conducted in China, each of our Chinese subsidiaries is required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus, the business license is the only permission that our Chinese subsidiaries are required to obtain for their operations. Each of our Chinese subsidiaries has obtained a valid business license from the SAMR, and no application for any such license has been denied.

Based on our PRC counsel, King & Capital Law Firm’s opinion, our PRC subsidiaries are currently not required to obtain permission from any of the PRC authorities to issue our Class A Ordinary Shares to foreign investors. In addition, we and our PRC subsidiaries are not required to obtain permission or approval for the issuance of Class A Ordinary Shares to foreign investors from the PRC authorities including the CSRC or the CAC, or any other PRC governmental authorities. As of the date of this prospectus, we or our subsidiaries have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

We are aware, however, that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 24, 2021, the CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), which are now open for public comments.

The Administration Provisions and the Measures require that Chinese-based companies, or the issuer, shall fulfil the filing procedures within three working days after the issuer submits an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); national security assessment opinion issued by relevant regulatory authorities (if applicable); a copy of PRC legal opinion; and a copy of the registration statement.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions and the Measures define the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

According to CSRC Answers, after the Administration Provisions and the Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means that the Administration Provisions and the Measures will not come into effect until some time. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by these proposed regulations. However, according to CSRC Answers, new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process; other existing overseas listed companies will be allowed a sufficient transition period to complete their filing procedure.

The Administration Provisions and the Measures, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Administration Provisions and the Measures on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. However, as of the date of this prospectus, as advised by our PRC counsel, King & Capital Law Firm, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted, hence we are currently not required to complete the filing procedures and submit the relevant information to the CSRC.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the SCNPC on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, King & Capital Law Firm, we do not expect to be subject to cybersecurity review because: (i) we are not an operator of critical information infrastructure, and (ii) we are not an online platform operator who possesses personal information of more than one million users.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange. If we and our subsidiaries (i) inadvertently conclude that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change, and we are required to obtain permission or approval from the PRC authorities, including the CSRC and the CAC, for the Offering of our Class A Ordinary Shares and any follow-on offering in the U.S. in the future, and if any of such permission or approval were not received maintained, or subsequently rescinded, it would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations. These adverse actions could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China”, “Risk Factors — Risks Related to Our Corporate Structure”, and “Regulations — PRC Regulations on Mergers and Acquisitions and Overseas Listing” herein.

Dividend Distributions or Assets Transfer among Wuxin Holding and Its Subsidiaries

We, through VLG, one of our PRC subsidiaries, paid cash dividends of $2,207,472 and $778,022 on June 24, 2021 and September 22, 2021, respectively. Except for the aforementioned, in the reporting periods presented in this prospectus and throughout the date of this prospectus, no dividends, distribution or other transfers of funds have occurred among Wuxin Holding and its subsidiaries, and Wuxin Holding or its subsidiaries have not made any dividends, distributions or other transfer of funds to investors. For the foreseeable future, we intend to use the earnings for research and development purpose, investment in technology infrastructure, marketing and branding. As a result, we do not expect to pay any cash dividends. To the extent that we may in the future seek to fund the business through distribution, dividends or transfer of funds among and between the holding company and subsidiaries, any such transfer of funds with PRC subsidiaries is subject to government regulations. The structure of cash flows within the holding company and PRC subsidiaries and a summary of the applicable regulations, is as follows:

1.      Within the direct holding structure, the cross-border transfer of funds within Wuxin Holding and its PRC subsidiaries is legal and compliant with the laws and regulations of the PRC. Funds from investors received in this offering can be directly transferred to Wuxin Holding’s subsidiaries including Wuxin Hong Kong, and then transferred to our operating entities through Wuxin Hong Kong according to the laws and regulation of the PRC.

2.      If Wuxin Holding intends to distribute dividends, its PRC subsidiaries will have to declare a dividend to Wuxin Hong Kong in accordance with the laws and regulations of the PRC, and then Wuxin Hong Kong will declare a dividend to its parent company, and the dividend will then be distributed by Wuxin Holding to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.       Wuxin Holding’s PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their respective registered capital. These reserves are not distributable as cash dividends.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by the Hong Kong subsidiary from its PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from the PRC subsidiaries.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the PBOC and the SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Foreign currency exchange regulation in the PRC is primarily governed by the Regulations on the Administration of Foreign Exchange, most recently revised by the State Council on August 5, 2008, Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration Regarding Direct Investment issued by the SAFE on February 13, 2015, and the Provisions on the Administration of Settlement, Sale and Payment of Foreign Exchange promulgated by the PBOC on June 20, 1996. Currently, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions. Conversion of RMB for most capital account items, such as direct investment, security investment and repatriation of investment, however, is still subject to registration with the SAFE. Foreign-invested enterprises may buy, sell and remit foreign currencies at financial institutions engaged in foreign currency settlement and sale after providing valid commercial documents and, in the case of most capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign enterprises are also subject to limitations, which include approvals by the NDRC, the Ministry of Construction, and registration with the SAFE.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC company. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong company must be the beneficial owner of the relevant dividends; and (b) the Hong Kong company must directly hold no less than 25% share ownership in the PRC company during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong company must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Wuxin Hong Kong. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Wuxin Hong Kong intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Wuxin Hong Kong. See “Risk Factors — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

Implication of Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. If our auditor cannot be inspected by PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our auditor, TPS Thayer LLC, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TPS Thayer LLC’s compliance with applicable professional standards. TPS Thayer LLC is headquartered in Sugar Land, Texas with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis. Our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

However, these recent developments would add uncertainties to this offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. See “Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three.” on page 43.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), the (“JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

Implication of Being a Controlled Company

Upon the completion of this offering, our outstanding share capital will consist of Class A Ordinary Shares and Class B ordinary shares, and Mr. Lianqi Liu, our Chairman of the Board of Directors and Chief Executive Officer, will beneficially own 56.4% of our total voting power, assuming that the underwriters do not exercise their option to purchase additional shares, or 56.2% of our total voting power, assuming that the option to purchase additional shares is exercised by the underwriters in full. As a result, we will be a “controlled company” as defined under related NASDAQ listing standards because Mr. Lianqi Liu will hold more than 50% of the voting power. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principle executive offices are located at 15th Floor Infor Science Building No 2. Qiong Yu Road, Nanshan District, Shenzhen city, Guangdong Province, China. Our telephone number is +0755-86379339. Our principal website address is http://www.wxtiot.com/. The information on, or accessible through, any of our websites is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Class A Ordinary Shares.

THE OFFERING

Issuer	Wuxin Technology Holding Group Co., Ltd
Class A Ordinary Shares offered by us	6,000,000 Class A Ordinary Shares
Over-allotment option

We have granted the Representative a 45-day option to purchase up to an additional 900,000 Class A Ordinary Shares, representing 15% of the aggregate number of Class A Ordinary Shares sold in the Offering, from us to cover over-allotments, if any. Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of the over-allotment option.

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be between $4.5 and $6.5 per Class A Ordinary Share.
Ordinary shares issued and outstanding prior to completion of this Offering

11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares.

Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares of a nominal or par value of US$0.0001 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to 10 votes. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any non-affiliate of such holder, each of such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share.

All options and restricted shares, regardless of grant dates, will entitle holders to the equivalent number of Class A Ordinary Shares once the vesting and exercising conditions on such share-based compensation awards are met.

See “Description of Share Capital.”

Ordinary shares outstanding immediately after this Offering

17,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares, assuming no over-allotment option is exercised, or 18,554,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares, assuming all the over-allotment option is exercised

Listing	We have applied to list our Class A Ordinary Shares listed on Nasdaq Capital Market. There is no public market for our Class B Ordinary Shares.
Nasdaq Capital Market symbol	We have reserved the symbol “WXT” for purposes of listing our ordinary shares on Nasdaq Capital Market.
Transfer Agent	VStock Transfer, LLC

Lock-up Agreement

Each of our executive officers and directors and 5% or more holders of all of our shares outstanding prior to the effective date of this Offering, have agreed with the Representative, for a period of 180 days from the commencement of sales of the Offering (the “Lock-Up Period”), not to directly or indirectly (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any such securities.

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC any registration statement relating to, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) complete any Offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise.

Use of proceeds

We intend to use the proceeds from this Offering for research and development purpose, investment in technology infrastructure, marketing and branding, and working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Summary Financial Data

The following selected historical statements of operations for the fiscal years ended June 30, 2021 and 2020, and balance sheet data as of June 30, 2021 and 2020 have been derived from our audited consolidated financial statements for those periods. The following selected historical statements of operations for the six months ended December 31, 2021 and 2020, and balance sheet data as of December 31, 2021 and 2020 have been derived from our unaudited consolidated financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and,” appearing elsewhere in this prospectus.

	For the six months ended December 31,
	2021	2020
Revenues	$25,857,670	$22,378,877
Cost of Sales	$14,539,792	$14,018,018
Gross profit	$11,317,878	$8,360,859
Total operating expenses	$5,646,015	$4,127,394
Income from operations	$5,671,863	$4,233,465
Other non-operating income (expenses), net	$578,226	$247,533
Provision for income taxes	$(362,587)	$(258,248)
Net income	$5,887,502	$4,222,750
Net income attributable to Wuxin Holdings	$5,714,266	$(4,070,622)
Earnings per share, basic and diluted	$0.17	$0.12
Weighted average ordinary shares outstanding	$34,000,000	$34,000,000
	As of December 31, 2021	As of June 30, 2021
Balance sheet data
Total current assets	$37,936,301	$32,048,638
Total assets	$41,951,717	$35,859,182
Total liabilities	$16,110,783	$15,438,799
Total liabilities and equity	$41,951,717	$35,859,182
	For the years ended June 30,
	2021	2020
Revenues	$46,977,350	$31,833,721
Cost of Sales	$31,952,275	$21,970,569
Gross profit	$15,025,075	$9,863,152
Total operating expenses	$8,783,808	$6,517,271
Income from operations	$6,241,267	$3,345,881
Other non-operating income (expenses), net	$506,276	$1,130,806
Provision for income taxes	$(563,329)	$(310,888)
Net income	$6,184,214	$4,165,799
Net income attributable to Wuxin Holdings	$5,961,239	$3,972,481
Earnings per share, basic and diluted	$0.18	$0.12
Weighted average ordinary shares outstanding	$34,000,000	$34,000,000

	As of June 30,
	2021	2020
Balance sheet data
Total current assets	$32,048,638	$24,459,791
Total assets	$35,859,182	$27,754,979
Total liabilities	$15,438,799	$12,837,092
Total liabilities and equity	$35,859,182	$27,754,979

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We operate in an emerging and evolving market, which may develop more slowly or differently than we expect. If our market does not grow as we expect, or if we cannot expand our products and services to meet the demands and evolving standard of the IoT market, our revenue may decline, or fail to grow, and we may continue to incur operating losses.

The IoT market is at an early stage of development. There is considerable uncertainty over the size and rate at which this market will grow, as well as whether our products and services will be widely accepted. Moreover, the IoT market is subject to rapid technological changes, evolving industry standards, changing regulations, as well as changing customer needs, requirements and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If we are unable to develop and launch new products and services or provide enhancements and new features to keep pace with rapid technological and industry changes, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products and services at lower prices or more efficiently or securely, such technologies could adversely impact our ability to compete effectively.

Our products and services must also integrate with a variety of network, hardware, software and technologies, and we need to continuously modify and enhance our products, services and platform to adapt to changes and innovation. For example, if customers adopt new software, we may be required to develop new versions of our products and services to be compatible with such new software. This development effort may require significant resources, which would adversely affect our business, results of operations and financial condition. Any failure of our products and services to operate effectively with evolving or new software and technologies could reduce the demand for our products and services. If we are unable to respond to these changes in a cost-effective manner, our products and services may become less marketable and less competitive or obsolete, and our business, results of operations and financial condition could be adversely affected.

We have a limited operating history, making it difficult to forecast our future results of operations.

We commenced our operations in May 2005. Our relatively limited operating history makes it difficult to evaluate our current business and prospects, and to plan for our anticipated future growth. As a result of our limited operating history, our ability to accurately forecast our future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our historical revenue growth should not be considered indicative of our future performance.

Further, in future periods, our revenue growth could slow down or our revenue could decline for a number of reasons, including slowing demand for our offerings, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

Our recent growth may not be indicative of our future growth, and we may not be able to sustain our revenue growth rate in the future. Our growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have experienced rapid growth since the inception of our operations. Our revenue increased by 15.54% in the six months ended December 31, 2021 compared to the six months ended December 31, 2020. Our revenue increased by 47.6% in the fiscal year ended June 30, 2021 compared to the fiscal year ended June 30, 2020. However, you should not rely on the revenue growth of any prior quarterly or annual period as an indication of our future performance. We cannot assure you that we will be able to manage our growth at the same rate as we did in the past, or avoid any decline in the future. To maintain our growth, we need to attract more customers, hire more qualified R&D staff and other staff, scale up our business and strengthen our technology infrastructure, among others. Moreover, our current and planned staffing, systems, policies, procedures and controls may not be adequate to support our future operations. To effectively manage the expected growth of our operations and personnel, we will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage the expansion of our business, our costs and expenses may increase faster than we planned and we may not successfully attract a sufficient number of customers and end users in a cost-effective manner, respond timely to competitive challenges, or otherwise execute our business strategies. Our growth requires significant financial resources and will continue to place significant demands on our management. There is no guarantee that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. Our growth in a relatively short period of time is not necessarily indicative of results that we may achieve in the future. If we fail to effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

If we are not able to introduce new features or products successfully and to make enhancements to our existing products and services, our business and results of operations could be adversely affected.

To attract new customers and end users and keep our existing ones engaged, we must continuously introduce new products and services and upgrade our existing offerings to meet their evolving preferences. It is difficult to predict the preferences of a particular customer or a specific group of customers. Changes and upgrades to our existing products may not be well received by our customers and end users, and newly introduced products or services may not achieve success as expected. For example, we may introduce new industry connectivity, Internet of vehicle or smart home products for new industry verticals, with which we have little or no prior experience. Such efforts may require us to contribute a substantial amount of additional human capital and financial resources. We cannot assure you that any of such new products will achieve market acceptance or generate sufficient revenues to adequately compensate the costs and expenses incurred in relation to our development and promotion efforts. Enhancements and new products and services that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve our existing products and introduce new ones in a timely or cost-effective manner, our ability to attract and retain customers and end users may be impaired, and our financial performance and prospects may be adversely affected.

Defects, errors or any other problems associated with our products and services could diminish demand for our products or services, harm our business and results of operations and subject us to liability.

Our customers use our products and services for important aspects of their businesses, and any errors, defects or disruptions to our products and services and any other performance problems with our products and services could damage our customers’ businesses and, in turn, hurt our brand and reputation. We provide regular updates to our products and services, which have in the past contained, and may in the future contain, undetected errors, failures, vulnerabilities and bugs when first introduced or released. Real or perceived errors, failures, bugs or security vulnerabilities in our products could result in negative publicity, loss of or delay in market acceptance, loss of competitive position, lower customer retention or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. As a result, our reputation and our brand could be harmed, and our business, operating results and financial condition may be adversely affected. Moreover, certain edge capabilities that we offer are embedded in modules manufactured by certain third-party suppliers; we also use third-party suppliers to manufacture the finished smart devices for our smart device distribution customers. Such modules and finished smart devices may contain defects, errors or other product issues, which may negatively impact the performance of our products and services, and smart devices, damage our reputation, harm our ability to attract new and existing customers, and incur significant support, repair or replacement costs even if we can be reimbursed from the third-party suppliers.

We generate a significant portion of our revenues from a limited number of major customers and any loss of business from these customers could have a negative impact on our revenues and harm our business.

We derive a significant portion of our revenues from a limited number of major customers. Our five largest customers in the six months ended December 31, 2021 and 2020 accounted for approximately 15.60% and 18.06% of our revenues, respectively, and in the fiscal years ended June 30, 2021 and 2020 accounted for approximately 12.1% and 26.9% of our revenues, respectively. Our ability to maintain close relationships with major customers is essential to the success of our business. The purchase orders placed by specific customers may vary from period to period, and we typically do not have long-term purchase commitments from our customers. As a result, most of our customers could reduce or cease their use of our products and services at any time without any penalty or termination charges. A major customer in one year may not provide the same level of revenues for us in any subsequent year. In addition, reliance on any individual customer for a significant portion of our revenues may give that customer a degree of pricing leverage when negotiating contracts and terms of service with us.

Many factors not within our control could cause the loss of, or reduction in, business or revenues from any customer, and these factors are not predictable. These factors include, among others, pricing pressure from competitors, a change in a customer’s business strategy, or failure of a module supplier to develop competitive products. Our customers may choose to pursue alternative technologies and develop alternative products in addition to, or in lieu of, our products, either on their own or in collaboration with others, including our competitors. The loss of any major customer, or a significant decrease in the volume of customer demand or the price at which we sell our products to customers, could materially adversely affect our financial condition and results of operations.

We cannot guarantee that our future monetization strategies will be successfully implemented or generate sustainable revenues and profit.

We have developed a diversified revenue model and plan to explore additional opportunities to monetize our customer base and technology by, for example, promoting additional value-added services to end users to generate more subscription fees. If these efforts fail to achieve our anticipated results, we may not be able to increase or maintain our revenue growth. Specifically, in order to increase the number of our customers and end users and their levels of spending, we will need to address a number of challenges, including providing consistent quality products and services; continuing to innovate and stay ahead of our competitors; and improving the effectiveness and efficiency of our sales and marketing efforts. If we fail to address any of these challenges, we may not be successful in increasing the number of our customers and end users and their expenditures with us, which could have a material adverse impact on our business, financial condition and results of operations.

The COVID-19 pandemic has adversely affected, and is expected to continue to pose risks, to our business, results of operations, financial condition and cash flows, and other epidemics or outbreaks of infectious diseases may have a similar impact.

In March 2020, the World Health Organization categorized COVID-19 as a pandemic. The spread of the outbreak has caused significant disruptions in the U.S. and global economies, and the impact may continue to be significant during the rest of the calendar year and potentially beyond. We are subject to risks and uncertainties as a result of the COVID-19 pandemic. We continue to evaluate the global risks and the slowdown in business activity related to COVID-19, including the potential impacts on our employees, customers, suppliers and financial results. For the fiscal year ended June 30, 2020 and 2021, COVID-19 required temporary closures of certain of our facilities. Since January 1, 2022 to the date of this prospectus, there have been outbreaks of the Omicron variant of the COVID-19 and the local governments have placed lockdown and mass testing policies in several cities in China, including Shenzhen and Shanghai, where our customers and suppliers operate. The travel restrictions, mandatory COVID-19 tests, quarantine requirements and/or temporary closure of office buildings and facilities have been imposed by local governments. Although our operations have not been materially and negatively impacted by such outbreaks, the local governments may issue new orders of office closure, travel and transportation restrictions in China due to the resurgence of the COVID-19 and outbreak of new variants, which may have material negative impact to our business and financial conditions. The COVID-19 pandemic or other epidemics or outbreaks of infectious diseases could materially adversely impact our results of operations, financial condition and liquidity in several ways. In particular, the continued spread of COVID-19 and efforts to contain the virus could:

•        impair the Company’s ability to manage day-to-day service and product delivery;

•        continue to impact customer demand of our businesses’ products and services;

•        cause disruptions in or closures of the Company’s operations or those of its customers and suppliers;

•        impact global liquidity and the availability of capital;

•        cause the Company to experience an increase in costs as a result of the Company’s emergency measures, delayed payments from customers and uncollectible accounts;

•        cause delays and disruptions in the supply chain resulting in disruptions in the commercial operation of our businesses;

•        cause limitations on our employees’ ability to work and travel;

•        impact availability of qualified personnel;

•        increase cybersecurity risks as remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic; and

•        cause other unpredictable events.

As the situation surrounding COVID-19 remains fluid, it is difficult to predict the duration of the pandemic and the impact on our business, operations, financial condition and cash flows. The severity of the impact on our business in the fiscal year ended June 30, 2022 will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic (including the advent of variants and the impact of vaccination on infection and hospitalization rates), the extent and severity of the impact on our customers and suppliers, the continued disruption to the manufacturing of and demand for our businesses’ products and services, the development of China’s policy of effecting closures to avoid infections; the effect of federal, state or local regulations regarding safety measures to address the spread of COVID-19, and the impact of the global business and economic environment on liquidity and the availability of capital, all of which are uncertain and cannot be predicted. Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic will adversely impact our business, results and financial condition, which will depend on many factors that are not known at this time. We are staying in close communication with our employees, customers and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so.

Our results may fluctuate from period to period, and if we fail to meet securities analysts’ and investors’ expectations, the trading price of the Class A Ordinary Shares and the value of your investment could decline substantially.

Our operating results have fluctuated from period to period and will continue to vary in the future as a result of a variety of factors, many of which are outside of our control and are unpredictable. For example, our revenue model is based in large part on end user adoption and usage of our customers’ applications, which can constrain our ability to forecast revenue. If operating results for any particular period fall below securities analysts’ and investors’ expectations, then the trading price of the Class A Ordinary Shares could decline substantially. Some factors that may cause our operating results to fluctuate from period to period include:

•        our ability to attract, retain and increase revenue from customers and end users;

•        market acceptance of our products and services and our ability to introduce new products and services and enhance existing products and services;

•        competition and the actions of our competitors, including pricing changes and the introduction of new products and services, services and geographies;

•        our ability to control costs and operating expenses, including the fees that we pay cloud infrastructure providers and module suppliers;

•        changes in our pricing as a result of our negotiations with our larger customers or our optimization efforts or otherwise;

•        the rate of expansion and productivity of our sales force;

•        change in the mix of products and services that our customers and end users use;

•        changes in end user and customer demand as end users increase and decrease their demands for smart home products due to the imposition or easing of stay-at-home, travel and other government mandates or changes in end user or customer demand for our products and services in response to the COVID-19 pandemic;

•        the expansion of our business, particularly in international markets;

•        changes in foreign currency exchange rates;

•        changes in laws, regulations or regulatory enforcement, in China, or other countries, that impact our ability to market, sell or deliver our products;

•        significant security breaches of, technical difficulties with, or interruptions to, the delivery and use of our products and services;

•        general economic and political conditions that may adversely affect a prospective customer’s ability or willingness to adopt our products and services, delay a prospective customer’s adoption decision, reduce the revenue that we generate from the use of our products and services or impact customer retention;

•        extraordinary expenses such as litigation or other dispute-related settlement payments;

•        sales tax and other tax determinations by authorities in the jurisdictions in which we conduct business;

•        the impact of new accounting pronouncements;

•        expenses incurred in connection with mergers, acquisitions or other strategic transactions and integrating acquired business, technologies, services, products and other assets; and

•        fluctuations in share-based compensation expense.

The occurrence of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance. If we fail to meet or exceed the expectations of investors or securities analysts, then the trading price of the Class A Ordinary Shares could fall substantially, and we could face costly lawsuits, including securities class action suits.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our products and services.

Historically, we have relied on the adoption of our products and services by developers through our self-service portal as well as more targeted sales efforts. Our ability to further increase our customer base and achieve broader market acceptance will significantly depend on our ability to expand our marketing and sales operations. We plan to continue expanding our sales force, both domestically and internationally. We also plan to dedicate significant resources to sales and marketing programs. All of these efforts will require us to invest significant financial and other resources and if we fail to attract additional customers and end users our business will be harmed.

We believe that there is significant competition for sales personnel, including sales representatives, sales managers, and sales engineers, with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training, and retaining sufficient numbers of sales personnel to support our growth. New hires require significant training and may take significant time before they achieve full productivity. Our new hires may not become productive as quickly as we expect, if at all, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. In addition, particularly if we continue to grow rapidly, new members of our sales force will have relatively little experience working with us, our products, and our business model. If we are unable to hire and train sufficient numbers of effective sales personnel, our sales personnel do not reach significant levels of productivity in a timely manner, or our sales personnel are not successful in acquiring new customers and end users or expanding usage by existing customers and end users, our business will be harmed.

We believe that continued growth in our business is also dependent upon identifying, developing and maintaining strategic relationships with additional retail channels that can drive substantial revenue. If we fail to identify additional marketing channel in a timely and cost-effective manner, or at all, or are unable to assist our current and future marketing channel in independently selling and deploying our products and services, then our business, operating results, and financial condition could be adversely affected.

Any failure to offer high-quality developer and customer support may adversely affect our relationships with our developers and customers.

High quality, ongoing developer and customer support are critical to the successful marketing, sale and adoption of our products and services. Many of our large customers depend on our customer support team to assist them in deploying our products and services effectively, help them resolve post-deployment issues quickly and provide ongoing support. As we grow our developer and customer base, we will need to further invest in and expand our developer and customer support teams, which could strain our resources and reduce profit margins. If we do not devote sufficient resources or otherwise do not help our developers and customers adopt our products and services, quickly resolve any post-implementation matters, and provide effective ongoing developer and customer support and training, our ability to expand sales to existing and future developers and customers and our reputation would be adversely affected. As we continue to expand our international operations, our support teams will face additional challenges associated with our international operations, including those associated with delivering support and documentation in multiple languages. We might also face additional difficulties associated with providing customer support and warranties to our smart device distribution customers as we may not be able to control customer service terms of third party suppliers. Increased demand for developer and customer support, without corresponding revenue, could increase costs and adversely affect our business, operating results and financial condition. Any failure to maintain high-quality developer and customer support, or a market perception that we do not maintain high-quality developer and customer support, could adversely affect our reputation, business, operating results and financial condition.

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, operating results and financial condition.

Our success depends, in part, on our ability to protect our brand, trade secrets, trademarks, patents, domain names, copyrights and proprietary methods and technologies, whether registered or not, that we develop under patent and other intellectual property laws of China and other jurisdictions, so that we can prevent others from using our inventions and proprietary information. We currently rely on patents, trademarks, copyrights and trade secret law to protect our intellectual property rights. However, we cannot assure you that any of our intellectual property rights will not be challenged, invalidated or circumvented, or that our intellectual property will be sufficient to provide us with competitive advantages.

In addition, we may be subject to allegation of infringement of other parties’ proprietary rights, and other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages. Because of the rapid pace of technological change, we cannot assure you that all of our proprietary technologies and similar intellectual property rights can be patented in a timely or cost-effective manner, or at all.

We maintain and facilitate certain technical measures and access control mechanisms internally to ensure secure access to our proprietary information by our employees and consultants. We also maintain internal policies requiring our employees and consultants to enter into confidentiality agreements to control access to our proprietary information. However, if our employees and consultants do not fully comply with these internal policies, such policies may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy our software or other proprietary technology or information, or to develop similar software independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information.

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. To the extent we expand our international activities, our exposure to unauthorized copying, transfer and use of our proprietary technology or information may increase.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. Litigation may be necessary in the future to enforce our intellectual property rights, determine the validity and scope of our proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of significant resources, the narrowing or invalidation of portions of our intellectual property and have an adverse effect on our business, operating results and financial condition. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights or alleging that we infringe the counterclaimant’s own intellectual property. Any of our patents, trade secrets, copyrights, trademarks or other intellectual property rights could be challenged by others or invalidated through administrative process or litigation. We can provide no assurance that we will prevail in such litigation. In addition, our proprietary methods and technologies that are regarded as trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors and in these cases we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions.

There can be no assurance that our particular ways and means of protecting our intellectual property and proprietary rights, including business decisions about when to file patent applications and trademark applications, will be adequate to protect our business or that our competitors will not independently develop similar technology. We could be required to spend significant resources to monitor and protect our intellectual property rights. If we fail to protect and enforce our intellectual property and proprietary rights adequately, our competitors might gain access to our technology and our business, operating results and financial condition could be adversely affected.

If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets.

Wuxin Technology and its subsidiaries have a growing portfolio of 136 patents issued in China, including 20 invention patents, 102 utility models and 14 design patents. Wuxin Technology and its subsidiaries have 25 pending patent applications, of which, 16 are invention patents, and 9 are utility models. We cannot offer any assurances about which, if any, patent applications will be issued, the breadth of any such patent once issued, or whether any issued patents will be found invalid or unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any existing or new products.

Also, there is no guarantee that the patent registration applications that were submitted by us with regards to our technologies will result in patent registration. In the event of failure to complete patent registration, our developments will not be proprietary, which might allow other entities to manufacture our products and compete with us.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would be harmed.

Unauthorized or improper disclosures of personal data, cyber-attacks or other security incidents or data breaches that affect our networks or systems, or those of our cloud service providers or our customers, whether inadvertent or purposeful, could degrade our ability to conduct our business, compromise the integrity of our products, services and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data which could adversely affect our business, financial condition and results of operations.

We depend significantly on our technology infrastructure, IT systems, data and other equipment and systems to conduct virtually all of our business operations, ranging from our internal operations and research and development activities to our marketing and sales efforts and communications with our customers, end users, and suppliers. Internal or external individuals or entities may attempt to penetrate our network security, and to disrupt or cause harm to our business operations, including by sabotaging or misappropriating our personal or proprietary information or that of our customers, end users, employees, and suppliers or to cause interruptions of our products and services. Because the vulnerabilities and techniques used by such individuals or entities to access, disrupt or sabotage devices, systems and networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques, and we may not become aware in a timely manner of such a security breach, which could exacerbate any damage we experience.

While we take reasonable measures to protect the security of, and against unauthorized access to, our systems, as well as the security of personal data and proprietary information, it is possible that our security controls and other security practices we follow may not prevent the improper access to or disclosure of personal data or proprietary information. We also rely on systems provided by third parties, including our customers, which may also suffer security breaches or unauthorized access to or disclosure of personal data or proprietary information. Additionally, we depend on our employees and contractors to appropriately handle confidential and sensitive data, including customer data, and to deploy our IT resources in a safe and secure manner that does not expose our network systems to security breaches or the loss of data. Any data security incidents, including internal malfeasance by our employees, unauthorized access or usage, virus or similar breach or disruption of us or our service providers could result in loss of confidential or proprietary information or personal data, damage to our reputation, loss of customers and end users, litigation, regulatory investigations, fines, penalties and other liabilities. Accordingly, if our cybersecurity measures or those of our customers fail to protect against unauthorized access, attacks (which may include sophisticated cyberattacks), the compromise or mishandling of data, or other misconduct or malfeasance, including by computer hackers, employees, contractors, suppliers, and customers, as well as software bugs, human error or technical malfunctions, then our reputation, business, operating results and financial condition could be adversely affected. Cyberattacks and other security incidents aimed at our products could lead to third-party claims that our product failures have caused damage to our customers or end users, and this risk is enhanced by the increasingly connected nature of our products.

Cybersecurity threats and attacks that we may be subject to may take a variety of forms ranging from individuals or groups of hackers to sophisticated organizations, including state-sponsored actors. Cybersecurity risks range from viruses, worms, and other malicious software programs, including phishing attacks, to “mega breaches” targeted against cloud services and other hosted software, any of which can result in disclosure of confidential information and intellectual property, defective products, production downtimes, and compromised data, including personal data. As the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these attacks or to implement adequate preventative measures. There has been an increase in the frequency and sophistication of cyber and other security threats we face, and our customers are increasingly requiring cyber and other security protections and standards in our products, and we may incur additional costs to comply with such demands. Any unauthorized access, acquisition, use, or destruction of information we collect, store, transmit, or otherwise process, the unavailability of such information, or other disruptions of our ability to provide solutions to our customers, regardless of whether it originates or occurs on our systems or those of third party service providers or customers, could expose us to significant liability under our contracts, regulatory actions, litigation, investigations, remediation obligations, damage to our reputation and brand, theft of intellectual property, supplemental disclosure obligations, loss of customer, consumer, and partner confidence in the security of our applications, destruction of information, indemnity obligations, impairment to our business, and resulting fees, costs, expenses, loss of revenues, and other potential liabilities and harms to our business. In addition, if a high profile security breach occurs within our industry, our customers and potential customers may lose trust in the security of our systems and information even if we are not directly affected.

Many statutory requirements in China, as well as in other jurisdictions in which we operate, include obligations for companies to notify individuals of security breaches involving certain personal data, which could result from breaches experienced by us or our external service providers. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. In addition, such mandatory disclosures could lead to negative publicity and may cause our current and prospective customers to lose confidence in the effectiveness of our data security measures. See “— Risk Factors — Risks Related to Doing Business in China — In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, results of operations, and the Offering.”

We may in the future become involved in legal proceedings, litigations and disputes relating to alleged infringement of intellectual property rights, which could adversely affect our business, operating results and financial condition.

There is considerable patent and other intellectual property development activity in our industry. Our future success depends, in part, on not infringing the intellectual property rights of others. Our competitors or other third parties may in the future claim that our products and services and underlying technology infringe on their intellectual property rights, and we may be found to be infringing on such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products and services, require us to develop alternative non-infringing technology or require that we comply with other unfavorable terms, any of which could have a material adverse effect on our business and results of operations. We may also be obligated to indemnify our customers or suppliers in connection with any such litigation and to obtain licenses or modify our products and services, which could further exhaust our resources. Even if we were to prevail in the event of claims or litigation against us, any claim or litigation regarding intellectual property could be costly and time-consuming and divert the attention of our management and other employees from our business. Patent infringement, trademark infringement, trade secret misappropriation and other intellectual property claims and proceedings brought against us, whether successful or not, could harm our brand, business, operating results and financial condition.

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. We believe that there is, and will continue to be, intense competition for highly skilled management, technical, sales and other personnel with experience in the industries in which we operate. We must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If we are unable to retain and motivate our existing employees and attract qualified personnel to fill important positions, we may be unable to manage our business effectively, including the development, marketing and sale of our products and services, which could adversely affect our business, operating results and financial condition. To the extent we hire personnel from competitors, we also may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

We may acquire or invest in business, technologies, services, products and other assets, which may divert our management’s attention and result in the incurrence of debt or dilution to our shareholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets in the future. We also may enter into relationships with other businesses to expand our products and services, which could involve preferred or exclusive licenses, additional channels of distribution, discount pricing or investments in other companies.

Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us, their products or services are not easily adapted to work with ours, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management or otherwise. Acquisitions also may disrupt our business, divert our resources or require significant management attention that would otherwise be available for development of our existing business. Moreover, the anticipated benefits of any acquisition, investment or business relationship may not be realized or we may be exposed to unknown risks or liabilities.

Negotiating these transactions can be time consuming, difficult and expensive, and our ability to complete these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if announced, may not be completed. For one or more of those transactions, we may:

•        issue additional equity securities that would dilute our existing shareholders;

•        use cash that we may need in the future to operate our business;

•        incur large charges or substantial liabilities;

•        incur debt on terms unfavorable to us or that we are unable to repay;

•        encounter difficulties retaining key employees of the acquired company or integrating diverse offerings or business cultures; or

•        become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges. The occurrence of any of these foregoing could adversely affect our business, operating results and financial condition.

Negative publicity about us, our products and services, operations and our directors, and management may adversely affect our reputation and business.

We may, from time to time, receive negative publicity, including negative internet and blog postings, ratings or comments on social media platforms or through traditional media about our Company, our business, our directors and management, our brands, our products and services, or our suppliers. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. We may even be subject to government or regulatory investigation as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all.

We may receive complaints from our customers and end users on our products and services, pricing and customer support. If we do not handle customer complaints effectively, our brand and reputation may suffer, our customers and end users may lose confidence in us and they may reduce or cease their use of our products and services. Our success depends, in part, on our ability to generate positive customer feedback and minimize negative feedback on social media channels where existing and potential customers and end users seek and share information. If any customers and end users are dissatisfied with actions we take or changes we make to our products and services, their online commentary could negatively affect our brand and reputation. Complaints or negative publicity about us, our products and services could materially and adversely impact our ability to attract and retain customers and end users, our business, results of operations and financial condition.

We face certain risks relating to the real properties that we lease.

We lease office spaces from third parties for our operations in China. Any limitations on the leased properties, or lessors’ title to such properties, may impact our use of the offices, or in extreme cases, result in relocation, which may in turn adversely affect our business operations. As of the date of this prospectus, we are not aware of any actions or claims raised by any third parties challenging our use of these properties we currently lease, nor have we received any notices from the PRC government authorities. If our lessors are not the owners of the properties or they have not obtained consents from the owners or their lessors or permits from the relevant government authorities, our leases could be invalidated. If leases are invalid, we may face the risk of moving out of the leased property and our business operations at such location may be significantly disrupted.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our products and services, and could adversely affect our business, operating results and financial condition.

The future success of our business depends on the continued use of the internet as well as continued demand for smart devices and our products and services. The PRC and foreign governments have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology (“MIIT”). In addition, the national networks in China are connected to the internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the internet outside of China. We may face similar or other limitations in other countries in which we operate. We may not have access to alternative networks in the event of disruptions, failures or other problems with the internet infrastructure in China or elsewhere. In addition, the internet infrastructure in the countries in which we operate may not support the demands associated with continued growth in internet usage.

Changes in these laws or regulations could require us to modify our products and services in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally, or result in reductions in the demand for internet-based products and services such as our products. In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms,” and similar malicious programs. If the use of the internet is reduced as a result of these or other issues, then demand for our products and services could decline, which could adversely affect our business, operating results and financial condition.

We may have insufficient computing resources, and storage space, which could result in disruptions and our business, results of operations and financial condition could be adversely affected.

Our operations are dependent in part upon access to data centers to house our servers and other computing resources. There can be no assurance that we are adequately prepared for unexpected increases in data center demands by our customers and end users. The data centers we use may become unavailable for a variety of reasons, including service outages, payment disputes, network providers going out of business, natural disasters, networks imposing traffic limits, or governments adopting regulations that impact network operations. We also may be unable to move quickly enough to augment capacity to reflect growing traffic or security demands. Failure to put in place the capacity we require could result in a reduction in, or disruption of, service to our customers and ultimately a loss of those customers.

Our products and services rely on the stable performance of servers, networks, IT infrastructure and data processing systems, and any disruption to such servers, networks, assets or systems due to internal or external factors could diminish demand for our products and services, harm our business, our reputation and results of operations and subject us to liability.

We rely in part upon the stable performance of our servers, networks, IT infrastructure, and data processing systems for provision of our products and services. Disruptions to such servers, networks, assets or systems may occur due to internal or external factors, such as inappropriate maintenance, defects in the servers, cyber-attacks or other malicious attacks or hacks targeted at us, occurrence of catastrophic events or human errors. Such disruptions could result in negative publicity, loss of or delay in market acceptance of our products and services, loss of competitive position, lower customer retention or claims by customers for losses sustained by them, or loss, destruction or unauthorized use of, or access to, data (including personal data for which we may incur liability under applicable data protection laws). In such an event, we may need to expend additional resources to bring the incident to an end, mitigate the liability associated with the fallout of such incident, make notifications to regulators and individuals affected, replace damaged systems or assets, defend ourselves in legal proceedings and compensate customers or end -users. In addition, we may not carry insurance to compensate us for any losses that may result from claims arising from disruption in servers. As a result, our reputation and our brand could be harmed, and our business, results of operations and financial condition may be adversely affected.

We may, from time to time, rely on intellectual properties that we license from third parties, including product designs that are integrated with our internally developed products.

We may, from time to time, rely on intellectual properties that we license from third parties, including third-party product design, which is used with certain of our products. Although we may have executed contracts containing certain warranties of non-infringement of such licensed intellectual properties with such third parties, we cannot be certain that our licensors are not infringing the intellectual property rights of third parties or that our licensors have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our products. Some of our agreements with our licensors may be terminated for convenience by them. If we are unable to continue to license any of these intellectual properties on commercially reasonable terms, we will face delays in releases of certain products or we will be required to re-design our products until equivalent, non-infringing design can be licensed or developed and integrated into our current products. This effort could take significant time (during which we would be unable to continue to offer our affected products) and expense and may ultimately not be successful. In addition, our inability to obtain certain licenses or other rights might require us to engage in litigation regarding these matters, which could have a material adverse effect on our business, results of operations, prospects, and financial condition.

We and our directors, management, employees and shareholders may from time to time be subject to claims, controversies, lawsuits, other legal and administrative proceedings and fines, which could have a material adverse effect on our business, results of operations, financial condition and reputation.

We are currently not party to any material legal or administrative proceedings. However, we have been, and may from time to time in the future be, subject to or involved in various claims, controversies, lawsuits, other legal and administrative proceedings and fines relating to our business operations inside and outside China. Lawsuits and other administrative or legal proceedings that may arise in the course of our operations can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. In addition, lawsuits and other legal and administrative proceedings may be costly and time consuming and may require a commitment of management and personnel resources that will be diverted from our normal business operations. There may also be negative publicity associated with litigation that could decrease consumer acceptance of our product offerings, regardless of whether the allegations are valid or whether we are ultimately found liable. In addition, our directors, management, shareholders and employees may from time to time be subject to litigation, regulatory investigations, proceedings and/or negative publicity or otherwise face potential liability and expense in relation to commercial, labor, employment, securities or other matters, which could adversely affect our reputation and results of operations. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.

We may require additional capital to support our business and response to business opportunities, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business and may require additional funds. In particular, we may seek additional funds to develop new products and enhance existing products, expand our operations, including our sales and marketing efforts and our presence outside of China, improve our infrastructure or acquire complementary businesses, technologies, services, products and other assets. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to holders of our Class A Ordinary Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop product enhancements and to respond to business challenges could be significantly impaired, and our business, operating results and financial condition may be adversely affected.

We face exposure to foreign currency exchange rate fluctuations, and such fluctuations could adversely affect our business, operating results and financial condition.

Although the majority of our cash generated from revenue is denominated in Renminbi, a small amount is denominated in other currencies, and our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations. Because we conduct business in currencies other than U.S. dollars but report our operating results in U.S. dollars, we also face translation exposure to fluctuations in currency exchange rates, which could hinder our ability to predict our future results and earnings and could impact our operating results.

The value of the Renminbi against the U.S. dollar and other currencies has in the past fluctuated significantly, and may in the future continue to do so, affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

We are a holding company and we rely on dividends paid by our WFOE in China for our cash needs. Any significant fluctuation of Renminbi against the U.S. dollar could adversely affect our business, operating results and financial condition, and the value of any dividends payable in U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this Offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Class A Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We are an “emerging growth company,” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. We expect to remain an “emerging growth company” until June 30, 2025. Therefore, we are not required to comply with, among other things, the auditor attestation requirements of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt-out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt-out is irrevocable. We have elected not to opt-out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, may not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used. Investors may find our securities less attractive because we rely on these provisions. If investors find our securities less attractive as a result, there may be a less active trading market for our securities and prices of the securities may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that may require prospective or retroactive changes in our financial statements or identify other areas for further attention or improvement. In addition, for as long as we are an “emerging growth company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to restatements of our financial statements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The PCAOB inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements. Auditors of U.S. public companies are required by law to undergo periodic the PCAOB inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. These PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and cast doubt upon the accuracy of our published audited financial statements.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended June 30, 2021 and 2020, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. The material weakness identified relates to our lack of sufficient and competent financial reporting and accounting personnel with appropriate knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements. Following the identification of the material weaknesses and control deficiencies, we have taken or plan to take the following four remedial measures:

(i)     We implemented regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel twice a month starting from January 1, 2022.

(ii)    We plan to initiate the plan of hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework before December 31, 2022;

(iii)   We plan to set up an internal audit function as well as engage an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control. The third-party consulting agency is expected to be hired by November 30, 2022 and the internal control system will be established within one year. The cost of engaging third-party agencies is expected to be approximately $300,000; and

(iv)   We plan to appoint independent directors, establish an audit committee, and strengthen corporate governance before October 31, 2022. Our audit committee will consist of Shaomei Zhang, Anthony K. Chan, and Hui Joseph Zou, and will be chaired by Mr. Anthony K. Chan.

While remediating the material weakness that existed as of June 30, 2021 will require us to incur the recruiting costs and other expenses necessary to attract and retain an adequate staff of qualified accounting and finance personnel and to develop or acquire internal and external resources and systems to strengthen corporate governance, we do not expect any incremental costs associated with this remediation effort to be material. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by man-made problems such as power disruptions or terrorism.

A significant natural disaster, such as an earthquake, fire, flood or pandemic, occurring at our headquarters, at one of our local offices and facilities or where a business partner is located could adversely affect our business, operating results and financial condition. Further, if a natural disaster or man-made problem were to affect our service providers, this could adversely affect the ability of our customers and end users to use our products and services. In addition, natural disasters and acts of terrorism could cause disruptions in our or our customers’ businesses, national economies or the world economy as a whole, as is the case currently due to the COVID-19 pandemic. We also rely on our network and third-party infrastructure and enterprise applications and internal technology systems for our engineering, sales and marketing, and operations activities. Although we maintain incident management and disaster response plans, in the event of a major disruption caused by a natural disaster or man-made problem, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, any of which could adversely affect our business, operating results and financial condition.

In addition, computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks have become more prevalent in our industry, and have impacted some of our customers (i.e., solution providers) in the past and may occur in our operation in the future. Any failure to maintain performance, reliability, security, integrity and availability of our products and services and technical infrastructure, including third-party infrastructure and services upon which we rely, may expose us to significant consequences, including legal and financial exposure and loss of customers and end users, and give rise to litigation, consumer protection actions, or harm to our reputation, and as a result, may hinder our ability to retain existing customers and end users and attract new customers and end users.

We face risks related to the ongoing Russian invasion of Ukraine and any other conflicts that may arise on a global or regional scale which could adversely affect our business and results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian Federation could resort to cyberattacks and other action that impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries. While we do not have any direct business or financial ties to the Russian Federation or Ukraine as part of our own business the impact of higher energy prices and higher prices for certain raw materials and goods and services resulting in higher inflation and disruptions to financial markets and disruptions to manufacturing and supply and distribution chains for certain raw materials and goods and services across the globe may impact our business in the future. We will assess and respond where appropriate to any direct or indirect impact that the Russian invasion of Ukraine has on the availability or pricing of the raw materials for our products, manufacturing and supply and distribution chains for our products and on the pricing and demand for our products.

In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Russian invasion of Ukraine could limit our ability to obtain external financing to fund our operations and capital expenditures. Adverse economic conditions may also result in a higher rate of losses on accounts receivables that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

We have limited business insurance coverage, so that any uninsured occurrence of business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our results of operations and financial condition.

Our business insurance is limited; we do not maintain any liability insurance or property insurance policies covering our equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster. Consistent with customary industry practice in China, we do not maintain business interruption insurance, nor do we maintain key-man life insurance. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. Any uninsured damage to our facilities or technology infrastructures or disruption of our business operations could require us to incur substantial costs and divert our resources, which could have an adverse effect on our business, financial condition and results of operations.

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies or end users covered by our market opportunity estimates will purchase our products and services at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

Risks Related to Our Corporate Structure

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2022 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, according to Internal Revenue Code Section 1297(c), a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value. Wuxin Technology is wholly owned by WFOE. Therefore, the income and assets of Wuxin Technology should be included in the determination of whether or not we are a PFIC in any taxable year. However, we cannot give any assurance that we will not be a PFIC for the current or any future taxable year. Since there is little to no guidance other than the statute itself (Internal Revenue Code Section 1297(c)) and analogous portions of the code, treasury regulations and other accepted authorities, the IRS could challenge our position that the look through rule should apply in this. In the event the IRS takes the position that we should not be treated as owning Wuxin Technology for United States federal income tax purposes, we would likely be treated as a PFIC.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association (as may be amended and restated from time to time) and by the laws of the Cayman Islands. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different sections of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our Articles of Association have varied this last obligation by providing that a director must disclose the nature and extent of his or her interest, including those that may be a material interest, in any contract or arrangement, and following such disclosure and subject to any restriction/disqualification where the interest is material or any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting. Conversely, under Delaware corporate law, a director has a fiduciary duty to the corporation and its stockholders (made up of two components) and the director’s duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. See “Description of Share Capital — Differences in Corporate Law.”

The economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2021 Revision) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019, onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the

Substance Act. As it is a relatively new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

Our dual class structure concentrates a majority of voting power in Mr. Lianqi Liu, our Chairman of the Board, who is the major owner of our Class B Ordinary Shares.

On September 17, 2021, we re-classified and re-designated our Ordinary Shares into Class A Ordinary Shares and Class B Ordinary Shares by filing the amended and restated memorandum and articles of association with the Cayman Islands Registrar of Companies. Each of our Class B Ordinary Share has ten (10) votes per share, and each Class A Ordinary Share has one (1) vote per share. Because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares collectively continue to control a majority of the combined voting power of our Ordinary Shares and therefore are able to control all matters submitted to our shareholders for approval. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our shares that you may feel are in your best interest as one of our shareholders.

Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares, subject to limited exceptions, such as certain transfers effected for estate planning purposes. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term.

Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of the holders of Class A Ordinary Shares.

As of the date thereof, our issued and outstanding ordinary shares consist of 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares are entitled to one (1) vote per share, while holders of Class B Ordinary Shares are entitled to ten (10) votes per share based on our dual-class share structure. Therefore, any future issuance of Class B Ordinary Shares will result in dilution to the voting power of the existing holders of Class A Ordinary Shares.

Risks Related to Doing Business in China

A severe or prolonged downturn in the PRC or global economy could materially and adversely affect our business, results of operations and financial condition.

The global macroeconomic environment is facing challenges, including the adverse impact on the global economies and financial markets as the COVID-19 pandemic continues to evolve. The growth of the PRC economy has slowed down since 2012 compared to the previous decade and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa and over the conflicts involving Ukraine, Syria and North Korea. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and the trade disputes between the United States and China. The ongoing trade tensions between the United States and China may have tremendous negative impact on the economies of not merely the two countries concerned, but the global economy as a whole. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term.

Economic conditions in China are sensitive to global economic conditions, changes in domestic economic and political policies, and the expected or perceived overall economic growth rate in China. While the economy in China has grown significantly over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing in recent years. Although growth of China’s economy remained relatively stable, there is a possibility that China’s economic growth may materially decline in the near future. Any severe or prolonged slowdown in the global or PRC economy may materially and adversely affect our business, results of operations and financial condition.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. In addition, the rate of growth has been slowing since 2012, and the impact of the COVID-19 pandemic on the Chinese and global economies is likely to be severe. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and results of operations, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and results of operations.

Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the SAMR and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A Ordinary Shares, financial condition and results of operations may be materially and adversely affected.

If relations between China and the United States deteriorate, our business, operating results and financial condition could be adversely affected.

At various times during recent years, the United States and China have had significant disagreements over monetary, economic, political and social issues, including currently in relation to the COVID-19 pandemic, and future relations between these two countries may deteriorate. Changes in political conditions and changes in the state of

China-U.S. relations are difficult to predict and could adversely affect our business, operating results and financial condition. In addition, because we operate our business primarily in China, any deterioration in political or trade relations might cause a public perception in the United States or elsewhere that might cause our products and services to become less attractive. We cannot predict what effect any changes in China-U.S. relations may have on our ability to access capital or effectively do business in China or the United States. Any unfavorable government policies on international trade, such as capital controls or tariffs, or the U.S. dollar payment and settlement system may affect the demand for our products, impact the competitive position of our products, prevent us from selling products in certain countries, or even our participation in the U.S. dollar payment and settlement system, which would materially and adversely affect our international operations, results of operations and financial condition. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, such changes could have an adverse effect on our business, financial condition and results of operations. Recently, the U.S. government escalated tensions between the U.S. and China by revoking Hong Kong’s special trading status and further sanctioning Chinese companies such as Huawei. Moreover, any political or trade controversies between the United States and China, whether or not directly related to our business, could cause investors to be unwilling to hold or buy the Class A Ordinary Shares and consequently cause the trading price of the Class A Ordinary Shares to decline.

In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, results of operations, and the Offering.

We are subject relating various risks and costs associated with to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. Our compliance obligations include those relating to the Data Protection Act (As Revised) of the Cayman Islands and the relevant PRC laws in this regard. These PRC laws apply not only to third-party transactions, but also to transfers of information between us, our WFOE, and our subsidiaries in China, and among us, our WFOE, and our subsidiaries in China, and other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the SCNPC on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, King & Capital Law Firm, we are not subject to cybersecurity review, because: (i) we are not an operator of critical information infrastructure, and (ii) we are not an online platform operator who possesses personal information of more than one million users. In addition, we currently does not have over one million users’ personal information and do not anticipate to collect over one million users’ personal information in the foreseeable future. If we ever became subject to the cybersecurity review of the CAC in the future as the applicable rules, regulations, policies or the interpretation thereof change, during such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, fines, or service suspension. Therefore, cybersecurity review could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, which was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. As the Data Security Law was recently promulgated, we may be required to make further adjustments to our business practices to comply with this law. If our data processing activities were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions. As a result, we may be required to suspend our relevant businesses, shut down our website, take down our operating applications, or face other penalties, which may materially and adversely affect our business, financial condition, and results of operations.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the PIPL, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects, we may become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

While we take measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us. However, compliance with any additional laws could be expensive, and may place restrictions on our business operations and the manner in which we interact with our users. In addition, any failure to comply with applicable cybersecurity, privacy, and data protection laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities against us, which could materially and adversely affect our business, financial condition, results of operations and the value of our Class A Ordinary Shares. In addition, any negative publicity on our website’s safety or privacy protection mechanism and policy could harm our public image and reputation and materially and adversely affect our business, financial condition, and results of operations.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards.

Although Wuxin Technology operates substantially in mainland China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of the PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which the PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive years instead of three and would reduce the time before our securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, TPS Thayer LLC, is headquartered in Sugar Land, Texas, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor is not currently subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections.

While our auditor is based in the U.S. and is registered with the PCAOB and has been inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. In addition, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The uncertainties with respect to the Chinese legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations, and rules may not be uniform and enforcement of these laws, regulations and rules involves uncertainties. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, some of our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “— Risks Related to the Class A Ordinary Shares and this Offering — You may face difficulties in protecting your interests as a shareholder, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the PBOC and the SAFE have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than US$50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise (i) directly holds at least 25% of the PRC enterprise, (ii) is a tax resident in Hong Kong and (iii) could be recognized as a beneficial owner of the dividend from PRC tax perspective. Under administrative guidance, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiaries, if it satisfies the conditions prescribed under Guoshuihan [2009] 81 and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this Offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce (“MOFCOM”) or its local branches and registration with a local bank authorized by the SAFE. In addition, (i) a foreign loan of less one year duration procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by our PRC subsidiaries is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided by us to our PRC operating subsidiaries, must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC Subsidiary. If we fail to complete such registrations, our ability to use the proceeds of this Offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the

Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this Offering to fund our PRC operating subsidiary, to invest in or acquire any other PRC companies through our PRC Subsidiary, which may adversely affect our business, financial condition and results of operations.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiaries are owned by our Hong Kong subsidiary, Wuxin Hong Kong. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiaries to Wuxin Hong Kong, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation authorities.

In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application which will then be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve and divert management from our operations.

If the preferential tax treatments and government subsidies granted by PRC government become unavailable, our results of operation and financial condition may be adversely affected.

Our PRC subsidiaries are subject to the PRC corporate income tax at a standard rate of 25% on their taxable income, but in 2021, preferential tax treatment was available to Wuxin Technology, VLG, TBIT, and Zhongyitong which allowed these entities to apply an income tax rate of 15% for the 2021, 2022 and 2023 tax years.

We cannot assure you that the PRC policies on preferential tax treatments will not change or that the current preferential tax treatments we enjoy or will be entitled to enjoy will not be cancelled. Moreover, we cannot assure you that our PRC subsidiaries will be able to renew the same preferential tax treatments upon expiration. If any such change, cancelation or discontinuation of preferential tax treatment occurs, the relevant PRC subsidiaries will be subject to the PRC enterprise income tax, or EIT, at a rate of 25% on taxable income. As a result, the increase in our tax charge could materially and adversely affect our results of operations.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of the SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Class A Ordinary Shares.

The approval of the CSRC may be required in connection with this Offering under a PRC regulation.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, or the SASAC, the SAT, the State Administration for Industry and Commerce, or the SAIC, the CSRC, and the SAFE jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle that is controlled by PRC domestic companies or individuals and that has been formed for the purpose of an overseas listing of securities through acquisitions of PRC domestic companies or assets to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC legal counsel, King & Capital Law Firm, that the CSRC approval is not required in the context of this Offering because our WFOE was incorporated as a foreign-invested enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies as defined under the M&A Rules. There can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this Offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for this Offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this Offering into the PRC or take other actions that could adversely affect our business, operating results and financial condition, as well as our ability to complete this Offering. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of the Class A Ordinary Shares offered by this prospectus. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring us to obtain their approvals for this Offering, we may be unable to obtain waivers of such approval requirements. Any uncertainties or negative publicity regarding such approval requirements could materially and adversely affect the trading price of the Class A Ordinary Shares.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue our ordinary shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. According to the Administration Provision and the Measures (Draft for Comments), only new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existing overseas listed companies will be allowed a sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by a sufficient transition period to complete filing procedure as an existing overseas listed Chinese company. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the relevant anti-monopoly authority before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the competent governmental authority, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we fail to make adequate payments in the future, we may be required to make up the contributions for these plans in the amount of 110% of the amount in the preceding month. If we fail to make or supplement contributions of social security premiums within the stipulated period, the social security premiums collection agency may enquire into the deposit accounts of the employer with banks and other financial institutions. In an extreme situation, where we failed to contribute social security premiums in full amount and do not provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of our properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums. If we are subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents

(including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

SAFE Circular 37 requires registration with, and approval from, Chinese government authorities in connection with direct or indirect control of an offshore entity by PRC residents. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the offshore special purpose vehicles, or SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of the SAFE with respect to that SPV, to reflect any material change. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our Company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our Company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, and we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. See “Enforceability of Civil Liabilities” starting on page 63 of this prospectus for more information.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. In addition, SAFE Circular 37 stipulates that PRC residents who participate in a share incentive plan of an overseas non-publicly-listed special purpose company may register with SAFE or its local branches before they obtain the incentive shares or exercise the share options. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been or will be granted incentive shares or options are or will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulation — Regulation Relating to Stock Incentive Plans.”

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our Company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our Company or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, our Company or the relevant offshore subsidiaries will be subject to PRC enterprise income on its worldwide income at the rate of 25%. Furthermore, if we are treated as a PRC tax resident enterprise, we will be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the Class A Ordinary Shares. In addition, non-resident enterprise shareholders (including our shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Class A Ordinary Shares, if such gain is treated as derived from a PRC source. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including our shareholders) and any gain realized on the transfer of Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether our non-PRC shareholders would, in practice, be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Class A Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC resident companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. SAT Bulletin 7 redefines the applicable scope to expand the subject of the indirect share transfers to China taxable assets which includes equity investments in PRC resident enterprises, assets of Chinese establishment and immoveable properties in China. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

China has enacted laws and regulations governing Internet access and the distribution of products, services, news, information, audio-video programs and other content through the Internet. In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of the information offered on our website was deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to the Class A Ordinary Shares and this Offering

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this Offering, there has not been a public market for our Class A Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Class A Ordinary Shares may not develop or be sustained after the Offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriters, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of this offering, you will incur immediate dilution of US$4.15 per Class A Ordinary Share, assuming an initial public offering price of US$5.5, which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this Offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. There were 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares issued and outstanding before the consummation of this offering and 17,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares, assuming no over-allotment option is exercised, or 18,554,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares, assuming all the over-allotment option is exercised, will be outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The estimates of market opportunity, forecasts of market growth included in this prospectus may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunities are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies covered by our market opportunities estimates will purchase our products and solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for the following purposes: 20% for research and development; 50% for investment in technology infrastructure, marketing and branding, and other capital expenditure; and 30% for other general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

We will incur significantly increased costs as a result of operating as a public company, and our management has no prior experience in managing and operating a public company and required to devote substantial time to compliance initiatives and reporting requirements associated therewith.

As a public company, we will incur significant legal, accounting and other expenses. We will be subject to the reporting requirements of the Exchange Act, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, and related SEC and Nasdaq rules impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of our IPO. We intend to take advantage of this new legislation, but cannot guarantee that we will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties, including our attorneys and accountants. Most of our middle and top management staff were not educated and trained in the United States or other Western countries, and as such have limited experience in the US capital markets. We may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls and collecting financial data and preparing financial statements that meet US standards. We may also experience difficulties in implementing and maintaining adequate internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the rules and regulations of the SEC.

In addition, the rules and regulations applicable to public companies have substantially increased our legal and financial compliance costs and have made some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business. For example, these rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of the Nasdaq listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

•        have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions with only independent directors; or

•        have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

We are and will be a “controlled company” within the meaning of the Nasdaq listing requirements upon the closing of this Offering and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

We are and will be a “controlled company” as defined under the rules of the Nasdaq upon the closing of this Offering since our Chairman of the Board and Chief Executive Officer Mr. Lianqi Liu beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

We intend to take advantage of corporate governance exemptions available to controlled companies. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Class A Ordinary Shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Share which is not fully paid up or on which we have a lien.

Where the Class A Ordinary Shares are not listed on or subject to the rules of Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share that has not been fully paid up, whom it does not approve or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share unless:

(a)     the instrument of transfer is lodged with us, accompanied by the certificate for the Class A Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of Class A Ordinary Shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    the Class A Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)     any fee related to the transfer has been paid to us; and

(f)     the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

You may face difficulties in protecting your interests as a shareholder, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders holding at least a majority of the paid up voting capital of the Company present in person or by proxy except where there is only one shareholder entitled to vote on resolutions of Members to be considered at the meeting in which case the quorum shall be one shareholder.

Our pre-IPO shareholders will be able to sell their shares upon completion of this Offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this Offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A Ordinary Shares following the completion of the Offering, to the detriment of participants in this Offering. As the date of this prospectus and immediately prior to the completion of this Offering, there are 11,654,000 Class A Ordinary Shares and 22,346,000

Class B Ordinary Shares issued and outstanding. Under Rule 144, before pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period and the Company has been reporting under the Securities Act for at least 90 days.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. In its October 2021 plenary, the FATF recognized the progress made by the Cayman Islands to improve its anti-money laundering and counter-terrorist financing regime. Despite this recognition, it is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Cayman Islands was added to the EU AML High-Risk Third Countries List.

On March 13, 2022, the European Commission (“EC”) updated its list of ‘high-risk third countries’ (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes to add nine countries, including the Cayman Islands. The EC has noted it is committed to there being a greater alignment between the EU AML List and the FATF listing process. The addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

The Company is not required to disclose compensation paid to our senior management on an individual basis under Cayman Island law.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•        general economic, political, demographic and business conditions in China and globally;

•        our ability to implement our growth strategy;

•        the success of operating initiatives, including advertising and promotional efforts and new product and service development by us and our competitors;

•        our ability to develop and apply our technologies to support and expand our product and service offerings;

•        the availability of qualified personnel and the ability to retain such personnel;

•        competition in the IoT industries;

•        changes in government policies and regulation;

•        impact of COVID-19 pandemic on our business, results of operations, financial condition and cash flows;

•        other factors that may affect our financial condition, liquidity and results of operations; and

•        other risk factors discussed under “Risk Factors.”

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on June 16, 2021. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel, Conyers Dill & Pearman LLP, with respect to the laws of the Cayman Islands and King & Capital Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

King & Capital Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. King & Capital Law Firm has advised us further that there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS

We expect to receive total estimated net proceeds from this Offering of approximately US$33.00 million, or approximately US$37.95 million if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, based on the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus, after deducting underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the following purposes:

•        20% for research and development;

•        50% for investment in technology infrastructure, marketing and branding, and other capital expenditure; and

•        30% for other general corporate purposes.

If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this Offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

DIVIDEND POLICY

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Regulation — Regulations on Foreign Exchange — Dividend Distribution.”

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We, through VLG, one of our PRC subsidiaries, paid cash dividends of $2,207,472 and $778,022 on June 24, 2021 and September 22, 2021, respectively. Except for the aforementioned, in the reporting periods presented in this prospectus and throughout the date of this prospectus, no dividends, distribution or other transfers of funds have occurred among Wuxin Holding and its subsidiaries, and Wuxin Holding or its subsidiaries have not made any dividends, distributions or other transfer of funds to investors, and we have no plan to declare or pay any dividends in the near future on our Class A Ordinary Shares.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•        on an actual basis;

•        on an pro forma as adjusted basis to reflect the issuance and sale of 6,000,000 Class A Ordinary Shares by us in this Offering, at the initial public offering price of US, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters, non-accountable expense allowance and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2021
	Actual	Pro Forma As Adjusted
Total Non-current Liabilities	765,406	765,406
Shareholders’ Equity
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, 11,654,000 shares issued and outstanding	1,165	1,765
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, 22,346,000 shares issued and outstanding	2,235	2,235
Additional paid in capital	10,495,706	39,554,106
Statutory surplus reserves	1,326,236	1,326,236
Retained earnings	12,402,969	12,402,969
Accumulated other comprehensive income	603,766	603,766
Equity attributable to Wuxin Holdings’ shareholders	24,832,077	53,891,077
Non-controlling interests	1,008,857	1,008,857
Total Shareholders’ Equity	25,840,934	54,899,934
Total Capitalization	26,606,340	55,665,340

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.5 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriter’s over-allotment option has not been exercised. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $29,059,000, assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $29,059,000 are calculated as follows: $33,000,000 gross offering proceeds, less underwriting discounts of $2,310,000, non-accountable expense allowance of $330,000, and estimated offering expenses of $1,301,000. The pro forma as adjusted total equity of $54,899,934 is the sum of the net proceeds of $29,059,000 and the actual equity of $25,840,934.

(2)      In the event that the underwriter’s over-allotment option is exercised in full, as adjusted total ordinary shares outstanding would be 40,900,000 shares, as adjusted additional paid-in capital would be $44,108,016, and adjusted total equity would be $59,453,934, reflecting the sum of net proceeds in the amount of $33,613,000 and the actual equity of $25,840,934.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Shares you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Shares and our net tangible book value per both Class A and Class B Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per both Class A and Class B Ordinary Share attributable to the existing shareholders for our presently outstanding Class A and Class B Ordinary Shares.

Our net tangible book value as of December 31, 2021, was $24,782,903, or $0.73 per both Class A and Class B Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per both Class A and Class B Ordinary Share from the initial public offering price per Class A Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

Dilution to New Investors if the Offering Amount is Sold without Exercise of the Over-allotment Option

After giving effect to our sale of 6,000,000 Class A Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.50 per share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021, would have been $53.84 million, or $1.35 per outstanding Class A and Class B Ordinary Share. This represents an immediate increase in net tangible book value of $0.62 per both Class A and Class B Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.15 per Class A Ordinary Share to investors purchasing Class A Ordinary Share in this offering. The pro forma as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

Pro Forma As Adjusted (Assuming No Exercise of Over-Allotment Option)
Assumed Initial public offering price per Class A Ordinary Share	$5.50
Net tangible book value per both Class A and Class B Ordinary Share as of December 31, 2021	$0.73
Pro forma net tangible book value per both Class A and Class B Ordinary Share immediately after this Offering	$1.35
Amount of dilution in net tangible book value per both Class A and Class B Ordinary Share to new investors in the Offering	$4.15

A $1.00 increase (decrease) in the assumed public offering price of $5.50 per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this Offering by $6 million, the pro forma as adjusted net tangible book value per both Class A and Class B Ordinary Share after giving effect to this Offering by $0.13 per Class A Ordinary Share and Class B Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per ordinary share to new investors in this Offering by $0.87 per both Class A and Class B Ordinary Share, assuming no change to the number of Class A Ordinary Share offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated Offering expenses.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2021, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
Over-allotment option not exercised	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	34,000,000	85%	$24,832	43%	$0.73
New investors	6,000,000	15%	33,000	57%	5.50
Total	40,000,000	100%	$57,832	100%	$1.45

Dilution to New Investors if the Offering Amount is Sold with Full Exercise of the Over-allotment Option

After giving effect to our sale of 6,000,000 Class A Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.50 per Class A Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021, would have been $58,395,903, or $1.43 per Class A Ordinary Share and Class B Share. This represents an immediate increase in net tangible book value of $0.70 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.07 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The pro forma as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Class A Ordinary Share	$5.50
Net tangible book value per both Class A and Class B Ordinary Share as of December 31, 2021	$0.73
Pro forma net tangible book value per both Class A and Class B Ordinary Share immediately after this Offering	$0.70
Amount of dilution in net tangible book value per both Class A and Class B Ordinary Share to new investors in the Offering	$4.07

A $1.00 increase (decrease) in the assumed public offering price of $5.5 per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $6.69 million, the pro forma as adjusted net tangible book value per both Class A and Class B Ordinary Share after giving effect to this offering by $0.15 per both Class A and Class B Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per both Class A and Class B Ordinary Share to new investors in this offering by $0.85 per both Class A and Class B Ordinary Share, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table summarizes, on an pro forma as adjusted basis as of December 31, 2021, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

Over-allotment option exercised in full	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	34,000,000	83.13%	$24,832	40%	$0.73
New investors	6,900,000	16.87%	37,950	60%	5.5
Total	40,900,000	100%	$62,782	100%	$1.54

The pro forma as adjusted information as discussed above is illustrative only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended June 30, 2021 and 2020 are derived from our consolidated financial statements included elsewhere in this prospectus. All amounts included herein with respect to the six months ended December 31, 2021 and 2020 are derived from our consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

Our operating entity, Wuxin Technology, is a high-tech enterprise engaged in the IoT industry, which was formed in 2005 and is headquartered in Shenzhen, China. The IoT describes the network of physical objects — “things” — that are embedded with sensors, software, and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet. Our core business is research, development and sale of IoT connectivity related products and solutions, which works for the connection between all the points in the IoT ecosystem, such as ADC chips, modules, and antenna products.

To realize our vision of enabling and accelerating the digital transformation of Chinese and global businesses that depend on physical operations, we have developed and pioneered the ADC protocol, which is a wireless, decentralized and ad hoc protocol derived from the foraging principle of ant colonies, and allows an IoT network of numerous nodes to efficiently detect the shortest path of data transmission and decentralize the control. Compared with those adopting traditional protocol architecture of a centralized control, our products with ADC protocol offer a lower cost, higher reliability, longer transmission distance, and faster deployment. ADC protocol also standardizes protocol stack and application layer, which is the interface between the IoT devices and the network that they communicate to, lowering the technical barrier for those industrial segments which could have been unable to enter the IoT ecosystem otherwise.

We sell ADC chips, modules, antennas, controllers, smart hardware, smart household devices, and other smart products. We provide integrated solutions for IoT engineering and cloud platforms for customers.

Furthermore, we provide complete technical solutions for self-organizing networks of various intelligent hardware, helping product manufacturers to form networking logic between products, which shortens the development cycle and reduces development costs. For customers such as electric bicycle manufacturers and shared E-bike companies, we supply controllers, also known as “centralized control boxes”, and locators to be installed on shared electric bicycles and motorcycles, and we also develop apps, cloud platforms, and shared operating systems. We also provide door locks, smart switches, lighting control, HVAC control, electric curtains, and software platform solutions for large real estate companies or hotel groups.

Through our products and services offering, we are committed to integrating IoT cloud, IoT management, and IoT terminal which cover the whole IoT ecosystem, through our continued efforts in the fields of cutting-edge IoT technology development, IoT product research and development (“R&D”) and manufacturing, IoT solutions design and implementation, IoT intelligent hardware marketing network, and IoT system integration solution output.

Our IoT ecosystem covers the upper, middle, and lower streams of the IoT industrial chains. The upstream includes the provider of underlying technologies and products such as communication networking protocol, chips, modules, sensor technology, and PaaS. The protocols, chips, and modules work together to provide connectivity and networking solutions for IoT products. Furthermore, the protocol is the core of the chips and the modules, as it determines whether the chips and the modules can maintain stable connection. Therefore, the protocol is crucial in the upstream of the IoT industry. Our ADC protocol, ADC protocol chips and ADC protocol modules have been successfully launched in the market, and have been well received by the upstream customers. The midstream mainly refers to the development of the application layer, including the SaaS service of the cloud platform. Our ADC protocol comes with its own application layer and application scenarios, therefore, the difficulty and cycle of product development will be greatly reduced for our smart products developer customers. Downstream includes business that design and implement projects for user needs, such as brand manufacturers, product manufacturers, solution companies, engineering companies, agents, and integrators. As the ADC protocol standardizes protocol stack and application layer, it is easy to build an ecosystem when adopting our ADC protocol, therefore, our downstream customers can integrate and improve the value of their products and services at a lower cost.

We owned a total asset of RMB 267.47 million ($41.95 million) and RMB 231.65 million ($35.86 million). We had 336 full-time employees as of December 31, 2021. Our research and development department had a total of 140 full-time employees, accounting for 41.67% of our total employees as of December 31, 2021. We have carried out industry-university-research collaborations with the Hong Kong University of Science and Technology, Xidian University and Hangzhou Dianzi University. As of December 31, 2021, Wuxin Technology and its subsidiaries owned 220 software copyrights, 136 patents, including 20 invention patents, 102 utility models and 14 design patents. Wuxin Technology and its subsidiaries have 25 pending patent applications, of which, 16 are invention patents, and 9 are utility models. In addition, Wuxin Technology holds 27 registered trademarks for our brand name “ADC”, “VLG”, “TBIT”. For the six months ended December 31, 2021 and 2020, the R&D expenses were $3.01 million and $2.17 million, respectively, accounting for 11.6% and 9.7% of our revenue. For the fiscal years ended June 30, 2021 and 2020, the R&D expenses were $4.64 million and $3.58 million, respectively, accounting for 9.9% and 11.3% of our revenue.

We deliver IoT solutions and products and services to smart product manufacturers, cloud platform enterprises, electric bicycle manufacturers, sharing economy operators, automobile manufacturers, telecom operators, large enterprises and institutions and hotel groups.

Key Factors Affecting Our Results

Our results are primarily derived from the company’s operation and the external environment. The historical performance and outlook for our business is influenced by numerous factors, including the following:

•        Management — We have an experienced management team composed of members with diverse backgrounds and experiences, both from inside and outside the IoT industry. They have managed the business through the inception of Wuxin Technology. In the event that we lose key personnel of our management team, our operations and results may be negatively impacted.

•        Technology — Compared with traditional wireless networking protocols such as Wi-Fi, Zigbee, products adopting ADC protocol feature lower cost, higher reliability, longer transmission distance, and faster deployment. ADC protocol standardizes protocol stack and application layer, which lowers the technical threshold for vertical industrial to transit into IoT and increase competitiveness of our products and services in the market. In the future, we will continue to carry out technological research and development to ensure our technological advantages. However, new or better technologies may appear on the market, which will impact us and affect our operations.

•        Market — Since Sam Palmisano, IBM Chairman and Chief Executive Officer, introduced the concept of “Smart Planet” in 2008, picturing a world made up of a trillion connected and intelligent things, and the oceans of data they produce, the IoT has become a new generation of information technology. According to the report titled “State of the Connected World” issued by the World Economic Forum (“WEF”) in 2020 and a report issued by ASKCI Consulting Co., Ltd. (“ASKCI”) on May 9, 2022, the global loT Market size reached $841 billion in 2021 and is expected to exceed $1,452 billion by 2025, with an annual CAGR of 14.63%. However, in recent years, the global economy has continued to be volatile, especially under the influence of the COVID-19 pandemic. The global economy faces a lot of uncertainties, which will indirectly affect the market expansion of the IoT industry.

•        General Competition — We face intense competition in the IoT industry. The leading players in the IoT industry are competing for the market shares of their own IoT system ecological chains by creating core ecosystems with critical links including but not limited to networking protocols, IoT industry solutions cloud platforms and intelligent hardware products, and strategically integrating players in upper and lower reaches to build industrial chains. Our competitors are Tuya Smart (Nasdaq: TUYA); and in the antenna market segment, our competitors include Sunway Communication Co., Ltd. (SZ.300136), Huizhou Shuobeide Wireless Technology Co., Ltd. (SZ.300322), ShenZhen B&T Technology Co., Ltd. (NEEQ: 430597) and Harxon Corporation; when it comes to the Internet of vehicles, we are competing with WunderCar Mobility Solutions GmbH. We believe that we are well-positioned to effectively compete on the factors listed above. However, some of our current or future competitors may have greater financial, technical or distribution resources than we do.

Key Business Metrics

We manage our business using the following key business metrics. We use these metrics to assess the progress of our business, make decisions on where to allocate capital, time and technology investments and assess the near-term and long-term performance of our business.

	For the six months ended December 31,		For the year ended June 30,

	2021	2020	2021	2020
Revenues
Connectivity products	14,492,409	13,407,616	30,020,689	21,040,236
Internet of vehicles products	8,661,797	6,563,526	12,643,221	9,119,875
Customized IoT products and services	2,703,464	2,407,735	4,313,440	1,673,610
Total	25,857,670	22,378,877	46,977,350	31,833,721

Units sold
Connectivity products
Antennas	37,482,838	35,027,871	78,956,709	61,912,794
Including: automobile antennas	1,287,810	1,134,597	2,122,102	317,619
IoT Chips	23,593,522	24,853,403	52,518,872	37,905,311
IoT Modules	1,085,313	945,507	1,727,327	2,053,680
Internet of vehicles products
Internet of vehicles	287,786	380,450	667,880	617,139
Customized IoT products and services
IoT Licensing	2,111,700	—	—	—
New Smart city and smart building system integration projects	5	3	5	13
Gross profit
Connectivity products	5,212,308	4,354,611	8,418,567	6,466,141
Internet of vehicles products	3,678,485	2,064,574	4,278,919	2,372,013
Customized IoT products and services	2,427,085	1,941,674	2,327,589	1,024,998
Total	11,317,878	8,360,859	15,025,075	9,863,152
Gross margin
Connectivity products	36.0%	32.5%	28.0%	30.7%
Internet of vehicles products	42.5%	31.5%	33.8%	26.0%
Customized IoT products and services	89.8%	80.6%	54.0%	61.2%
Total	43.8%	37.4%	32.0%	31.0%

Revenue growth

Revenue is principally comprised of sales of connectivity products, Internet of vehicles products and customized IoT products and services. We monitor the year to year and period to period growth of these three revenue streams. We use revenue growth as a metric to assess the success of each of business streams and assess potential market opportunities.

Connectivity products

Revenue from the sales of connectivity products is mainly generated from sale of chips, modules, antennas and other products. Among the connectivity products, the IoT chips and automotive antenna are key drivers for our business growth.

IoT chips are electronic devices that are embedded in machines, objects, and things, capable of connecting to wireless networks and sending and receiving data. These devices operate on our ADC protocol. The growing cellular applications for connected vehicles is the crucial aspect of the rise in the market revenue of automotive smart antenna; we believe that the increasing demand for safety features in vehicles will foster market growth.

Revenue from connectivity products accounted for 56.0% of our total revenue for the six months ended December 31, 2021, as compared to 59.9% for the six months ended December 31, 2020. Revenue from connectivity products increased by $1,084,793, or 8.1%, to $14,492,409 for the six months ended December 31, 2021 from $13,407,616 for the six months ended December 31, 2020. This increase is mainly due to the rising of chip price due to the global shortage of integrated circuits in the second half of 2021.

Revenue from connectivity products accounted for 63.9% of our total revenue for the year ended June 30, 2021, as compared to 66.1% for the year ended June 30, 2020. Revenue from connectivity products increased by $8,980,453, or 42.7%, to $30,020,689 for the year ended June 30, 2021 from $21,040,236 for the year ended June 30, 2020.

Internet of vehicles products

We provide controllers and locators for electric bicycles and motorcycles, as well as development and access services for cloud platforms, apps and shared operating systems.

Revenue from Internet of vehicles products accounted for 33.5% of our total revenue for the six months ended December 31, 2021, as compared to 29.3% for the six months ended December 31, 2020. For the six months ended December 31, 2021, revenue from Internet of vehicles products amounted to $8,661,797, representing an increase of 2,098,271, or 32.0%, from $6,563,526 for the year ended December 31, 2020. Such increase was primarily due to the growing demand of our controllers and locators products.

Revenue from Internet of vehicles products accounted for 26.9% of our total revenue for the year ended June 30, 2021, as compared to 28.7% for the year ended June 30, 2020. For the year ended June 30, 2021, revenue from Internet of vehicles products amounted to $12,643,221, representing an increase of 3,523,346, or 38.6%, from $9,119,875 for the year ended June 30, 2020. Such increase was primarily due to the growing demand of our controllers and locators products.

Customized IoT products and services

Customized IoT products and services include smart city and smart building system integration services, cloud platform development, ADC protocol licensing and smart products etc.

Revenue from customized IoT products and services accounted for 10.5% of our total revenue for the six months ended December 31, 2021, as compared to 10.8% for the six months ended December 31, 2020. Revenue from customized IoT products and services amounted to $2,703,464 for the six months ended December 31, 2021, representing an increase of $295,729, or 12.3%, from $2,407,735 for the six months ended December 31, 2020.

Revenue from customized IoT products and services accounted for 9.2% of our total revenue for the year ended June 30, 2021, as compared to 5.3% for the year ended June 30, 2020. Revenue from customized IoT products and services amounted to $4,313,440 for the year ended June 30, 2021, representing an increase of $2,639,830, or 157.7%, from $1,673,610 for the year ended June 30, 2020.

Units sold

Units sold is defined as the number of products sold to our customers, or the number of smart city and smart building system integration projects we undertake. We monitor units of products sold, especially our connectivity products as they are the major drive of our revenue, to evaluate and forecast which products or services are best received by the market.

Connectivity products

The antenna units sold maintain stable growth, due to the increased demand for the internet of things devices. Sales volume of antennas increased by 17,043,915, or 27.5%, to 78,956,709 for the year ended June 30, 2021 from 61,912,794 for the year ended June 30, 2020. Sales volume of antennas increased by 2,454,967, or 7%, to 37,482,838 for the six months ended December 31, 2021 from 35,027,871 for the six months ended December 31, 2020.

The automobile antenna units sales maintain rapid growth due to the expansion of the electric vehicle markets. Sales volume of automobile antennas increased by 1,804,483, or 568.1%, to 2,122,102 for the year ended June 30, 2021 from 317,619 for the year ended June 30, 2020. Sales volume of automobile antennas increased by 153,213, or 13.5%, to 1,287,810 for the six months ended December 31, 2021 from 1,134,597 for the six months ended December 31, 2020.

Sales volume of IoT chips increased by 14,613,561, or 38.6%, to 52,518,872 for the year ended June 30, 2021 from 37,905,311 for the year ended June 30, 2020. Such increase was due to our Company’s active market development and increased market share. Sales volume of IoT chips decreased by 1,259,881, or 5.1%, to 23,593,522 for the six months ended December 31, 2021 from 243853,403 for the six months ended December 31, 2020. The decline was mainly due to the shortages in the supply chain as affected by the COVID-19 pandemic, and we expect such negative impact of COVID-19 on the sales of the IoT chips will be mitigated soon.

The units sold of IoT modules decreased by 326,353, or 15.9%, to 1,727,327 for the year ended June 30, 2021 from 2,053,680 for the year ended June 30, 2020. The decline was mainly due to some customers replacing higher-cost modules with chips. Sales volume of IoT modules increased by 139,806, or 14.8%, to 1,085,313 for the six months ended December 31, 2021 from 945,507 for the six months ended December 31, 2020. Such increase was due to the increasing demand for modules in the smart home market.

Internet of vehicles products

Sales volume of Internet of vehicles products increased by 50,741, or 8.2%, to 667,880 for the year ended June 30, 2021 from 617,139 for the year ended June 30, 2020, due to the rapid growth of the shared bicycle market. Sales volume of Internet of vehicles products decreased by 92,664, or 24.4%, to 287,786 for the six months ended December 31, 2021 from 380,450 for the six months ended December 31, 2020. Such decline was due to the upgrade of the centralized control boxes and locators with higher value-added products and comprehensive functions.

Wuxin Technology started licensing its ADC protocol in November 2021. As of December 31, 2021, 2,111,700 of ADC protocol licenses were granted to its licensees.

Customized IoT products and services

The number of new smart city and smart building system integration projects undertaken by Wuxin Technology decreased by 8, or 61.5%, to 5 for the year ended June 30, 2021 from 13 for the year ended June 30, 2020. The most recent new projects we undertook were relatively large in scale, and the average contract value was relatively high. The number of new smart city and smart building system integration projects undertaken by Wuxin Technology increased by 2, or 66.7%, to 5 for the six months ended December 31, 2021 from 3 for the six months ended December 31, 2020. In recent months, we have undertaken relatively small new projects and contracts with lower values.

Gross Profit and Gross Margin

We believe that gross margin is a key metric to measure our business performance because it indicates the ability of our business to convert revenue into profits.

Overall gross profits increased by $2,957,019, or 35.4%, to $11,317,878 for the six months ended December 31, 2021 from $8,360,859 for the six months ended December 31, 2020. Overall gross profit margin was 43.8% for the six months ended December 31, 2021, as compared to 37.4% for the six months ended December 31, 2020.

Overall gross profits increased by $5,161,923, or 52.3%, to $15,025,075 for the year ended June 30, 2021 from $9,863,152 for the year ended June 30, 2020. Overall gross profit margin was 32.0% for the year ended June 30, 2021, as compared to 31.0% for the year ended June 30, 2020. The increase in gross profit margin was mainly from our Internet of vehicles products.

Connectivity products

The gross profit margin of our connectivity products increased by 3.5% to 36.0% for the six months ended December 31, 2021, from 32.5% for the six months ended December 31, 2020.

The gross profit margin of our connectivity products decreased 2.7% to 28.0% for the year ended June 30, 2021, from 30.7% for the year ended June 30, 2020.

The profit margin of connectivity products are within the normal fluctuation range, and the fluctuation is not significant.

Internet of vehicles products

The gross profit margin of our Internet of vehicles products increased by 11% to 42.5% for the six months ended December 31, 2021, from 31.5% for the six months ended December 31, 2020.

The gross profit margin of our Internet of vehicles products increased 7.8% to 33.8% for the year ended June 30, 2021, from 26.0% for the year ended June 30, 2020.

Such increase was primarily due to the product optimization and cost reduction of our centralized control boxes and locator products.

Customized IoT products and services

The gross profit margin of our customized IoT products and services increased 9.1% to 89.8% for the six months ended December 31, 2021, from 80.6% for the six months ended December 31, 2020. The increase was due to we started the ADC protocol licensing business since November, 2021.

The gross profit margin of our customized IoT products and services decreased 7.3% to 54.0% for the year ended June 30, 2021, from 61.2% for the year ended June 30, 2020. The decline was mainly due to the increase of the operating costs, such as higher traveling and personnel costs, in light of the uncertainty caused by the COVID-19 pandemic.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is currently no estate duty, inheritance tax or gift tax. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

Hong Kong

Our subsidiary incorporated in Hong Kong is subject to Hong Kong profit tax at a rate of 16.5%. No Hong Kong profit tax has been levied as we did not have assessable profit that was earned in or derived from our Hong Kong subsidiary during the periods presented. Hong Kong does not impose a withholding tax on dividends.

PRC

Enterprise Income Tax

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. If our holding company in the Cayman Islands or any of our subsidiaries outside the PRC is considered as a PRC resident enterprise for tax purposes, then our global income will be subject to PRC enterprise income tax at the rate of 25% or 15%.

VLG, the Company’s main operating entity in PRC, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2017 to December 31, 2022. TBIT, the Company’s main operating entity in PRC, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2017 to December 31, 2022. Wuxin Technology and Zhongyitong were approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2021 to December 31, 2023. WFOE, Yitianxin and Xinsheng in PRC have applicable EIT rate of 25%. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Value Added Tax

Sales revenue represents the invoiced value of goods, net of VAT. All of the Company’s products sold in the PRC are subject to a VAT on the gross sales price. The Company is subject to a VAT rate of 13% for selling goods and 6% for providing services. The VAT may be offset by VAT paid by the Company on raw materials, other materials and services included in the cost of producing or acquiring its finished products.

Withholding Tax on Dividends

Dividends paid by WFOE to our intermediary holding company in Hong Kong will be subject to a withholding tax rate of 10%, unless the relevant Hong Kong entity satisfies all the requirements under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and receives approval from the relevant tax authority. If our Hong Kong subsidiary satisfies the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at a reduced tax rate of 5%. See “Risk Factors — Risks Related to Doing Business in China — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

Our Reportable Segments

For the six months ended December 31, 2021 and 2020, and for the fiscal years ended June 30, 2021 and 2020, our operations are organized into three reportable segments: Connectivity products, Internet of vehicles products, and customized IoT products and services. Operating segments are reported in a manner consistent with the internal reporting provided to management for decision making. These operating segments are monitored, and strategic decisions are made on the basis of segmental profit margins.

Results of Operations

For the Six Months Ended December 31, 2021 and 2020

The following table summarizes the results of our operations for the six months ended December 31, 2021 and 2020, respectively, and provides information regarding the dollar and as a percentage of our total revenue during such periods.

	For the Six Months Ended December 31, 2021		For the Six Months Ended December 31, 2020
	Amount	% of Revenue	Amount	% of Revenue
Revenues	$25,857,670	100.0%	$22,378,877	$100.0%
Cost of revenues	14,539,792	56.2%	14,018,018	62.6%
Gross profit	11,317,878	43.8%	8,360,859	37.4%
Operating expenses
Sales and marketing expenses	926,684	3.6%	632,188	2.8%
General and administrative expenses	1,710,485	6.6%	1,325,617	5.9%
Research and development costs	3,008,846	11.6%	2,169,589	9.7%
Total operating expenses	5,646,015	21.8%	4,127,394	18.4%
Income from operations	5,671,863	21.9%	4,233,465	18.9%
Other income (expenses)
Interest expenses, net	(32,337)	(0.1)%	(67,092)	(0.3)%
Government subsidies	445,280	1.7%	295,698	1.3%
Investment income	199,200	0.8%	45,797	0.2%
Other income (expenses)	(33,917)	(0.1)%	(26,870)	(0.1)%
Total other income	578,226	2.2%	247,533	1.1%
Income before income taxes	6,225,089	24.2%	4,480,998	20.0%
Income tax expense	(362,587)	(1.4)%	(258,248)	(1.2)%
Net income	$5,887,502	22.8%	$4,222,750	$18.9%

Revenues

The following table presents revenue by our segments for the six months ended December 31, 2021 and 2020, respectively.

	Dec 31, 2021		Dec 31, 2020
Revenues	Revenue (In USD)	As % of revenue	Revenue (In USD)	As % of revenue
Connectivity products	$14,492,409	56.05%	$13,407,616	$59.91%
Internet of vehicles products	8,661,797	33.50%	6,563,526	29.33%
Customized IoT products and services	2,703,464	10.46%	2,407,735	10.76%
Total	$25,857,670	100.0%	$22,378,877	$100.0%

We generate revenue from sales of connectivity products, Internet of vehicles products and customized IoT products and services. Our total revenue was $25,857,670 for the six months ended December 31, 2021, compared to $22,378,877 for the six months ended December 31, 2020, representing an increase of $3,478,793, or 15.5%. Such increase was due to an increase of $1,084,793 in revenue from our connectivity products, an increase of $2,098,271 in revenue from our Internet of vehicles products, and an increase of $295,729 in revenue from our customized IoT products and services.

Connectivity products are essential key components for the interconnection and collaboration of smart devices. Our connectivity products include ADC chips, modules and antenna products, which are based on ADC protocol. We successfully developed ADC chips after 16 years of R&D trials, practical applications in thousands of projects and consistent optimization. ADC chips integrate two-way radio frequency (“RF”) communication, low-power power management, and microcontroller unit (“MCU”). Two-way RF refers to the sending and receiving of the electromagnetic frequencies radiated into the space. A MCU is a small computer on a single metal-oxide-semiconductor integrated circuit chip, which contains one or more CPUs (central processing units) along with memory and programmable input/output peripherals. The built-in application scenarios in our ADC chips standardize the protocol’s application layer, therefore, our connectivity products facilitate traditional companies’ upgrading and transition into an IoT ecosystem with less technical effort required. For antenna products, after several years of studying and relying on the accumulation of basic materials and RF technology, we have developed various quality IoT terminal antenna products, which are widely used in IoT modules, smart home terminal equipment, electric bicycle control boxes and other fields. In addition, we have layout in various wireless terminal fields such as mobile phone antenna, notebook computer antenna, Beidou navigation terminal antenna, automotive electronic product antenna and wearable product antenna, which provide customers with customized and high value-added antenna products.

Revenue from connectivity products accounted for 56.05% of our total revenue for the six months ended December 31, 2021, as compared to 59.91% for the six months ended December 31, 2020. Revenue from connectivity products increased by $1,084,793, or 8.1%, to $14,492,409 for the six months ended December 31, 2021 from $13,407,616 for the six months ended December 31, 2020. Such increase was mainly due the rising of chip price due to the global shortage of integrated circuits in the second half of 2021.

In the field of vehicle networking, we provide controllers and locators for electric bicycles and motorcycles, as well as development and access services for cloud platforms, apps and shared operating systems. Revenue from Internet of vehicles products accounted for 33.50% of our total revenue for the six months ended December 31, 2021, as compared to 29.33% for the six months ended December 31, 2020. For the six months ended December 31, 2021, revenue from Internet of vehicles products amounted to $8,661,797, representing an increase of 2,098,271, or 32%, from $6,563,526 for the year ended December 31, 2020. Such increase was primarily due to the continued growing demand for our controllers and locators products.

Customized IoT products and services include internet of things protocol licensing, smart city and smart building system integration services, cloud platform development and smart products etc. Revenue from customized IoT products and services accounted for 10.46% of our total revenue for the six months ended December 31, 2021, as compared to 10.76% for the six months ended December 31, 2020. Revenue from customized IoT products and services amounted to $2,703,464 for the six months ended December 31, 2021, representing an increase of $295,729, or 12.3%, from $2,407,735 for the six months ended December 31, 2020. Such increase was primarily due to the breakthrough of our development progress of customized IoT products and services.

Cost of revenues

The following table presents cost of revenues by segments for the six months ended December 31, 2021 and 2020, respectively.

	For the Six Months Ended
	December 31, 2021	December 31, 2020
Cost of revenues
Connectivity products	$9,280,101	$9,053,005
Internet of vehicles products	4,983,312	4,498,952
Customized IoT products and services	276,379	466,061
Total	$14,539,792	$14,018,018

Gross profits
Connectivity products	$5,212,308	$4,354,611
Internet of vehicles products	3,678,485	2,064,574
Customized IoT products and services	2,427,085	1,941,674
Total	$11,317,878	$8,360,859

Gross margin
Connectivity products	36.0%	32.5%
Internet of vehicles products	42.5%	31.5%
Customized IoT products and services	89.8%	80.6%
Total	43.8%	37.4%

Cost of revenues increased by $521,774 or 3.7%, to $14,539,792 for the six months ended December 31, 2021 from $14,018,018 for the six months ended December 31, 2020. The increase in total cost of sales is in line with our increased revenue. Our gross profits increased by $2,957,019, or 35.4%, to $11,317,878 for the six months ended December 31, 2021 from $8,360,859 for the six months ended December 31, 2020. Overall gross profit margin was 43.8% for the six months ended December 31, 2021, as compared to 37.4% for the six months ended December 31, 2020. The increase in gross profit margin was mainly from our Internet of vehicles products and customized IoT products and services.

The gross profit margin of our Internet of vehicles products increased by 11% to 42.5% for the six months ended December 31, 2021, from 31.5% for the six months ended December 31, 2020. The increase in gross profit margin of our Internet of vehicles products was primarily attributed to the company’s effort to control our manufacturing cost. The gross profit margin of our customized IoT products and services increased 9.2% to 89.8% for the six months ended December 31, 2021, from 80.6% for the six months ended December 31, 2020. The increase was primarily attributed to we started the ADC protocol licensing business in November 2021. In addition, the gross profit margin of our connectivity products increase by 3.5% to 36.0% for the six months ended December 31, 2021, from 32.5% for the six months ended December 31, 2020. The increase was mainly due to the COVID-19 pandemic in late 2021 led to global chip shortages and higher prices.

Selling and marketing expenses

Our selling and marketing expenses consist primarily of remuneration for staff involved in selling and marketing efforts, advertising cost, depreciation, travel and leasing expenses. Our selling and marketing expenses increased by $294,496, or 46.6%, to $926,684 for the six months ended December 31, 2021 from $632,188 for the six months ended December 31, 2020. Such increase was primarily due to the increased marketing costs, which were mainly caused by our efforts to boost the revenue for the six months ended December 31, 2021. As a percentage of revenue, selling and marketing expenses increased to 3.6% for the six months ended December 31, 2021 from 2.8% for the six months ended December 31, 2020.

General and administrative expenses

Our general and administrative expenses consist primarily of employee remuneration, professional fees, insurance, benefits, office leases, general office expenses and depreciation. Our general and administrative expenses increased by $384,868, or 29%, to $1,710,485 for the six months ended December 31, 2021 from $1,325,617 for the six months ended December 31, 2020. Such increase was due to the increasing costs for supporting our expanding business and the increased compliance costs during our initial public offering period. As a percentage of revenue, general and administrative expenses increase to 6.6% for the six months ended December 31, 2021 from 5.9% for the six months ended December 31, 2020.

Research and development expenses

Our research and development expenses increased by $839,257 to $3,008,846 for the six months ended December 31, 2021 from $2,169,589 for the six months ended December 31, 2020. The increase was due to our continuous investment in the purchase of research and development equipment and materials, including those for our IoT networking scheme design and our research on core aspects of radio frequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning and cloud computing and others. As a percentage of revenue, Research and development expenses increase to 11.6% for the six months ended December 31, 2021 from 9.7% for the six months ended December 31, 2020.

Income from operations

As a result of the foregoing, we recorded income from operations of $5,671,863 for the six months ended December 31, 2021, representing an increase of $1,438,398, or 34.0%, compared to $4,233,465 for the six months ended December 31, 2020.

Income tax expenses

We recorded income tax expenses of $362,587 for the six months ended December 31, 2021, representing an increase of $104,339 as compared to $258,248 for the six months ended December 31, 2020. The increase in the income tax expense mainly resulted from the increase of our income before income taxes from our PRC subsidiaries.

Net income

As a result of the cumulative effect of the factors described above, our net income increased by $1,664,752, or 39.4%, to $5,887,502 for the six months ended December 31, 2021 from $4,222,750 for the six months ended December 31, 2020.

Comparison of Fiscal Years Ended June 30, 2021 and 2020

The following table summarizes the results of our operations for the fiscal years ended June 30, 2021 and 2020, respectively, and provides information regarding the dollar and as a percentage of our total revenue during such periods.

	Year ended June 30, 2021		Year ended June 30, 2020
	Amount	% of Revenue	Amount	% of Revenue
Revenues	$46,977,350	100.0%	$31,833,721	100.0%
Cost of revenues	31,952,275	68.0%	21,970,569	69.0%
Gross profit	15,025,075	32.0%	9,863,152	31.0%
Operating expenses
Sales and marketing expenses	1,488,889	3.2%	968,200	3.0%
General and administrative expenses	2,657,118	5.7%	1,966,480	6.2%
Research and development costs	4,637,801	9.9%	3,582,591	11.3%
Total operating expenses	8,783,808	18.7%	6,517,271	20.5%
Income from operations	6,241,267	13.3%	3,345,881	10.5%
Other income (expenses)
Interest expenses, net	(65,503)	(0.1)%	(25,045)	(0.1)%
Government subsidies	449,766	1.0%	983,093	3.1%
Investment income	301,909	0.6%	148,093	0.5%
Other income (expenses)	(179,896)	(0.4)%	24,665	0.1%
Total other income	506,276	1.1%	1,130,806	3.6%
Income before income taxes	6,747,543	14.4%	4,476,687	14.1%
Income tax expense	(563,329)	(1.2)%	(310,888)	(1.0)%
Net income	$6,184,214	13.2%	$4,165,799	13.1%

Revenues

The following table presents revenue by our segments for the fiscal years ended June 30, 2021 and 2020, respectively.

	For the years ended
	June 30, 2021		June 30, 2020
Revenues	Revenue (In USD)	As % of revenue	Revenue (In USD)	As % of revenue
Connectivity products	$30,020,689	63.9%	$21,040,236	66.1%
Internet of vehicles products	12,643,221	26.9%	9,119,875	28.6%
Customized IoT products and services	4,313,440	9.2%	1,673,610	5.3%
Total	$46,977,350	100.0%	$31,833,721	100.0%

We generate revenue from sales of connectivity products, Internet of vehicles products and customized IoT products and services. Our total revenue was $46,977,350 for the year ended June 30, 2021, compared to $31,833,721 for the year ended June 30, 2020, representing an increase of $15,143,629, or 47.6%. Such increase was due to an increase of $8,980,453 in revenue from connectivity products, an increase of $3,523,346 in revenue from our Internet of vehicles products, and an increase of $2,639,830 in revenue from our customized IoT products and services.

Connectivity products are essential key components for the interconnection and collaboration of smart devices. Our connectivity products include ADC chips, modules and antenna products, which are based on ADC protocol. We successfully developed ADC chips after 16 years of R&D trials, practical applications in thousands of projects and consistent optimization. ADC chips integrate two-way radio frequency (“RF”) communication, low-power power management, and microcontroller unit (“MCU”). Two-way RF refers to the sending and receiving of the electromagnetic frequencies radiated into the space. A MCU is a small computer on a single metal-oxide-semiconductor integrated circuit chip, which contains one or more CPUs (central processing units) along with memory and programmable input/output peripherals. The built-in application scenarios in our ADC chips standardize the protocol’s application layer, therefore, our connectivity products facilitate traditional companies’ upgrading and transition into an IoT ecosystem with less technical effort required. For antenna products, after several years of studying and relying on the accumulation of basic materials and RF technology, we have developed various quality IoT terminal antenna products, which are widely used in IoT modules, smart home terminal equipment, electric bicycle control boxes and other fields. In addition, we have layout in various wireless terminal fields such as mobile phone antenna, notebook computer antenna, Beidou navigation terminal antenna, automotive electronic product antenna and wearable product antenna, which provide customers with customized and high value-added antenna products.

Revenue from connectivity products accounted for 63.9% of our total revenue for the year ended June 30, 2021, as compared to 66.1% for the year ended June 30, 2020. Revenue from connectivity products increased by $8,980,453, or 42.7%, to $30,020,689 for the year ended June 30, 2021 from $21,040,236 for the year ended June 30, 2020. Such increase was primarily due to the continued growing demand for our antenna products and ADC chips and modules. In 2020, due to the alleviation of the Covid-19 pandemic in China, the demand for customer electronic devices largely increased which in return increased the demand for our connectivity products. The demand was also boosted by the insufficient production capacity of our oversea competitors.

In the field of vehicle networking, we provide controllers and locators for electric bicycles and motorcycles, as well as development and access services for cloud platforms, apps and shared operating systems. Revenue from Internet of vehicles products accounted for 26.9% of our total revenue for the year ended June 30, 2021, as compared to 28.7% for the year ended June 30, 2020. For the year ended June 30, 2021, revenue from Internet of vehicles products amounted to $12,643,221, representing an increase of 3,523,346, or 38.6%, from $9,119,875 for the year ended June 30, 2020. Such increase was primarily due to the continued growing demand for our controllers and locator products.

Customized IoT products and services include smart city and smart building system integration services, cloud platform development and smart products etc. Revenue from customized IoT products and services accounted for 9.2% of our total revenue for the year ended June 30, 2021, as compared to 5.3% for the year ended June 30, 2020. Revenue from customized IoT products and services amounted to $4,313,440 for the year ended June 30, 2021, representing an increase of $2,639,830, or 157.7%, from $1,673,610 for the year ended June 30, 2020. Such increase was primarily due to the breakthrough of our development progress of customized IoT products and services. We generated revenue of approximately $1.03 million from one development contract for our customer signed in 2021.

Cost of revenues

The following table presents cost of revenues by segments for the years ended June 30, 2021 and 2020, respectively.

	For the years ended
	June 30, 2021	June 30, 2020
Cost of revenues
Connectivity products	$21,602,122	$14,574,095
Internet of vehicles products	8,364,302	6,747,862
Customized IoT products and services	1,985,851	648,612
Total	$31,952,275	$21,970,569

Gross profits
Connectivity products	$8,418,567	$6,466,141
Internet of vehicles products	4,278,919	2,372,013
Customized IoT products and services	2,327,589	1,024,998
Total	$15,025,075	$9,863,152

Gross margin
Connectivity products	28.0%	30.7%
Internet of vehicles products	33.8%	26.0%
Customized IoT products and services	54.0%	61.2%
Total	32.0%	31.0%

Cost of revenues increased by $9,981,706 million or 45.4%, to $31,952,275 for the years ended June 30, 2021 from $21,970,569 for the year ended June 30, 2020. The increase in total cost of sales is in line with our increased revenue. Our gross profits increased by $5,161,923, or 52.3%, to $15,025,075 for the year ended June 30, 2021 from $9,863,152 for the year ended June 30, 2020. Overall gross profit margin was 32.0% for the year ended June 30, 2021, as compared to 31.0% for the year ended June 30, 2020. The increase in gross profit margin was mainly from our Internet of vehicles products.

The gross profit margin of our Internet of vehicles products increased 7.8% to 33.8% for the year ended June 30, 2021, from 26.0% for the year ended June 30, 2020. The increase in gross profit margin of our Internet of vehicles products was primarily attributed to the company’s effort to control our manufacturing cost. The gross profit margin of our customized IoT products and services decreased 7.3% to 54.0% for the year ended June 30, 2021, from 61.2% for the year ended June 30, 2020. The decrease was primarily attributed to the increased labor cost and other expenses for our projects. In addition, the gross profit margin of our connectivity products decreased 2.7% to 28.0% for the year ended June 30, 2021, from 30.7% for the year ended June 30, 2020. The decrease was mainly due to the supply shortage and increase price of chips around the globe caused by the Covid-19 pandemic at the beginning of 2021.

Selling and marketing expenses

Our selling and marketing expenses consist primarily of remuneration for staff involved in selling and marketing efforts, advertising cost, depreciation, travel and leasing expenses. Our selling and marketing expenses increased by $520,689, or 53.8%, to $1,488,889 for the year ended June 30, 2021 from $968,200 for the year ended June 30, 2020. Such increase was primarily due to the increased marketing costs, which were mainly caused by our efforts to boost the revenue for the year ended June 30, 2021. As a percentage of revenue, selling and marketing expenses increased to 3.2% for the year ended June 30, 2021 from 3.0% for the year ended June 30, 2020.

General and administrative expenses

Our general and administrative expenses consist primarily of employee remuneration, professional fees, insurance, benefits, office leases, general office expenses and depreciation. Our general and administrative expenses increased by $690,638, or 35.1%, to $2,657,118 for the year ended June 30, 2021 from $1,966,480 for the year ended June 30, 2020. Such increase was due to the increasing costs for supporting our expanding business and the increased compliance costs during our initial public offering period. As a percentage of revenue, general and administrative expenses decreased to 5.7% for the year ended June 30, 2021 from 6.2% for the year ended June 30, 2020.

Research and development expenses

Our research and development expenses increased by $1,055,210 to $4,637,801 for the year ended June 30, 2021 from $3,582,591 for the year ended June 30, 2020. The increase was due to our continuous investment in the purchase of research and development equipment and materials, including those for our IoT networking scheme design and our research on core aspects of radio frequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning and cloud computing and others. As a percentage of revenue, Research and development expenses decreased to 9.9% for the year ended June 30, 2021 from 11.3% for the year ended June 30, 2020.

Income from operations

As a result of the foregoing, we recorded income from operations of $6,241,267 for the year ended June 30, 2021, representing an increase of $2,895,386, or 86.5%, compared to $3,345,881 for the year ended June 30, 2020.

Income tax expenses

We recorded income tax expenses of $563,329 for the year ended June 30, 2021, representing an increase of $252,441 as compared to $310,888 for the year ended June 30, 2020. The increase in the income tax expense mainly resulted from the increase of our income before income taxes from our PRC subsidiaries.

Net income

As a result of the cumulative effect of the factors described above, our net income increased by $2,018,415, or 48.5%, to $6,184,214 for the year ended June 30, 2021 from $4,165,799 for the year ended June 30, 2020.

Liquidity and Capital Resources

Our primary sources of liquidity consist of existing cash balances, cash flows from our operating activities and availability under our loan arrangements with banks and certain third-party individuals. Our ability to generate sufficient cash flows from our operating activities is primarily dependent on our revenues from the customers at margins sufficient to cover fixed and variable expenses.

For the Six Months Ended December 31, 2021 and 2020

As of December 31, 2021 and June 30, 2021, we had cash, cash equivalents and restricted cash of $6,443,926 and $5,947,721, respectively, and short-term investments of $2,788,447 and $773,982. We believe that our current cash, cash equivalents and restricted cash, short-term investments, cash to be generated from our operations and access to funds under our loan arrangements with banks will be sufficient to meet our working capital needs for at least the next twelve months.

We finance our operations through short-term loans provided by a syndicate of banks in China, as listed in Note 11 Short-term Borrowings of our consolidated financial statements. As of December 31, 2021, we had a total of 4 outstanding short-term loans provided by banks, with an aggregate principal amount of RMB 23,850,000, or approximately $3.74 million. As of June 30, 2021, we had a total of 2 outstanding short-term loans provided by banks, with an aggregate principal amount of RMB 18,100,000, or approximately $2.8 million. Each of these loans has a term of six months to one year and, pursuant to our agreements with these banks, all of the loans can be renewed and funds can be accessed immediately when the outstanding principal and interest are repaid in full. All of these loans have a fixed interest rate.

We do not have any amounts committed to be provided by our related parties. We are not dependent upon this offering to meet our liquidity needs for the next twelve months. However, we plan to expand our business by investing in new technologies either through acquisition or research and development and construction of facilities and purchase of equipment for production of new products. We will need to raise more capital through financing, including our initial public offering, to implement these growth strategies and strengthen our position in the market.

Substantially all of our operations are conducted in China and a majority portion of our revenues, expense, cash, cash equivalents and restricted cash, restricted cash, and short-term investments are denominated in RMB. RMB is subject to the exchange control regulation in China, and, as a result, we may have difficulty distributing any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

For the Six Months Ended December 31, 2021 and 2020

	For the six months ended December 31, 2021	For the six months ended December 31, 2020
Net cash provided by (used in) operating activities	$631,678	$(1,518,342)
Net cash used in investing activities	(1,574,428)	(1,081,731)
Net cash provided by (used in) financing activities	1,356,918	(1,278,408)
Effect of foreign currency translation	82,037	456,978
Net increase in cash, cash equivalents and restricted cash	$496,205	$(3,421,503)
Cash, cash equivalents and restricted cash at beginning of the period	5,947,721	6,986,201
Cash, cash equivalents and restricted cash at end of the period	$6,443,926	$3,564,698

Operating Activities:

Net cash provided by operating activities for the six months ended December 31, 2021 was $631,678, which was primarily attributable to a net profit of $5,887,502, adjusted for non-cash items of $655,648 and adjustments for changes in working capital of $(5,911,472). The adjustments for changes in working capital mainly included:

(i)     increase in short-term investments of $1,988,360 — our short-term investments increased due to our investments in trading securities and available-for-sale investments by using our temporary cash surplus;

(ii)    increase in accounts receivable of $820,454 — our accounts receivable increased due to due to the significant increase in sales during for the six months ended December 31, 2021;

(iii)   increase in inventory of $2,115,517 — our inventory increased significantly due to increased raw material inventory we held in our warehouse as of December 31, 2021, resulting from increase in sales volume, and the raw material market is undersupplied;

(iv)   decrease in accounts payable of $1,113,993 due to the payment to our suppliers.

Net cash used in operating activities for the six months ended December 31, 2020 was $1,518,342, which was primarily attributable to a net profit of $4,222,750, adjusted for non-cash items of $568,021 and adjustments for changes in working capital of $(6,309,113). The adjustments for changes in working capital mainly included:

(i)     increase in short-term investments of $3,085,889 — our short-term investments increased due to our investments in trading securities and available-for-sale investments by using our temporary cash surplus;

(ii)    increase in inventory of $830,395 — our inventory increased due to increased raw material inventory we held in our warehouse as of December 31, 2020, which are electronic parts purchased in advance to prevent delivery delay;

(iii)   decrease in accounts payable of $949,314 — due to the payment to our suppliers;

(iv)   decrease in advances from customers of $1,500,031 mainly due to our two subsidiaries of delivered the goods to fulfil the sales orders.

Investing Activities:

Net cash used in investing activities was $1,574,428 for the six months ended December 31, 2021, which was primarily attributable to purchase of property, plant and equipment of $722,959 for production needs and management needs, and net loan receivable we lent to third parties of $882,382, partially offset by proceeds from disposal of property, plant and equipment of $33,611.

Net cash used in investing activities was $1,081,731 for the six months ended December 31, 2020, which was primarily attributable to purchase of property, plant and equipment of $1,089,532 for production needs and management needs, and partially offset by proceeds from disposal of property, plant and equipment of $7,411.

Financing Activities:

Net cash provided by financing activities was $1,356,918 for the six months ended December 31, 2021, which was primarily attributable to net proceeds from related parties of $1,125,220, and net proceeds from bank borrowings $1,009,720, and partially offset by distribution to shareholders of $778,022.

Net cash used in financing activities was $1,278,408 for the six months ended December 31, 2020, which was primarily attributable to the net repayments to bank loans of approximately $1,405,093, and partially offset by net repayment from related parties of $126,685.

For the Fiscal Years Ended June 30, 2021 and 2020

As of June 30, 2021 and 2020, we had cash, cash equivalents and restricted cash of $5,947,721 and $6,986,201, respectively, and short-term investments of $773,982 and $505,262. We believe that our current cash, cash equivalents and restricted cash, short-term investments, cash to be generated from our operations and access to funds under our loan arrangements with banks will be sufficient to meet our working capital needs for at least the next twelve months.

We finance our operations through short-term loans provided by a syndicate of banks in China, as listed in Note 11 Short-term Borrowings of our consolidated financial statements. As of June 30, 2021, we had a total of 2 outstanding short-term loans provided by banks, with an aggregate principal amount of RMB 18,100,000, or approximately $2.8 million. As of June 30, 2020, we had a total of 6 outstanding short-term loans provided by banks, with an aggregate principal amount of RMB 18,651,009, or approximately $2.6 million. Each of these loans has a term of six months to one year and, pursuant to our agreements with these banks, all of the loans can be renewed and funds can be accessed immediately when the outstanding principal and interest are repaid in full. All of these loans have a fixed interest rate.

We do not have any amounts committed to be provided by our related parties. We are not dependent upon this Offering to meet our liquidity needs for the next twelve months. However, we plan to expand our business by investing in new technologies either through acquisition or research and development and construction of facilities and purchase of equipment for production of new products. We will need to raise more capital through financing, including our initial public offering, to implement these growth strategies and strengthen our position in the market.

Substantially all of our operations are conducted in China and a majority portion of our revenues, expense, cash, cash equivalents and restricted cash, restricted cash, and short-term investments are denominated in RMB. RMB is subject to the exchange control regulation in China, and, as a result, we may have difficulty distributing any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

	For the years ended June 30,
	2021	2020
Net cash provided by operating activities	$4,083,189	$3,201,611
Net cash used in investing activities	(2,942,216)	(338,672)
Net cash provided by (used in) financing activities	(2,808,912)	405,927
Effect of foreign currency translation	629,459	(134,602)
Net increase in cash, cash equivalents and restricted cash	$(1,038,480)	$3,134,264
Cash, cash equivalents and restricted cash at beginning of the period	6,986,201	3,851,937
Cash, cash equivalents and restricted cash at end of the period	$5,947,721	$6,986,201

Operating Activities:

Net cash provided by operating activities for the year ended June 30, 2021 was $4,083,189, which was primarily attributable to a net profit of $6,184,214, adjusted for non-cash items of $1,316,870 and adjustments for changes in working capital of $(3,417,895). The adjustments for changes in working capital mainly included:

(i)     increase in notes receivable of $204,004 — notes receivable consist of irrevocable letters of credit provided by the Company’s international customers to pay their payable balances to the Company;

(ii)    increase in accounts receivable of $3,239,895 — our accounts receivable increased due to rapidly increased sale volume generated for the year ended June 30, 2021;

(iii)   increase in inventory of $786,956 — our inventory increased significantly due to increased raw material inventory we held in our warehouse as of June 30, 2021 resulting from increase in sales volume;

(iv)   increase in accounts payable of $1,355,517 due to the payment to our suppliers.

Net cash provided by operating activities for the year ended June 30, 2020 was $3,201,611, which was primarily attributable to a net profit of $4,165,799, adjusted for non-cash items of $707,182 and adjustments for changes in working capital of $(1,671,370). The adjustments for changes in working capital mainly included:

(i)     increase in accounts receivable of $643,432 — our accounts receivable increased due to rapidly increased sale volume generated for the year ended June 30, 2020;

(ii)    decrease in inventory of $77,846 — our inventory increased significantly due to decreased raw material inventory we held in our warehouse as of June 30, 2020 resulting from the improvement of our inventory management system;

(iii)   increase in advances to suppliers of $849,653 — from time to time we are required to make advance payments to our suppliers for purchase of raw materials. Due to increased raw material purchases as a result of increased sales for the year ended June 30, 2020, we made higher advance payments to our suppliers;

(iv)   increase in advances from customers of $1,161,797 mainly from two subsidiaries of us for accepting new sales orders;

(v)    decrease in other payables and current liabilities of $995,936 due to repayment of our borrowings from third parties.

Investing Activities:

Net cash used in investing activities was $2,942,216 for the year ended June 30, 2021, which was primarily attributable to purchase of property, plant and equipment of $1,308,434 for production needs and management needs, purchase of intangible assets of $38,000, and net loan receivable we lent to third parties of $1,635,345, partially offset by proceeds from disposal of property, plant and equipment of $39,563.

Net cash used in investing activities was $338,672 for the year ended June 30, 2020, which was primarily attributable to purchase of property, plant and equipment of $566,308 for production needs, net proceeds from loan receivable we collected from third parties of $301,043, and long-term investment of $73,407.

Financing Activities:

Net cash used in financing activities was $2,808,912 for the year ended June 30, 2021, which was primarily attributable to distribution to shareholders of $2,207,472, and net amount lend to related parties of $764,593, partially offset by net proceeds from bank loans of $158,518, and proceeds from shareholders’ investment of $4,635.

Net cash provided by financing activities was $405,927 for the year ended June 30, 2020, which was primarily attributable to the net proceeds from bank loans of approximately $1,452,877, and proceeds from shareholders’ investment of $59,746, partially offset by net amount lend to related parties of $1,106,696.

Capital Expenditures

Our capital expenditures consist primarily of expenditures for the purchase of fixed assets as a result of our business expansion in China mainland and overseas markets, and the construction and launch of, and the continuous investment in our manufacturing facilities. Our capital expenditures amounted to approximately $2.95 million and $0.34 million for the year ended June 30, 2021 and 2020, respectively.

Contractual Obligations

There were no significant contractual obligations and commercial commitments, other than our bank borrowings as of December 31, 2021 and 2020.

There were no significant contractual obligations and commercial commitments, other than our bank borrowings as of June 30, 2021 and 2020.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the six months ended December 31, 2021 and 2020, or for the years ended June 30, 2021 and 2020 that have or that in the opinion of management are likely to have, a current or future material effect on our consolidated financial condition or results of operations.

Impact of Inflation

We do not believe the impact of inflation on our Company is material. Our operations are in China and China’s inflation rates have been relatively stable in the last two years: 2.5% for 2021 and 2.1% for 2020, respectively.

Holding Company Structure

Wuxin Holding is a holding company with no material operations of its own. We conduct our operations primarily through Wuxin Technology and its subsidiaries in China. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. Our PRC subsidiaries may purchase foreign exchange from relevant banks and make distributions to offshore companies after completing relevant foreign exchange registration with the SAFE. Our offshore companies may inject capital into or provide loans to our PRC subsidiaries through capital contributions or foreign debts, subject to applicable PRC regulations. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations.

Under PRC law, each of our affiliates in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reached 50% of its registered capital, after which any mandatory appropriation stops. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation of the companies. The reserved amounts as determined pursuant to PRC statutory laws totaled $1,326,236 and $1,326,236 as of December 31, 2021 and 2020, respectively, and $1,326,236 and $785,482 as of June 30, 2021 and 2020, respectively.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results. Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of Wuxin Technology Holdings, Inc. and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the six months ended December 31, 2021 and 2020, and during the years ended June 30, 2021 and 2020. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and inventories, useful lives of property, plant and equipment, and intangible assets, the recoverability of long-lived assets, and provisions necessary for contingent liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials inventories is calculated using the weighted-average method. The cost of work in progress and finished goods in transit consists of the costs associated with manufacturing, assembling and testing its products, related overhead costs, maintenance, compensation, freight and other costs related to manufacturing support, including the depreciation of tooling assets. The work-in-progress and finished goods in transit have direct and allocated manufacturing costs based on the actual costing method. The work-in-progress and finished goods in transit are stated at the lower of the cost or net realizable value.

The Company periodically assesses the recoverability of all inventories to determine whether adjustments are required to record inventories at the lower of cost or net realizable value. Inventories that the Company determines to be obsolete or in excess of forecasted usage are reduced to its estimated realizable value based on assumptions about future demand and market conditions. If actual demand is lower than the forecasted demand, additional inventory write-downs may be required. The write-downs recognized of inventories were nil and nil for the six months ended December 31, 2021 and 2020, respectively. The write-downs recognized of inventories were nil and nil for the years ended June 30, 2021 and 2020, respectively.

Fair Value Measurement

Fair Value Measurements and Disclosures requires disclosure of the fair value of financial instruments held by the Company. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•        Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

For the Company’s financial instruments, including cash and cash equivalents, restricted cash, short-term investments, accounts receivable, notes receivable, loan receivable, amounts due from and due to related parties, other receivables, accounts payable, advances from customers, other current liabilities, notes payable, and short-term borrowing, and the carrying amounts approximate their fair values due to their short maturities as of the six months ended December 31, 2021 and 2020, and as of June 30, 2021 and 2020.

Revenue Recognition

Revenue is comprised of sales of connectivity products, internet of vehicles products and customized internet of things (IoT) products and services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”).

The Company follows Financial Accounting Standards Board (FASB) ASC 606 and accounting standards updates (“ASU”) 2014-09 for revenue recognition. On July 1, 2019, the Company has early adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation.

As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

Revenue from the sales of connectivity products

Revenue from the sales of connectivity products is mainly generated from sale of chips, modules, antennas and other products. Revenue from sale of goods is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from the sales of internet of vehicles products

Revenue from the sales of internet of vehicles products is mainly generated from the sale of centralized control boxes, locators and other products. Revenue from sale of internet of vehicles products is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from Customized IoT products and services

(1) Internet of things protocol licensing

Revenue from licensing is principally from licensing of the Company’s Ant Delete Center (ADC) protocol, which just started during the six months ended December 31, 2021. ADC protocol is a wireless, decentralized and ad hoc internet of things communication protocol. ADC protocol license agreements that require payment of one-time license fees for each ADC protocol IP address contain a single performance obligation since such agreements provide the licensee the right to use ADC protocol indefinitely that exists at inception of the license agreement. As ADC protocol has significant standalone functionality, and it derives a substantial portion of its utility (that is, its ability to provide benefit or value) from its significant standalone functionality. ADC protocol meets definition of functional intellectual property, and the performance obligation is satisfied at a point in time under ASC 606-10-55-59. The revenue of ADC licensing is recognized when the Company’s performance obligation is satisfied at the point that the contract takes effect.

Transaction prices are fixed at the inception of the contracts with customers and are subject to no adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has discretion in establishing the prices.

(2) Smart city and smart building system integration services

Smart city and smart building system integration services are mainly sold as service packages. When these contracts are awarded, the Company will provide the service packages significantly customized to the needs of the customer, which include design, consulting and installation services. The duration of the contracts ranges from one year to three years, and the customers will be billed quarterly. As each of the services is significantly affected by one or more of the other services in the service package contract, the Company would not be able to fulfil its promise by transferring each of the services independently. Therefore, each service package contract is a single performance obligation under ASC 606-10-25-21.

The Company is not able to sell the integration services to another customer due to the individual customization of each package and the Company has an enforceable right to payment for performance completed to date, which meets the criteria of the performance obligation over time under ASC 606-10-25-29.

For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation. The Company adopted the cost-to-cost method, by which costs incurred relative to total estimated costs are used to determine the extent of progress toward completion. Costs are included in measuring progress if they represent progress under the contract, which include: (1) direct labor hours, (2) direct materials, (3) subcontractor costs, (4) allocations of costs related directly to contract activities if those depict the transfer of control to the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(3) Cloud platform development

Revenue from cloud platform development is mainly generated from cloud platform development service. When the contract is awarded, the Company will develop the cloud platform significantly customized to the needs of the customer. The duration of contracts ranges from three months to twelve months. The Company is contracted to produce the combined output to the customers, which is the customized cloud platform. Therefore, each cloud platform development contract is a single performance obligation under ASC 606-10-25-21.

The control of the cloud platform is transferred to the customer at the point that the customer signs the final acceptance report in accordance with ASC 606-10-25-27 for the following reasons: (1) The customer could not receive and consumes the benefits provided by the cloud platform until it’s accepted by the customer; (2) The cloud platform is not controlled by the customer but by the Company during the process of development; (3) The Company does not have an enforceable right to payment for performance completed to date as the progress payment is dependent on the result of the testing of the test version and final version of the cloud platform.

The performance obligation is satisfied at a point in time under ASC 606-10-55-59. The revenue of cloud platform development is recognized when the Company’s performance obligation is satisfied at the point that the final acceptance report is signed by the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(4) Other services

Revenue from other services, which is immaterial individually and collectively, is recognized when the performance obligations are satisfied at a point in time.

Research and Development Costs

Research and development activities are directed toward the development of new products as well as improvements in existing processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Recent Accounting Pronouncements

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected the extended transition period.

In February 2016, the FASB issued ASU No. 2016-02, Leases, or ASU 2016-02, which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, or ASU 2018-10, to supersede ASU 2016-02. In addition, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, that provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP (Topic ASC 840, Leases). In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which amended the effective date of Topic 842, Leases. ASC 842 is now effective for private companies and nonprofit organizations annual reporting periods beginning after December 15, 2021. This was done to provide these organizations with accounting relief during the COVID-19 global pandemic. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. The Company does not plan to early adopt the new lease standards and the Company expects that applying the ASU 2016-02 would materially increase its assets and liabilities due to the recognition of right-of-use assets and lease liabilities on its consolidated balance sheets, with an immaterial impact on its consolidated statements of comprehensive loss and cash flows.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or ASU 2016-13. This ASU is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Company’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarifies that receivables arising from operating leases should be accounted for in accordance with ASC 842, Leases (“ASC 842”) instead of ASC Subtopic 326-20. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which amended the effective date of ASU 2016-13. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. Early adoption is permitted. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. This standard removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting statements, if recently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of comprehensive income (loss) and statements of cash flows.

Industry

The Global IoT Market

Since Sam Palmisano, IBM Chairman and Chief Executive Officer, introduced the concept of “Smart Planet” in 2008, picturing a world made up of a trillion connected and intelligent things, and the oceans of data they produce, the IoT has become a new generation of information technology. According to the report titled “State of the Connected World” issued by WEF in 2020 and a report issued by ASKCI Consulting Co., Ltd.(ASKCI), the global loT Market size reached $841 billion in 2021 and is expected to exceed $1,452 billion by 2025, with an annual CAGR of 14.63%.

Global IoT market size (units: Billion)

1,600
1,400
1,200
1,000
800
600
400
200
0
735
841
963
1,100
1,261
1,452
2020
2021
2022E
2023E
2024E
2025E

Source: WEF, Experts Interview and ASKCI

The IoT Market in China

Driven by the strategic plans of “Made in China 2025” and “Internet plus Double Innovation” enacted by the PRC government to reduce China’s dependence on foreign technology and promote Chinese technological manufacturers in the global marketplace, the Chinese IoT market is currently booming. According to “China Internet Development Report (2021)” issued by the Internet Society of China, the market size of China’s IoT industry exceeded 1.7 trillion yuan in 2020, and it is expected to exceed 2.12 trillion yuan by 2022.

China’s IoT market size (100 million Yuan)

25,000
20,000
15,000
10,000
5,000
0
9,300
11,500
13,300
15,000
16,600
18,400
21,200
2016
2017
2018
2019
2020
2021E
2022E

Source: The Internet Society of China

Drivers of IoT Industry

1. Technology

IoT is a technology-driven industry. The upgrading and integration of the following technologies will directly promote the development of the IoT market.

(1) Connection and networking technology

Connection and communication technology are the keys to promoting IoT development. As communication network technologies, such as LAN, low-power WAN, and 5G (5th-generation mobile networks), are accelerating in commercialization, the IoT network infrastructure has been rapidly improved, and the interconnection efficiency has been continuously improved, contributing to developing new downstream application scenarios.

ADC protocol is one of the few IoT communication protocols that are wireless, decentralized, and ad hoc worldwide. It made a breakthrough on the conventional IoT protocol structure with central control. ADC decentralized communication protocol completely solves the issues of high threshold, difficult launching, and high cost of smart homes and IoT technologies. Relying on the link of ADC decentralized protocol, smart products with different functions and brands can be integrated into one platform to form a complete, reliable, economical, and effective IoT system. At present, the ADC agreement has been recognized by more and more brands and consumers.

5G is the fifth-generation mobile communication technology, and it is also an extension of the existing wireless access technologies such as 2G, 3G, 4G, and Wi-Fi. As the latest generation of mobile communication technology, 5G relies on brand-new network architecture and has the advantages of high speed, low delay, high reliability, and large bandwidth. The application of 5G technology in the IoT industry refers to the core transmission technology of the IoT transport layer, which further transmits and exchanges the object information collected by the sensing layer, to realize the interconnection between people and things, things and things. The large-scale commercialization of 5G brings new market opportunities.

(2) Cloud computing

Cloud computing is a virtual computer resource pool, which meets the needs of massive information processing and low-cost, universal, and intelligent applications. Cloud computing and the IoT complement each other. Cloud computing enhances the IoT data analysis and processing capabilities, enables the real-time dynamic management of trillions of items. Cloud computing has elevated the performance of the IoT in terms of utilization rate and application in more extensive fields. It taps the IoT potential.

(3) Artificial intelligence + IoT (AIoT)

Intelligence is a key feature of the IoT. Artificial intelligence, as a technical science that simulates, extends, and expands human intelligence, significantly adds to the intelligence level of the IoT. Artificial intelligence technology can be broken into deep learning, computer vision, natural language processing, and intelligent robots, and it can be embedded into multiple application scenarios of the IoT. Among these, natural language processing and deep learning are applied rapidly in the IoT.

As a key part of the IoT, natural language processing contains semantic comprehension, machine translation, speech recognition, speech synthesis, etc. The IoT needs to understand and control the information generated by various devices and express it in a controlled way to the devices. In this process, semantic comprehension improves the efficiency of information interaction and realizes intelligent operation. At present, semantic comprehension-based artificial intelligence platforms have been gradually introduced in the market, like Siri of Apple, Xiao Bing and Xiao Na of Microsoft, Xiao Ai of Xiaomi, etc. These platforms realize semantic comprehension and intercommunication of IoT devices and their generated information through friendly HMIs such as voices and highlight the data comprehension and application for the future IoT.

In addition to the natural language processing technology based on semantic comprehension, deep learning is another critical artificial intelligence technology for IoT intelligence. Deep learning is machine learning on data representation, which has been applied in the fields of Network of Vehicles and intelligent logistics. Taking the Internet of vehicles as an example, judging complex traffic situations by image processing is vital; considering the data complexity, the introduction of deep learning technology can realize intelligent responses to complex road conditions. The growing data volume for training also improves the performance of deep learning and enhances the intelligent processing capacity.

Artificial intelligence technology is gradually used in the IoT, aiming to realize a mutual integration. The technology can also contain more IoT solutions design and implementation, indicating a huge enabling potential to be tapped. “Artificial intelligence + IoT” has become an important trend in future IoT development.

2. Social intelligence needs

Under the context of rapid technical iteration, the demand for IoT technology in conventional industrial upgrading and transformation is gradually increased. Taking industry and agriculture as examples, RFID, MEMS sensors, NB-IoT, and other technologies can be used to detect temperature, humidity, pressure, heat energy, etc. on production lines, and carry out intelligent diagnosis and analysis, to realize intelligent monitoring and maintenance of equipment status, product quality, production process, and other aspects. In agriculture, data such as soil temperature, air humidity, and light intensity can be collected through sensors, and the collected data can be further transmitted to the cloud for analysis and processing, to accurately and intelligently manage crops; data of animal products can be collected through wearable devices, cameras, etc., and deep learning algorithms can be used to predict and judge product conditions for accurate and intelligent management. Conventional industries such as industry and agriculture urgently need IoT technology for intelligent upgrading and transformation, and the demands from conventional industries will further boost the IoT industry.

Urban modernization requires more efficient public services to facilitate city management. Since IoT technology can significantly aid public services, the demand for IoT technology will continue to rise as urban modernization develops. If we take a look at the transportation industry, smart traffic lights are a concrete application of the IoT technology; through infrared sensing, RFID, and other technologies, pedestrians, vehicles, and road situations are detected in real-time, and the detected information will be sent back to the control system for calculation and analysis, to control the red and green lights based on the actual situations, and respond to unexpected situations timely; as a result, the traffic jams can be significantly reduced and solved. The IoT technology supports intelligent upgrading in public services such as transportation, security, fire protection, and administration. Public services will increasingly rely on the boosting power of the IoT technology in its intelligent upgrading, offering a growing space for the development of the IoT technologies.

3. Creating the industrial chain

The upstream and downstream of the IoT industry chain involve many players and technologies. It has gradually become an industry trend to stimulate the vitality of the upstream and downstream players by integrating the resources of the whole industrial system. In recent years, several IoT industry alliances emerged, such as Thread Group, AIoTI (Alliance for IoT Innovation), CSA (Connectivity Standards Alliance), etc. They are mainly enterprise-based, and coordinate industries, schools, and scientific research institutions to give full play to their respective advantages. By fully combining information and technical resources, they manage to form an advanced system that integrates R&D and production and is comprehensively advantageous.

Industry alliances can also provide product supply-demand information for member enterprises by establishing business information platforms that collect market opportunities, and services for interactive information exchanging and online trading for buyers and suppliers. When it comes to the financing issues of IoT enterprises, industrial alliances can connect with various financing institutions, introduce various capitals and intermediaries to provide financing services such as equity and creditor’s rights for alliance members, as well as to provide financial assistance or angel investment for R&D projects, and supply chain financial services. The rise of industrial alliances shows that the IoT is gradually developing toward integrating industrial chain resources. In the future, the cooperation between upstream and downstream players throughout the industrial chain will be closed, and the industrial system of the IoT will be improved.

4. National strategic layout

From an international perspective, layout in the IoT industry is a strategic move. Countries have released policies to seize the development opportunities of the new round of IoT industry. The SMART IoT Act of the United States, the Action 14 of the European Union, the i-Japan Strategy of Japan, the u-Korea strategy of South Korea, and the Next Generation I-Hub plan of Singapore all regard the IoT as an important strategic goal for the current development.

Given the domestic situation, in 2010, the IoT was firstly included in the government work report. In recent years, the relevant laws and regulations issued by the government have continuously strengthened the guidance and support for the development of the IoT industry, which is mainly reflected in promoting the upgrading and progress of industry technology, optimizing the allocation of industrial resources, enhancing the government’s fiscal and tax support, aiding enterprises. Among them, the Three-Year Action Plan for New Infrastructure Construction of IoT (2021-2023) issued by the MIIT of China in 2021 clearly states that China’s IoT industry aims to make breakthroughs in core technologies, and innovation chains will be systematically deployed via “cloud, management, and terminal”, and around the key links of the industrial chain such as information perception, information transmission, and information processing; backbone enterprises are encouraged and supported to tackle key technological issues, improve on key common technologies such as intelligent sensing, new short-range communication, and high-precision positioning, to overcome our shortcomings in fields such as high-end sensors and IoT chips, and further improve the supply capacity of high-performance and universal IoT sensing terminals. It has pointed out the direction for the development of China’s IoT industry in the next few years.

Segment Markets

IoT protocols

IoT protocol refers to the underlying IoT communication technology, which is the mutual rules and conventions for completing communications or services between entities. Communication protocols include wireless transmission and wired transmission technologies. Wireless transmission protocol has already become the main trend of the IoT industry; it is composed of two categories differentiated by transmission distance: 1. local area network (LAN) communication technology, a short-distance transmission technology represented by ADC protocol, Zigbee, Wi-Fi, Bluetooth, etc.; 2. wide-area network (WAN) communication technology, which can be sub-divided into technologies working on the unauthorized spectrum (e.g., LoRa and Sigfox) and authorized spectrum respectively (e.g., 2G/3G/4G/5G cellular communications supported by 3GPP, eMTC, NB-IoT).

Meanwhile, Wi-Fi, Bluetooth, and Zigbee are based on 2.4 GHz band technology, which generally has no application layer and relies on central control. In an era filled with wireless devices, the channel can get crammed, and the mutual interference is intensified. In the future, wireless IoT protocols with decentralized, ad hoc networks and standard application layers will be promoted rapidly.

In 2016, Wuxin officially launched the ADC IoT communication protocol, which we believe is China’s first IoT protocol with completely independent intellectual property rights. ADC protocol made a breakthrough on the traditional protocol architecture with central control. Products adopting ADC protocol feature lower cost, higher reliability, longer transmission distance, and faster deployment. ADC protocol also standardizes protocol stack and application layer, which lowers the technical threshold for vertical industrial segments to transit into IoT.

Chips and modules

The IoT products require corresponding chips, such as sensor chips, protocol chips, etc. Chips are the central part in the upper stream of the IoT industry. Leading chip manufactures have technical and cost advantages for high-end chips, and the high-end chip market is highly concentrated.

Although Chinese chip manufacturers, led by Huawei HiSilicon and ZTE Sanechips, have seized the development opportunities in the field of NB-IoT chips, overseas giants such as Qualcomm, MediaTek, and Broadcom are still the main suppliers in the entire industrial system of IoT chips.

Modules refer to a standard interface with complete functions that composes various functional chips, memory, power supply circuits, and other necessary components. The core function of the module is to let various terminals realize various functions. Basically, every smart product connected to the IoT needs to be equipped with a certain number of modules. Modules have become an irreplaceable core component of the IoT industry and an important part of the development of the IoT.

The architecture of modules includes functional interfaces, main functional modules, antenna interfaces, etc., which can generally be increased or decreased accordingly. Among them, the antenna is the middleware for transmitting and receiving signals, and the performance of the antenna directly affects the quality of communication. Internationally well-known manufactures engaged in the terminal antenna business mainly include Laird, Pulse, Molex, Skycross, and Galtronics. China’s terminal antenna brands are also relatively competitive. The main local manufacturers include Xinwei Communication, Luxshare Precision, and SPEED.

Communication modules are mostly classified per the IoT communication technologies adopted. ADC, Wi-Fi, Bluetooth, and Zigbee suit LAN technologies, while eMTC, NB-IoT, LoRa, Sigfox are born for WAN technologies. Though overseas manufacturers, like Telit and Sierra Wireless, are dominating the wireless module market, Chinese players are catching up, led by Huawei, ZTE, USI, Quectel, SIMCom, China Mobile IoT, MXCHIP, and Lierda.

Wuxin Technology launched the ADC protocol module in 2017 and transited the ADC protocol into chips in 2020, which we believe made us the first IoT chip creator with built-in application scenarios in the Chinese IoT industry.

The IoT market is growing rapidly and has a huge volume. According to GSMA (Global System for Mobile Communications Assembly), the number of global IoT device connections is expected to grow at a CAGR of 15.66% from 2018-2025 and is expected to reach 25.2 billion units in 2025. Typically, each additional number of IoT connections will add 1 to 2 modules. From the perspective of the industry chain, modules are in the upper and middle reaches of the IoT industry. Wireless module manufacturers integrate chips and other electronic components to enable modules to have networking and communication functions and then deliver them to downstream end customers for use. The increase in the number of IoT connections brings the demand for chips, modules, and antennas in the IoT industry.

Global connected IoT devices (units:100 million)

300.0
250.0
200.0
150.0
100.0
50.0
-
63.0
75.0
91.0
107.0
126.0
147.0
171.0
197.0
224.0
252.0
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Source from: GSMA

Smart homes

Our smart home products are composed of eight categories: gateway, control, lighting, HVAC, whole house customization, sensing, audio and voice interaction.

As the technologies develop and products upgrade, the application of IoT has changed from horizontal to vertical development. The scale expansion and intensified driving force of core applications have become the trend, the energy of the demand-side market has gradually emerged. At present, the demand side is dominated by the consumer application market, featuring increasing product shipments and enlarging market scale. Smart home, as the first industry in the market of large-scale application, has comprehensively utilized IoT, cloud computing, edge computing, artificial intelligence, and other technologies, so that household equipment is enabled centralized management, remote control, interconnection, autonomous learning, etc., and home appliance control, environmental monitoring, audio-visual entertainment, information management are organically combined into home life, creating a safer, more convenient, comfortable, energy-saving and intelligent home environment. For now, smart home products mainly include smart home appliances, smart home security, smart home entertainment, smart connection control equipment, and smart light-sensing equipment. The categories of smart home equipment will be constantly enriched as the industry develops, indicating a broad market.

According to the latest research report 2021 Global Smart Home Forecast released by Strategy Analytics, after being negatively affected by the COVID-19 pandemic in 2020, global consumers’ spending on smart home solutions will increase by 44% to $123 billion in 2021. Consumers just delayed instead of abandoning the purchasing plans for smart home products, and 30 million new families will pay for smart systems in 2021. By 2025, the smart home market will continue to grow to $173 billion, when nearly 20% of global families will have at least one piece of smart home product in use.

Global spending on smart home solutions (USD billion)

200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
-
61.0
74.0
83.0
95.0
86.0
123.0
134.0
147.0
159.0
173.0
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Source: Strategy Analytics

Intelligent Buildings

Intelligent buildings are facilities that leverage complex automated systems to maximize operational efficiency and the well-being of occupants. The rapid development of the IoT in the field of commercial real estate is affecting the transformation of the smart building market. The government is promoting the ideal concept of smart cities that facilitate direct dialogue and productive relationships between users and tenants. There are many layers of building management, each with different operating system requirements, and the product portfolio can meet these requirements on a large scale. A smart building is a living asset that is utilized by building and facility managers to improve operations. It is connected, using technology to automate processes and control building services including lighting, heating, air conditioning, security, etc. This is achieved through a network of sensors, wired and wireless technology and microchips to collect and aggregate data into a user interface which takes the guess work out of building control and maintenance. Our buildings are becoming part of the IoT and being used as an asset that is flexible and can adapt to change. Therefore, the market prospect is broad. According to Experts Interview and ASKCI, the global Intelligent Buildings Market Size reached $68 billion in 2021 and is expected to exceed $134 billion by 2025, with a CAGR of 18.48% during the period from 2021 to 2025.

Global Intelligent Buildings Market Size 2020-2025

140
120
100
80
60
40
20
0
58
68
80
95
113
134
2020
2021E
2022E
2023E
2024E
2025E

Source from: ASKCI

Smart cities

We have been involved in many application scenarios in the field of smart cities, such as shared bike management, smart community, smart parking, smart lighting, etc.

A smart city uses information and communication technology to sense, analyze and integrate the key information of the core system of urban operation, to intelligently respond to various needs including people’s livelihood, environmental protection, public safety, urban services, industrial and commercial activities, and improve the efficiency of urban fine management.

Countries and government organizations all over the world have put forward plans to change the blueprint of urban future development by relying on the IoT and internet information technology. The United States took the lead in putting forward the national Information Infrastructure (NII) and global Information Infrastructure (GII) programs, followed by the European Union’s efforts to promote the “information Society” program, and determined the ten application fields of the European Information society, as the main direction of the construction of the “information society” of the European Union. The European Commission has identified information and communication technology as a strategic development priority for Europe in 2020, developing a Roadmap for Strategic Research on the IoT. The International Intelligent Community Forum (ICF) and other relevant organizations have been established, and the “Global Smart City Award” has been launched. The United States, The United Kingdom, Japan, the Netherlands, Sweden, South Korea, Singapore, Malaysia, and other countries have achieved good results in industrial transformation and social development.

According to ASKCI, the global smart cities spending market size reached $106 billion in 2021 and is expected to exceed $184 billion by 2025, with a CAGR of 14.78% during the period from 2021 to 2025.

Global smart cities spending market size 2020-2025 (USD billion)

200
180
160
140
120
100
80
60
40
20
0
93
106
121
139
160
184
2020
2021
2022E
2023E
2024E
2025E

Source from: ASKCI

Internet of vehicles

In the field of Internet of vehicles, we provide controllers and locators for electric bicycles and motorcycles, as well as development and access services for cloud platforms, apps, and shared operating systems.

At the front end of large-scale industrial IoT applications, the Internet of vehicles was launched and developed. Shared bicycles are the subjects of IoT application in the field of intelligent transportation, and they also fill the gap of urban short-distance transportation to a certain extent. The new generation of information and communication technology have enabled a new type of operation in-vehicle and transportation services via the on-board equipment adopting wireless communication technologies, through effectively utilizing all the dynamic information of the vehicle on the information network platform to provide different functions in using the vehicles and improve the intelligent level of the vehicles. According to iiMedia Research, the cumulative scale of shared electric bicycles in China reached 2.5 million in 2020; in the next few years, users’ demand for shared electric bicycles will be further stimulated as major platforms steadily push forward the input plan in shared electric bicycles; especially in third-and fourth-tier cities, where the penetration rate will maintain rapid growth. It is estimated that more than 8 million shared electric bicycles will be on the road in 2025, indicating a prospective market.

The market size of Shared electric bicycles in China (Ten thousand)

900
800
700
600
500
400
300
200
100
0
15
48
100
250
382
495
550
633
800
2017
2018
2019
2020
2021
2022
2023
2024
2025

Source from: iiMedia

OUR HISTORY AND CORPORATE STRUCTURE

Wuxin Technology Holdings, Inc. is an exempted company incorporated with limited liability under the laws of the Cayman Islands on June 16, 2021. Wuxin Holding wholly owns Wuxin Hong Kong, a company incorporated under the laws of the Hong Kong S.A.R. of the PRC on July 5, 2021. Wuxin Hong Kong is the sole shareholder of WFOE, a limited liability company formed under the laws of the PRC on August 10, 2021, which owns 100% of Wuxin Technology, a company established under the laws of the PRC on May 17, 2005.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

•        on June 16, 2021, Wuxin Technology Holdings, Inc. was incorporated under the laws of the Cayman Islands;

•        on July 5, 2021, Wuxin Technology Holding Group Limited., or Wuxin Hong Kong, was incorporated in Hong Kong as a wholly owned subsidiary of Wuxin Technology Holdings, Inc.;

•        on August 10, 2021, Shenzhen Wuxin Holding Co., Ltd. was incorporated pursuant to PRC laws as a WFOE and a wholly owned subsidiary of Wuxin Hong Kong;

•        on November 10, 2021, each of the shareholders of Wuxin Technology has entered into a share transfer agreement with WFOE, pursuant to which, Wuxin Hong Kong acquired 100% of the equity interest of Wuxin Technology;

•        between June 2021 and December 2021, our Company and our shareholders undertook a series of corporate actions, including share issuances in, re-designation of our ordinary shares into Class A and Class B Ordinary Shares in December 2021. See “Description of Share Capital”

Certain share issuances are related to the Reorganization and are presented on a retroactive basis to reflect the Reorganization.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Business

Our Mission

We are on a mission to enable and accelerate the digital transformation of Chinese and global businesses that depend on physical operations by providing IoT connectivity solutions.

Overview

We are a holding company incorporated in Cayman Islands. As a holding company with no material operation of our own, we conduct our operations through Wuxin Technology and its subsidiaries in China.

Wuxin Technology is a high-tech enterprise formed in 2005 and headquartered in Shenzhen, China. It is an integrated group company with IoT “connectivity” related products and solutions as its core business. We believe that Wuxin Technology is the pioneer of the ADC protocol. The ADC protocol is derived from the foraging principle of ants. The behavior of a single ant is relatively simple in the foraging process, but the whole ant colony presents certain intelligent behaviors; for example, the ant colony can find the shortest path to the food source in varied environments. In a system with numerous distributed nodes, each node has a high degree of autonomy and can be freely connected to form a new connection unit. Any node may become a stage center but without mandatory centralized control. The influence between nodes will form a nonlinear causal relationship throughout the network. This open, flat and equal system process or structure is called decentralization. In a system composed of numerous IoT nodes, the capacities to detect the shortest path and decentralize are essential, which is the origin of the ADC protocol. The ADC protocol is a wireless, decentralized, and ad hoc network protocol. Contrary to the traditional protocol architecture with centralized control, products adopting ADC protocol feature lower cost, higher reliability, longer transmission distance, and faster deployment. ADC protocol also standardizes the protocol stack and application layer, which is the interface between the IoT device and the network with which it will communicate and lowers the technical threshold for related industrial segments to enter the IoT ecosystem. We are committed to bringing an integrated solution for IoT cloud, IoT management, and IoT terminal which can cover the whole industry ecosystem that including cutting-edge IoT technology development, IoT product R&D and manufacturing, IoT solutions design and implementation, IoT intelligent hardware marketing network, and IoT system integration solution output.

From 2005 to 2016, Wuxin Technology developed intelligent systems, software, and hardware products for smart hotels. Afterward, Wuxin Technology began to independently develop the IoT protocol (the predecessor of ADC protocol) applications. After more than ten years of R&D accumulation and iteration of hundreds of projects, in 2016, Wuxin Technology launched the ADC protocol. In 2017, the ADC protocol was certified by the China Electronic Product Reliability and Environmental Testing Research Institute (“CEPREI”) of the MIIT of China. In the same year, the ADC protocol module made a debut and was put on the market. In 2020, Wuxin Technology produced our first ADC protocol chip, which we believe made us the first IoT chip creator for built-in application scenarios in China.

Our subsidiary in China, Wuxin Technology, has seven subsidiaries devoted to IoT projects launching in various fields. Wuxin Technology offers customers IoT solutions and system integration engineering services in sectors including the Internet of vehicles, smart homes, smart hotels, smart buildings, smart communities, smart agriculture, smart cities, smart health care. Wuxin Technology’s main products are ADC protocol, chips, modules, antennas, intelligent centralized control boxes, locators, smart hardware products, smart household products, cloud platforms, and so on.

Our IoT ecosystem covers the upper, middle, and lower streams of the IoT industrial chains. The upstream includes the provider of underlying technologies and products such as communication networking protocol, chips, modules, sensor technology, and PaaS. The protocols, chips, and modules work together to provide connectivity and networking solutions for IoT products. Furthermore, the protocol is the core of the chips and the modules, as it determines whether the chips and the modules can maintain a stable connection. Therefore, the protocol is crucial in the upstream of the IoT industry. Our ADC protocol, ADC protocol chips and ADC protocol modules have been successfully launched in the market, and have been well received by the upstream customers. The midstream mainly refers to the development of the application layer, including the SaaS service of the cloud platform. Our ADC protocol comes with its own application layer and application scenarios, therefore, the difficulty and cycle of product development will be greatly reduced for our smart products developer customers. Downstream includes businesses that design and implement projects for user needs, such as brand manufacturers, product manufacturers, solution companies, engineering companies, agents, and integrators. As the ADC protocol standardizes the protocol stack and application layer, it is easy to build an ecosystem when adopting our ADC protocol, therefore, our downstream customers can integrate and improve the value of their products and services at a lower cost.

We had total assets of $41.95 million and $35.86 million as of December 31, 2021 and June 30, 2021. Our total revenues for the six months ended December 31, 2021 and 2020 were $25,857,670 and $22,378,877, and for the years ended June 30, 2021 and 2020 were $46,977,350 and $31,833,721, respectively. As of December 31, 2021, we have 336 full-time employees. We have a strong R&D department with a total of Wuxin Technology had 140 full-time employees, counting for 41.67% of our total employees as of December 31, 2021. Wuxin Technology has carried out industry-university-research collaborations with the Hong Kong University of Science and Technology, Xidian University, and Hangzhou Dianzi University. We have made significant achievements in fields such as radiofrequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning, and cloud computing. As of December 31, 2021, Wuxin Technology and its subsidiaries owned 220 software copyrights, 163 patents, including 20 invention patents, 102 utility models, and 14 design patents. As of December 31, 2021, Wuxin Technology and its subsidiaries had 25 pending patent applications, of which, 16 are invention patents, and 9 are utility models. In addition, as of December 31, 2021, Wuxin Technology and its subsidiaries held 27 trademarks for the brand name “ADC”, “VLG”, “TBIT”. During the six months ended December 31, 2021 and 2020, our R&D expenses were $3.01 million and $2.17 million. During the years ended June 30, 2021 and 2020, our R&D expenses were $4.64 million and $3.58 million, respectively.

	For the six months ended December 31
	2021	2020
Revenues
Connectivity products	$14,492,409	$13,407,616
Internet of vehicles products	8,661,797	6,563,526
Customized IoT products and services	2,703,464	2,407,735
Total	$25,857,670	$22,378,877
	For the years ended
	June 30, 2021	June 30, 2020
Revenues
Connectivity products	$30,020,689	$21,040,236
Internet of vehicles products	12,643,221	9,119,875
Customized IoT products and services	4,313,440	1,673,610
Total	$46,977,350	$31,833,721

Wuxin Technology provided IoT products and solutions to 1,096 customers and 998 customers for the six months ended December 31, 2021 and 2020, respectively, and 1,062 customers and 1,019 customers for the years ended June 30, 2021 and 2020, respectively. Wuxin Technology’s customers consist of smart product manufacturers, cloud platform companies, electric bicycle companies, shared bicycle operators, auto manufacturers, telecom operators, hotel groups, etc. As of December 31, 2021, approximately 99.67 % of Wuxin Technology’s customers were in China, and the rest were in countries or regions such as Malaysia, United States, and Singapore, etc. As of June 30, 2021, approximately 97% of Wuxin Technology’s customers were in China, and the rest are in countries or regions such as Vietnam, Malaysia, and Singapore, etc.

We believe that Wuxin Technology’s technology lowers the technical threshold for manufacturers, lays the foundation for the establishment of industry standards and the ecologicalization of home intelligence. By implanting ADC protocol chips into smart products, product manufacturers are able to get rid of the dependence on cloud platforms, enabling manufacturers to rely on their brand and industry position to open up the market; Wuxin Technology provides IoT solutions such as GPS positioning, in-vehicle central control system, cloud platform, and other services for the motorcycle companies, shared operators, etc. Wuxin Technology provides door locks, smart switches, lighting control, HVAC control, electric curtains, and software platform solutions for large real estate companies, hotel groups, and other customers, lowering the threshold for the industry to upgrade to the IoT, and helping customers realize a new life experience that is convenient, environmentally friendly, and energy-saving.

	December 31, 2021		December 31, 2020
Country	Revenue Amount (In USD)	As % of Revenue	Revenue Amount (In USD)	As % of Revenue
China	$25,771,801	99.67%	$21,681,625	96.88%
Other countries and regions	85,869	0.33%	697,252	3.12%
Total	$25,857,670	100.0%	$22,378,877	100.0%
	June 30, 2021		June 30, 2020
Country	Revenue Amount (In USD)	As % of Revenue	Revenue Amount (In USD)	As % of Revenue
China	$45,573,840	97.0%	$30,451,190	95.7%
Other countries and regions	1,403,510	3.0%	1,382,531	4.3%
Total	$46,977,350	100.0%	$31,833,721	100.0%

Wuxin Technology subsidiaries

The various fields of the IoT are carried out by the seven subsidiaries of Wuxin Technology, shaping a vigorous integrated IoT ecology.

Incorporated in 2005, Shenzhen VLG Wireless Technology Co., Ltd. (“VLG”) is a high-tech company combining antenna research, development, and production. VLG was recognized as a SRDI (Specialized, Refined, Differential, and Innovation) enterprise of Guangdong Province in December 2021 by Guangdong Provincial Department of Industry and Information Technology. VLG has passed ISO9001: 2015, ISO14001: 2004, IATF16949: 2016, GJB9001B: 2009, and BSCI certifications. VLG provides wireless communication networking solutions for intelligent products through antenna products and ADC protocol. The main products include various terminal antennas like IoT antenna, mobile phone antenna, Beidou navigation terminal antenna, aerospace product antenna, wearable product antenna, unmanned aircraft product antenna, notebook computer antenna, Bluetooth headset antenna, wireless charger, NFC and POS machine antenna, etc., supporting ADC, GSM, WCDMA, CDMA2000, TD-SCDMA, LTE, 5G, GPS, Bluetooth, Wi-Fi and other antennas in standard frequency bands. As of December 31, 2021, VLG had 103 full-time employees, including 5 of which held doctorate degrees, and held total assets of $14.6 million. As of the date of this prospectus, VLG has R&D centers in Shenzhen, Shanghai, Xi’an, Hangzhou, and Huizhou, and a factory in Huizhou, equipped with advanced anechoic chambers and supporting testing instruments. The production capacity of antenna products is 10 million sets per month (capacity saturation is 75%). We believe VLG is one of the competitive antenna designers and manufacturers of communication equipment in China.

Shenzhen TBIT Technology Co., Ltd. (“TBIT”) was founded in 2007. TBIT is a high-tech company integrating design, R&D, production, and sales. It was recognized as a high-tech enterprise in December 2020 by Shenzhen Science and Technology Innovation Committee, Shenzhen Municipal Finance Bureau, Shenzhen Municipal Taxation Bureau of the State Administration of Taxation, and a certified dual-software enterprise in June 2013 (after certification of software product and software enterprise). TBIT has passed ISO9001 quality certification system, China national standard 3C certification, and certification by the Testing Center for Quality of Security & Police Electronic Product under the Ministry of Public Security of P.R.C. TBIT is mainly engaged in the delivery of intelligent system solutions and core products development and production for electric bicycles, including the development of cloud platform, App, and shared economy operation systems, as well as the design and production of two-wheeled electric bicycle control boxes and locator. As of December 31, 2021, TBIT had 137 full-time employees, and held total assets of $12.47million. TBIT has a production base in Guangming District, Shenzhen. The production capacity is 200,000 units per month (current capacity saturation is about 60%). TBIT also provides customized intelligent solutions for customers and offers a complete set of IoT application solutions for information collection, data transmission, and big data application.

Shenzhen Yitianxin Electronics Co., Ltd. (“Yitianxin”) was established in 2013, and is mainly involved in IoT module development and IoT product solution design. As of December 31, 2021, Yitianxin had 14 full-time employees and held total assets of $4.85 million. Yitianxin customers with module development and product scheme design of multimedia control products, speech recognition products, and smart home products.

Shenzhen Xinsheng Technology Co., Ltd. (“Xinsheng”) was formed in 2016 as a company specializing in IoT product solution development, sales, design, and promotion of chips in the communication industry. As of December 31, 2021, it had 10 full-time employees and held total assets of $1.4 million. Xinsheng focuses on expanding the use of ADC chips in wireless communication and consumer fields, mainly in the communication and IoT segments. Xinsheng sells chips of ADC, and other brands, and develops IoT product solutions for customers based on chip sales.

Zhongyitong Technology (Shenzhen) Co., Ltd. (“Zhongyitong”) was formed in 2016 and received the high-tech company certificate in December 2021 which was issued by Shenzhen Science and Technology Innovation Committee, Shenzhen Municipal Finance Bureau, and Shenzhen Municipal Taxation Bureau of the State Administration of Taxation. As a wholly-owned subsidiary of Wuxin Technology, it mainly focuses on ADC protocol intelligent hardware supply, integrated system solutions, industry IoT solutions design and implementation, and other technical services. Zhongyitong engages in intelligent system product supply, planning and design, system integration engineering implementation, enterprise informationization, smart park, smart city, and other project planning and implementation. As of December 31, 2021, Zhongyitong had 37 full-time employees and held total assets of $1.5 million. Zhongyitong has rich experience in providing customers with overall solutions on informatization projects from early planning to mid-term implementation and later-stage maintenance. Zhongyitong has an established brand and network resources in Guangdong province, Guizhou province, and Hebei province in China. Zhongyitong will further promote the application of ADC protocol in key projects and markets, and provide more optional IoT scenarios for all industries.

To further upgrade products and expand Wuxin Technology’s business, Wuxin Technology established two new subsidiaries in 2021:

Shenzhen Wuxin Semiconductor Co., Ltd. focuses on the R&D of ADC protocol and the application and promotion of ADC chips and modules in IoT upgrades in various industries.

Shenzhen Wuxin Intelligent Innovation Co., Ltd. is mainly responsible for the definition and research, and development of ADC protocol intelligent products, and promoting the popularization of ADC protocol intelligent products among consumer-end users and the global presence of ADC protocol by building a new marketing network.

Wuxin Technology is dedicated to building an ecosystem covering IoT cutting-edge technology development, product R&D and manufacturing, integrated system solution output, IoT solutions design and implementation, IoT cloud platform, intelligent hardware supply, and after-sales services. In the future, Wuxin Technology will stick to the strategy of “technical upgrading & marketing”, gradually enhance its technological innovation capability and brand influence, improve the IoT ecosystem, and create a fantastic lifestyle connecting human beings with everything.

Current Challenges in the IoT Industry

Lack of unified standard

Zigbee, Bluetooth, and Wi-Fi are the most widely used WLAN protocols. They have their advantages and disadvantages:

ZigBee is an internationally accepted wireless communication technology. In theory, each of its network ports can access more than 65,000 ports at most. It is mainly used for data transmission between various electronic devices within a short distance, requiring low power consumption and low transmission rate. ZigBee can be embedded in various devices and is widely used in many fields such as household, industry, agriculture, education, and medical care. Despite the mentioned advantages, ZigBee has the disadvantages of high cost, short transmission distance, and poor anti-interference capacity. As ZigBee is a central control network, there is also the risk of the whole system paralyzing due to central control failure, and the overall stability of the system cannot be guaranteed.

Bluetooth features a low-cost special short-range wireless connection and establishes communication environments for fixed and mobile devices. The Bluetooth technology connects in various modes, including point-to-point, broadcast, and mesh networking. A large number of consumer electronic products, especially mobile phones, integrate Bluetooth functions, which has enabled a wide range of interoperability services. However, considering the incompatibility across various versions, poor networking capacity, and few network nodes, the Bluetooth technology is not the choice for multi-point control and is mainly used on smart single items.

Wi-Fi, based on a short-range wireless transmission technology, supports data, image, voice, and multimedia data. Compared with Bluetooth, Wi-Fi has a wide transmission range and fast transmission rate. With the rapid popularization of household Wi-Fi routers and smartphones, Wi-Fi protocol has been widely used in smart home items. However, the shortcomings of Wi-Fi are also prominent, such as high-power consumption, few accessible nodes, low-security level, etc., which limit the application of Wi-Fi technology in the IoT field. Not to mention that Wi-Fi is also based on centralized networking. Once the router fails, the whole system will be paralyzed, indicating low system reliability.

Deciding which type of protocol should be used can be an overwhelming task for manufacturers. In addition, there is another common pain point in the three major protocols, that is, there is no application layer in the protocols. Developing intelligent products based on these three protocols requires enterprises to build their application logic, which greatly complicates the development process. Moreover, as there is no unified national standard and industry standard, intelligent products produced by different enterprises are incompatible with each other even if they adopt the same protocol, which directly leads to the rising cost of IoT and restricts the development of the IoT industry.

Manufacturer: high IoT technical threshold

We believe we are living in a time where IoT has become essential and a number of industries will need to upgrade to IoT. However, the IoT era is still in its initial stage of development. The reason lies in the high industrial barriers of traditional technical solutions.

First, upgrading to the IoT system requires a deep insight into the industry, indicating extremely high time input for scientific and technical personnel; then, building an IoT system requires the collaboration of communication networking protocols, various intelligent hardware products, cloud platforms or industry software, application logic, etc., meaning it will present many obstacles, be time consuming and require a large investment; Lastly, the promotion of the IoT system needs the support of professional technical teams, leading to high service costs.

Consumer: IoT smart devices have poor ease of use, low reliability, and hidden safety hazards

From the perspective of consumers, IoT products need to be easy to use, reliable, and secure.

However, the current smart products generally adopt the central control network, which is complicated to install and maintain. Once the central control fails, it is difficult for users to recover the system. In addition, Wi-Fi, Bluetooth, ZigBee, and other communication protocols are based on the 2.4GHz frequency band, and due to the short transmission distance, channel congestion, serious interference among devices, it is difficult to satisfy consumers in terms of ease of use and reliability. At the same time, data generated by the IoT devices will directly affect people’s property and personal safety however current IoT systems are generally weak in preventing hackers from intruding, creating greater risks to customers.

Wuxin Technology’s Solutions

ADC Protocol Licensing

The ADC (Ant Delete Center) protocol is derived from the foraging principle of ants. In the process of studying ant foraging, it is found that the behavior of a single ant is relatively simple, but the whole ant colony presents certain intelligent behaviors; for example, the ant colony can find the shortest path to the food source in varied environments. In a system with numerous distributed nodes, each node has a high degree of autonomy. Nodes can be freely connected to form a new connection unit. Any node may become a stage center but without mandatory centralized control. The influence between nodes will form a nonlinear causal relationship throughout the network. This open, flat and equal system process or structure is called decentralization. In a system composed of numerous IoT nodes, the capacities to detect the shortest path and decentralize are essential, which is the origin of the ADC protocol.

ADC protocol is one of the few IoT communication protocols in wireless decentralized ad hoc networks worldwide. It has made a breakthrough in the traditional smart home structure with central control. The promotion of ADC protocol is based on the principle of open source, openness, and standardization, and all intelligent products adopting ADC protocol can be seamlessly compatible. ADC protocol has formed a standardized system within a certain range, which has been recognized by more enterprises and consumers.

Wuxin Technology has independently developed ADC chips and modules based on ADC protocol. Such products feature a high degree of integration and low power consumption and have realized standardization of the protocol application layer by embedding application programs for varied scenarios on different terminal products.

The ADC protocol’s advantages over the traditional wireless network protocols enable us to provide intelligent products which can be integrated into an interconnected IoT system. The architecture of ADC protocol is decentralized and therefore, stable. Any equipment failure and automatic disconnection in the system will not affect the normal use of other equipment. The ADC protocol is open source, open, standardized, and has its own application layer, which greatly reduces the difficulties for product development of the manufacturer customers, as they no longer need additional technical effort to create the application layer for the smart device. It covers lighting, switches, HVAC, electric hardware, audio, sensors, voice recognition, and other functions. In addition, products developed by various manufacturers using the ADC protocol can be seamlessly compatible to form an IoT system, which lowers the technical threshold in terms of connectivity for manufacturers. At the same time, the system can operate independently without connecting with the cloud platform, or it can be connected to the cloud platform through a gateway. Users can switch between cloud platforms of different manufacturers by choosing the IoT system of ADC protocol.

The comparison of ADC protocol with ZigBee and Wi-Fi protocol is as follow:

	ADC Protocol	Zigbee	Wi-Fi	Explanation
Networking Architecture	Decentralized	Centralized	Centralized

The traditional local area network protocol generally adopts the centralized networking mode: for example, the communication of the Zigbee protocol relies on the host, and the transmission of the Wi-Fi protocol relies on the router. Once the central control fails, the entire system will be paralyzed, resulting in low system reliability.

The ADC protocol adopts a decentralized networking architecture, in which the network architecture is stable. Any device failure in the system will automatically disconnect from the network without affecting the normal use of other devices.

Ad Hoc Network	Yes	Yes	No

Each node in the ADC protocol network has a unique address: discover routes on-demand and dynamically optimize the routing table.

Traditional networking protocols such as WIFI adopt the method of assigning IP addresses or specifying routes. Compared with traditional protocols, ad hoc networks are more convenient, flexible, and reliable.

Built-in application layer	Yes	No	No

The development of the logic of the application layer is the content with the highest threshold, the largest investment, and the longest time (usually takes 2-3 years). It will take a long time to verify its stability after the development.

The standard of application layer	Yes	No	No

Traditional protocols such as ZigBee and Wi-Fi do not have their own application layer. Manufacturers need to build their own application logic to develop smart products, which increases the difficulty of product development. It is the fundamental reason many smart home start-ups invest a lot of capital and eventually fail.

Difficulty in application layer development	Existing standard	To be developed	To be developed
The openness of the application layer	Open	Private	Private

The ADC protocol has its standardized application layer with built-in application scenarios, including the application logic of switches, lighting, sensors, audio, HVAC, electric hardware, and other products. The ADC protocol could shorten the R&D cycle, reduce development costs, reduce technical risks, and improve the overall competitiveness of products for clients who want to rapidly enter into the IoT industry.

	ADC Protocol	Zigbee	Wi-Fi	Explanation
Compatibility	Yes	No	No

Compatibility is the basis for forming standards and establishing the ecology. Each company using ZigBee and Wi-Fi protocols develops application layer logic independently, resulting in repeated investment. At the same time, each company’s product is a closed system, which are incompatible with each other.

The ADC protocol comes with a standard application layer. The promotion of the ADC protocol is based on the principles of open source, openness and standardization, and all smart products using the ADC protocol can be seamlessly compatible. The ADC protocol has formed a standardized system within a certain range, which has been recognized by more enterprises and consumers.

Transmission distance (open scene)	500m	15 – 30m	20 – 30m	Transmission distance, wall penetration performance and delay are the most critical aspects which affect user’s experience.
Wall penetration performance	5 – 6walls	1 – 2walls	1 – 2 walls

The response time of the Zigbee protocol is about 20 milliseconds. After the relay, the delay will increase exponentially, the transmission distance of Zigbee products are short, and the transmission distance in an open scene is about tens of meters, and 1-2 walls can be worn indoors.

Delay	40 microseconds	20 milliseconds	50 milliseconds

The Wi-Fi protocol response time is about 50 milliseconds; the transmission distance is short, the transmission distance in an open scene is about 20-30 meters, and 1-2 walls can be worn indoors. The response time of the ADC protocol is relatively fast, with an average of less than 40 microseconds; the outdoor transmission distance is >500 meters; 5-6 walls can be worn indoors.

Stability	High	Low	Low

Stability is the basis for the large-scale promotion of the IoT, and stability requires long-term accumulation and a large number of project verifications. The stability of Zigbee protocol products is poor, and the stability needs to be independently verified by each manufacturer; the Wi-Fi protocol is mainly aimed at the application of smart single products, and the scene application is very unstable, and each manufacturer still needs to verify it separately.

The decentralized architecture of the ADC protocol is a guarantee of stability. At the same time, ADC protocol products have been put into the market, and have been applied in batches in community-level smart homes, smart hotels, and smart cities (motorcycle management). Its stability has been fully verified by the market and is more reliable.

The Development of Smart Products

Based on the ADC protocol, Wuxin Technology offers product development services, which include the design of the intelligent product and supplying customers with ADC protocol chips, modules, and printed circuit board assembly (“PCB’A”). A printed circuit board is a laminated sandwich structure of conductive and insulating layers. PCB’A describes the finished board after all the components have been soldered and installed on a printed circuit board.

Wuxin Technology’s smart product development covers control, sensor, gateway, lighting, voice interaction, and other segments. It involves IoT fields such as smart home, smart hotel, smart building, smart community, Internet of vehicles, smart agriculture, smart city, smart health care, etc., shortening the R&D cycle, reducing development costs and technical risks, and improving the comprehensive competitiveness of products for customers who desire quicker entry into the IoT industry.

Smart door lock
Door magnetic switch
Smart curtain
Temperature controller
Smart curtain switch
Camera Pan
Smart plug
Smoke sensor
Intelligence switch
Infrared body sensor
SoS emergency button
Environmental sensor
Smart TV
infrared remote sensing
Intelligent air conditioner

The Deployment of IoT Cloud Platform

The construction of a cloud platform contributes to the formation of an IoT ecology and its scale application in various fields. Wuxin Technology helps clients to build IoT cloud platforms in smart homes, Internet of vehicles, smart hotel, and other segments. Wuxin Technology has developed a series of cloud platforms solutions and is able to deliver customized development services.

Integrated development of cloud services: The industry’s original integrated development engine architecture automatically tackles the difficulties in underlying connection, storage, distributed cluster deployment, flexible expansion, security, etc., and lowers the threshold of IoT cloud function development. Ordinary engineers can quickly complete the development and deployment of cloud services and accelerate the iteration of IoT function innovation.

IoT functional components & solutions: Abundant IoT functional components and solutions are available, including account system, device binding management, event notification engine, over the air technology (“OTA”) management (i.e. a technology to remotely manages terminal equipment and SIM card data through the air interface of mobile communication), timing task engine, device sharing, WeChat access, etc. Developers have direct access to the component solutions while being freed from repeated development, enabling them to focus on core business R&D.

Big data analysis engine:    It automatically analyzes the operational behavior of users and equipment, contains a variety of common analysis indicators and supports rapid custom analysis. Developers are enabled timely data observation, easy access to guide product function optimization, marketing strategy implementation, and value-added service operation, saving the troublesome establishment of a big data analysis platform.

IoT system integration and construction

Wuxin Technology has been abreast with technological tendencies for years. Wuxin Technology has been constantly strengthening the building of talent teams and service capabilities and built an IoT information technology and engineering service system integrating consulting planning, software and hardware products, system integration, engineering implementation, and O&M system construction. Wuxin Technology is committed to providing a one-stop service of IoT construction for customers in smart homes, smart buildings, smart communities, smart health care, smart cities, and other fields.

Its IoT information system integration and construction services start from the actual application needs of customers and combines reasonable planning and integrated application of various information technologies. Through software system customization and hardware system building, the independent software and hardware devices are connected into a complete, reliable, economical, and effective whole that coordinates with each other and forms an IoT system platform for customer end delivery.

The IoT information system and construction services involve a gradual process consisting of project master planning, scheme design, software and hardware development, project implementation, O&M system, and finally after-sales service. The service framework is shown as follows:

1
master plan
2
conceptual design
3
Software and
hardware development
4
project implementation
5
System operation
and maintenance
6
after-sale service
Information system
engineering services

Applications

Smart homes

Wuxin Technology offers overall technical solutions and product supply for the whole home automation. Aided by the ADC decentralization protocol, a new wireless transmission technology, the smart home scenarios offer a large number of possibilities.

•        LAN with decentralized control:    An ad hoc network based on switch lighting, HVAC, audio equipment, electric hardware, automatic sensing, voice interaction, and other functions, to achieve linkage control.

•        Scenario control:    The functions can be programmed into “scenarios”. In the case of a “going home scenario”, a click-on button will automatically trigger a series of operations: opening the door, turning on the light, opening the window, and turning on the TV. The scenarios are completely editable by users, intelligence anytime and anywhere.

•        Automatic control:    By adding a timing startup mode to the “scenario”, it will run automatically without further manual operation. For example, in the “getting up” scenario, at 7:00 a.m. on weekdays, the curtains will slowly withdraw, and the music will appear.

•        Intelligent linkage:    All devices can be linked by settings to truly realize smart linkage. For example, when the level of combustible gas in the air is detected exceeding the standard value, the manipulator automatically closes the gas valve; when the temperature is higher than 28°C, the air conditioner is automatically turned on; upon returning home at night, the lights will light up automatically after opening the door.

•        Remote control:    The smart devices of Wuxin Technology can access the cloud through gateways, and users can realize home automation, remote control, environmental monitoring, security surveillance, emergency response, etc. through terminal control devices such as mobile phones and tablets computers.

•        Safety precautions:    When you are out and leave the elderly and children alone at home, you can check remote videos, interact by voice messages, and send alarms in the case of emergency, truly “keeping an eye on the home, whenever and wherever”.

Internet of vehicles

In the field of the Internet of vehicles, intending to facilitate the rapid adoption of intelligent products onto two-wheeled vehicle manufactures and electric vehicle manufactures, Wuxin Technology not only offers complete solutions, development, and production of core technology products for IoT system of two-wheeled vehicles and electric vehicles, including the design and production of the related vehicle controllers, locators, and antennas but also provide the development of and access to a cloud platform, App and shared operation system.

Wuxin Technology has participated in the formulation of anti-theft standards for residents’ electric vehicles organized by the Ministry of Industry and Information Technology, and drafted the “China Mobile Vehicle Guard Technical Standard” in joint efforts with the China Mobile IoT research institute, which serves as the core of research and development of China’s mobile IoT products and industry, promoting the international and domestic standardization; Wuxin Technology was one of the founders of Slow Traffic Branch of China Urban Public Transport Association (formerly known as the Bike Sharing Branch of China Urban Public Transport Association), which is a “national first-level social organization” registered by the China’s Ministry of Civil Affairs in the field of urban public transportation. TBIT, a subsidiary of Wuxin Technology, is designated as the “vice president entity”, assisting its chairperson to manage the day-to-day operation of the Branch. Wuxin Technology’s products have passed the national 3C certification and the certification of authorities under the Ministry of Public Security.

•        Software and hardware solution for shared bicycles

Wuxin Technology provides intelligent products and accessories such as antennas, centralized control boxes, and locators for shared bicycle enterprises, and customizes and develops a back-end management platform for such enterprises to establish a shared ecology.

•        Intelligent solution for electric vehicles

Wuxin Technology provides software and hardware products and services for electric vehicle (EV) enterprises and dealer stores, in terms of intelligent EV positioning, vehicle control products via mobile phones, intelligent instruments, and big-data cloud management of EVs and others. Users can realize keyless automatic unlocking, power query, estimated endurance mileage query, one-click vehicle search and startup, positioning and navigation, abnormal alarm, and other functions through intelligent Apps. In the process, user experiences are optimized compared with the traditional trip.

•        Electric vehicle rental solution

Wuxin Technology provides an intelligent management system integrating EV rental business, risk control, financial management, and after-sales for EV manufacturers and EV dealers/agents.

Smart hotels

With the development of the IoT technology, hotel intelligence has become an important future to improve the quality of hotel services. More and more young people consider hotel intelligence as an important consideration in their choice of accommodation.

Wuxin Technology’s intelligent hotel guest control system takes the guest control products with built-in ADC protocol and takes advantage of the wireless, decentralized, and ad hoc advantages of ADC protocol to provide overall solutions on the door lock, switch, lighting control, HVAC control, electric curtain, and the software solutions. Through intelligent control of the lighting, air-conditioning, and other terminals in the hotel, electrical equipment can be used scientifically and rationally. The hotel can easily achieve green energy conservation, management efficiency enhancement, and service value-added services.

## Door magnetic control

When the guest opens the door, the door sensor signal is transmitted to the RCU central control box, and the welcome light or gallery light is automatically turned on with a delay of 30 seconds (can be set)Convenient for guests to plug in the card to get electricity

## Smart sensor

Use infrared, microwave and other sensors to intelligently control the lights in toilets, corridors and other areas

## Lighting control

Easily realize dual control, triple control, and multi-control vetween equipment, and realize scene control through program settings.

## Intelligent identification and power extraction

Recognize and take power through smart M3 card; The management center can use the identity recognition function to know the identity of the person entering the room at any time, such as guests waiters, maintenance engineers, etc.;

## Remote service in advance

When guests register at the front desk, the air conditioning will automatically turn on in the corresponding room

## Air conditioning, electric curtain control

Through programming, the system will automatically adjust the energy-saving mode according to the status of the guest room;

Intelligent buildings

Combining the four basic requirements of building structure, system, service, and management, and their internal relation optimization, the IoT-based platform management on buildings can greatly improve operational efficiency.

Wuxin Technology’s intelligent building system, by the long transmission distance, strong through-wall capacity, two-way RF communication, and low delay features of ADC protocol, effectively facilitates the wireless interaction between devices on all floors of the building, and the cloud control system can timely monitor the equipment status. It is a great way to tackle the difficulties in implementing and deploying building intelligence.

ADCWireless switch
Water leakage sensor
Temperature and humidity sensor
Metering module
Temperature and humidity sensor
Human body movement sensor
Metering module
Illuminance sensor
Human body movement sensor
Water flow sensor
Illuminance sensor
Water flow sensor

Smart communities

As a key integral part of a smart city, the smart community is dependent on new-generation information technologies such as IoT, cloud computing, mobile Internet, and information intelligent terminals. Through automatic perception, timely transmission and release, integration, and sharing of information resources closely related to residential lives, it brings forth the digitalization, gridding, intelligence, interaction, and synergy of the seven foundational elements including food, shelter, transportation, traveling, shopping, entertainment, and health care. In a safer, more convenient, comfortable, and pleasant living environment thus created, people can enjoy a smarter, happier, safer, more harmonious, and more civilized life.

The smart community system built by Wuxin Technology is based on ADC protocol that takes into account the advantages of stability of traditional wired protocol. The deployment is simple and excels in long-distance transmission, timely information transmission, and maintenance of equipment. The application involves systematic control of equipment, running status detection, fault detection and early warning, community security and theft prevention, energy conservation and emission reduction, etc. It is suitable for the intelligent transformation needs of various new and old communities.

system architecture

Start / stop monitoring
Fault detection
Data far exceeds transcription
Water level detection
Sound / vibration detection
ADC GW
Cloud Server
API

Access control system
Building intercom
Intelligent security
Real estate developers
distance learning
community 020
Smart community
Smart home
Property management company
Smart community property management pension
Resident network
Smart community property management

Smart agriculture

ADC protocol is a wireless, decentralized, and ad hoc IoT protocol with completely independent intellectual property rights. ADC chips feature low cost, high reliability, long-distance transmission, and rapid deployment, which can solve the IoT problem of “one kilometer as a radius”. In addition, the ADC protocol is open-sourced, publicized, and standardized; it already contains the smart agriculture logic scenarios. The IoT upgrade of the existing agricultural facilities is simple, and the promotion and use of the equipment require no technicians. In conclusion, ADC protocol is one of the most suitable IoT protocols for smart agriculture. ADC protocol can realize the internal linkage of LAN and parallel decision-making of cloud expert databases. It outperforms in high safety and reliability, simple promotion, and low entry threshold, and is convenient for large-scale popularization and application.

The ADC chip is embedded sensors to collect data, including ADC air temperature and humidity sensor, ADC soil temperature and humidity sensor, ADC soil PH sensor, ADC photosynthetic active radiation sensor, and ADC CO2 sensor. The ADC chip can be implanted with a controller overheating, oxygenation, sprinkler irrigation, ventilation, roller shutter devices, and other equipment. When the environmental data gathered by the sensor exceeds the critical range compared with the standard value, the controller automatically starts relevant hardware equipment to heat, fertilizer, water, ventilate or adjust lights through the roller shutter to accurately control the crop growth environment. The cloud platform constantly improves the expert database through data collection, and the expert database serves modern agriculture through the ADC IoT system.

Smart cities

The smart city makes full use of information and communication technologies to sense, analyze and integrate the key data from the core system of urban operation, to respond intelligently to various needs concerning people’s livelihood, environmental protection, public safety, urban services, and industrial and commercial activities, etc. A smart city is a large topic, which requires various protocols and interconnection technologies to combine optimally based on the fields involved.

Currently, Wuxin Technology has been involved in many application scenarios in the field of smart cities, especially in launching smart parking, smart street lamp, electric bicycle battery household management, smart community projects, and others.

Competition

Wuxin Technology faces intense competition in the IoT industry worldwide. Industrial competition has been changed from products to industrial ecological chains. Currently, most industrial giants are competing for the leading power in industrial ecology, creating core ecosystems by the layout in critical links, and strategically integrating players in upper and lower reaches to build the industrial chains within its brand. Wuxin Technology’s strong competitor includes but not limited to Tuya Smart (Nasdaq: TUYA). While in the antenna market segment, there are Sunway Communication Co., Ltd. (SZ.300136), Huizhou Shuobeide Wireless Technology Co., Ltd. (SZ.300322), Shenzhen B&T Technology Co., Ltd. (NEEQ: 430597), and Harxon Corporation; when it comes to the Internet of vehicles, Wuxin Technology is competing with WunderCar Mobility Solutions GmbH.

We believe our ability to compete effectively with and differentiate us from our competitors depends on several factors, including:

•        Technology and product innovation

Connectivity solutions:    In 2016, Wuxin Technology successfully developed the IoT protocol with decentralized ADC, which made a breakthrough on the central control architecture of traditional protocols, and realized the ADC protocol on chips in 2020.

The antenna manufacturing process has transited from traditional shrapnel manufacturing to flexible circuit board manufacturing, and then to the cutting-edge LDS process. LDS technology enables flexible and free 3D design for antenna products, and allows design on any surface.

In terms of Internet of vehicles products, Wuxin Technology has independently developed a set of centralized control boxes, and we believe Wuxin Technology is one of the earliest players in the industry to obtain the network access license for telecommunication equipment.

•        Stable communication protocol

ADC protocol is a wireless, decentralized, and ad hoc network protocol. It is also one of the few networking protocols especially born for the IoT worldwide, which made a breakthrough on the traditional protocol architecture with central control. Products adopting ADC protocol feature lower cost, higher reliability, longer transmission distance, and faster deployment. Furthermore, ADC protocol standardizes protocol stack and application layer, which lowers the technical threshold for vertical industrial segments to transit into IoT.

•        Rich experience in intelligent product development

Smart product:    Based on ADC protocol, Wuxin Technology offers product development services covering control, sensor, gateway, lighting, voice interaction, and other segments.

Antenna:    The main antenna products include various terminal antennas like IoT antenna, mobile phone antenna, Beidou navigation terminal antenna, aerospace product antenna, wearable product antenna, unmanned aircraft product antenna, notebook computer antenna, Bluetooth headset antenna, wireless charger, NFC, and POS machine antenna, etc., supporting ADC, GSM, WCDMA, CDMA2000, TD-SCDMA, LTE, 5G, GPS, Bluetooth, Wi-Fi, and other standard frequency bands.

In the field of the Internet of vehicles, Wuxin Technology provides controllers, locators, and Bluetooth spikes, etc. for electric bicycles.

•        Rich experience in IoT project launching

Up to now, Wuxin Technology has served infrastructure operators such as China Mobile Communications Group Co., Ltd. (HK.00941), China Telecom Corporation Limited (SH.601728) and China Tower Corporation Limited (HK.0788), and equipment suppliers such as Huawei Technologies Co., Ltd. and Sangfor Technologies Inc. (SZ.300454), as well as Guangzhou Haige Communications Group Incorporated Company (SZ.002465), Guizhou Sports Lottery Management Center and other large enterprises and institutions. Zhongyitong will further promote the application of ADC protocol in key projects and markets, and provide more optional IoT scenarios for all industries.

•        Deployment, reliability, and compatibility of cloud platform

Wuxin Technology has built an open platform in the fields of smart home, Internet of vehicles, smart hotel, etc., developed a series of cloud platform solutions, and can provide customized development services for customer-specific needs so that all smart products that adopt the ADC protocol can be seamlessly compatible.

•        Customer experience

Wuxin Technology has provided IoT products and solutions to 1,096 customers and 998 customers for the six months ended December 31, 2021 and 2020, respectively, and to 1,062 customers and 1,019 customers for the years ended June 30, 2021 and 2020, respectively, such as smart product manufacturers, cloud platform companies, electric bicycle companies, shared operators, auto manufacturers, telecom operators, large enterprises, institutions, and hotel groups, etc.

We believe that Wuxin Technology is well-positioned to effectively compete on the factors listed above. However, some of our current or future competitors may have greater financial, technical, or distribution resources than we do.

Our Competitive Strengths

•        Leveraging the advantages of the ADC protocol to offer interconnected and seamlessly compatible intelligent products with a stable architecture;

The ADC protocol’s advantages over the traditional wireless network protocols enable us to provide intelligent products which can be integrated into an interconnected IoT system. The architecture of ADC protocol is decentralized and therefore, stable. Any equipment failure and automatic disconnection in the system will not affect the normal use of other equipment. The ADC protocol is open source, open, standardized, and has its application layer, which greatly reduces the difficulties for product development of the manufacturer customers, as they no longer need additional technical effort to create the application layer for the smart device. It covers lighting, switches, HVAC, electric hardware, audio, sensors, voice recognition, and other functions. In addition, products developed by various manufacturers using the ADC protocol can be seamlessly compatible to form an IoT system, which lowers the technical threshold in terms of connectivity for manufacturers. At the same time, the system can operate independently without connecting with the cloud platform, or it can be connected to the cloud platform through a gateway. Users can switch between cloud platforms of different manufacturers by choosing the IoT system of ADC protocol.

•        Maintaining an ecosystem to offer comprehensive overall solutions;

Over the years, Wuxin Technology has built an intelligent ecosystem covering IoT cloud, management, and terminal based on ADC protocol. Focusing on smart homes, the Internet of vehicles, smart hotels, smart buildings, smart communities, and other fields, Wuxin Technology has managed to be a provider of flexible, easy-to-use, safe, reliable, and cost-effective IoT overall solutions. The IoT ecology of Wuxin Technology has completed the upper, middle, and lower races of the industrial chains, ensuring that Wuxin Technology can achieve synergy in products, technologies, R&D, and quality control.

•        A strong R&D team with significant innovation capabilities;

Wuxin Technology had 140 R&D personnel accounting for 41.67% of all the employees as of December 31, 2021. Wuxin Technology has carried out industry-university-research collaborations with Hong Kong University of Science and Technology, Xidian University, and Hangzhou Dianzi University.

At present, Wuxin Technology has R&D centers in Shenzhen, Shanghai, Xi’an, Hangzhou, and Huizhou, equipped with advanced anechoic chambers and test equipment. We believe Wuxin Technology has industry-leading advantages in IoT networking scheme design and R&D and possesses core technologies in key fields such as radiofrequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning, and cloud computing.

All along, Wuxin Technology attaches great importance to technology R&D, advocates technological innovation, and insists on driving enterprise development with technology. At present, the antenna manufacturing process of Wuxin Technology has transited from traditional shrapnel manufacturing to flexible circuit board manufacturing, and then to the cutting-edge LDS process. LDS technology enables flexible and free 3D design for antenna products, and allows design on any surface. In terms of Internet of vehicles products, Wuxin Technology has independently developed a set of centralized control boxes, and we believe Wuxin Technology is one of the earliest players in the industry to obtain the network access license for telecommunication equipment. Furthermore, in 2016, Wuxin Technology successfully developed the IoT protocol with decentralized ADC, which made a breakthrough on the central control architecture of traditional protocols, and achieved developing the ADC protocol on chips in 2020.

•        Offering Comprehensive Experience to Our Customers;

Wuxin Technology adheres to the business philosophy of “technology + service + products” in providing customers with comprehensive and efficient services, dedicating to continuously improving service quality.

Wuxin Technology retains a dedicated customer service team which consist of marketing personnel, designers, and technicians. The customer service team provide customers with one-stop services, including professional consulting, software development, hardware installation, and after-sales service.

Wuxin Technology’s remote O&M services has patented technology to effectively screen, sorts out, store and manage the uploaded data of each customer, and provide customers with daily O&M, online monitoring, predictive maintenance, fault early warning, diagnosis, and repair, operation optimization and other services through data mining and analysis, as well as remote equipment upgrade, and synchronous batch upgrade of multiple intelligent products.

•        Experienced Management Team;

We benefit from a visionary, experienced and stable management team with deep expertise in technology and industry. Our CEO and Chairman Lianqi Liu has been engaged in smart home, smart hotel, smart building system design and system integration since 1998. He is a pioneer in China’s IoT industry. The rest of our senior management team also has extensive experience in technology, education, finance, product management and marketing.

Our Growth Strategy

•        To Further Strengthen Technology R&D and Optimize ADC Protocol

The IoT industry is a fast-changing field with the rapid iteration of technology and products. Wuxin Technology needs to constantly innovate, accurately grasp, and judge the market dynamics, and continuously introduce new technologies and products to meet the market demand, to strengthen its competitive edges and market position. We plan to increase our investment in technology R&D by 30% more investment in the next few years to continuously optimize ADC protocol and its application in various scenarios. We aim to sustain the first-mover advantages and set up industry standards and norms.

In addition, we expect to actively explore the application of decentralized protocol in broadband, big data transmission, and other fields, and realize the compatibility of the decentralized protocol in wide and narrow bandwidth.

•        To Invest in Business Expansion

We plan to selectively make strategic investments in or acquire synergistic acquisitions of companies according to the development situation, including players at the upper, middle, and lower streams of the IoT industry chain at home and abroad. We expect to expand our comprehensive strength in technology, products, channels, and operations through strategic investments and acquisition, maintain innovative power, continuously improve the ADC protocol ecosystem of Wuxin Technology. We plan to expand our current minimal global operations to be a more substantial portion of our business.

•        To Establish New Marketing Networks

We plan to develop its marketing networks through the following approaches:

1.      Diversified marketing channels:    We expect to expand cooperation with more real estate developers and interior renovation contractors, and provide product consulting, product sales counselling, product promotion support, product guidance, and installation services for channel cooperation customers.

2.      Build flagship store:    We anticipate to partner with local agents to build offline experience stores for smart homes and smart hotels, to bring intelligent products and intelligent life closer to customers. Currently, Wuxin Technology has opened 25 flagship stores in Hunan, Guangxi and Guangzhou provinces in China. This model provides direct and efficient access to customers, which is conducive to improving the brand image and reputation of Wuxin Technology.

3.      Increase the online business expansion to C-end users:    We expect to continue the online marketing efforts by continuously optimizing our online shopping mall, making full use of the marketing advantages of social media, live webcasts, and content platforms, and eventually to build an IoT smart home shopping platform. We plan to enhance the online and offline interactions with customers.

•        To Expand Outside of China

Although currently only having minimal global operations, Wuxin Technology committed to becoming an integrated service provider serving the global IoT field. Wuxin Technology plans to build R&D centers outside of China, strengthen technical exchanges with global players, and accelerate the expansion into overseas market. To keep up with the business growth and demands on various products, we plan to set up marketing and technical support teams outside of China, in order to provide the most efficient and personal localized services to customers outside of China.

Product Portfolio

“Connectivity” products

“Connectivity” products are essential key components for the interconnection of smart devices, which help realize the interconnection between smart home devices and the collaboration of smart devices. Wuxin Technology’s “connectivity” products are based on ADC protocol, including ADC protocol chips, modules, and antenna products.

ADC protocol is the core IoT underlying networking protocol used by Wuxin Technology. The underlying layer of ADC protocol is the media access layer and physical layer conforming to the international IEEE802.15.4g standard. It is an ad hoc short-distance wireless communication technology based on radio frequency, requiring low cost, low power consumption, features high reliability, easy expansion. It is applicable for ISM frequency bands, including 433MHZ, 470MHZ, 868MHZ, 915MHZ, and 2.4 GHZ. Based on 4GFSK modulation mode, the data transmission rate is 98kbps, the signal is encrypted by 128bit AES, the average negotiation time is less than 40 microseconds, the fault tolerance for 10 m2 exceeds 100 nodes, and the effective signal coverage is over 100 m and 500 m indoor (passing through 5-6 walls) and outdoor respectively. The ADC protocol is a wireless, decentralized, and ad hoc network protocol with fully independent intellectual property rights owned by Wuxin Technology. It is also the only networking protocol born for IoT equipment worldwide today. It has made a breakthrough on the traditional protocol architecture with central control. By adopting an ADC protocol featuring lower cost, higher reliability, longer transmission distance, and faster deployment, Wuxin Technology has lowered the technical threshold for IoT upgrades in various vertical industries.

Chips and modules

Wuxin Technology successfully developed ADC chips after 16 years of R&D trials, practical applications in thousands of projects, and consistent optimization and upgrading. We believe it is the first IoT chip with built-in application scenarios created in China. Meanwhile, it integrates two-way RF communication, low-power power management, and MCU. RF is the oscillation rate of an alternating electric current or voltage or of a magnetic, electric or electromagnetic field or mechanical system in the frequency range from around 20 kHz to around 300 GHz. A MCU is a small computer on a single metal-oxide-semiconductor integrated circuit chip, which contains one or more CPUs (central processing units) along with memory and programmable input/output peripherals. The built-in application scenarios in our ADC chips standardize the protocol’s application layer, therefore, our connectivity products facilitate traditional companies’ upgrading and transition into an IoT ecosystem with less technical effort required.

WXM9801 module developed by Wuxin Technology allows ADC chips to form a standardized serial port for external output, which is highly integrated and requires low power consumption and lowers the development difficulty of downstream manufacturers. The highly-integrated WXM9801 module is a half-duplex micro-power wireless data transmission module, which can transparently transmit device data without complicated setup and transmission procedures written by users. Furthermore, the small volume and wide voltage-range operation enable it to be applied in various fields. The module serves built-in and external antenna, the shielding cover is optional. Features of ADC protocol module (WXM9801):

## Strong penetration

Support 433 MHz band

## Multichannel

Support 16 channels

## Power self determination

Power can be configured by software, maximum
Transmit power 20dbm

## RF adjustable

RF air baud rate adjustable

## standard interface

Serial communication interface
Baud rate can be configured by software

## Standard power supply

Standard supply voltage 3.3V

## Standard design

Industrial standard design
Support - 40 ~ 85 °C
Long term use

## Ultra small volume

Ultra small volume, only
215*13mm

## Stamp hole design

Stamp hole design, convenient
volume production

Antenna:

The antenna is a component used to receive and transmit electromagnetic waves, and it is one of the core hardware of wireless communication. Antenna products need to be customized to adapt to other components of terminal products and eventually achieve the overall RF performance under the given volume. After several years of layout, relying on the accumulation of basic materials and RF technology, Wuxin Technology has developed a variety of high-quality antenna products, which are widely used in the fields of IoT smart products, automobiles and other fields. In combination with ADC protocol, Wuxin Technology wireless networking solutions came into being.

IoT antenna

In the field of IoT antennas, we provide custom antennas for various smart products and smart devices, including mobile phone antennas, notebook antennas, tablet antennas, smart wearable device antennas, module antennas, gateway antennas, smart home product antennas, etc.

Automotive antenna

In the field of automotive antennas, we provide clients with customized and high value-added automotive antenna products, such as OBD (On-Board Diagnostics) antennas, Shark Fin Antennas, T_BOX (Telematic BOX) antennas, GNSS (Global Navigation Satellite System) antennas, charging pile antennas, etc.

Internet of vehicles products

In the field of vehicle networking, Wuxin Technology provides controllers and locators for electric bicycles and motorcycles, as well as development and access services for cloud platforms, apps, and shared operating systems.

Controller

The controller, or the centralized control box is the heart of the electrical system of bicycles and motorcycles, and it is also the core component of power management and various signal processing of electric bicycles. Wuxin Technology’s intelligent central control terminal has GSM, 4G-LTE, LTE-CAT1, CAT4 network remote control, GPS real-time positioning, ADC protocol internal communication, vibration detection, anti-theft alarm, proximity induction unlocking, vehicle electrical components self-inspection, and other functions. The terminal interacts data in the back-end and mobile App through GSM, 4G network, and Bluetooth completes vehicle control and uploads the real-time status of the vehicle to the server. This product is widely used in the field of shared bicycles. Combined with the big data management platform, it can effectively solve urban operation problems such as random parking. It has brought win-win results among the government, users, and enterprises, and created a new model of shared electric vehicle operation.

Locator

Our locator products are based on a 4G-LTE network, compatible with the global 2G/3G/4G/EMTC network, and fully cover the network frequency bands of major operators in Europe, Southeast Asia, North America, Mexico, and India. It supports GPS, Beidou, and base station triple positioning, and is small in appearance, light, and easy to install. Customers can regularly monitor the daily behavior of vehicles through the cloud platform and mobile App. It supports functions such as regular tracking, Bluetooth, power failure alarm, vibration alarm, fence alarm, remote oil and power shut-off, and remote upgrade, etc. It can be widely used in vehicle positioning and anti-theft, auto finance risk control management, enterprise fleet management, urban traffic management, and other fields.

Internet of vehicles cloud platform

Wuxin Technology builds a cloud platform for electric vehicle manufacturers, shared electric bicycle companies, and electric vehicle rental companies, so that companies or manufacturers will be able to accurately inform the number of users and vehicle data, and enhance user loyalty through data mining and value-added services. In addition, users can realize keyless automatic unlocking, power query, estimated endurance mileage query, one-click vehicle search and start, positioning and navigation, abnormal alarm, and other functions through intelligent electric vehicle Apps.

Smart home products

Our smart home products are composed of eight categories: gateway, control, lighting, HVAC, whole house customization, sensing, audio, and voice interaction. Our products have a built-in ADC decentralized communication protocol module, which is good-looking, simple and elegant in appearance, simple in installation, personalized in setting, interconnected between devices, and can easily complete the intelligent linkage of the whole house by matching and combining, creating a more comfortable and well-designed intelligent life experience for users.

Gateway type

Our gateway products include intelligent gateway, universal infrared equipment gateway, dongle gateway (which can be plugged into set-top boxes, or various Android TVs, Android hardware devices), and industrial gateway. Intelligent gateway plays the role of protocol transformation and cross-network isolation. It is an important device to realize the connection between ADC protocol LAN and cloud, and it is also the main device for IoT edge computing. It could enable the Wuxin Technology’s products to realize remote control, real-time status inquiry, alarm range setting, and other functions on cloud platforms and Apps. Intelligent gateway is composed of ADC protocol and Wi-Fi, and adopts Gaussian frequency shift keying (“GFSK”) radio frequency modulation (which is a modulation method for digital communication found in many standards such as Bluetooth); it features strong signal, good through-wall performance, and wider coverage, and is beneficiary for the lasting stability of intelligent lifestyle.

Universal infrared equipment gateway can connect and control infrared equipment, and can bring more traditional equipment into the Wuxin Technology ecosystem. The Dongle gateway can be plugged into a set-top box or Android TV like USB, allowing it to function as a gateway. In addition, Wuxin Technology has a built-in gateway function in intelligent products such as air conditioners and voice equipment.

Control type

The intelligent switch is made of inching and flame retardant PC, high-strength tempered glass or aluminum alloy, which is sensitive to touch and independent from central control, and supports DIY, dual-control, multi-control, and scenario control by users. Wuxin Technology’s intelligent switch can directly replace the traditional switch, without complicated wiring or replacing lighting equipment, and easily realize intelligent scenarios such as remote control, automatic lighting at home, and voice-based lights turning off at bedtime.

The smart door lock supports fingerprint, password, mobile phone remote control, and door opening linkage with home lights, curtains, air conditioners, and other intelligent devices.

Lighting type

ADC protocol combined with various lighting fixtures can work on the ON/OFF, warm and cold color tone, and dimming control of lights. All kinds of lamps and lanterns form an intelligent lighting system through ADC protocol to realize multi-scenario combinations and switch in space applications.

HVAC type

Floor heating, air conditioning, and fresh air system are essential equipment in living and working spaces. Traditional HVAC system relies on wiring to realize communication and programming to realize system functions. After adopting the ADC protocol, there is no need for communication lines or professional programming, which can greatly reduce costs, technical dependence, and maintenance costs, and achieve the “five constant” environmental control system of constant temperature, constant humidity, constant oxygen, constant purification, and constant cleanliness.

Whole house customization type

The electric hardware equipment is upgraded through ADC protocol, and so is the whole house customization industry. For example, hand sinks with auto lifting functions per user height, automatic cabinet, automatic cupboard, automatic wine cabinet, intelligent TV cabinet, intelligent mattress, automatic doors and windows, automatic wardrobe, and intelligent shoe cabinet is seamlessly compatible with an indoor intelligent system.

Sensor type

Door magnetic sensor: It can intelligently sense every door and window for the opening/closing state in real-time. The shell is made of UV material to ensure lasting color holding, and the moisture-proof technology is adopted for the humid southern China environment.

Infrared human body sensor: 360-degree long-distance induction, high sensitivity, and strong anti-electromagnetic interference. When the human body enters the sensing range, the sensor is triggered on, and then automatically turns off after reaching the set time. If the human body stays in motion in the sensing range, the sensor will keep working, and constantly re-timing based on the latest motion detected. Until the last timing, it will go off after the person leaves.

Water immersion sensor: A sensor that detects whether water leakage occurs in the measured range. Once water leakage happens, it will immediately give an alarm to prevent related losses and hazards that may be thus caused. Such sensors are widely used in data centers, communication rooms, power stations, warehouses, archives, and other places that require water resistance.

Audio type

ADC protocol is combined in use with audio reverberator, player, background music host, and other equipment, to put the complex audio control in scenarios, and link it to the environment, realizing the optimal vocal music effect all the time.

Voice interaction type

Xiaoxiang (small elephant) Voice is a voice interactive product of Wuxin Technology, which can realize local connection and control over other ADC products by calling “Xiaoxiang”, without the aid of networks or Apps. Voice interaction is available through the ADC protocol connected to Tmall Jingling (Elf), Xiaodu Audio, Classmate Xiaoai, etc.

Application Development Services:

Wuxin Technology provides APP development services and APP software for customers. The main functions are:

Main functions:

•        Device access:    Supporting the access of the ADC protocol devices.

•        Data analysis:    Analyze and carry out statistics on the collected data, and display the collected data through multiple charts and styles to maximize the use of data value.

•        Monitoring center:    Visually display the equipment map, total number of equipment, on-line and off-line situation, alarm situation, data analysis chart.

•        Task management:    Freely set the equipment linkage and trigger regularly, and realize remote control through the App.

•        Permission management:    Assign different authorities according to customer industries and jurisdictions, as well as the roles of managers, supervisors, actual users, and executors, to realize clear responsibilities and accountability.

•        Alarm mode:    Support multiple alarm modes of SMS, WeChat, WeChat official account, voice, E-mail, and the App.

Seasonality

We currently do not experience seasonality in our operations.

Research & Development

The IoT industry is a fast-changing field with the rapid iteration of technology and products. Wuxin Technology has always attached great importance to technological R&D, advocated technological innovation, and insisted on driving enterprise development with technology.

At present, Wuxin Technology has R&D centers in Shenzhen, Shanghai, Xi’an, Hangzhou, and Huizhou, equipped with 18 world-class anechoic chambers and 5G antenna test equipment, which can provide various passive and active tests. Wuxin Technology has industry-leading advantages in IoT networking scheme design and R&D and has carried out researches on core aspects of radiofrequency, signal processing, low-power power management, chip design, underlying algorithm, artificial intelligence, machine learning, and cloud computing, and others.

Wuxin Technology has 140 R&D personnel (accounting for 41.67% of all the employees as of December 31, 2021). To strengthen the leading position in the industry, Wuxin Technology has carried out industry-university-research collaborations with Hong Kong University of Science and Technology, Xidian University, and Hangzhou Dianzi University.

Wuxin Technology strives to constantly innovate, accurately grasp, and judge the market dynamics, and continuously introduces new technologies and products to meet the market demand, to strengthen its competitive edges and market position. Wuxin Technology has formulated a technology R&D management process and feasibility evaluation system. All R&D projects must go through the preliminary market investigation, analysis and income evaluation, and strict audit procedures before they can be established. Wuxin Technology highlights R&D investment. for the six months ended December 31, 2021 and 2020, the R&D expenses were $3.01 million and $ 2.17 million respectively, accounting for 11.64% and 9.69% of revenue. For the fiscal years ended June 30, 2021 and 2020, the R&D expenses were $3.48 million and $4.61 million respectively, accounting for 9.76% and 11.05% of revenue.

Our customers

Wuxin Technology’s customers were mainly concentrated in the domestic market, while overseas customers, mostly in Vietnam, Malaysia, Singapore, and the United States, constituted a relatively small proportion of our revenue. During the six months ended December 31, 2021 and 2020, Wuxin Technology had no customer whose sales revenue accounted for more than 10%. During the year ended June 30, 2021, Wuxin Technology had no customers whose sales revenue accounted for more than 10%; during the year ended June 30, 2020, Yadea Technology Group Co., Ltd. accounted for 13.1% of Wuxin Technology’s total revenue.

Sales, Marketing & Branding

Given the wide application range and greatly varied customer needs, Wuxin Technology has established an integrated marketing system, which mainly includes two channels: downstream agency distribution and direct sales to customers.

•        Distribution model:    Wuxin Technology’s chip products, and smart terminal products for smart homes, smart hotels, mainly sold under the distribution mode, and the agents take the responsibility for terminal sales channels expansion. After products are purchased from Wuxin Technology, the agents directly sells them to the end customers, and the pre-sales and after-sales services are jointly completed by Wuxin Technology and the agent. Relevant agreements have been signed between Wuxin Technology and agents to train and standardize all aspects of the daily operation of agents. The distribution model is beneficial for Wuxin Technology to rapidly expand its market share and improve the scope and capabilities of customer service.

•        Direct selling model:    Wuxin Technology’s antenna products, bicycle locator, centralized control box, intelligent product scheme design, and intelligent solutions are mainly sold the direct selling model. Under the direct selling model, Wuxin Technology could maintain in-depth communication with customers to get a better understanding of customer needs, which facilitates the expansion of Wuxin Technology’s products and solutions to end customers and deepen the cooperation.

•        Wuxin Technology’s chips, modules, antennas, product hardware design, and circuit board design are all independently designed, and initially incorporate the elements of Wuxin Technology’s brand, such as the laser-coding logos on the product surface: “ADC”, “TBIT” and “VLG”.

“ADC” brand is mainly aimed at chips. Subsidiary brands such as “TBIT” and “VLG” have gained a certain popularity in the market. With the development of 5G and IoT, the brand value will increase rapidly. Through online and offline promotion, and targeted brand marketing programs for our chips, and products, Wuxin Technology has achieved strong brand recognition in the market.

Intellectual Property

Wuxin Technology and its subsidiaries held a total of 220 software copyrights relating to the ADC protocol and cloud platform as of December 31, 2021. As of December 31, 2021, Wuxin Technology and its subsidiaries held 136 patents, including 20 invention patents, 102 utility models, and 14 design patents. Wuxin Technology and its subsidiaries have 25 pending patent applications, of which, 16 are invention patents, and 9 are utility models. In addition, as of December 31, 2021, Wuxin Technology and its subsidiaries held 27 trademarks for our brand name “ADC”, “VLG”, “TBIT”.

We rely on a combination of patent, copyright, trade secret, and trademark laws as well as contractual restrictions such as confidentiality agreements, licenses, and intellectual property assignment agreements.

The material software copyrights held by Wuxin Technology and its subsidiaries are as follows:

No.	Software name	Version number	Registration number	Approval date of registration	Certificate number	Owner
1	Zhongyitong communication design data processing software	03974596	2019SR0454551	5/13/2019	3875308	Zhongyitong
2	“One Object, One Code” Internet Fixed Assets Management System	07898352	2021SR0644274	5/7/2021	7366900	Zhongyitong
3	Hardware integrated real-time monitoring and management system	07895758	2021SR0643148	5/7/2021	7365774	Zhongyitong
4	Hardware integrated intelligent optimization configuration system	07885151	2021SR0633793	5/6/2021	7356419	Zhongyitong
5	Decentralized networking protocol software V1.0	07474420	2021SR0285863	10/21/2020	7010180	Wuxin Intelligent
6	IoT cloud platform system V1.0	07476458	2021SR0289825	11/20/2021	7014142	Wuxin Intelligent
7	Smart Building System V1.0 Based on ADC Protocol	08045350	2021SR0769231	5/26/2021	7491857	Wuxin Intelligent

No.	Software name	Version number	Registration number	Approval date of registration	Certificate number	Owner
8	Smart Agriculture System V1.0 Based on ADC Protocol	08045349	2021SR0769230	5/27/2021	7491856	Wuxin Intelligent
9	Smart city system based on ADC protocol	08061885	2021SR0778036	5/27/2021	7500662	Wuxin Intelligent
10	Smart Hotel System V1.0 Based on ADC Protocol	08061905	2021SR0778056	5/27/2021	7500682	Wuxin Intelligent
11	Whole house intelligent system V1.0 based on ADC protocol	08061871	2021SR0778022	5/27/2021	7500648	Wuxin Intelligent
12	Smart Building System V2.0 Based on ADC Protocol	08591593	2021SR1117417	7/28/2021	7840043	Wuxin Holdings
13	Smart Agriculture System V2.0 Based on ADC Protocol	08591597	2021SR1117421	7/28/2021	7840047	Wuxin Holdings
14	Smart Hotel System V2.0 Based on ADC Protocol	08591596	2021SR1117420	7/28/2021	7840046	Wuxin Holdings
15	Whole house intelligent system V2.0 based on ADC protocol	08591595	2021SR1117419	7/28/2021	7840045	Wuxin Holdings
16	Decentralized networking protocol software V2.0	08591594	2021SR1117418	7/28/2021	7840044	Wuxin Holdings
17	IoT Cloud Platform System V1.0	08559926	2021SR1091554	7/23/2021	7814180	Wuxin Holdings
18	TBIT city shared two-wheeled vehicle supervision system	08371518	2021SR0937510	6/23/2021	7660136	TBIT
19	Shared takeaway vehicle intelligent positioning system software	03419814	2018SR1082293	12/27/2018	3411388	TBIT
20	Shared motorcycle intelligent central control locator system software	02998610	2018SR706602	9/3/2018	3035697	TBIT

The material patents held by Wuxin Technology and its subsidiaries are as follows:

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
1	A method and system for returning a car with Bluetooth assisted positioning	2019107485542	8/14/2019	Invention Patent	China	TBIT	August 14, 2029
2	Precise navigation method and mobile terminal	2018108050971	7/20/2018	Invention Patent	China	TBIT	July 20, 2028
3	A kind of embedded FLASH data storage method and system	2018100833390	1/29/2018	Invention Patent	China	TBIT	January 30, 2028
4	A road condition analysis method and system based on vehicle big data	2018114865819	12/6/2018	Invention Patent	China	TBIT	December 6, 2028

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
5	A vehicle scheduling method and system based on vehicle big data	2019100447249	1/17/2019	Invention Patent	China	TBIT	July 1, 2030
6	A flexible circuit board bonding device and method for bonding a flexible circuit board	2012105381528	9/30/2015	Invention Patent	China	VLG	December 14, 2022
7	A method for manufacturing a built-in antenna of a mobile terminal by using laser direct molding technology	201210538374X	7/29/2015	Invention Patent	China	VLG	December 14, 2022
8	A folded slot antenna	2013104697250	8/17/2016	Invention Patent	China	VLG	December 14, 2022
9	A kind of LTE antenna with parasitic element and its manufacturing method	2013105504503	1/27/2016	Invention Patent	China	VLG	October 11, 2023
10	Signal processing method and system	2016102162052	6/15/2021	Invention Patent	China	Wuxin Technology	April 9, 2026
11	How to make a fin field effect transistor	2017113257991	6/11/2021	Invention Patent	China	Wuxin Technology	December 13, 2027
12	Stacked three-dimensional transistors and method of making them	2017113170381	6/11/2021	Invention Patent	China	Wuxin Technology	December 9, 2027
13	Fabrication of light interference-proof semiconductor chips	2017113987053	5/25/2021	Invention Patent	China	Wuxin Technology	December 22, 2027
14	Mobile communication terminal	2016105766872	6/11/2021	Invention Patent	China	Wuxin Technology	July 21, 2026
15	Power device protection chip and preparation method thereof	2018111497425	6/18/2021	Invention Patent	China	Wuxin Technology	September 29, 2028
16	Power device protection chip and preparation method thereof	2018111511831	6/18/2021	Invention Patent	China	Wuxin Technology	September 29, 2028
17	Signal transmission power adjustment method and mobile terminal	2015101677061	6/11/2021	Invention Patent	China	Wuxin Technology	April 9, 2025
18	Power device protection chip and preparation method thereof	2018112874245	6/11/2021	Invention Patent	China	Wuxin Technology	December 14, 2022
19	Signal processing method and system	2016102162029	6/15/2021	Invention Patent	China	Wuxin Intelligent	October 31, 2028
20	A kind of power device protection chip and its manufacturing method	2018107469850	6/25/2021	Invention Patent	China	Wuxin Semiconductor	April 9, 2026

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
21	Vehicle locator (TBIT-WD-106)	2020302346462	5/20/2020	Design patent	China	TBIT	July 9, 2028
22	Vehicle locator (TBIT-WD-108)	202030234666X	5/20/2020	Design patent	China	TBIT	May 21, 2030
23	Vehicle locator (TBIT-WD-215)	2020302346458	5/20/2020	Design patent	China	TBIT	May 21, 2030
24	Dashboard (TBIT-WP-100)	2020302351704	5/20/2020	Design patent	China	TBIT	May 21, 2030
25	GPS vehicle locator (TBIT-WD-209)	2019302787335	5/31/2019	Design patent	China	TBIT	May 21, 2030
26	Pluggable antenna	2016305548489	11/15/2016	Design patent	China	VLG	May 31, 2029
27	Antenna (measurement type)	2016306128899	12/13/2016	Design patent	China	VLG	November 16, 2026
28	Wireless charging power bank (P10)	2018300984264	3/16/2018	Design patent	China	VLG	December 14, 2026
29	Wireless charging stand	2018306339333	11/9/2018	Design patent	China	VLG	March 16, 2028
30	Vehicle antenna (high precision)	2019304890434	9/5/2019	Design patent	China	VLG	November 9, 2028
31	Long distance wireless charger	2019306431692	11/21/2019	Design patent	China	VLG	September 5, 2029
32	Wireless charger stand (car)	2019306413213	11/20/2019	Design patent	China	VLG	November 21, 2029
33	Car charging pile external antenna	2021300405371	1/20/2021	Design patent	China	VLG	November 20, 2029
34	A two-way anti-theft alarm single-chip microcomputer fast download program fixture	2017211847059	3/16/2018	Utility model patents	China	TBIT	January 21, 2031
35	A device for upgrading serial port of single-chip microcomputer and its circuit	2017211929487	3/16/2018	Utility model patents	China	TBIT	September 15, 2027
36	A battery boost circuit based on LoRa terminal	2017211847190	3/23/2018	Utility model patents	China	TBIT	September 18, 2027
37	A kind of intelligent electric bicycle central control equipment and intelligent electric bicycle	2017217817771	7/13/2018	Utility model patents	China	TBIT	September 15, 2027
38	LoRa-based train door monitoring alarm terminal	2018200931295	8/3/2018	Utility model patents	China	TBIT	December 19, 2027

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
39	A LoRa-based train door monitoring terminal and its system	2018201768110	8/10/2018	Utility model patents	China	TBIT	January 19, 2028
40	A low-cost GPS and Beidou conducted signal quality verification device	2018210090991	12/21/2018	Utility model patents	China	TBIT	February 1, 2028
41	A waterproof intelligent shared motorcycle control terminal	2018210418826	1/4/2019	Utility model patents	China	TBIT	June 26, 2028
42	A shared bicycle fixed-point parking system	2018218005408	5/28/2019	Utility model patents	China	TBIT	July 2, 2028
43	A short circuit protection circuit	2018219756404	6/18/2019	Utility model patents	China	TBIT	November 1, 2028
44	An energy-saving positioning terminal for shared motorcycles working without external power	2018221340505	6/25/2019	Utility model patents	China	TBIT	November 27, 2028
45	An ultra-long standby positioning device based on NB-IoT	2018219873963	7/2/2019	Utility model patents	China	TBIT	December 18, 2028
46	A brake lock for an electric bicycle	2019200279836	8/30/2019	Utility model patents	China	TBIT	November 28, 2028
47	Ultra-long standby locator and NB-IoT network based on NB-IoT network	2019212236070	12/27/2019	Utility model patents	China	TBIT	January 7, 2029
48	A kind of shared motorcycle intelligent central control test device	2019210363550	2/4/2020	Utility model patents	China	TBIT	July 30, 2029
49	A rotary USB interface for PCBA board download and debugging	2019212236210	3/27/2020	Utility model patents	China	TBIT	July 3, 2029
50	A shared scooter 4G positioning terminal	2020214596571	2/9/2021	Utility model patents	China	TBIT	July 30, 2029
51	A 4G locator for cars	2020215336618	3/30/2021	Utility model patents	China	TBIT	July 22, 2030
52	An intelligent Bluetooth road stud for sharing motorcycles and its system	2020220713888	5/14/2021	Utility model patents	China	TBIT	July 29, 2030
53	A device for upgrading the central control interface line of a shared motorcycle	2020226170758	5/25/2021	Utility model patents	China	TBIT	September 18, 2030

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
54	Photovoltaic semiconductor air conditioner helmet for individual soldier	2020227455425	6/22/2021	Utility model patents	China	TBIT	November 12, 2030
55	A motor lock test board and a test circuit for simulating a motor lock of an Internet of Things device	2021201677908	9/17/2021	Utility model patents	China	TBIT	November 24, 2030
56	Antenna bracket nut embedded equipment	2012201937516	11/28/2012	Utility model patents	China	VLG	January 21, 2031
57	External printed circuit board monopole multi-frequency antenna	2012201936689	11/21/2012	Utility model patents	China	VLG	May 2, 2022
58	Printed circuit board franklin antenna	2012201937268	11/21/2012	Utility model patents	China	VLG	May 2, 2022
59	Polyhedral Shrapnel Antenna	2012201937249	11/21/2012	Utility model patents	China	VLG	May 2, 2022
60	External antenna with switchable operating band	2012201937126	12/5/2012	Utility model patents	China	VLG	May 2, 2022
61	Slot-loaded built-in PIFA antenna	2012201937018	12/12/2012	Utility model patents	China	VLG	May 2, 2022
62	A mobile terminal	2012206874871	6/5/2013	Utility model patents	China	VLG	May 2, 2022
63	A device for adjusting antenna frequency using adjustable capacitor	2012206877475	6/5/2013	Utility model patents	China	VLG	December 13, 2022
64	Connecting device for connecting mobile phone motherboard and mobile phone flexible circuit board and mobile phone	2012206873968	6/5/2013	Utility model patents	China	VLG	December 13, 2022
65	A mobile terminal with the function of expanding the antenna bandwidth	2012206877831	6/5/2013	Utility model patents	China	VLG	December 13, 2022
66	A Planar Inverted-F Antenna	2012206876203	6/12/2013	Utility model patents	China	VLG	December 13, 2022
67	A folded slot antenna	2013206236786	4/2/2014	Utility model patents	China	VLG	December 13, 2022

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
68	A coupled-feed multi-frequency antenna	2013206236983	4/2/2014	Utility model patents	China	VLG	October 10, 2023
69	An antenna array compatible with Beidou satellite system and GPS frequency band	2013207102628	5/28/2014	Utility model patents	China	VLG	October 10, 2023
70	An LTE antenna with extended low frequency and high frequency bandwidth	2013207103635	5/28/2014	Utility model patents	China	VLG	November 12, 2023
71	An LTE antenna with parasitic elements	2013207023931	5/28/2014	Utility model patents	China	VLG	November 12, 2023
72	A dual-frequency active antenna combined with GPS and GLONASS	2013207100162	7/2/2014	Utility model patents	China	VLG	November 8, 2023
73	A mobile phone built-in parasitic antenna and mobile phone device with built-in parasitic antenna	2014200343134	8/6/2014	Utility model patents	China	VLG	November 12, 2023
74	A mobile phone antenna with an inner loop parasitic antenna	2013208172702	6/25/2014	Utility model patents	China	VLG	January 20, 2024
75	A broadband high-precision satellite positioning terminal antenna	2014200066451	8/6/2014	Utility model patents	China	VLG	December 11, 2023
76	A dual-polarized broadband high-gain wall-mounted built-in antenna	2014203939680	1/28/2015	Utility model patents	China	VLG	January 6, 2024
77	A chip built-in antenna matching circuit device	2014204120811	1/28/2015	Utility model patents	China	VLG	July 15, 2024
78	An omnidirectional broadband high gain PCB antenna	2014207579453	5/20/2015	Utility model patents	China	VLG	July 23, 2024
79	A circularly polarized transmit-receive antenna for compact field testing	2015205722682	11/25/2015	Utility model patents	China	VLG	December 3, 2024
80	A metal frame LTE mobile phone antenna	2015205784778	1/6/2016	Utility model patents	China	VLG	July 30, 2025
81	An antenna and a smart watch applied to a wearable smart watch	2015210295131	6/15/2016	Utility model patents	China	VLG	August 3, 2025

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
82	A dual-ground-fed slot-coupled antenna	2015210294092	5/25/2016	Utility model patents	China	VLG	December 9, 2025
83	A long term evolution external antenna for universal mobile communication technology	2015211287363	7/6/2016	Utility model patents	China	VLG	December 9, 2025
84	A small high-performance antenna	2016200076147	6/22/2016	Utility model patents	China	VLG	December 28, 2025
85	An antenna assembly with a multifunctional signal module	2016204652456	5/19/2016	Utility model patents	China	VLG	January 3, 2026
86	An antenna assembly that can enhance the effect of signal transmission and reception	2016204652545	5/19/2016	Utility model patents	China	VLG	May 19, 2026
87	A satellite communication antenna based on four-arm helix technology	2016207287223	4/5/2017	Utility model patents	China	VLG	May 19, 2026
88	A car antenna amplifier	2016207340066	1/4/2017	Utility model patents	China	VLG	July 11, 2026
89	A snap device for grounding	2016207630266	1/4/2017	Utility model patents	China	VLG	July 12, 2026
90	A vehicle-mounted antenna with a dual-branch structure	2016207659315	1/25/2017	Utility model patents	China	VLG	July 19, 2026
91	An integrated vehicle-mounted antenna	2016210784626	5/17/2017	Utility model patents	China	VLG	July 20, 2026
92	A navigation antenna with low profile and high gain supporting multiple systems	2016211012030	4/12/2017	Utility model patents	China	VLG	September 23, 2026
93	A pluggable WIFI/BT antenna	2016212062376	8/4/2017	Utility model patents	China	VLG	September 30, 2026
94	A transceiver antenna for a satellite communication handheld terminal	2016213200072	6/20/2017	Utility model patents	China	VLG	November 8, 2026
95	A shared bicycle lock with an antenna module	2017202216809	10/31/2017	Utility model patents	China	VLG	December 1, 2026
96	A built-in FPC antenna structure	201720313973X	12/12/2017	Utility model patents	China	VLG	March 8, 2027

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
97	A high-gain dual-frequency antenna unit	2017207154283	1/19/2018	Utility model patents	China	VLG	March 28, 2027
98	An Internet of Things Antenna for UHF Band	2017210293135	4/27/2018	Utility model patents	China	VLG	June 19, 2027
99	A multiple frequency suppression antenna	2017216368667	7/31/2018	Utility model patents	China	VLG	August 16, 2027
100	A High-order Harmonic Suppression Dual-Polarized Antenna	2017216973838	7/31/2018	Utility model patents	China	VLG	November 30, 2027
101	A wireless charging device	2017216974120	7/17/2018	Utility model patents	China	VLG	December 7, 2027
102	A bicycle lock antenna device	201721697414X	7/6/2018	Utility model patents	China	VLG	December 7, 2027
103	An external WIFI dual-band antenna	2018201202413	9/18/2018	Utility model patents	China	VLG	December 7, 2027
104	A satellite dual-frequency antenna	2018203503063	10/9/2018	Utility model patents	China	VLG	January 24, 2028
105	A car center console and car	2018208517908	1/15/2019	Utility model patents	China	VLG	March 14, 2028
106	A smart smoke detector	2018210363382	2/5/2019	Utility model patents	China	VLG	May 31, 2028
107	A multi-frequency antenna	2018218134269	7/9/2019	Utility model patents	China	VLG	July 1, 2028
108	A flat antenna	2018219057310	7/2/2019	Utility model patents	China	VLG	November 4, 2028
109	A kind of automatic induction bracket	2018220170545	9/17/2019	Utility model patents	China	VLG	November 15, 2028
110	A car center console and car	2018220971401	10/18/2019	Utility model patents	China	VLG	December 2, 2028
111	A wireless charging device based on infrared detection	2018221521981	9/10/2019	Utility model patents	China	VLG	December 12, 2028

No.	Patent name	Application/ registration number	Approval date of registration	Category	Country	Owner	Expiration Date
112	Antenna structure of a mobile terminal and mobile terminal thereof	2018222269466	1/31/2020	Utility model patents	China	VLG	December 19, 2028
113	An antenna tuning switch circuit	2019200372799	8/20/2019	Utility model patents	China	VLG	December 25, 2028
114	A structural combination of a mobile power supply and an earphone storage box	2019211185300	4/3/2020	Utility model patents	China	VLG	January 8, 2029
115	A structure for solving the interference of earphone holder to WIFI antenna	2019215542773	5/19/2020	Utility model patents	China	VLG	July 15, 2029
116	A device for avoiding mutual interference between vehicle-mounted millimeter-wave radar vehicles	2019219393585	8/21/2020	Utility model patents	China	VLG	September 17, 2029
117	A vehicle satellite antenna	2020229868865	8/17/2021	Utility model patents	China	VLG	November 10, 2029
118	A high-precision watch antenna	2019219594391	7/7/2020	Utility model patents	China	VLG	December 11, 2030
119	A new type of satellite ship-borne antenna	2019219422268	5/26/2020	Utility model patents	China	VLG	November 12, 2029
120	A vehicle-mounted antenna structure	2020200996969	9/1/2020	Utility model patents	China	VLG	November 10, 2029
121	A multifunctional bracket inlaid shark fin antenna	2020201004123	7/31/2020	Utility model patents	China	VLG	January 15, 2030
122	A multifunctional circular BOX combination antenna	202021043213X	4/16/2021	Utility model patents	China	VLG	January 15, 2030
123	a shark fin antenna	2020216031000	4/13/2021	Utility model patents	China	VLG	June 9, 2030
124	A wireless charger that automatically finds mobile phones	2020226844892	9/14/2021	Utility model patents	China	VLG	August 4, 2030
125	T-BOX integrated 5G combined antenna	202120852434X	10/15/2021	Utility model patents	China	VLG	November 18, 2030

Data Security & Privacy

The ADC protocol is a decentralized wireless LAN networking technology, which could run without the Internet. The ADC protocol itself is safe.

In the cloud platform service, Wuxin Technology assists customers with the cloud platform development, instead of an operation, and all the customer data is preserved on the customer terminal or customer cloud platform. Customers hosting services are also available for their cloud platforms, as well as applications development related to data security and privacy, such as:

•        Obtaining user location information through Apps for providing nearby services

•        Log in through mobile phone verification code

•        Encrypting user password set by message-digest algorithm 5 (“MD5”, which is a cryptographic hash algorithm) to prevent the password leaking; password retrieval by SMS verification code, or E-mail

•        Users log in via E-mail address set

•        Initiate firewall to protect the server for data security

•        Use Cloud Bastion Host for safety protection during all daily O&M

Employees

Wuxin Technology had 336, 348 full-time employees as of December 31, 2021 and 2020, and 340, 323 full-time employees as of Jun 30, 2021 and 2020, respectively.

The following table provides a breakdown of our employees by functions as of December 31, 2021:

Functions	Number of employees	Percentage
Administration	78	23.21%
Sales and marketing	57	16.96%
Research and development	140	41.67%
Production	61	18.15%
Total	336	100%

We are subject to, and comply with, applicable labor law requirements, which may automatically make our employees subject to industry-wide collective bargaining agreements. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes in the past. None of our employees are represented by labor unions concerning his or her employment.

Facilities

Wuxin Technology’s principal executive office is located in Shenzhen, China under a lease that expires in 2024. In addition, Wuxin Technology’s subsidiary and manufacturing facility is also located in Shenzhen. These offices are leased, and Wuxin Technology does not own any real property. We believe that Wuxin Technology’s current facilities are adequate to meet our current needs.

The main equipment includes:

VLG equipment:    The R&D equipment is mainly anechoic chamber net analyzers and comprehensive testers, which are relatively simple.

TBIT equipment:    High-low constant-temperature test chamber, vibration tester, program-controlled battery tester, electrostatic tester, salt spray test chamber, 8,960 comprehensive testers, program-controlled DC power supply, common DC power supply, and other equipment.

Lessor	Lessee	Address	Coverage (m2)	Start date	End date	Rent (RMB)
Shenzhen Taohuayuan Property Operation Co., Ltd.	VLG	3/F & 4/F, Building B5, Taohuayuan Intelligence and Innovation Town, Baoan District, Shenzhen	2,191.05	2020/6/1	2023/5/31	78,220.00*
Shenzhen Taohuayuan Property Operation Co., Ltd.	VLG	309, 410, Building A4, Taohuayuan Intelligence and Innovation Town, Baoan District, Shenzhen	92.58	2021/9/1	2022/8/31	49,992.00
Jiang Quanju	VLG	Workshop K, 1st Floor, Annex Building A, Yicheng Industrial Park, Tiegang Village, Xixiang, Baoan District, Shenzhen		2020/6/1	2022/5/31	85,800.00
Chengdu Third Investment Co., Ltd.	VLG	7-1, 1st Floor, Building 1, Phase II, Huidu Headquarters Park, Xinye Road, High-tech West District, Chengdu	170	2017/5/16	2022/5/15	477,135.60
Topson Electronics (Hangzhou) Co., Ltd.	VLG	Room 101, Block C, 1st Floor, Building 3, No. 351, Changhe Road, Changhe Street, Binjiang District, Hangzhou	260.75	2020/12/12	2025/12/15	1,158,369.00
Huizhou Mingshang Hi-Tech Industry Co., Ltd.	VLG Wireless Technology Co., Ltd., Huizhou Branch	5/F, Mingshang Science and Technology Park, Yangwu Section, East of Yeting Avenue, Huiyang District, Huizhou City	1,630.00	2018/6/1	2023/6/1	1,392,672.00
Shenzhen SDG Information Co., Ltd.	Wuxin Technology	1502, 15/F, Tefa Information Technology Building, No. 2 Qiongyu Road, Science Park Community, Yuehai Sub-District, Nanshan District, Shenzhen	440.00	2021/9/15	2024/1/31	25,300.00
Shenzhen SDG Information Co., Ltd.	Wuxin Technology	1501, 15/F, Tefa Information Technology Building, No. 2 Qiongyu Road, Science Park Community, Yuehai Sub-District, Nanshan District, Shenzhen	800.00	2021/2/6	2024/1/31	3,283,200.00

Lessor	Lessee	Address	Coverage (m2)	Start date	End date	Rent (RMB)
Shenzhen SDG Information Co., Ltd.	TBIT	Unit 1501-1505, Building B, Tefa Information Port Building, No. 2 Kefeng Road, Science Park, Yuehai Sub-District, Nanshan District, Shenzhen	780.07	2019/9/16	2023/9/30	1,769,198.76
Shenzhen Yeming Mold Co., Ltd.	TBIT	Zone C, 4/F, Plant B, Yeming Mould Industrial Park, East of Genyu Road, Tianliao Community, Yutang Sub-District, Guangming New District, Shenzhen	1,500.00	2020/11/1	2022/10/31	220,000.00
Shenzhen Nanhang Electronics Industry Co., Ltd.	Yitianxin	Room 10B, 10/F, Hangkong Electronic Engineering R&D Building, No.7 Langshan Road, High-Tech North Zone, Nanshan District, Shenzhen	200.00	2020/10/1	2025/9/30	1,299,936.00
Shenzhen Nanhang Electronics Industry Co., Ltd.	Xinsheng	Room 10C, 10/F, Hangkong Electronic Engineering R&D Building, No.7 Langshan Road, High-Tech North Zone, Nanshan District, Shenzhen	337.48	2020/10/1	2025/9/30	2,193,512.16
Wuhan Wuda Science and Technology Parks Co., Ltd.	TBIT	Unit 3, 7th Floor, Building B3, Wuhan University Science and Technology Park, University Park Road, New Technology Development Zone, Hubei, Wuhan	473.93	2021/10/1	2023/9/30	602,838.36

____________

*        Before the completion acceptance, the monthly rent is RMB 78,220, and the price will be re-priced after the completion acceptance.

Legal Proceedings

From time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. As of the date of this prospectus, we are not involved in any legal or administrative proceedings that in the opinion of the management, if determined adversely to us, would have a material adverse effect on our business, financial condition, operating results, or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Regulations

Regulations Relating to Product Quality

Products made in mainland China are subject to the Product Quality Law of the People’s Republic of China, which was promulgated on February 22, 1993, last amended on December 29, 2018. According to the Product Quality Law, a manufacturer of a product is responsible to compensate for the damages to any person or property caused by the defect of such a product, unless the manufacturer is able to prove that: (i) it has not circulated the product; (ii) the defect did not exist at the time when the product was circulated; or (iii) scientific or technological knowledge at the time when the product was circulated was not such that it allowed the defect to be discovered.

The Consumer Rights and Interests Protection Law of the People’s Republic of China (the “Consumers Protection Law”) was promulgated on October 31, 1993 and became effective on January 1, 1994. The Consumers Protection Law has been further revised on August 27, 2009 and October 25, 2013. According to the Consumers Protection Law, unless otherwise provided by this law, an operator that provides products or services may bear civil liability in accordance with the Product Quality Law and other relevant laws and regulations.

According to the Administrative Regulations for Compulsory Product Certification, which was promulgated by the General Administration of Quality Supervision, Inspection and Quarantine P.R.C. (the “AQSIQ”) (which has merged into the SAMR) on July 3, 2009, products specified by the state shall not be delivered, sold, imported or used in other business activities until they are certified (the “Compulsory Product Certification”) and labeled with China Compulsory Certification mark. For products that are subject to Compulsory Product Certification, the state implements unified product catalogs (the “3C Catalog”), unified compulsory requirements, standards and compliance assessment procedures in technical specification, unified certification marks and unified charging standards.

Regulation Relating to Intellectual Property Rights

Regulation on Patents

The National People’s Congress adopted the Patent Law of the People’s Republic of China in 1984 and amended it in 1992, 2000, 2008 and 2020, respectively. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, starting from the application date. Except under certain specific circumstances provided by law, any third-party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

Regulation on Copyright

In accordance with the Copyright Law of the PRC which was promulgated by SCNPC on September 7, 1990 and last amended on November 11, 2020, and will take effect on June 1, 2021. Chinese citizens, legal persons or other entities own the copyright in their works whether published or not, including written works; oral works; music, comedy arts of talking and singing, dance and acrobatics; work of art and architecture work; photographic works; cinematographic work and work created by the method similar to the film production method; engineering design drawing, product design drawing, map, sketch and other graphic works and model works; computer software and other works specified by laws and administrative regulations. The rights a copyright owner has include but not limited to the following rights of the person and property rights: the right of publication, right of authorship, right of modification, right of integrity, right of reproduction, distribution right, rental right, right of network communication, translation right and right of compilation.

In accordance with the Regulations on the Protection of Computer Software promulgated by the State Council on June 4, 1991 and last amended on January 30, 2013, Chinese citizens, legal persons or other entities own the copyright, including the right of publication, right of authorship, right of modification, right of reproduction, distribution right, rental right, right of network communication, translation right and other right software copyright owners shall have in software developed by them, regard less of whether it has been published. In accordance with the Measures for the

Registration of Computer Software Copyright promulgated by the National Copyright Administration on February 20, 2002, software copyrights, exclusive licensing contracts for software copyrights and software copyright transfer contracts shall be registered, and the National Copyright Administration shall be the competent authority for the administration of software copyright registration and designates the Copyright Protection Center of China as a software registration authority. The Copyright Protection Center of China shall grant a registration certificate to a computer software copyright applicant who complies with regulations.

Regulation on Trademark

According to the Trademark Law of the People’s Republic of China, promulgated by the SCNPC in August 1982, and amended in 1993, 2001, 2013 and 2019 respectively, the Trademark Office of China National Intellectual Property Administration is responsible for the registration and administration of trademarks and is also responsible for resolving trademark disputes in China. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementation of the Trademark Law, which specified the requirements of applying for trademark registration and review.

Regulation on Domain Name

In May 2012, the China Internet Network Information Center issued the Implementing Rules for Domain Name Registration setting forth the detailed rules for registration of domain names. In August 2017, the MIIT promulgated the Administrative Measures on Internet Domain Names, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the top-level domain name “.cn”.

PRC Regulation Relating to Stock Incentive Plans

SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or the Stock Option Rules in February 2012, replacing the previous rules issued by the SAFE in March 2007. Under the Stock Option Rules and other relevant rules and regulations, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. The domestic qualified agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the domestic qualified or other material changes. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests.

In addition, the State Administration of Taxation, or the SAT, has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of such overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If the employees fail to pay or the PRC subsidiaries fail to withhold their income taxes according to relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC government authorities.

PRC Regulations Relating to Foreign Investment

All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the SCNPC on October 26, 2018. However, on December 24, 2021, the SCNPC issued the Company Law of the People’s Republic of China (Draft for Comments) (the “Revised Company Law”), which is now open for public comments. The Revised Company Law further stipulates the establishment and withdrawal of the company, the organizational structure and the capital system of the company, and strengthens the responsibilities of shareholders and management personnel and Corporate Social Responsibility. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) on December 27, 2021, which will become effective on January 1, 2022. The 2021 Negative List will replace the Special Administrative Measures for the Access of Foreign Investment (2020 Version) (the “2020 Negative List”) and serve as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out on the 2021 Negative List shall be classified as industries permitted for foreign investment. None of our businesses are on the 2021 Negative List, nor on the 2020 Negative List. Therefore, the Company is able to conduct its business through its wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26,2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China (the “Regulation”), which became effective on January 1, 2020.

The Foreign Investment Law and the Regulation apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest, which refers to the Catalogue of Industries for Guiding Foreign Investment Industries (amended in 2020) (the “Catalogue”). Specifically, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the Catalogue (the Special Administrative Measures for the Access of Foreign Investment specified in the Catalogue was replaced by the 2020 Negative List, and the Catalogue of Industries for Encouraged Foreign Investment specified in the Catalogue was replaced by the Catalogue of Industries for Encouraged Foreign Investment (2020 Version).

PRC Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

The principal regulations governing foreign currency exchange in China are the PRC Foreign Exchange Administration Regulations, which were promulgated on January 29, 1996, and most recently amended on August 5, 2008, issued by the SAFE and other relevant PRC government authorities. Pursuant to the PRC Foreign Exchange Administration Regulations, RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local office.

Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Since 2012, the SAFE has promulgated several circulars to substantially amend and simplify the current foreign exchange procedure. Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or “SAFE Circular 59,” promulgated by the SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to direct investments. SAFE Circular 59 also simplified foreign exchange-related registration required for foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs. The Circular on Further Simplifying and Improving the Foreign Currency Management

Policy on Direct Investment, or “SAFE Circular 13,” effective from June 1, 2015, cancelled the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplified the procedure of foreign exchange-related registration. Pursuant to SAFE Circular 13, the investors shall register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or “SAFE Circular 19,” which was promulgated by the SAFE on March 30, 2015, and became effective on June 1, 2015, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to SAFE Circular 19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary FIE makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered. The SAFE later promulgated the Circular on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or “SAFE Circular 16,” effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or Circular 16 could result in administrative penalties such as restrictions on foreign exchange activities of such enterprises.

According to the Provisional Measures, the Administrative Rules on the Company Registration which was promulgated by the State Council on June 24, 1994, became effective on July 1, 1994, and was most recently amended on February 6, 2016, and other laws and regulations governing the foreign invested enterprises and company registrations, the establishment of a foreign invested enterprise and any capital increase and other major changes in a foreign invested enterprise shall be registered with the SAMR or its local counterparts, and shall be filed via the foreign investment comprehensive administrative system, or the “FICMIS,” if such foreign invested enterprise does not involve special access administrative measures prescribed by the PRC government.

Pursuant to SAFE Circular 13 and other laws and regulations relating to foreign exchange, when setting up a new foreign invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the FIE, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise must register such changes with the bank located at its registered place after obtaining approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon acceptance of the registration application.

Based on the foregoing, if we intend to provide funding to our wholly foreign owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any subsequent capital increase in our wholly foreign owned subsidiaries with the SAMR or its local counterparts, file such via the FICMIS, and register such with the local banks for the foreign exchange related matters. Once the FIL becomes effective, pursuant to Article 21 of the FIL, foreign investors will be free to remit profits, capital gains, income from asset disposal, or intellectual property royalties into and out of China in accordance with PRC laws. While there have not been any detailed rules issued on this regard, we do not expect that foreign investors will be able to freely remit funds into or out of China without any limitation. However, we do expect that foreign investors will enjoy more convenience when remitting their profits out of China.

Loans by Foreign Companies to their PRC Subsidiaries

A loan made by foreign investors as shareholders in a foreign invested enterprise is considered to be a foreign debt in China and is regulated by various laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt, and the Administrative Measures for Registration of Foreign Debts, together, the

“Foreign Debts Provisions.” Under the Foreign Debts Provisions, a shareholder loan in the form of a foreign debt made to its PRC subsidiary does not require the prior approval of the SAFE. However, such a foreign debt must be registered with and recorded by the SAFE or its local branches within 15 business days after entering into the foreign debt contract. Further, the balance of the foreign debts of a foreign invested enterprise shall not exceed the difference between the total investment and the registered capital of the foreign invested enterprise, or the “Total Investment and Registered Capital Balance.”

On January 12, 2017, the PBOC issued PBOC Notice No. 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both FIEs and domestic-invested enterprises. Pursuant to PBOC Notice No. 9, the foreign debt upper limit for both foreign-invested and domestic-invested enterprise is calculated as twice the amount of the net asset of such enterprises. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement. PBOC Notice No. 9 does not supersede the Foreign Debts Provisions. Pursuant to PBOC Notice No. 9, the PBOC and the SAFE shall reevaluate the calculation method for FIEs and determine what the applicable calculation method would be. As of the date of this prospectus, neither the PBOC nor the SAFE has issued and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and the SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Under current practice, the relevant authorities are likely to allow FIEs, such as our PRC subsidiaries, to choose the calculation method either under the Foreign Debts Provisions or PBOC Notice No. 9 until any new regulation is issued. After the FIL becomes effective, however, it is uncertain whether the concept of “total investment” will still exist and whether the foreign debt quota will still be subject to the total Investment and Registered Capital Balance of an FIE or it will be replaced by the new mode introduced under PBOC Notice No. 9. As of the date of this prospectus, our PRC subsidiaries do not have any foreign debts owed to their foreign investor Energy Holdings.

Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in the PRC include the FIL and PRC Company Law and their implementation regulations. Under the current regulatory regime in the PRC, FIEs in the PRC may pay dividends only out of their retained earnings, if any, determined in accordance with the PRC accounting standards and regulations. A PRC company is required to set aside at least 10% of its after-tax profits as statutory reserve funds, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, all as amended from time to time, and their respective implementing rules; the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors; and the Notice of the State Administration on Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment. Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with SAIC and SAFE. Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purpose, which is subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange. Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE.

PRC Regulations Relating to Offshore Investments by PRC Residents

SAFE promulgated the SAFE Circular 37 in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore SPV undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

The SAFE Circular 37 was issued to replace Circular 75 (the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Round-trip Investments via Overseas Special Purpose Vehicles). The SAFE further enacted the Notice on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment effective from June 1, 2015, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of the SAFE. In the event that a PRC shareholder holding interests in a SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that SPV may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. As of the date of this prospectus, four of our beneficial owners who are PRC residents have completed the registrations required by the SAFE Circular 37.

PRC Regulations on Mergers and Acquisitions and Overseas Listing

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration Provisions, and the Measures, which are now open for public comments.

The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to CSRC Answers, after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. As the Administration Provisions and Measures have not yet come into effect, the Company is currently unaffected by them.

However, according to CSRC Answers, only new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process; other existing overseas listed companies will be allowed a sufficient transition period to complete their filing procedure, which means the Company will certainly go through the filing process in the future, perhaps because of refinancing, or after being given a sufficient transition period to complete the filing procedure as an existing overseas listed Chinese company.

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV’s securities on an overseas stock exchange.

Our PRC legal counsel, King & Capital Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our corporate structure and arrangements are not subject to the M&A Rules. However, our PRC legal counsel has further advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

PRC Regulations Relating to Taxation

Enterprise Income Tax

The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance, (the “MOF”), and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value-Added Tax

The Provisional Regulations of the PRC on Value-Added Tax were promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and were last amended on November 19, 2017, and the Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-Added Tax was promulgated by the Ministry of Finance on December 15, 2008, effective on January 1, 2009, and amended on October 28, 2011 (collectively, the “VAT Laws”). On November 19, 2017, the State Council promulgated the Decisions on Abolishing the Provisional Regulations of the PRC on Business Tax and Amending the Provisional Regulations of the PRC on Value-Added Tax, or the “Order 691.” According to the VAT Laws and the Order 691, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property, and the importation of goods within the territory of the PRC are the taxpayers of value-added taxes. The valued-added tax rates generally applicable are simplified as 13%, 9%, 6%, and 0%, and the value-added tax rate applicable to the small-scale taxpayers is 3%.

Tax Incentives

On January 29, 2016, the PRC Ministry of Science and Technology, the Ministry of Finance, and the SAT jointly enacted the Administrative Measures for Certification of High and New Technology Enterprises (2016 Amendment) (the “Measures for High-Tech Enterprises”), which repealed the previous measures issued in 2008, and became effective retroactively on January 1, 2016. Under the EIT Law and the Measures for High-Tech Enterprises, certain qualified high-tech companies may benefit from a preferential tax rate of 15% if they own core intellectual properties and their business fall into certain industries that are strongly supported by the PRC government and recognized by certain departments of the State Council. Khingan Forasen was granted the HNTE qualification effective on November 15, 2016, for a three-year term, and enjoyed a preferential enterprise income tax rate of 15% during this period. Khingan Forasen’s HNTE qualification was reapproved on December 3, 2019 and Khingan Forasen continues to enjoy the reduced income tax rate for the next three years. There can be no assurance, however, that Khingan Forasen will continue to meet the qualifications and successfully renew its HNTE qualification upon its expiry. In addition, there can be no guaranty that relevant governmental authorities will not revoke Khingan Forasen’s HNTE status in the future.

Since the 1980s, the PRC has incentivized the “comprehensive utilization of resources,” which means using nonhazardous wastes as inputs to production, to create environmental benefits by avoiding disposal impacts, mitigating manufacturing impacts, and conserving undeveloped resources. Pursuant to the Notice on the Issues Concerning the Implementation of the Catalogue of Comprehensive Utilization of Resources Entitling Enterprises to Income Tax Preferences issued by the Ministry of Finance and the SAT on September 23, 2008, effective retrospectively on January 1, 2008, the EIT Law, and other relevant rules and regulations, incomes gained by an enterprise from producing products that are in compliance with the relevant national or industrial standards by using resources listed in the catalogue as main raw materials, are subject to a 10% reduction in calculating its taxable income. Khingan Forasen’s production of biomass electricity enjoys such a tax incentive. Further, according to the Notice of the Ministry of Finance and the SAT on Issuing the Catalogue of Value-Added Tax Preferences for Products and Labor Services for Comprehensive Utilization of Resources Incomes (the “Comprehensive Utilization of Resources Catalogue”) promulgated on June 12, 2015, and effective on the same day, taxpayers who are engaged in the sale of products made by themselves and the provision of services through comprehensive utilization of resources as listed in the Comprehensive Utilization of Resources Catalogue may enjoy the benefit of an immediate refund upon their payments of value-added taxes. Khingan Forasen’s use of forestry residues in the productions of activated carbon, which is listed in the Comprehensive Utilization of Resources Catalogue referred above, allows Khingan Forasen to enjoy a 70% refund upon its payment of value-added taxes each time.

Dividend Withholding Tax

The EIT Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business, but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes, or the “Double Tax Avoidance Arrangement,” and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%.

However, based on the SAT Circular 81 promulgated on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such a reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. The SAT further released several circulars including the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties (the “SAT Circular 601) which listed seven unfavorable factors for the determination of “beneficial owner,” and the Announcement on the Recognition of the “Beneficial Owner” in Tax Treaties (the “SAT Announcement 30”)

which provided a safe harbor rule for qualified non-tax residents to enjoy treaty benefits on dividends. Nevertheless, taxpayers and local-level tax authorities in China encountered numerous technical and practical problems when dealing with beneficial owner related cases due to lack of clearer guidance.

The SAT Circular 601 and the SAT Announcement 30 were abolished by the Circular on Relevant Questions Regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and became effective on April 1, 2018 (the “SAT Circular 9”). According to the SAT Circular 9, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors will be taken into account and analyzed according to the actual circumstances of the specific cases, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties grants tax exemption on relevant incomes or levies tax at an extremely low rate. The SAT Circular 9 further provides that applicants who intend to prove their status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7.” Pursuant to SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to the SAT Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable taxes will subject the transferor to default interest. The SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Bulletin 7. The SAT Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiary where non-resident enterprises, being the transferors, were involved. See “Risk Factors — Risks Related to Doing Business in the PRC — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Regulations Related to Employment and Social Welfare — Social Insurance and Housing Fund

The Labor Law of the People’s Republic of China, or the Labor Law, which became effective in January 1995 and was amended in 2018, and the Employment Contract Law of the People’s Republic of China, or the Employment Contract Law, effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which became effective immediately and interprets and supplements the provisions of the Employment Contract Law.

Under the Labor Contract Law, an employer shall limit the number of dispatched workers so that they do not exceed a certain percentage of its total number of workers. In January 2014, the MOHRSS issued the Interim Provisions on Labor Dispatching, which became effective in March 2014, pursuant to which it provides that the number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Administrative Provisions on Registration of Social Insurance and the Administrative Regulations on the Housing Provident Fund. Pursuant to these laws and regulations, enterprises in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Lianqi Liu	46	Chief Executive Officer, Director, and Chairman
Yang Guo	42	Chief Financial Officer
Zhiyong Liu	46	Chief Technology Officer, Chief Scientist
Anthony K. Chan	67	Independent Director Nominee*
Shaomei Zhang	40	Independent Director Nominee*
Hui Joseph Zou	58	Independent Director Nominee*
Fei Chen	30	Independent Director Nominee*

____________

*        The appointment of each director nominee will be effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers, directors and director nominees:

Lianqi Liu.    Mr. Liu is currently the sole director and the Chief Executive Officer of the Company. Mr. Liu has been engaged in smart home, smart hotel, smart building system design and system integration since 1998. He is a pioneer in China’s IoT industry. Since 2000, he has participated in the design and construction of Shenzhen metropolitan area network (“MAN”), Residential Network of China Great Wall Broadband, China’s MAN and Customer Premise Networks (“CPN”). In addition, Mr. Liu is also an expert in IoT networking architecture and the inventor of the ADC protocol. In 2005, he founded Wuxin Technology. From 2001 to 2005, Mr. Liu served as the technical director of Great Wall Broadband in Shenzhen. From 1998 to 2001, Mr. Liu served as the project manager of landmark projects such as ZTE Technology Park Base Project, Huadu District Government Project and other intelligent system integration projects. Mr. Liu graduated from Henan Institute of Technology in 1998, majoring in Computer Science, and studied in the EMBA training course of Sun Yat-Sen University from September 2018 to July 2019.

Yang Guo.    Mr. Guo is currently the Chief Financial Officer of the Company. Mr. Guo has worked as the Chief Financial Officer of Wuxin Technology in January 2018. From December 2015 to December 2017, Mr. Guo has served as the Executive Vice President and Chief Financial Officer and Chief Accountant at Guangzhou Jiuzhang Information Technology Co., Ltd. From May 2012 to December 2015, Mr. Guo served as Chief Financial Officer at Huashitong Biomedical Technology (Wuhan) Co., Ltd. From October 2009 to May 2012, Mr. Guo served as an investment manager at China Merchants Xiangjiang Investment Management Co., Ltd. From 2005 to 2009, Mr. Guo worked as a senior auditor in the audit and assurance services department of Ernst & Young. Mr. Guo is a member of the Association of Chartered Certified Accountants in the United Kingdom (ACCA). Mr. Guo earned his master’s degree in accounting from Zhongnan University of Economics and Law in 2004, and his bachelor’s degree in financial management from Jiangxi University of Finance and Economics in 2001.

Zhiyong Liu.    Mr. Liu is currently the Chief Technology Officer and the Chief Scientist of the Company. Mr. Liu joined Wuxin Technology in 2015 and has led the R&D team of Wuxin Technology, focusing on the research and development of the ADC protocol. Mr. Liu is currently a doctoral supervisor of the Institute of Automation, Chinese Academy of Sciences (“CAS”), and has worked as a professor at the School of Artificial Intelligence, University of CAS since 2013. In addition, he works as a member at the State Key Laboratory of Complex System Management and Control of the Institute of Automation at CAS. Mr. Liu earned his Ph.D. in computer science & engineering from the Chinese University of Hong Kong in 2003. Mr. Liu earned his master’s degree in pattern recognition and intelligent systems from Institute of Automation, CAS in 2000, and his bachelor’s degree in telecom engineering from Tianjin University in 1997.

Anthony K. Chan.    Mr. Chan will become an independent director of the Company upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Chan has over 30 years of experience in U.S. and China cross-border investments and business operations. Since October 1, 2021, Mr. Chan has served as the Executive Director of Finance and US Operations of Borqs Technologies, Inc. (NASDAQ: BRQS). Prior to which Mr. Chan was the Chief Financial Officer and Executive Vice President, Corporate Finance of Borqs. Mr. Chan is also an independent non-employee director of Graphex Group Limited (listed on the Hong Kong Stock Exchange as 6128.HK and on the U.S. OTC market as GRFXY) since July 2020. From July 2013 to March 2015, Mr. Chan served as the President of Asia Sourcing for Portables Unlimited in New York, a distributor of T-Mobile USA. From March 2009 to July 2013, he served as the Chief Financial Officer of Tianjin Tong Guang Digital Broadcasting Co. Ltd., a mobile communications products company. For the 20 years prior to that, he was involved in multiple investment and technology transfer projects among China, the U.S. and Europe, in the areas of communication products, chemical fibers, textile machinery and medical equipment. Mr. Chan received both his bachelor’s and MBA degrees from the University of California at Berkeley.

Shaomei Zhang.    Ms. Zhang will become an independent director of the Company upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Zhang has been an independent director of Wuxin Technology since 2019. Ms. Zhang has served as the vice director of Shenzhen Nanshan Exchange Center since December 2021. From May 2018 to December 2021, Ms. Zhang served as the Deputy Director of Shekou Sub-district Overseas Personnel Management Service Center. From February 2015 to May 2018, Ms. Zhang was a staff of Shekou Street Shenzhen Bay Community Party and Mass Service Center. From January 2013 to February 2015, Ms. Zhang was a staff of Shekou Street Haichang Community Party and Mass Service Center. Ms. Zhang joined Wuxin Technology since 2019 as a director. Ms. Zhang graduated from Jiangxi Qinglin College majoring in English in 2006, and graduated from Tianjin University majoring in financial management in 2018.

Hui Joseph Zou.    Mr. Zou will become an independent director of the Company upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zou has a profound academic background in biomedical engineering. Mr. Zou joined Wuxin Technology as an independent director in 2018. Since 2013, Mr. Zou has served as the Viral Vector Core Coordinator at the Horae Gene Therapy Center at the University of Massachusetts Medical School (“UMMS”). From 2008 to 2011, Mr. Zou served as Assistance Director of the UMMS — China Program. Mr. Zou obtained his Doctor of Philosophy degree from Old Dominion University in 1995. Mr. Zou obtained his master’s degree in biomedical engineering from Tianjin University in 1989, and his bachelor’s degree in biomedical engineering from Tianjin University in 1986.

Fei Chen.    Ms. Chen will become an independent director of the Company upon the effectiveness of the registration statement of which this prospectus forms a part. Ms. Chen is a member of the China Lawyers Association. Ms. Chen has been working in Anhui Xu Jiguang Law Firm as an associate since 2015. Ms. Chen obtained her bachelor’s degree in law from Anhui University in 2012 and her master’s degree in civil and commercial law from Guangdong University of Finance and Economics in 2019. Ms. Chen obtained her master’s degree of laws from the University of Melbourne in April 2022.

Family Relationships

None of the other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Currently, Mr. Lianqi Liu is our sole director. Our board of directors will consist of five directors upon the effectiveness of the registration statement of which this prospectus forms a part.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not properly fetter the exercise of future discretion; (iv) duty to exercise powers fairly as between different classes of shareholders; (v) duty to exercise independent judgment; and (vi) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our Articles of Association have varied this last obligation by providing that a director must disclose the nature and extent of his or her interest, including those that may be a material interest, in any contract or arrangement, and following such disclosure and subject to any restriction/disqualification where the interest is material or any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting. In comparison, under the Delaware General Corporation Law, a director of a Delaware corporation owes fiduciary duties to the corporation and its stockholders comprised of the duty of care and the duty of loyalty. Such duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. We have the right to seek damages if a duty owed by any of our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Mr. Lianqi Liu will be making all determinations regarding executive officer compensation from the inception of the Company up until the time when our compensation committee is set up (please see discussion below).

Committees of the Board of Directors

Although the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country, we intend to comply with the Nasdaq Capital Market corporate governance listing standards, as applicable, and have established an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Shaomei Zhang, Anthony K. Chan, and Hui Joseph Zou, and will be chaired by Mr. Anthony K. Chan. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. We have determined that qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board.

Compensation Committee.    Our compensation committee will consist of Shaomei Zhang, Anthony K. Chan, and Hui Joseph Zou, and will be chaired by Ms. Shaomei Zhang. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board;

•        reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Shaomei Zhang, Anthony K. Chan, and Hui Joseph Zou, and will be chaired by Mr. Hui Joseph Zou. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

Our board of directors will adopt a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this Offering.

Compensation of Directors and Executive Officers

For the six months ended December 31, 2021, we paid approximately an aggregate of $0.19 million as compensation to our executive officers and directors. For the fiscal year ended June 30, 2021, we paid approximately an aggregate of $0.4 million as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary shares offered in this Offering, for

•        each of our directors and executive officers who beneficially own our ordinary shares; and

•        each person known to us to own beneficially more than 5% of our ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The percentage of beneficial ownership of each listed person prior to this Offering is based on 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares issued and outstanding. Immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this Offering includes ordinary shares outstanding immediately after the completion of this Offering.

The number and percentage of ordinary shares beneficially owned after this offering are based on the ordinary shares outstanding following the sale of our Class A ordinary shares. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of the ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. As of the date of this prospectus, we have five shareholders of record, none of which are located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy the Nasdaq listing standards.

	Shares Beneficially Owned Prior to the Offering(1)(2)				% of Total Voting Power Prior to the Offering	Shares Beneficially Owned After the Offering(3)				% of Total Voting Power After the Offering
	Class A Ordinary Shares		Class B Ordinary Shares			Class A Ordinary Shares		Class B Ordinary Shares
	Number	%	Number	%		Number	%	Number	%
Directors and Executive Officers:
Lianqi Liu	—	—	13,600,000	60.86%	57.84%	—	—	13,600,000	57.84%	%
Shaomei Zhang	—	—	—	—	—	—	—	—	—	—
Zhiyong Liu	—	—	—	—	—	—	—	—	—	—
Yang Guo	—	—	—	—	—	—	—	—	—	—
Hui Joseph Zou	—	—	—	—	—	—	—	—	—	—
Fei Chen	—	—	—	—	—	—	—	—	—	—
Anthony K. Chan	—	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers	—	—	13,600,000	60.86%	57.84%	—	—	13,600,000	57.84%	%
5% Shareholders:
Liu Family Investment Ltd.(4)	—	—	13,600,000	60.86%	57.84%	—	—	13,600,000	57.84%	%
Wu Weifeng Investments II, Ltd.(5)	—	—	1,996,000	8.93%	8.49%	—	—	1,996,000	8.93%	%
Best Award Global II, Ltd.(6)	—	—	1,996,000	8.93%	8.49%	—	—	1,996,000	8.93%	%
Chen Meiling Investments II, Ltd.(7)	—	—	1,800,000	8.06%	7.66%	—	—	1,800,000	8.06%	%
Li Jian Investments II, Ltd.(8)	—	—	1,754,000	7.85%	7.46%	—	—	1,754,000	7.85%	%
Adrian Global Investments II, Ltd.(9)	—	—	1,200,000	5.37%	5.1%	—	—	1,200,000	5.37%	%

____________

*         Less than 1%.

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common shares. All shares represent only common shares held by shareholders as no options are issued or outstanding.

(2)      Each Class A Ordinary Share has one (1) vote per share. Each Class B Ordinary Share has ten (10) votes per share.

(3)      Assuming the underwriters do not exercise their over-allotment option.

(4)      Liu Family Investment Ltd. is incorporated in British Virgin Islands and is wholly owned by, our chairman Mr. Lianqi Liu. The registered address of Liu Family Investment Ltd. is P.O. Box 986, Road Town, Tortola, British Virgin Islands.

(5)      Wu Weifeng Investments II, Ltd. is incorporated in British Virgin Islands and is wholly owned and controlled by Weifeng Wu. The registered address of Wu Weifeng Investments II, Ltd. is P. O. Box 986, Road Town, Tortola, British Virgin Islands.

(6)      Best Award Global II, Ltd. is incorporated in British Virgin Islands and is wholly owned by thirteen individual shareholders whose voting power ranges from 0.60% to 27.52%. Huizou Wang is the sole director of Best Award Global II, Ltd. The registered address of Best Award Global II, Ltd. is P. O. Box 986, Road Town, Tortola, British Virgin Islands.

(7)      Chen Meiling Investments II, Ltd. is incorporated in British Virgin Islands and is wholly owned and controlled by Meilin Chen. The registered address of Chen Meiling Investments II, Ltd. is P. O. Box 986, Road Town, Tortola, British Virgin Islands.

(8)      Li Jian Investments II, Ltd. is incorporated in British Virgin Islands and is wholly owned and controlled by Jian Li. The registered address of Li Jian Investments II, Ltd. is P. O. Box 986, Road Town, Tortola, British Virgin Islands.

(9)      Adrian Global Investments II, Ltd. is incorporated in British Virgin Islands and is wholly owned and controlled by Qing Ouyang. The registered address of Adrian Global Investments II, Ltd. is P. O. Box 986, Road Town, Tortola, British Virgin Islands.

RELATED PARTY TRANSACTIONS

1)    Nature of relationships with related parties:

Name	Relationship with the Company
Lianqi Liu	Principal shareholder and director of the Company
Xiaofang Suo	Immediate family member of Lianqi Liu
Yuyuan Lai	Director of Wuxin Technology
Hanrong Liu	Director of Wuxin Technology
Yili Jiang	Director of Wuxin Technology
Xiaobin Zhan	Director of Wuxin Technology
Wentao Ge	Director of Wuxin Technology
Sisi Li	Director of Wuxin Technology
Bian Investment (Shenzhen) Co., Ltd. and its subsidiaries	5% or greater Shareholders
Shenzhen Yitian Technology Co., Ltd.	Company controlled by Yili Jiang
Shenzhen Youzhi Hulian Co., Ltd.	Company controlled by Yili Jiang
Shenzhen Youqu Electronics Co., Ltd.	Company controlled by Wentao Ge

2)    Related party transactions

For the six months ended December 31, 2021, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Wentao Ge	$656,651	$4,593
Shenzhen Youqu Electronics Co., Ltd.	352,986	—
Bian Investment (Shenzhen) Co., Ltd. And its subsidiaries	459,608	544,110
Shenzhen Yitian Technology Co., Ltd.	437,249	278,532
Xiaobin Zhan	124,950	103,620
Shenzhen Youzhi Hulian Co., Ltd.	116,703	54,462
Lianqi Liu	639,239	720,004
Yili Jiang	98,032	54,877
Total	$2,885,418	$1,760,198
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Due to related parties	Xiaobin Zhan	$361,374	$335,433
Due to related parties	Lianqi Liu	105,923	184,884
Due to related parties	Yili Jiang	227,096	181,200
Due to related parties	Shenzhen Youqu Electronics Co., Ltd.	32,687	—
Due to related parties	Wentao Ge	10,458	—
Total due to related parties		$737,538	$701,517

For the six months ended December 31, 2021, the company generated revenue of $585,812 from its related party, Shenzhen Yitian Technology Co., Ltd. For the six months ended December 31, 2021, the company generated revenue of $149,815 from its related party, Shenzhen Youzhi Hulian Co., Ltd. For the six months ended December 31, 2021, the company generated revenue of $464,268 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of December 31, 2021, a total of $2,555,014 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge and Mr. Yili Jiang. No guarantee fee was charged by Mr. Ge Wentao and Mr. Jiang Yili for the guarantees for the six months ended December 31, 2021.

For the six months ended December 31, 2020, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Wentao Ge	$32,186	$157,478
Shenzhen Youqu Electronics Co., Ltd.	171,819	17,339
Shenzhen Yitian Technology Co., Ltd.	343,859	314,216
Yuyuan Lai	—	115,623
Xiaobin Zhan	1,078,260	740,746
Lianqi Liu	166,069	25,132
Yili Jiang	670,472	951,952
Total	$2,462,664	$2,322,486

For the six months ended December 31, 2020, the Company generated revenue of $226,086 from its related party, Shenzhen Youqu Electronics Co., Ltd.

For the year ended June 30, 2021, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Xiaobin Zhan	$1,174,104	$963,034
Bian Investment (Shenzhen) Co., Ltd. and its subsidiaries	980,918	1,221,878
Yili Jiang	802,662	1,066,089
Lianqi Liu	681,312	392,441
Shenzhen Yitian Technology Co., Ltd.	593,260	705,253
Shenzhen Youqu Electronics Co., Ltd.	188,153	17,705
Wentao Ge	75,242	709,948
Yuyuan Lai	—	118,062
Shenzhen Youzhi Hulian Co., Ltd.	—	60,537
Hanrong Liu	—	5,297
Total	$4,495,651	$5,260,244

For the year ended June 30, 2021, the Company generated revenue of $1,421,730 from its related party, Shenzhen Yitian Technology Co., Ltd. For the year ended June 30, 2021, the Company generated revenue of $502,969 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of June 30, 2021, a total of $1,902,447 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge and Mr. Yili Jiang. No guarantee fee was charged by Mr. Ge Wentao and Mr. Jiang Yili for the guarantees for the year ended June 30, 2021.

For the year ended June 30, 2020, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing and lending transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Yili Jiang	$830,507	$821,478
Xiaobin Zhan	735,405	719,586
Lianqi Liu	185,680	59,636
Yuyuan Lai	25,607	267,466
Shenzhen Yitian Technology Co., Ltd.	9,958	49,792
Shenzhen Youqu Electronics Co., Ltd.	1,892	400,964
Sisi Li	—	567,623
Wentao Ge	—	9,200
Total	$1,789,049	$2,895,745

For the year ended June 30, 2021, the Company generated revenue of $9,203 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of June 30, 2020, a total of $1,645,596 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge. No guarantee fee was charged by Mr. Wentao Ge for the guarantees during the year 2020.

3)    Related party balances

Net outstanding balances with related parties consisted of the following as of December 31, 2021 and June 30, 2021:

Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Due from related parties	Wentao Ge	$—	$638,350
Due from related parties	Shenzhen Youqu Electronics Co., Ltd.	—	318,894
Due from related parties	Bian Investment (Shenzhen) Co., Ltd. And its subsidiaries	334,898	246,460
Due from related parties	Shenzhen Yitian Technology Co., Ltd.	—	157,892
Due from related parties	Shenzhen Youzhi Hulian Co., Ltd.	—	61,919
Due from related parties	Yuyuan Lai	12,179	12,019
Due from related parties	Hanrong Liu	5,489	5,418
Total due from related parties		$352,566	$1,440,952
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Due to related parties	Xiaobin Zhan	$361,374	$335,433
Due to related parties	Lianqi Liu	105,923	184,884
Due to related parties	Yili Jiang	227,096	181,200
Due to related parties	Wentao Ge	10,458	—
Total due to related parties		$704,851	$701,517
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Accounts Receivable	Shenzhen Yitian Technology Co., Ltd.	$1,144,613	$1,223,557
Accounts Receivable	Shenzhen Youzhi Hulian Co., Ltd.	67,739	—
Accounts Receivable	Shenzhen Youqu Electronics Co., Ltd.	430,722	—
Total Accounts Receivables		$1,643,074	$1,223,557
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Advances from customers	Shenzhen Youqu Electronics Co., Ltd.	$—	$38,797

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, as adopted by special resolutions on December 21, 2021. A copy of our Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles”).

We were incorporated as an exempted company with limited liability under the Companies Act on June 16, 2021. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by section 7(4) of the Companies Act.

Our affairs are governed principally by: (1) our Memorandum and Articles; (2) the Companies Act; and (3) the common law of the Cayman Islands. As provided in our Articles, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges.

A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to the bearer.

Our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each, of which 4000,000,000 shares are designated as Class A Ordinary Shares of par value of US$0.0001 each and 100,000,000 shares are designated as Class B Ordinary Shares of par value of US$0.0001 each. Subject to the provisions of the Companies Act and our Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to our share capital. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder. The right to convert are exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. The number of Class B Ordinary Shares held by a holder will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder or an affiliate or such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Save and except for voting rights and conversion rights as set out in the amended and restated memorandum of association, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

As of the date of this prospectus, there are 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares issued and outstanding. At the completion of this Offering, there will be 17,654,000 Class A Ordinary Shares issued and outstanding, assuming no over-allotment option is exercised, held by at least 300 shareholders and beneficial owners which is the minimum requirement by Nasdaq Capital Market.

Listing

We have applied to list the Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “WXT”.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer with offices located at 8 Lafayette Pl, Woodmere, NY 11598.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)     the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)    the Company’s shareholders may, by special resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors (and for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommended by the directors).

Under the Companies Act and our Articles, we may pay dividends out of either its profit or share premium account, but a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to our Memorandum and Articles, each Class A Ordinary Share holder is entitled to one (1) vote per share and each Class B Ordinary Share holder is entitled to ten (10) votes per share on all matters subject to vote at our general meetings. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(b)    convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(c)     subdivide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)    cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)     either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)    whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date. Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)     issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)    with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to any applicable provisions set forth in the Articles or the Act and provided that a transfer of ordinary shares complies with applicable rules of Nasdaq Capital Market, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors.

The Class A Ordinary Shares sold in this Offering will be traded on the Nasdaq in book-entry form and may be transferred in accordance with the Company’s Articles and Nasdaq’s rules and regulations.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary shares without assigning any reason.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records. However, the board of directors may determine from time to time whether and to what extent Wuxin Holding’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings. As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of Wuxin Holding at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Wuxin Holding in respect of the shares that such shareholder holds must have been paid.

The directors may convene general meetings whenever they think fit. The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s articles of association. However, these rights may be provided in a company’s articles of association. Wuxin Holding’s Articles provide that upon the requisition of one or more shareholders representing not less than 10% of the voting rights entitled to vote at general meetings, the directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

At least 7 days’ notice of an extraordinary general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of at least one or more shareholders holding shares that represent not less than a majority of the outstanding shares carrying the right to vote at such general meeting.

If, within two hours from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other time or place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder or shareholders present and entitled to vote shall be a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs, and the results of the poll shall be deemed to be the resolution of the meeting.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for all holders of Class A Ordinary Shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the Class A Ordinary Shares.

Wuxin Holding will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Directors

We may by special resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under our Articles, where the minimum and maximum number of directors to be appointed is not fixed, we are not required to have a minimum number of directors and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the directors or by the shareholders by special resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by special resolution and unless and until so fixed no share qualification shall be required.

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Articles, the office of a director may be terminated forthwith if:

(a)     he is prohibited by the law of the Cayman Islands from acting as a director;

(b)    he is made bankrupt or makes an arrangement or composition with his creditors;

(c)     he resigns his office by notice to us;

(d)    he only held office as a director for a fixed term and such term expires;

(e)     in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)     he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)    he is found by a court or competent institution to be of unsound mind; or

(h)    without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Proceedings of the Board of Directors

Our Articles provides that our business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of the Articles, the board of directors may regulate their meetings and proceedings as they think fit. Board meetings may take place either within or outside of the Cayman Islands, or at such other place as the directors may determine.

Subject to the provisions of the Articles, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Wuxin Holding, including, subject to the Companies Act, the power to issue debentures, debenture stock and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Capitalization of Profits

The directors may resolve to capitalize:

(a)     any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)    any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution (requiring two-third majority vote of members, being entitled to do so, voting in person or by proxy) allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)    to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

The Class A Ordinary Shares offered in this Offering will be held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the register of members as the holder of our Class A Ordinary Shares.

Under the Companies Act, we must keep a register of members that includes:

•        the names and addresses of our shareholders, a statement of the class and number of shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

•        whether voting rights attach to the shares in issue;

•        the date on which the name of any person was entered on the register as a shareholder; and the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this Offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of Wuxin Holding, the person or shareholder aggrieved (or any shareholder of Wuxin Holding or Wuxin Holding itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be approved by the directors of each constituent company and filed with the Cayman Islands Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies, (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors, (6) a list of the assets and liabilities of each constituent company, (7) the non-surviving constituent company has retired from any fiduciary office held or will do so, (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant, and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation (which, if not agreed between the parties, may be determined by the Grand Court of the Cayman Islands) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     Wuxin Holding is not proposing to act illegally or ultra vires and the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90% in value of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)     an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)    an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)     an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide that no director, alternate director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by any director or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our Articles for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in good faith in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred and not for a collateral purpose, (c) a duty to avoid fettering his or her discretion in the future, (d) a duty to avoid conflicts of interest and of duty, (e) duty to exercise independent judgment, and (f) duty to exercise powers fairly as between the different sections of shareholders. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Wuxin Holding’s Articles provides that a director must disclose the nature of his or her interest in any contract or proposed contract, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 45 days from the date of deposit of the requisition in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders (requiring a two-thirds majority vote of those shareholders entitled to vote attending in person or by proxy and voting at a quorate meeting). If the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act our Articles generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of our shareholders (requiring a two-thirds majority vote of those shareholders entitled to vote attending in person or by proxy and voting at a quorate meeting).

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to the involvement with terrorism or terrorist financing and property.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into the Company you may provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and Foreign Account Tax Compliance Act (FATCA) and Common Reporting Standard (CRS) requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is http://www.wxtiot.com/. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a par

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary shares, and we have made an application for the Class A Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. We will issue 6,000,000 Class A Ordinary Shares in this Offering, assuming no over-allotment option is exercised, representing approximately 17.65% of our outstanding Class A Ordinary Shares upon completion of this Offering. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

See “Underwriting – Lock-Up Agreements” for more information.

Rule 144

All of our Ordinary shares outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary shares then outstanding, in the form of Ordinary shares or otherwise, which will equal approximately shares immediately after this Offering; or

•        the average weekly trading volume of the Ordinary shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

People’s Republic of China Enterprise Taxation

Unless otherwise noted in the following discussion, this section is the opinion of King & Capital Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Enterprise Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated by the National People’s Congress on March 16, 2007, and became effective on January 1, 2008, and then amended on February 24, 2017 and further amended on December 29, 2018, and the Implementation Rules of the EIT Law, or the Implementation Rules, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, and then amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions or establishments in the PRC pay enterprise income tax on the incomes obtained by such institutions in the PRC and on the income occurring outside the PRC but having substantial connection with their institutions or establishments in the PRC at the rate of 25%. Non-resident enterprises with no institutions or establishments in the PRC, and non-resident enterprises with income having no substantial connection with their institutions or establishments in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are an exempted company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as an exempted company, the key assets and records of Wuxin Holding are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Wuxin Holding should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because King & Capital Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of this prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in the PRC — Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.”

Currently, as resident enterprises in the PRC, WFOE and Wuxin Technology are subject to the enterprise income tax at the rate of 25%. Our Company pays an EIT rate of 25% for Wuxin Technology. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If any PRC tax were to apply to dividends or gains realized in China by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009, by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

As of the date of this prospectus, when considered as a non-PRC resident investor, which is much more likely to happen than not, Wuxin Hong Kong shall be subject to the dividend withholding tax at the rate of 10%. (See “Risk Factors” and “Taxation.”) Upon being identified as the Hong Kong resident enterprise stipulated by the Double Tax Avoidance Arrangement and other applicable laws, the withholding tax may be reduced to 5%.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the years ended September 30, 2020 and 2019.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

As a Cayman Islands exempted company with limited liability, we are entitled, upon application, to receive an undertaking as to tax concessions pursuant to the Tax Concessions Act (As Revised). This undertaking would provide that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of our Company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by our Company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of our Company. If we otherwise were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be materially and adversely affected.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary shares, as the case may be, nor will gains derived from the disposal of our Ordinary shares be subject to Cayman Islands income or corporation tax.

There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        advertising investment trusts;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary shares);

•        persons who acquired our Ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Ordinary shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Ordinary shares; or

•        persons holding our Ordinary shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary shares. It is directed to U.S. Holders (as defined below) of our Ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary share and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Ordinary shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this Offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this Offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary shares cannot be treated as capital, even if you hold the Ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary shares as of the close of such taxable year over your adjusted basis in such Ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary shares. Your basis in the Ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary shares, including regarding distributions received on the Ordinary shares and any gain realized on the disposition of the Ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary shares, then such Ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary shares and proceeds from the sale, exchange or redemption of our Ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below (collectively, the “underwriters”), where Prime Number Capital LLC is acting as the representative of the Underwriters (the “Representative”), have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Class A Ordinary Shares
Prime Number Capital LLC	—
Total	—

The underwriters are committed to purchase all the Class A Ordinary Shares offered by us if any Class A Ordinary Shares are purchased, other than those shares covered by the over-allotment option described below. The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.

All sales of Class A Ordinary Shares in the United States will be made through United States registered broker-dealers. Sales of Class A Ordinary Shares made outside the United States may be made by affiliates of the underwriters.

The address of Prime Number Capital LLC is 14 Myrtle Drive, Great Neck, NY 11021.

Over-allotment Option

We have granted to the Underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 900,000 additional Class A Ordinary Shares from us at the public offering price listed on the cover page of this prospectus, less underwriter’s discounts. To the extent the option is exercised, each underwriter must purchase a number of additional Class A Ordinary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this Offering.

Underwriter’s Compensation

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this Offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price.

Discount

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares to the underwriters, at the initial offering price of $5.5 per share, which represents the initial public offering price of the shares set forth on the cover page of this prospectus less a 7.0% underwriting discount.

Expense Reimbursement

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1.0% of the gross proceeds received in this Offering. In addition, we have also agreed to pay or reimburse the Representative for certain of the Representative’s out-of-pocket expenses relating to the Offering not to exceed the total amount of $190,000, including all reasonable fees and expenses of the Representative’s outside legal counsel. All fees already paid shall be reimbursable to us to the extent not actually incurred. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of our officers’ certificates and legal opinions.

We estimate that the total cash expenses of the Offering, excluding underwriting discounts, will be approximately $[•] million.

Representative Warrants

We have agreed to issue to the Representative and to register herein warrants to purchase up to 300,000 Class A Ordinary Shares (equal to five percent (5%)) of the Class A Ordinary Shares sold in this Offering and to also register herein such underlying Class A Ordinary Shares. The Representative Warrants may be exercised at any time, and from time to time, in whole or in part, commencing from the commencement of sales of this Offering and expiring five (5) years from the commencement of sales of this Offering. The Representative Warrants are exercisable at a per share price of 125% of the offering price of the Class A Ordinary Shares offered hereby. The Representative Warrants shall not be callable or cancellable.

The Representative Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the Offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Representative, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Representative Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for immediate “piggyback” registration rights at our expense for a period of five years from the date of commencement of sales of this Offering.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Lock-up Agreements

The Company has agreed in the underwriting agreement that, without the prior written consent of the Representative, it will not, for a period of 180 days from the commencement of sales of this Offering (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC any registration statement relating to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and holders of 5% or more of ordinary shares on a fully diluted basis immediately prior to the consummation of this Offering has agreed that during the Lock-Up Period, without the prior written consent of the Representative, and subject to certain exceptions, they will not, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company, whether now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any such securities.

Price Stabilization

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters may over-allot in connection with this Offering by selling more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our shares. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of ordinary shares in the over-allotment option. To close out a short position or to stabilize the price per share of our ordinary shares, the underwriters may bid for, and purchase, shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of ordinary shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying ordinary shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there could be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

Finally, the underwriters may bid for, and purchase, ordinary shares in market making transactions, including “passive” market making transactions as described below.

The foregoing transactions may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market or otherwise.

In connection with this Offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in ordinary shares on the Nasdaq Capital Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 of Regulation M under the Exchange Act of 1934. Rule 103 generally provides that:

•        a passive market maker may not effect transactions or display bids for our common share and or warrants in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common share during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•        passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our ordinary shares at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Determination of Offering Price

Prior to this Offering, there has not been a public market for our ordinary shares. The public offering price of the ordinary shares offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the ordinary shares were:

•        Our history and our prospects;

•        Our financial information and historical performance;

•        The industry in which we operate;

•        The status and development prospects for our products and services;

•        The experience and skills of our executive officers; and

•        The general condition of the securities markets at the time of this Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the ordinary shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the ordinary shares can be resold at or above the public offering price.

Listing

We plan to apply for the listing of our ordinary shares on The Nasdaq Capital Market under the symbol “WXT.”

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by the underwriters. The underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares for sale to their online brokerage account holders. Class A Ordinary Shares to be sold pursuant to an Internet distribution will be allocated on the same basis as other allocations. In addition, Ordinary Shares may be sold by the underwriters to securities dealers who resell Class A Ordinary Shares to online brokerage account holders.

Other Relationships

The Representative is a full service financial institution engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The Representative may in the future perform a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters, its affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and other financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve assets, securities and/or instruments of ours or our affiliates. The underwriters and its affiliates, directors, officers and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions outside the United States

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China includes the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our ordinary shares be issued or may be in possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

SEC registration fee	$5,000
Nasdaq Capital Market Listing Fee	$30,000
FINRA	$15,000
Transfer Agent and Registrar fees and expenses	$1,000
Legal fees and expenses	$580,000
Printing fees and expenses	$50,000
Accounting fees and expenses	$380,000
Miscellaneous fees and expenses	$50,000
Total	$1,111,000

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the Offering.

LEGAL MATTERS

The validity of the ordinary shares offered in this Offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP. Certain legal matters as to PRC law will be passed upon for us by King & Capital Law Firm. Certain legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. The Representative is being represented by Robinson & Cole LLP with respect to certain legal matters as to United States federal securities laws, and by Guangdong Zhuojian Law Firm with respect to certain legal matters as to PRC law. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman LLP with respect to matters governed by Cayman Islands law and King & Capital Law Firm with respect to matters governed by PRC law. Robinson & Cole LLP may rely upon Guangdong Zhuojian Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the years ended June 30, 2021 and 2020, included in this prospectus have been so included in reliance on the report of TPS Thayer LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of TPS Thayer LLC is located at 1600 Highway 6, Suite 100, Sugar Land, Texas 77478.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Wuxin Technology Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wuxin Technology Holdings, Inc. (the Company) as of June 30, 2021 and 2020, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Restatement

As discussed in Note 2 to the financial statements, the previously issued financial statements for the years ended June 30, 2021 and 2020 have been restated to correctly disclose additional information.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

TPS Thayer, LLC

We have served as the Company’s auditor since 2021

Sugar Land, TX

July 21, 2022

WUXIN TECHNOLOGY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2021 AND 2020
(IN U.S. DOLLARS, EXCEPT SHARE DATA)

	As of June 30,
	2021 Restated	2020 Restated
Assets
Current assets:
Cash and cash equivalents	$5,792,608	$6,883,769
Restricted cash	155,113	102,432
Short-term investments	773,982	505,262
Notes receivable	1,864,984	1,511,408
Accounts receivable, net – third parties	11,962,984	9,095,652
Accounts receivable, net – related parties	1,223,557	—
Inventories	4,227,052	3,122,723
Advances to suppliers	1,906,685	1,542,491
Due from related parties	1,440,952	590,534
Loan receivables	2,398,466	662,292
Prepayments and other receivables	302,255	443,228
Total current assets	32,048,638	24,459,791
Long-term investments	79,875	72,887
Property, plant and equipment, net	3,563,196	2,810,233
Intangible assets, net	49,065	10,880
Deferred tax assets, net	118,408	401,188
TOTAL ASSETS	$35,859,182	$27,754,979
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,558,022	$5,631,601
Advances from customers – third parties	2,282,088	2,553,890
Advances from customers – related parties	38,797	—
Taxes payable	456,083	573,428
Due to related parties	701,517	629,417
Short-term borrowings	2,801,814	2,634,509
Other payables and current liabilities	1,075,672	663,674
Total current liabilities	14,913,993	12,686,519
Long-term borrowings	524,806	150,573
TOTAL LIABILITIES	15,438,799	12,837,092

COMMITMENTS AND CONTINGENCIES	—	—

Shareholders’ Equity:
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, 11,654,000 shares issued and outstanding	1,165	1,165
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, 22,346,000 shares issued and outstanding	2,235	2,235
Additional paid-in capital	10,495,706	10,491,071
Statutory surplus reserves	1,326,236	785,482
Retained earnings	7,388,963	3,955,203
Accumulated other comprehensive income (loss)	305,379	(1,129,460)
Equity attributable to Wuxin Holdings’ shareholders	19,519,684	14,105,696
Non-controlling interests	900,699	812,191
TOTAL SHAREHOLDERS’ EQUITY	20,420,383	14,917,887
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$35,859,182	$27,754,979

The accompanying notes are an integral part of these consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2021 AND 2020
(IN U.S. DOLLARS, EXCEPT SHARE DATA)

	For the years ended June 30,
	2021	2020
Revenues
Connectivity products	$30,020,689	$21,040,236
Internet of vehicles products	12,643,221	9,119,875
Customized IoT products and services	4,313,440	1,673,610
Total revenues	46,977,350	31,833,721
Cost of revenues
Connectivity products	21,602,122	14,574,095
Internet of vehicles products	8,364,302	6,747,862
Customized IoT products and services	1,985,851	648,612
Total cost of revenues	31,952,275	21,970,569
Gross profit	15,025,075	9,863,152
Operating expenses:
Selling and marketing expenses	1,488,889	968,200
General and administrative expenses	2,657,118	1,966,480
Research and development costs	4,637,801	3,582,591
Total operating expenses	8,783,808	6,517,271
Income from operations	6,241,267	3,345,881
Other income (expenses):
Interest income	44,354	37,408
Interest expenses	(109,857)	(62,453)
Government subsidies	449,766	983,093
Investment income	301,909	148,093
Other income (expenses), net	(179,896)	24,665
Total other income (expenses), net	506,276	1,130,806
Income before income taxes	6,747,543	4,476,687
Income tax expense	(563,329)	(310,888)
Net income	$6,184,214	$4,165,799
Net income attributable to non-controlling interests	(222,975)	(193,318)
Net income attributable to the Parent Company	5,961,239	3,972,481
Net income	$6,184,214	$4,165,799
Other comprehensive income (loss):
Foreign currency translation adjustments	1,521,119	(349,373)
Total comprehensive income	$7,705,333	$3,816,426

Earnings per ordinary share – basic and diluted	0.18	0.12
Weighted average number of ordinary shares outstanding – basic and diluted	34,000,000	34,000,000

The accompanying notes are an integral part of these consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2021 AND 2020
(IN U.S. DOLLARS, EXCEPT SHARE DATA)

(Restated)

	Class A Ordinary Shares	Class A Ordinary Shares Amount	Class B Ordinary Shares	Class B Ordinary Shares Amount	Additional Paid-in Capital	Statutory surplus reserve	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interests	Total shareholders’ equity
Balance at June 30, 2019	11,654,000	$1,165	22,346,000	$2,235	$10,431,325	$347,114	$421,090	$(799,417)	$638,203	$11,041,715
Net income						438,368	3,534,113		193,318	4,165,799
Foreign currency translation loss								(330,043)	(19,330)	(349,373)
Shareholder’s contribution					59,746					59,746
Balance at June 30, 2020	11,654,000	$1,165	22,346,000	$2,235	$10,491,071	$785,482	$3,955,203	$(1,129,460)	$812,191	$14,917,887
Net income						540,754	5,420,485		222,975	6,184,214
Foreign currency translation loss								1,434,839	86,280	1,521,119
Distribution to shareholders							(1,986,725)		(220,747)	(2,207,472)
Shareholder’s contribution					4,635					4,635
Balance at June 30, 2021	11,654,000	$1,165	22,346,000	$2,235	$10,495,706	$1,326,236	$7,388,963	$305,379	$900,699	$20,420,383

The accompanying notes are an integral part of these consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2021 AND 2020
(IN U.S. DOLLARS)

	For the years ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net income	$6,184,214	$4,165,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	742,511	543,145
Bad debt provision	92,938	70,068
Deferred tax benefits (expenses)	314,077	31,516
Loss from disposal of property, plant and equipment	57,487	—
Interest accrued on bank borrowings	109,857	62,453
Changes in operating assets and liabilities:
Short-term investments	(215,359)	(508,869)
Notes receivable	(204,004)	(176,872)
Accounts receivable	(3,239,895)	(643,432)
Inventories	(786,956)	77,846
Advances to suppliers	(211,472)	(849,653)
Prepayments and other receivables	179,376	(154,661)
Accounts payable	1,355,517	185,919
Advances from customers	(467,210)	1,161,797
Tax payable	(168,481)	232,491
Other payables and current liabilities	340,589	(995,936)
Net cash provided by operating activities	4,083,189	3,201,611

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(1,308,434)	(566,308)
Proceeds from property, plant and equipment	39,563	—
Purchases of intangible assets	(38,000)	—
Issuance of loan receivables	(2,187,673)	(558,902)
Payment received from loan receivables	552,328	859,945
Long-term investment	—	(73,407)
Net cash used in investing activities	(2,942,216)	(338,672)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	3,672,220	2,925,199
Repayments to bank borrowings	(3,513,702)	(1,472,322)
Repayments to related parties	(764,593)	(1,106,696)
Proceeds from shareholders’ contribution	4,635	59,746
Distribution to shareholders	(2,207,472)	—
Net cash (used in) provided by financing activities	(2,808,912)	405,927

Effect of changes in currency exchange rates	629,459	(134,602)

Net increase in cash, cash equivalents and restricted cash	(1,038,480)	3,134,264
Cash, cash equivalents and restricted cash at the beginning of year	6,986,201	3,851,937
Cash, cash equivalents and restricted cash at the end of year	$5,947,721	$6,986,201

Reconciliation of cash, cash equivalents and restricted cash to Consolidated Balance Sheets
Cash and cash equivalents	$5,792,608	$6,883,769
Restricted cash	155,113	102,432
Total cash, cash equivalents and restricted cash	$5,947,721	$6,986,201
Supplemental disclosures of cash flows information:
Cash paid for income taxes	$370,040	$18,584
Cash paid for interest	$109,857	$62,453

The accompanying notes are an integral part of these consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Wuxin Technology Holdings, Inc. (“Wuxin Holdings” or “the Company”) is a holding company incorporated on June 29, 2021 under the laws of Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of Wuxin Technology Holding Group Limited (“Wuxin Hong Kong”). Wuxin Hong Kong is a holding company of all of the equity or ownership of Shenzhen Wuxin Holding Co., Ltd. (“WFOE”). WFOE owns 100% of the equity of Wuxin Technology Group Co., Ltd. (“Wuxin Technology”), a limited liability company established under the laws of the People’s Republic of China (“PRC”) on May 17, 2005. Wuxin Technology and its subsidiaries produce and sell connectivity products and internet of vehicles products, and other internet of things (IoT) products and provide the relevant services.

Reorganization

A reorganization of the legal structure was completed in November 2021. The reorganization involved the incorporation of Wuxin Holdings, a Cayman Islands holding company; Wuxin Hong Kong, a holding company established in Hong Kong, PRC; WFOE, a holding company established in Shenzhen, PRC; and the transfer of 100% ownership of Wuxin Technology from the former shareholders to WFOE. Wuxin Holdings, Wuxin Hong Kong and WFOE are all holding companies and had not commenced operation until June 30, 2021.

Prior to the reorganization, Lianqi Liu, own 52.5% ownership of Wuxin Technology. On November 29, 2021, Lianqi Liu and other shareholders of Wuxin Technology transferred their 100% ownership interests in Wuxin Technology to WFOE, which is 100% owned by Wuxin Hong Kong.

Pursuant to a resolution made by the Company’s shareholders on December 21, 2021, the Company adopted a dual-class share structure which became effective on that date. A total of 22,346,000 issued and outstanding ordinary shares will be converted into Class B ordinary shares on a one-for-one basis. The remaining 11,654,000 issued and outstanding ordinary shares will be converted into Class A ordinary shares, in each case on a one-for-one basis. With respect to matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any non-affiliate of such holder, each of such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share.

After the reorganization, Wuxin Holdings owns 100% equity interests of Wuxin Technology. Lianqi Liu, who own 40% ownership of Wuxin Holdings (13,600,000 Class B ordinary shares with 10 votes per share) and 57.84% voting rights of Wuxin Holdings, is the ultimate controlling shareholder (“the Controlling Shareholder”) of the Company.

Since the Company is effectively controlled by the same Controlling Shareholders before and after the reorganization, it is considered under common control. Therefore, the transactions above mentioned were accounted for as a recapitalization. The reorganization has been accounted for at historical cost and prepared on the basis as if the transactions aforementioned had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS (cont.)

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions in PRC and the Cayman Islands. Corporate structure and details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Registered Capital	% of Ownership	Principal Activities
Wuxin Technology Holdings, Inc. (“Wuxin Holdings” or “the Company”)	June 16, 2021	Cayman Islands	USD 50,000, paid	40% by Liu Lianqi	Holding company
Wuxin Technology Holding Group Limited (“Wuxin Hong Kong”)	Incorporated on July 5, 2021	Hong Kong	HKD 1, paid	100% by Wuxin Holdings	Holding company
Shenzhen Wuxin Holding Co., Ltd. (“WFOE”)	Incorporated on August 10, 2021	Shenzhen, PRC	RMB 19,500,000, not paid	100% by Wuxin Hong Kong	Holding company
Wuxin Technology Group Co., Ltd. (“Wuxin Technology”)	Incorporated on May 17, 2005	Shenzhen, PRC	RMB 10,000,000, fully paid	100% by WFOE	Operating company
Shenzhen VLG Wireless Technology Co., Ltd. (“VLG”)	Incorporated on October 24, 2005	Shenzhen, PRC	RMB 37,400,000, fully paid	90% by Wuxin Technology	Operating company
Shenzhen TBIT Technology Co., Ltd. (“TBIT”)	Incorporated on June 29, 2007	Shenzhen, PRC	RMB 16,000,000, fully paid	100% by Wuxin Technology	Operating company
Shenzhen Yitianxin Electronics Co., Ltd. (“Yitianxin”)	Incorporated on June 14, 2013	Shenzhen, PRC	RMB 5,000,000, not paid	100% by Wuxin Technology	Operating company
Shenzhen Xinsheng Technology Co., Ltd. (“Xinsheng”)	Incorporated on December 23, 2016	Shenzhen, PRC	RMB 1,000,000, 330,000 paid	100% by Wuxin Technology	Operating company
Zhongyitong Technology (Shenzhen) Co., Ltd. (“Zhongyitong”)	Incorporated on September 8, 2016	Shenzhen, PRC	RMB 5,000,000, 420,000 paid	100% by Wuxin Technology	Operating company

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of Wuxin Technology Holdings, Inc. and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and inventories, useful lives of property, plant and equipment, and intangible assets, the recoverability of long-lived assets, and provisions necessary for contingent liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Restricted cash

Restricted cash is cash held as collateral for transactions the Company has entered into. The ending balances of restricted cash presented on the face of the consolidated balance sheets as of June 30, 2021 and 2020 were $155,113 and $102,432, respectively.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts presented in the statement of cash flows. The Company adopted the new standard effective July 1, 2019, using the retrospective transition method.

Short-term investments

All highly liquid investments with original maturities of greater than three months, but less than twelve months, are classified as short-term investments. Investments that are expected to be realized in cash during the next twelve months are also included in short-term investments.

The Company classifies the short-term investments as “trading” or “available-for-sale”, whose classification determines the respective accounting methods stipulated by ASC 320. Dividend and interest income, including amortization of the premium and discount arising at acquisition, for all categories of investments in securities are included in earnings. Any realized gains or losses on the sale of the short-term investments are determined on a specific identification method, and such gains and losses are reflected in earnings during the period in which gains or losses are realized.

Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, in accordance with ASC 320. Unrealized holding gains and losses for trading securities are included in earnings.

Structured deposits issued by commercial banks and other financial institutions are classified as short-term available-for-sale investments, which are reported at fair value, with unrealized gains and losses recorded in “Accumulated other comprehensive income (loss)”. An impairment loss on the short-term available-for-sale investments is recognized in earnings when the decline in value is determined to be other-than-temporary.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on an aging analysis basis. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials inventories is calculated using the weighted-average method. The cost of work in progress and finished goods in transit consists of the costs associated with manufacturing, assembling and testing its products, related overhead costs, maintenance, compensation, freight

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

and other costs related to manufacturing support, including the depreciation of tooling assets. The work-in-progress and finished goods in transit have direct and allocated manufacturing costs based on the actual costing method. The work-in-progress and finished goods in transit are stated at the lower of the cost or net realizable value.

The Company periodically assesses the recoverability of all inventories to determine whether adjustments are required to record inventories at the lower of cost or net realizable value. Inventories that the Company determines to be obsolete or in excess of forecasted usage are reduced to its estimated realizable value based on assumptions about future demand and market conditions. If actual demand is lower than the forecasted demand, additional inventory write-downs may be required.

Advances to Suppliers

Advances to suppliers refers to advances for purchase of materials or other service agreements, which are applied against trade accounts payable when the materials or services are received. These advances are interest free, unsecured, short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2021 and 2020, the Company had advances to suppliers of $1,906,685 and $1,542,491, respectively.

The Company reviews a supplier’s credit history and background information before advancing a payment. If the financial condition of its suppliers were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Company would recognize expense in the period they are considered unlikely to be collected. There was no such expense recognized during the years ended June 30, 2021 and 2020.

Property, Plant and Equipment, net

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in usage and is recognized on a straight-line basis over the estimated useful lives of the assets with 5% of residual value, as follows:

Useful lives
Machinery and equipment	5 – 10 years
Transportation vehicles	5 years
Office and electronic equipment	3 – 5 years
Leasehold improvement	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible Assets

Intangible assets consist of copyrights which are recorded at cost less accumulated amortization. Copyrights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Useful lives
Copyrights	20 years

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of Long-lived Assets

The Company’s management reviews the carrying values of long-lived assets whenever events and circumstances, such as a significant decline in the asset’s market value, obsolescence or physical damage affecting the asset, significant adverse changes in the assets use, deterioration in the expected level of the assets performance, cash flows for maintaining the asset are higher than forecast, indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

There was no impairment charge recognized for long-lived assets for the years ended June 30, 2021 and 2020.

Advances from Customers

Advances from customers refers to advances received from customers regarding product sales, for which revenue will be recognized upon delivery. As of June 30, 2021 and 2020, the Company had advances from third-party customers of $2,282,088 and $2,553,890, respectively.

Fair Value Measurement

Fair Value Measurements and Disclosures requires disclosure of the fair value of financial instruments held by the Company. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•        Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

For the Company’s financial instruments, including cash and cash equivalents, restricted cash, short-term investments, accounts receivable, notes receivable, amounts due from and due to related parties, other receivables, accounts payable, advances from customers, other payables and current liabilities, and short-term borrowings, the carrying amounts approximate their fair values due to their short maturities as of June 30, 2021 and 2020.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Assets and liabilities disclosed at fair value as of June 30, 2021 are summarized below:

Fair value measurements	Total fair value at June 30, 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$
Cash and cash equivalents	$5,792,608	$5,792,608	$	$
Restricted cash	155,113	155,113
Short-term investments	773,982	773,982
Notes receivable	1,864,984		1,864,984
Accounts receivable	13,186,541		13,186,541
Due from related parties	1,440,952		1,440,952
Other receivables	302,255		302,255
Total assets measured at fair value	$23,516,435	$6,721,703	$16,794,732	$—

Accounts payable	7,558,022		7,558,022
Advances from customers	2,320,885		2,320,885
Due to related parties	701,517		701,517
Short-term borrowings	2,801,814		2,801,814
Other payables and current liabilities	1,075,672		1,075,672
Total liabilities measured at fair value	$14,457,910	$—	$14,457,910	$—

Assets and liabilities disclosed at fair value as of June 30, 2020 are summarized below:

Fair value measurements	Total fair value at June 30, 2020	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$
Cash and cash equivalents	$6,883,769	$6,883,769	$	$
Restricted cash	102,432	102,432
Short-term investments	505,262	505,262
Notes receivable	1,511,408		1,511,408
Accounts receivable	9,095,652		9,095,652
Due from related parties	590,534		590,534
Other receivables	443,228		443,228
Total assets measured at fair value	$19,132,285	$7,491,463	$11,640,822	$—

Accounts payable	5,631,601		5,631,601
Advances from customers	2,553,890		2,553,890
Due to related parties	629,417		629,417
Short-term borrowings	2,634,509		2,634,509
Other payables and current liabilities	663,674		663,674
Total liabilities measured at fair value	$12,113,091	$—	$12,113,091	$—

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

Revenue is comprised of sales of connectivity products, internet of vehicles products and customized internet of things (IoT) products and services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”).

The Company follows Financial Accounting Standards Board (FASB) ASC 606 and accounting standards updates (“ASU”) 2014-09 for revenue recognition. On July 1, 2019, the Company has early adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation.

As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

Revenue from the sales of connectivity products

Revenue from the sales of connectivity products is mainly generated from sale of chips, modules, antennas and other products. Revenue from sale of goods is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from the sales of internet of vehicles products

Revenue from the sales of internet of vehicles products is mainly generated from the sale of centralized control boxes, locators and other products. Revenue from sale of internet of vehicles products is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from customized IoT products and services

(1)    Smart city and smart building system integration services

Smart city and smart building system integration services are mainly sold as service packages. When these contracts are awarded, the Company will provide the service packages significantly customized to the needs of the customer, which include design, consulting and installation services. The duration of the contracts ranges from one year to three years, and the customers will be billed quarterly. As each of the services is significantly affected by one or more of the other services in the service package contract, the Company would not be able to fulfil its promise by transferring each of the services independently. Therefore, each service package contract is a single performance obligation under ASC 606-10-25-21.

The Company is not able to sell the integration services to another customer due to the individual customization of each package and the Company has an enforceable right to payment for performance completed to date, which meets the criteria of the performance obligation over time under ASC 606-10-25-29.

For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation. The Company adopted the cost-to-cost method, by which costs incurred relative to total estimated costs are used to determine the extent of progress toward completion. Costs are included in measuring progress if they represent progress under the contract, which include: (1) direct labor hours, (2) direct materials, (3) subcontractor costs, (4) allocations of costs related directly to contract activities if those depict the transfer of control to the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(2)    Cloud platform development

Revenue from cloud platform development is mainly generated from cloud platform development service. When the contract is awarded, the Company will develop the cloud platform significantly customized to the needs of the customer. The duration of contracts ranges from three months to twelve months. The Company is contracted to produce the combined output to the customers, which is the customized cloud platform. Therefore, each cloud platform development contract is a single performance obligation under ASC 606-10-25-21.

The control of the cloud platform is transferred to the customer at the point that the customer signs the final acceptance report in accordance with ASC 606-10-25-27 for the following reasons: (1) The customer could not receive and consumes the benefits provided by the cloud platform until it’s accepted by the customer; (2) The cloud platform is not controlled by the customer but by the Company during the process of development; (3) The Company does not have an enforceable right to payment for performance completed to date as the progress payment is dependent on the result of the testing of the test version and final version of the cloud platform.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The performance obligation is satisfied at a point in time under ASC 606-10-55-59. The revenue of cloud platform development is recognized when the Company’s performance obligation is satisfied at the point that the final acceptance report is signed by the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(3)    Other services

Revenue from other services, which is immaterial individually and collectively, is recognized when the performance obligations are satisfied at a point in time.

Government Subsidies

Government subsidies are recognized when received and all the conditions for their receipt have been met with no restrictions.

Government subsidies as the compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related cost are recognized in profit or loss in the period in which they become receivable.

For the years ended June 30, 2021 and 2020, the Company received government subsidies of $449,766 and $983,093, respectively. The grants were recorded as other income in the consolidated financial statements.

Research and Development Costs

Research and development activities are directed toward the development of new products as well as improvements in existing processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Shipping and Handling Costs

Shipping and handling costs are expensed when incurred and is included in selling and marketing expense in the consolidated statements of income and comprehensive income. Shipping and handling costs were $178,581 and $118,058 for the years ended June 30, 2021 and 2020, respectively.

Advertising Costs

Advertising costs are expensed as incurred in accordance with ASC 720-35, “Other Expenses-Advertising Costs”. Advertising costs were $27,816 and $6,530 for years ended June 30, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby it calculates deferred tax assets or liabilities for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits by applying enacted tax rates applicable to the years in which those temporary differences are expected to be reversed or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as non-current amounts.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

To the extent applicable, the Company records interest and penalties as other expense. All of the tax returns of the Company and its subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing. The years for tax purpose in PRC are ended as of December 31.

The Company is not subject to U.S. tax laws and local state tax laws. The Company’s income and that of its related entities must be computed in accordance with Chinese and foreign tax laws, as applicable, and all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance that Income Tax Laws of PRC will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by the Company, reducing the amount available to pay dividends to the holders of the Company’s ordinary shares.

Value-added Tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. All of the Company’s products sold in the PRC are subject to a VAT on the gross sales price. The Company is subject to a VAT rate of 13% for selling goods and 6% for providing services. The VAT may be offset by VAT paid by the Company on raw materials, other materials and services included in the cost of producing or acquiring its finished products.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company did not have any potentially anti-dilutive equity instruments for the years ended June 30, 2021 and 2020.

For the year ended June 30, 2021 and 2020, 34,000,000 shares were issued at par value, equivalent to share capital of $3,400, including 11,654,000 Class A ordinary shares entitled with 1 vote per share and 22,346,000 Class B ordinary shares with 10 votes per share. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Therefore, two-class method is not adopted, where earnings per share is calculated by dividing net income attributable to the Parent Company by the total number of Class A and Class B ordinary Shares outstanding.

Foreign Currency Translation

Wuxin Holdings’ currency is the US dollar. Wuxin Hong Kong’s functional currency is the Hong Kong dollar. The other subsidiaries’ principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars (“US$”). The consolidated statements of income and comprehensive income and cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

at the time of capital contribution. Because cash flows are translated based on the average rate of exchange, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are presented as a separate component of accumulated other comprehensive income (loss) in consolidated statements of changes in shareholders’ equity.

The Company’s PRC subsidiaries do enter into transactions that are settled in a foreign currency. The transactions are recorded in RMB based on the exchange rate in effect at the time a transaction is initiated. When a transaction is settled, the foreign currency received to settle the transaction is converted to RMB based on the exchange rate in effect at the time of settlement. A realized foreign currency exchange gain or loss is recorded based on the difference in the exchange rate in effect when a transaction is initiated, and the exchange rate in effect when a transaction is settled. When a transaction is not settled as of the year-end spot, the assets and liabilities raised from the transaction are converted to RMB based on the exchange rate of the year-end spot. An unrealized foreign currency exchange gain or loss is recorded based on the difference in the exchange rate in effect when a transaction is initiated, and the exchange rate as of the year-end spot. Gains and losses from foreign currency transactions are included in other income (expense) in the consolidated statements of income and comprehensive income. For the year ended June 30, 2021 and 2020, the Company recorded losses of $8,563 and $50, respectively, related to foreign currency transactions.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2021	June 30, 2020
Year-end spot rate	US$1=RMB 6.4601 Yuan	US$1=RMB 7.0795 Yuan
Average rate	US$1=RMB 6.6076 Yuan	US$1=RMB 7.0293 Yuan

Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments and is reported in the consolidated statements of income and comprehensive income.

Certain Risks

Exchange Rate Risks

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the US$, other currency and the RMB. As of June 30, 2021 and 2020, cash, cash equivalents and restricted cash of $4,718,610 (RMB 30,482,691 Yuan) and $6,433,142 (RMB 45,543,429 Yuan), respectively, are denominated in RMB and held in PRC. As of June 30, 2021 and 2020, cash, cash equivalents and restricted cash of $1,229,111 and $553,059, respectively, are denominated in USD and held in PRC.

The Company’s PRC subsidiaries do enter into transactions that are settled in a foreign currency. Fluctuations and the degree of volatility of foreign exchange rates between the US$, other currencies and the RMB may have a material effect on the Company’s financial position, results of operations or cash flows. As of June 30, 2021 and 2020, accounts receivable of $276,047 and $220,706 were denominated in US$, respectively. As of June 30, 2021 and 2020, advances from customers of $6,992 and $42,398 were denominated in US$, respectively. For the years ended June 30, 2021 and 2020, revenues of $1,403,510 and $1,382,531 were denominated in US$.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Currency Convertibility Risks

Substantially all of the Company’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with other information such as suppliers’ invoices, shipping documents and signed contracts.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and cash equivalents, restricted cash, accounts receivables, and notes receivable. The Company places its cash and cash equivalents, restricted cash, and note receivable in good credit quality financial institutions in Hong Kong and PRC. Concentration of credit risks with respect to accounts receivables is linked to the concentration of revenue. To manage credit risk, the Company performs ongoing credit evaluations of customers’ financial condition.

Interest Rate Risks

The Company is subject to interest rate risk. Although the Company’s interest-bearing loans carry fixed interest rates within the reporting period, the Company is still subject to the risk of adverse changes in the interest rates charged by the banks if and when these loans are refinanced.

Investment Risks

The Company is subject to investment risks. The Company invested in available-for-sale investments and trading securities. Available-for-sale investments include structured deposits issued by commercial banks and other financial institutions which are not classified as trading securities or as held-to-maturity securities. Trading securities include securities that are bought and held principally for the purpose of selling them in the near term. These short-term investments’ principals were not guaranteed. During the reporting period, the Company is subject to the risk of adverse changes in the fair value of these investments.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Liquidity Risks

The Company’s primary sources of liquidity consist of existing cash balances, cash flows from the Company’s operating activities and availability under its loan arrangements with banks. The Company’s ability to generate sufficient cash flows from its operating activities is primarily dependent on its sales of products to the Company’s customers at margins sufficient to cover fixed and variable expenses.

As of June 30, 2021 and 2020, the Company had cash, cash equivalents and restricted cash of $5,947,721 and $6,986,201, respectively, and short-term investments of $773,982 and $505,262, respectively. Management believes that the current cash, short-term investments, cash to be generated from operations and access to loans from banks and related parties will be sufficient to meet the Company’s working capital needs for at least the next twelve months.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

However, the Company does not have any amounts committed to be provided by its related parties. The Company is also not dependent upon this offering to meet liquidity needs for the next twelve months. However, the Company plans to expand its business by investing in new technologies either through acquisition or research and development and construction of facilities and purchase of equipment for production of new products. The Company will need to raise additional capital through financing, including its initial public offering, to implement its growth strategies and strengthen its position in the market.

Recent Accounting Pronouncements

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period.

In February 2016, the FASB issued ASU No. 2016-02, Leases, or ASU 2016-02, which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, or ASU 2018-10, to supersede ASU 2016-02. In addition, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, that provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP (Topic ASC 840, Leases). In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which amended the effective date of Topic 842, Leases. ASC 842 is now effective for private companies and nonprofit organizations annual reporting periods beginning after December 15, 2021. This was done to provide these organizations with accounting relief during the COVID-19 global pandemic. The amendments in these ASUs are effective for the Company’s years, and interim periods within those years beginning July 1, 2022. The Company does not plan to early adopt the new lease standards and the Company expects that applying the ASU 2016-02 would materially increase its assets and liabilities due to the recognition of right-of-use assets and lease liabilities on its consolidated balance sheets, with an immaterial impact on its consolidated statements of comprehensive loss and cash flows.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or ASU 2016-13. This ASU is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Company’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarifies that receivables arising from operating leases should be accounted for in accordance with ASC 842, Leases (“ASC 842”) instead of ASC Subtopic 326-20. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which amended the effective date of ASU 2016-13. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. Early adoption is permitted. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. This standard removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting statements, if recently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of comprehensive income (loss) and statements of cash flows.

Restatement

The Company determined that the previously issued consolidated financial statements for the years ended June 30, 2021 and 2020 contained in the Company’s registration statement on Form F-1 filed on March 29, 2022 should be amended to correctly disclose additional information. These revisions had no impact on the Company’s net income or financial position.

The Company evaluated these revisions in compliance with ASC 250-10-20 and ASC 250-10-45-22 to 45-28 as well as SAB 99 and concluded that the error in previously issued financial statements was qualitatively material. Correcting the material error was referred to as a restatement of previously issued financial statements.

The changes in the company’s previously issued consolidated financial statements and the accompanying notes for year ended June 30, 2021 and 2020 are summarized as follows:

Revisions	Summary
1. Consolidated Balance Sheets

Ordinary shares of $3,400 has been revised to include Class A Ordinary Shares of $1,165 and Class B Ordinary Shares of $2,235; Total number of shares authorized has been changed to consist of 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares; Shares issued and outstanding has been changed to consist of 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares.

2. Consolidated Statements of Changes in Shareholder’s Equity

Ordinary shares of $3,400 has been revised to include Class A Ordinary Shares of $1,165 and Class B Ordinary Shares of $2,235; Total number of shares authorized has been changed to consist of 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares; Shares issued and outstanding has been changed to consist of 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares.

3. Note 1 – Organization and Nature of Operations: Reorganization	Information for the rights and privileges of Class A and Class B Ordinary Shares have been clarified.
4. Note 2 – Significant Accounting Policies: Revenue recognition

Revenue recognition policy has been presented by different revenue streams, by which performance obligations of each revenue streams are identified. In addition, information relating to service revenue recognized at the point in time and over a period of time is added.

5. Note 2 – Significant Accounting Policies: Earnings per share	The reason for not using two-class method for calculating earnings per share is added.
6. Note 3 – Short-term investments	The nature of the structured deposits together with the expected yield and the duration is added.
7. Note 7 – Loan Receivable	The average interest rate and maturities are added.
8. Note 16 – Shareholder’s Equity: Ordinary shares	Rights of Class A and Class B Ordinary Shares are clarified.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revisions	Summary
9. Note 19 – Disaggregated Revenue	Note 19 is added to present the revenue streams separately by product or service category.
10. Note 20 – Segment Reporting	The net income of each segment is added.
11. Note 22 – Condensed Parent Company Only Financial Statements	The condensed parent only financial statements are added in accordance with Rule 12-04, Schedule I of Regulation S-X. In addition, investment in subsidiaries is accounted for by using equity method.

NOTE 3 — SHORT-TERM INVESTMENTS

As of June 30, 2021 and 2020, the Company’s short-term investments were comprised of available-for-sale investments and trading securities. Trading securities include securities that are bought and held principally for the purpose of selling them in the near term.

Short-term available-for-sale investments include structured deposits issued by commercial banks and other financial institutions which are not classified as trading securities or as held-to-maturity securities. The Company has the discretion to hold the structured deposits to maturity or sell them prior to contractual maturity. The expected yield of the structured deposits ranges from 3% to 3.5%, with maturities between 30 days and 90 days, of which the principals are not guaranteed. For the years ended June 30, 2021 and 2020, the Company recorded investment income from its short-term investments of $301,909 and $148,093 in the consolidated statements of comprehensive income (loss), respectively. The Company invested in the structured deposits close to the year end June 30, 2021, therefore, the fair value is substantially equivalent to the book value, and the unrealized gains are immaterial and therefore not recognized.

Short-term investments classification as of June 30, 2021 and 2020 were shown as below:

	2021	2020
Available-for-sale investments
Cost	$773,982	$—
Gross unrealized gains	—	—
Fair value of available-for-sale investments	773,982	—
Trading securities
Cost	—	475,174
Gross unrealized gains	—	30,088
Fair value of trading securities	—	505,262
Total short-term investments	$773,982	$505,262

NOTE 4 — ACCOUNTS RECEIVABLE, NET — THIRD PARTIES

Accounts receivable as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Accounts receivable	$12,544,420	$9,539,475
Less: allowance for doubtful accounts	(581,436)	(443,822)
Accounts receivable, net	$11,962,984	$9,095,652

The Company’s customers are, for the most part, end customers or manufacturers in the Internet-of-Things industry. Our credit policy typically requires payment within 90 days, and payments on most of our revenues have been collected within the credit period. The average accounts receivable turnover period was approximately 82 days and 104 days for the years ended June 30, 2021 and 2020, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 4 — ACCOUNTS RECEIVABLE, NET — THIRD PARTIES (cont.)

As of June 30, 2021 and 2020, the allowances for doubtful accounts recognized were $581,436 and $443,822, respectively. For the years ended June 30, 2021 and 2020, the Company recorded bad debt expense of $92,938 and $70,068, respectively.

NOTE 5 — NOTES RECEIVABLE

Notes receivable consisted of irrevocable letters of credit of $1,864,984 and $1,511,408 received from the Company’s customers as of June 30, 2021 and 2020, respectively. The letters of credit are provided by the Company’s international customers to pay their payable balances to the Company; and these notes were guaranteed by the banks.

NOTE 6 — INVENTORIES

Inventories as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Raw materials	$816,990	$805,037
Work in process	1,380,756	780,624
Finished goods	1,388,117	1,357,556
Goods in transit	641,189	179,506
Total	$4,227,052	$3,122,723

There was no inventory write-down recognized for the years ended June 30, 2021 and 2020.

NOTE 7 — LOAN RECEIVABLES

Loan receivables as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Loan receivables – amortized cost	$2,350,891	$641,288
Loan receivables – discount	47,575	21,004
Loan receivables	2,398,466	662,292

Loan receivables are loans extended to third-party borrowers with an average interest rate of 4% and maturities between 1 and 2 years. Loan receivables are classified as loans held for investment, which are carried at their amortized cost by using effective interest method.

NOTE 8 — LONG-TERM INVESTMENTS

The Company made an investment in Zhejiang Daha Commuting Technology Co., Ltd. (“Daha”) in June 2019 at cost of $75,058 with equity percentage of 6%. The principal activity of Daha is providing rental services and technical services of share bikes. As of June 30, 2021 and 2020, the Company carried the investment at its cost in the amount of $79,875 and $72,887, with exchange difference of $4,817 and $(2,171) caused by exchange rate fluctuation, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 9 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Machinery and equipment	$6,663,147	$5,406,809
Office and electronic equipment	1,601,133	1,116,519
Transportation vehicles	242,630	221,993
Leasehold improvement	130,760	3,971
Total property plant and equipment, at cost	8,637,670	6,749,292
Less: accumulated depreciation	(5,074,474)	(3,939,059)
Property, plant and equipment, net	$3,563,196	$2,810,233

Depreciation expense was $740,825 and $541,402 for the years ended June 30, 2021 and 2020, respectively. For the years ended June 30, 2021 and 2020, the Company recorded no impairment of property, plant and equipment.

For the years ended June 30, 2021 and 2020, the Company purchased new property plant and equipment of $1,308,434 and $566,308 paid by cash and cash equivalents, respectively.

For the year ended June 30, 2021, the Company disposed machinery and equipment with a net book value of $97,050 (cost of $205,983, accumulated depreciation of $108,933) and received cash from disposal of $39,563, causing a net disposal loss of $57,487. For the year ended June 30, 2020, the Company disposed no property, plant and equipment.

As of June 30, 2021 and 2020, the Company did not pledge any property, plant or equipment to secure banking facilities granted to the Company.

NOTE 10 — INTANGIBLE ASSETS

Intangible asset as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Copyrights, cost	$55,126	$14,836
Less: accumulated amortization	(6,061)	(3,956)
Intangible assets, net	$49,065	$10,880

Amortization expense was $1,687 and $1,743 for the years ended June 30, 2021 and 2020, respectively. For the years ended June 30, 2021 and 2020, the Company recorded no impairment of intangible asset, nor pledged intangible asset to secure bank loans.

For the years ended June 30, 2021 and 2020, the Company purchased new intangible assets of $38,000 and nil paid by cash and cash equivalents, respectively. For the years ended June 30, 2021 and 2020, the Company disposed no intangible assets, respectively.

Estimated future amortization expense is as follows as of June 30, 2021:

Years ending June 30,	Amortization expense
2022	$1,687
2023	1,687
2024	1,687
2025	1,687
2026	1,687
Thereafter	40,630
$49,065

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 11 — SHORT-TERM BORROWINGS

Short-term borrowings consisted of the following as of June 30, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
Bank of China	9,100,000	1,408,647	3/18/2021	3/17/2022	3.85%
Industrial and Commercial Bank of China	9,000,000	1,393,167	4/26/2021	4/26/2022	3.85%
Total	RMB 18,100,000	$2,801,814

Short-term borrowings consisted of the following as of June 30, 2020:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
Agricultural Bank of China	9,000,000	1,271,276	12/30/2019	12/29/2020	3.85%
Bank of China	6,400,000	904,019	3/25/2020	3/25/2021	3.85%
China Merchants Bank	2,650,000	374,320	11/25/2019	11/25/2020	4.88%
Shenzhen Qianhai Weizhong Bank	500,000	70,626	8/25/2020	4/23/2021	8.78%
Shenzhen Qianhai Weizhong Bank	55,039	7,774	12/17/2018	12/17/2020	11.34%
Shenzhen Qianhai Weizhong Bank	45,970	6,494	5/18/2020	5/17/2021	9.45%
Total	RMB18,651,009	$2,634,509

The Company’s bank loans are guaranteed by the Company’s related parties, Wentao Ge and Yili Jiang. See Note 14 — Related Party Transactions for more information on guaranty provided by related parties.

For the years ended June 30, 2021 and 2020, the Company recorded interest expense on short-term bank borrowings of $92,526 and $59,077, respectively.

NOTE 12 — OTHER PAYABLES AND CURRENT LIABILITIES

Other payables and current liabilities as of June 30, 2021 and 2020 consisted of the following:

	2021	2020
Wages payable	$473,310	$387,462
Deferred government subsidies	444,259	115,146
Other payables	158,103	161,066
Total	$1,075,672	$663,674

NOTE 13 — LONG-TERM BORROWINGS

Long-term borrowings consisted of the following as of June 30, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
China Construction Bank	3,290,000	509,280	8/25/2020	8/25/2023	4.95%
Shenzhen Qianhai Weizhong Bank	100,300	15,526	5/17/2021	5/17/2023	9.00%
Total	RMB 3,390,300	$524,806

Long-term borrowings consisted of the following as of June 30, 2020:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
Shenzhen Qianhai Weizhong Bank	1,000,000	141,253	4/23/2020	4/23/2022	10.08%
Shenzhen Qianhai Weizhong Bank	45,971	6,494	4/25/2020	4/17/2022	9.45%
Shenzhen Qianhai Weizhong Bank	20,014	2,826	4/28/2020	4/17/2022	9.45%
Total	RMB 1,065,985	$150,573

The Company’s bank loans are guaranteed by the Company’s related parties, Wentao Ge and Yili Jiang. See Note 14 — Related Party Transactions for more information on guaranty provided by related parties.

For the years ended June 30, 2021 and 2020, the Company recorded interest expense on long-term bank borrowings of $17,331 and $3,376, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 14 — RELATED PARTY TRANSACTIONS

1)    Nature of relationships with related parties:

Name	Relationship with the Company
Lianqi Liu	Principal shareholder and director of the Company
Xiaofang Suo	Immediate family member of Lianqi Liu
Yuyuan Lai	Director of Wuxin Technology
Hanrong Liu	Director of Wuxin Technology
Yili Jiang	Director of Wuxin Technology
Xiaobin Zhan	Director of Wuxin Technology
Wentao Ge	Director of Wuxin Technology
Sisi Li	Director of Wuxin Technology
Bian Investment (Shenzhen) Co., Ltd. and its subsidiaries	5% or greater Shareholders
Shenzhen Yitian Technology Co., Ltd.	Company controlled by Jiang Yili
Shenzhen Youzhi Hulian Co., Ltd.	Company controlled by Jiang Yili
Shenzhen Youqu Electronics Co., Ltd.	Company controlled by Ge Wentao

2)    Related party transactions

For the year ended June 30, 2021, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Xiaobin Zhan	$1,174,104	$963,034
Bian Investment (Shenzhen) Co., Ltd. and its subsidiaries	980,918	1,221,878
Yili Jiang	802,662	1,066,089
Lianqi Liu	681,312	392,441
Shenzhen Yitian Technology Co., Ltd.	593,260	705,253
Shenzhen Youqu Electronics Co., Ltd.	188,153	17,705
Wentao Ge	75,242	709,948
Yuyuan Lai	—	118,062
Shenzhen Youzhi Hulian Co., Ltd.	—	60,537
Hanrong Liu	—	5,297
Total	$4,495,651	$5,260,244

For the year ended June 30, 2021, the Company generated revenue of $1,421,730 from its related party, Shenzhen Yitian Technology Co., Ltd. For the year ended June 30, 2021, the Company generated revenue of $502,969 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of June 30, 2021, a total of $1,902,447 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge and Mr. Yili Jiang. No guarantee fee was charged by Mr. Ge Wentao and Mr. Jiang Yili for the guarantees for the year ended June 30, 2021.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 14 — RELATED PARTY TRANSACTIONS (cont.)

For the year ended June 30, 2020, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing and lending transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Yili Jiang	$830,507	$821,478
Xiaobin Zhan	735,405	719,586
Lianqi Liu	185,680	59,636
Yuyuan Lai	25,607	267,466
Shenzhen Yitian Technology Co., Ltd.	9,958	49,792
Shenzhen Youqu Electronics Co., Ltd.	1,892	400,964
Sisi Li	—	567,623
Wentao Ge	—	9,200
Total	$1,789,049	$2,895,745

For the year ended June 30, 2021, the Company generated revenue of $9,203 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of June 30, 2020, a total of $1,645,596 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge. No guarantee fee was charged by Mr. Wentao Ge for the guarantees during the year 2020.

3)    Related party balances

Net outstanding balances with related parties consisted of the following as of June 30, 2021 and 2020:

Accounts	Name of Related Parties	2021	2020
Due from related parties	Wentao Ge	$638,350	$—
Due from related parties	Shenzhen Youqu Electronics Co., Ltd.	318,894	450,078
Due from related parties	Bian Investment (Shenzhen) Co., Ltd. and its subsidiaries	246,460	—
Due from related parties	Shenzhen Yitian Technology Co., Ltd.	157,892	39,551
Due from related parties	Shenzhen Youzhi Hulian Co., Ltd.	61,919	—
Due from related parties	Yuyuan Lai	12,019
Due from related parties	Hanrong Liu	5,418	—
Due from related parties	Lianqi Liu	—	100,905
Net due from related parties		$1,440,952	$590,534
Accounts	Name of Related Parties	2021	2020
Due to related parties	Xiaobin Zhan	$335,433	$109,085
Due to related parties	Lianqi Liu	184,884	—
Due to related parties	Yili Jiang	181,200	411,212
Due to related parties	Yuyuan Lai	—	99,224
Due to related parties	Wentao Ge	—	9,896
Net due to related parties		$701,517	$629,417
Accounts	Name of Related Parties	2021	2020
Accounts receivable – related parties	Shenzhen Yitian Technology Co., Ltd.	$1,223,557	$—
Advances from customers – related parties	Shenzhen Youqu Electronics Co., Ltd.	38,797	—

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 15 — CUSTOMER AND SUPPLIER CONCENTRATIONS

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases, respectively.

The Company had no significant customer for the year ended June 30, 2021. For the year ended June 30, 2020, one significant customer accounted for 13.0% of the Company’s total revenue. As of June 30, 2020, the accounts receivable balance from this customer accounted for 7.3% of the Company’s total accounts receivable. The loss of any of the Company’s significant customers or the failure to attract new customers could have a material adverse effect on the Company’s business, consolidated results of operations and financial condition.

For the year ended June 30, 2021, one supplier accounted for 10.6% of the Company’s total purchase of raw materials. As of June 30, 2021, the accounts payable balance to this supplier was $0. The Company had no significant supplier for the year ended June 30, 2020. The loss of any of the Company’s significant supplier or the failure to secure key raw material suppliers could have a material adverse effect on the Company’s business, consolidated results of operations and financial condition.

NOTE 16 — SHAREHOLDERS’ EQUITY

Ordinary Shares

Wuxin Holdings was established under the laws of Cayman Islands on June 29, 2021. The authorized number of ordinary shares is 500,000,000 shares with par value of US$0.0001 each. 34,000,000 shares were issued at par value, equivalent to share capital of $3,400, including 11,654,000 Class A Ordinary Shares entitled with 1 vote per share and 22,346,000 Class B ordinary shares with 10 votes per share.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder. The right to convert are exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. The number of Class B Ordinary Shares held by a holder will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder or an affiliate or such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. A Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Save and except for voting rights and conversion rights as set out in the amended and restated memorandum of association, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”), after offset by the accumulated deficits. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company made statutory surplus reserve of $1,326,236 and $785,482 as of June 30, 2021 and 2020, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 16 — SHAREHOLDERS’ EQUITY (cont.)

Under PRC laws and regulations, statutory surplus reserves are restricted to off-set against losses, expansion of production and operation and increasing registered capital of the respective company, and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include paid-in capital, additional paid-in capital and statutory surplus reserves of the Company in PRC totaling $11,821,942 and $11,276,553 as of June 30, 2021 and 2020, respectively.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in the PRC. For the year ended June 30, 2021, the Company declared and paid dividends of $2,207,472. No dividends were declared or paid for the year ended June 30, 2020.

Non-Controlling Interests

Non-controlling interests represent the interest of non-controlling shareholders in VLG based on their proportionate interests in the equity of that company adjusted for its proportionate share of income or losses from operations. On October 13, Wuxin Technology acquired 90% equity interest of VLG from its former shareholders. After that, VLG’s equity interest is 90% held by Wuxin Technology and 10% held by its former shareholders. The non-controlling interest in VLG was 10% as of June 30, 2021 and 2020. As of June 30, 2021 and 2020, the Company recorded non-controlling interest balances of $900,699 and $812,191, respectively.

Enterprise Income Taxes (“EIT”)

Wuxin Holdings is incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of Cayman Islands. Wuxin Hong Kong is established in Hong Kong and is subject to statutory income tax rate at 16.5%.

NOTE 17 — INCOME TAXES

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. VLG, the Company’s main operating entities in PRC, 2017 to December 31, 2022. TBIT, the Company’s main operating entities in PRC, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2017 to December 31, 2022. Wuxin Technology and Zhongyitong, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2021 to December 31, 2023. WFOE, Yitianxin and Xinsheng in PRC have applicable EIT rate of 25%. As of June 30, 2021, the tax years ended December 31, 2016 through December 31, 2020 for the Company’s entities remain open for statutory examination by PRC tax authorities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended June 30, 2021 and 2020, respectively, and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2021.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 17 — INCOME TAXES (cont.)

The following table reconciles the statutory rate to the Company’s effective tax rate:

	2021	2020
Income before taxes excluded the amounts of loss incurring entities	$6,747,543	$4,757,057
PRC EIT tax rates	15%, 25%	15%, 25%
Tax at the PRC EIT tax rates	$1,086,070	$756,261
Tax effect of research and development expenses deduction	(632,048)	(439,123)
Tax effect of non-deductible expenses	109,307	(6,249)
Income tax expenses	$563,329	$310,888

Income taxes for the years ended June 30, 2021 and 2020 are attributed to the Company’s continuing operations in China and consisted of:

	2021	2020
Current income tax	$249,252	$279,372
Deferred income tax	314,077	31,516
Total income tax benefit	$563,329	$310,888

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of June 30, 2021 and 2020 are presented below:

	As of June 30,
	2021	2020
Deferred tax assets:
Bad debt allowance	$87,497	$67,818
Net operating loss carry-forward	30,911	333,370
Total	$118,408	$401,188

There was no valuation allowance for the deferred tax assets as of June 30, 2021 and 2020. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, projections for future taxable income over the periods in which the deferred tax assets are deductible, and the scheduled reversal of deferred tax liabilities, management believes it is more likely than not the company will realize the benefits of those deductible differences as of June 30, 2021 and 2020.

NOTE 18 — COMMITMENT AND CONTINGENCIES

As of June 30, 2021 and 2020, the Company has no material purchase commitments or significant leases.

From time to time, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of June 30, 2021 and 2020, the Company had no pending legal proceedings outstanding.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 19 — DISAGGREGATED REVENUE

The following table presents the revenue by major product or service categories for the year ended June 30, 2021 and 2020, respectively.

	For the year ended June 30,
	2021		2020
Product/Service Category	Amount	%	Amount	%
Connectivity products	$30,020,689	63.90%	$21,040,236	66.09%
Internet of vehicles products	12,643,221	26.91%	9,119,875	28.65%
Customized IoT products and services
Smart city and smart building system integration services	2,193,660	4.67%	1,358,451	4.27%
Cloud platform development	1,384,921	2.95%	—	0.00%
Other services	734,859	1.57%	315,159	0.99%
Total customized IoT products and services	4,313,440	9.19%	1,673,610	5.26%
Total revenues	$46,977,350	100.00%	$31,833,721	100.00%

NOTE 20 — SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management has identified three operating segments which are connectivity products, Internet of vehicles products and smart home products. These operating segments are monitored, and strategic decisions are made based on segmental profit margins. Segment profit is defined as revenue reduced by cost of revenue and other related operating expenses.

The results are shown as follows for the years ended June 30, 2021, and 2020:

	For the year ended June 30,
	2021	2020
Revenues
Connectivity products	$30,020,689	$21,040,236
Internet of vehicles products	12,643,221	9,119,875
Customized IoT products and services	4,313,440	1,673,610
Total	$46,977,350	$31,833,721
	For the year ended June 30,
	2021	2020
Cost of revenues
Connectivity products	$21,602,122	$14,574,095
Internet of vehicles products	8,364,302	6,747,862
Customized IoT products and services	1,985,851	648,612
Total	$31,952,275	$21,970,569

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 20 — SEGMENT REPORTING (cont.)

	For the year ended June 30,
	2021	2020
Gross profit
Connectivity products	$8,418,567	$6,466,141
Internet of vehicles products	4,278,919	2,372,013
Customized IoT products and services	2,327,589	1,024,998
Total	$15,025,075	$9,863,152
	For the year ended June 30,
	2021	2020
Selling and marketing expenses
Connectivity products	$701,009	$597,901
Internet of vehicles products	678,230	296,711
Customized IoT products and services	109,650	73,588
Total	$1,488,889	$968,200
	For the year ended June 30,
	2021	2020
General and administrative expenses
Connectivity products	$1,534,544	$1,520,647
Internet of vehicles products	783,139	319,810
Customized IoT products and services	339,435	126,023
Total	$2,657,118	$1,966,480
	For the year ended June 30,
	2021	2020
Research and development costs
Connectivity products	$2,682,638	$2,410,060
Internet of vehicles products	1,780,321	951,020
Customized IoT products and services	174,842	221,511
Total	$4,637,801	$3,582,591
	For the year ended June 30,
	2021	2020
Net Income
Connectivity products	$3,641,537	$2,576,910
Internet of vehicles products	1,211,121	1,116,896
Customized IoT products and services	1,331,556	471,993
Total	$6,184,214	$4,165,799
	As of June 30,
	2021	2020
Current assets
Connectivity products	$17,364,766	$14,428,123
Internet of vehicles products	11,048,109	8,791,360
Customized IoT products and services	3,635,763	1,240,308
Total	$32,048,638	$24,459,791

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 20 — SEGMENT REPORTING (cont.)

	As of June 30,
	2021	2020
Non-current assets
Connectivity products	$2,672,674	$2,827,244
Internet of vehicles products	875,828	213,005
Customized IoT products and services	262,042	254,939
Total	$3,810,544	$3,295,188

All of the Company’s operating facilities and long-lived assets are in China, although the Company sells its products across different geographic regions. The following table presents revenues by geographic areas for the years ended June 30, 2021 and 2020, respectively.

	June 30, 2021		June 30, 2020
Country	Revenue Amount (In USD)	As % of Revenue	Revenue Amount (In USD)	As % of Revenue
China	$45,573,840	97.0%	$30,451,190	95.7%
Other countries and regions	1,403,510	3.0%	1,382,531	4.3%
Total	$46,977,350	100.0%	$31,833,721	100.0%

NOTE 21 — SUBSEQUENT EVENTS

Reorganization

A reorganization of the legal structure was completed in November 2021. The reorganization involved the incorporation of Wuxin Holdings, a Cayman Islands holding company; Wuxin Hong Kong, a holding company established in Hong Kong, PRC; WFOE, a holding company established in Shenzhen, PRC; and the transfer of 100% ownership of Wuxin Technology from the former shareholders to WFOE. Wuxin Holdings, Wuxin Hong Kong and WFOE are all holding companies and had not commenced operation until June 30, 2021. Details of the reorganization, please refer to Note 1 — Organization and nature of operations.

Investment in Business Expansion

In August and November 2021, the Company established two new subsidiaries in addition to the Reorganization, Shenzhen Wuxin Intelligent Innovation Co., Ltd. (“Wuxin Intelligent”) and Shenzhen Wuxin Semiconductor Co., Ltd. (“Wuxin Semiconductor”), to further upgrade products and expand the business. Wuxin Intelligent will be mainly responsible for the definition and research and development of Ant Delete Center (“ADC”) protocol intelligent products, and promoting the popularization of ADC protocol intelligent products among consumer-end users. Wuxin Semiconductor will center on the R&D of ADC protocol and the application and promotion of ADC chips and modules in IoT upgrades in various industries. Up to the issuance date of the report, the Company has not made any investment to the two new subsidiaries.

WUXIN TECHNOLOGY HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Restated)

NOTE 21 — SUBSEQUENT EVENTS (cont.)

New bank borrowings

The Company has a new bank borrowing amount of $1,755,998 (RMB 7.8 million) with interest rates ranging from 3.80% to 9.45%. Subsequent new bank borrowings consisted of the following:

Bank Name	Interest Rate	Issuance Date	Amount-RMB	Amount-USD
Bank of China	3.80%	5/13/2022	5,000,000	736,399
Shenzhen Qianhai Webank Co., LTD	9.45%	1/14/2022	1,300,000	204,155
Shenzhen Qianhai Webank Co., LTD	9.45%	1/21/2022	500,000	78,750
Shenzhen Qianhai Webank Co., LTD	9.45%	2/14/2022	330,000	51,835
Shenzhen Qianhai Webank Co., LTD	9.45%	5/23/2022	700,000	104,859
Total			RMB7,830,000	$1,175,998

Repayment of bank borrowings

The Company has repaid bank borrowings of $2,523,471 (RMB 16 million). Subsequent repayments on bank borrowings consisted of the following:

Bank Name	Interest Rate	Repayment Date	Amount-RMB	Amount-USD
Bank of China	3.85%	3/17/2022	7,300,000	1,151,311
Industrial and Commercial Bank of China	3.85%	4/26/2022	9,000,000	1,372,160
Total			RMB16,300,000	$2,523,471

Dividend

The Company paid a cash dividend of $778,022 to its shareholders on September 22, 2021.

In accordance with ASC 855-10, the Company evaluated all events and transactions that occurred after June 30, 2021 up through the date of the issuance of the consolidated financial statements on July 21, 2022 and concluded that no other material subsequent events except for the disclosed above.

NOTE 22 — CONDENSED PARENT ONLY FINANCIAL STATEMENTS

The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the subsidiaries of the Company exceed 25% of the consolidated net assets of the Company. The ability of the Company’s operating subsidiaries to pay dividends may be restricted due to the restriction of paid-in capital, additional paid-in capital and statutory surplus reserves of the Company under PRC laws and regulations.

The condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements. Please refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
(Parent Company Only)
CONDENSED BALANCE SHEETS
(IN U.S. DOLLARS)

	June 30, 2021	June 30, 2020
Assets
Investment in subsidiaries	19,519,684	14,105,696
TOTAL ASSETS	$19,519,684	$14,105,696
LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ Equity:
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, 11,654,000 shares issued and outstanding	1,165	1,165
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, 22,346,000 shares issued and outstanding	2,235	2,235
Additional paid-in capital	10,495,706	10,491,071
Retained earnings	8,715,199	4,740,685
Accumulated other comprehensive income (loss)	305,379	(1,129,460)
Equity attributable to Wuxin Holdings’ shareholders	$19,519,684	$14,105,696
TOTAL SHAREHOLDERS’ EQUITY	19,519,684	14,105,696
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	19,519,684	14,105,696

WUXIN TECHNOLOGY HOLDINGS, INC.
(Parent Company Only)
CONDENSED STATEMENTS OF INCOME
(IN U.S. DOLLARS)

	Year Ended June 30, 2021	Year Ended June 30, 2020
Revenues	—	—
Cost of revenues	—	—
Gross profit	—	—
Operating expenses:
Selling and marketing expenses	—	—
General and administrative expenses	—	—
Research and development costs	—	—
Total operating expenses	—	—
Income from operations	—	—
Other income (expenses):
Interest income	—	—
Interest expenses	—	—
Government subsidies	—	—
Investment income	—	—
Other income (expenses), net	—	—
Total other income (expenses), net	—	—
Income before income taxes	—	—
Income tax expense	—	—
Equity income of subsidiaries	5,961,239	3,972,481
Net income	$5,961,239	$3,972,481
Other comprehensive income (loss):
Foreign currency translation adjustments	1,434,839	(330,043)
Total comprehensive income	$7,396,078	$3,642,438

WUXIN TECHNOLOGY HOLDINGS, INC.
(Parent Company Only)
CONDENSED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	Year Ended June 30, 2021	Year Ended June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,961,239	$3,972,481
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Equity income of subsidiaries	(5,961,239)	(3,972,481)
Net cash provided by/(used in) operating activities	—	—

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by (used in) investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:

Net cash provided by (used in) investing activities	—	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS, Beginning of period	—	—

CASH AND CASH EQUIVALENTS, End of period	—	—

Dividend

The Company through its PRC subsidiary VLG paid cash dividends of $2,207,472, nil and $705,720 to its shareholders for the fiscal years ended June 30, 2021, 2020 and 2019, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
INTERIM CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS, EXCEPT SHARE DATA

	December 31, 2021	June 30, 2021 Restated
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,326,409	$5,792,608
Restricted cash	117,517	155,113
Short-term investments	2,788,447	773,982
Notes receivable	1,729,640	1,864,984
Accounts receivable, net – third parties	12,545,024	11,962,984
Accounts receivable, net – related parties	1,643,074	1,223,557
Inventories	6,415,398	4,227,052
Advances to suppliers	2,140,262	1,906,685
Due from related parties	352,566	1,440,952
Loan receivables	3,319,636	2,398,466
Prepayments and other receivables	558,328	302,255
Total current assets	37,936,301	32,048,638
Long-term investments	80,932	79,875
Property, plant and equipment, net	3,765,334	3,563,196
Intangible assets, net	49,174	49,065
Deferred tax assets, net	119,976	118,408
TOTAL ASSETS	$41,951,717	$35,859,182
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,535,196	$7,558,022
Advances from customers – third parties	2,335,187	2,282,088
Advances from customers – related parties	—	38,797
Taxes payable	802,689	456,083
Due to related parties	737,538	701,517
Short-term borrowings	3,740,766	2,801,814
Other payables and current liabilities	1,194,001	1,075,672
Total current liabilities	15,345,377	14,913,993
Long-term borrowings	765,406	524,806
TOTAL LIABILITIES	16,110,783	15,438,799

COMMITMENTS AND CONTINGENCIES	—	—

Shareholders’ Equity:
Class A Ordinary Shares, US$0.0001 par value, 400,000,000 shares authorized, 11,654,000 shares issued and outstanding	1,165	1,165
Class B Ordinary Shares, US$0.0001 par value, 100,000,000 shares authorized, 22,346,000 shares issued and outstanding	2,235	2,235
Additional paid-in capital	10,495,706	10,495,706
Statutory surplus reserves	1,326,236	1,326,236
Retained earnings	12,402,969	7,388,963
Accumulated other comprehensive income (loss)	603,766	305,379
Equity attributable to Wuxin Holdings’ shareholders	24,832,077	19,519,684
Non-controlling interests	1,008,857	900,699
TOTAL SHAREHOLDERS’ EQUITY	25,840,934	20,420,383
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,951,717	$35,859,182

The accompanying notes are an integral part of these interim consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN U.S. DOLLARS, EXCEPT SHARE DATA)

	For the six months ended December 31,
	2021	2020
Revenues
Connectivity products	$14,492,409	$13,407,616
Internet of vehicles products	8,661,797	6,563,526
Customized IoT products and services	2,703,464	2,407,735
Total revenues	25,857,670	22,378,877
Cost of revenues
Connectivity products	9,280,101	9,053,005
Internet of vehicles products	4,983,312	4,498,952
Customized IoT products and services	276,379	466,061
Total cost of revenues	14,539,792	14,018,018
Gross profit	11,317,878	8,360,859
Operating expenses:
Selling and marketing expenses	926,684	632,188
General and administrative expenses	1,710,485	1,325,617
Research and development costs	3,008,846	2,169,589
Total operating expenses	5,646,015	4,127,394
Income from operations	5,671,863	4,233,465
Other income (expenses):
Interest income	84,472	26,841
Interest expenses	(116,809)	(93,933)
Government subsidies	445,280	295,698
Investment income	199,200	45,797
Other income (expenses), net	(33,917)	(26,870)
Total other income (expenses), net	578,226	247,533
Income before income taxes	6,250,089	4,480,998
Income tax expense	(362,587)	(258,248)
Net income	$5,887,502	$4,222,750
Net income attributable to non-controlling interests	(173,276)	(152,128)
Net income attributable to the Parent Company	5,714,266	4,070,622
Net income	$5,887,502	$4,222,750
Other comprehensive income (loss):
Foreign currency translation adjustments	311,071	1,411,688
Total comprehensive income	$6,198,573	$5,634,438

Earnings per ordinary share – basic and diluted	0.17	0.12
Weighted average number of ordinary shares outstanding – basic and diluted	34,000,000	34,000,000

The accompanying notes are an integral part of these interim consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2021 AND 2020
(IN U.S. DOLLARS, EXCEPT SHARE DATA)
(UNAUDITED)

	Class A Ordinary Shares	Class A Ordinary Shares Amount	Class B Ordinary Shares	Class B Ordinary Shares Amount	Additional Paid-in Capital	Statutory surplus reserve	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interests	Total shareholders’ equity
Balance at June 30, 2021	11,654,000	$1,165	22,346,000	$2,235	$10,495,706	$1,326,236	$7,388,963	$305,379	$900,699	$20,420,383
Net income							5,714,266		173,276	5,887,502
Foreign currency translation loss								298,387	12,684	311,071
Distribution to shareholders							(700,220)		(77,802)	(778,022)
Balance at December 31 2021	11,654,000	$1,165	22,346,000	$2,235	$10,495,706	$1,326,236	$12,402,969	$603,766	$1,008,857	$25,840,934
	Class A Ordinary Shares	Class A Ordinary Shares Amount	Class B Ordinary Shares	Class B Ordinary Shares Amount	Additional Paid-in Capital	Statutory surplus reserve	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interests	Total shareholders’ equity
Balance at June 30, 2020	11,654,000	$1,165	22,346,000	$2,235	$10,491,071	$785,482	$3,955,203	($1,129,460)	$812,191	$14,917,887
Net income							4,070,622		152,128	4,222,750
Foreign currency translation loss								1,337,476	74,212	1,411,688
Balance at December 31 2020	11,654,000	$1,165	22,346,000	$2,235	$10,491,071	$785,482	$8,025,825	$208,016	$1,038,531	$20,552,325

The accompanying notes are an integral part of these interim consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the six months ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$5,887,502	$4,222,750
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	507,502	405,044
Bad debt provision	—	46,062
Loss from disposal of property, plant and equipment	31,337	18,299
Interest accrued on bank borrowings	116,809	98,616
Changes in operating assets and liabilities:
Short-term investments	(1,988,360)	(3,085,889)
Notes receivable	158,766	(178,579)
Accounts receivable	(820,454)	217,494
Inventories	(2,115,517)	(830,395)
Advances to suppliers	(206,688)	(524,847)
Prepayments and other receivables	(250,077)	(250,451)
Accounts payable	(1,113,993)	(949,314)
Advances from customers	(16,291)	(1,500,031)
Tax payable	337,875	216,056
Other payables and current liabilities	103,267	576,843
Net cash provided by (used in) operating activities	631,678	(1,518,342)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(722,959)	(1,089,532)
Proceeds from property, plant and equipment	33,611	7,411
Purchases of intangible assets	(2,698)	—
Issuance of loan receivables	(975,122)	(93,726)
Payment received from loan receivables	92,740	94,116
Net cash used in investing activities	(1,574,428)	(1,081,731)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	1,422,225	635,842
Repayments to bank borrowings	(412,505)	(2,040,935)
Proceeds from related parties	1,125,220	126,685
Distribution to shareholders	(778,022)	—
Net cash provided by (used in) financing activities	1,356,918	(1,278,408)

Effect of changes in currency exchange rates	82,037	456,978

Net increase in cash, cash equivalents and restricted cash	$496,205	$(3,421,503)
Cash, cash equivalents and restricted cash at the beginning of the period	5,947,721	6,986,201
Cash, cash equivalents and restricted cash at the end of the period	$6,443,926	3,564,698

Reconciliation of cash, cash equivalents and restricted cash to Consolidated Balance Sheets
Cash and cash equivalents	$6,326,409	3,419,833
Restricted cash	117,517	144,865
Total cash, cash equivalents and restricted cash	$6,443,926	3,564,698
Supplemental disclosures of cash flows information:
Cash paid for income taxes	$199,146	114,540
Cash paid for interest	$90,581	74,220

The accompanying notes are an integral part of these interim consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Wuxin Technology Holdings, Inc. (“Wuxin Holdings” or “the Company”) is a holding company incorporated on June 29, 2021 under the laws of Cayman Islands. The Company has no substantive operations other than holding all of the outstanding share capital of Wuxin Technology Holding Group Limited (“Wuxin Hong Kong”). Wuxin Hong Kong is a holding company of all of the equity or ownership of Shenzhen Wuxin Holding Co., Ltd. (“WFOE”). WFOE owns 100% of the equity of Wuxin Technology Group Co., Ltd. (“Wuxin Technology”), a limited liability company established under the laws of the People’s Republic of China (“PRC”) on May 17, 2005. Wuxin Technology and its subsidiaries produce and sell connectivity products and internet of vehicles products, and other internet of things (IoT) products and provide the relevant services.

Reorganization

A reorganization of the legal structure was completed in November 2021. The reorganization involved the incorporation of Wuxin Holdings, a Cayman Islands holding company; Wuxin Hong Kong, a holding company established in Hong Kong, PRC; WFOE, a holding company established in Shenzhen, PRC; and the transfer of 100% ownership of Wuxin Technology from the former shareholders to WFOE. Wuxin Holdings, Wuxin Hong Kong and WFOE are all holding companies and had not commenced operation until June 30, 2021.

Prior to the reorganization, Lianqi Liu, own 52.5% ownership of Wuxin Technology. On November 29, 2021, Lianqi Liu and other shareholders of Wuxin Technology transferred their 100% ownership interests in Wuxin Technology to WFOE, which is 100% owned by Wuxin Hong Kong.

Pursuant to a resolution made by the Company’s shareholders on December 21, 2021, the Company adopted a dual-class share structure which became effective on that date. A total of 22,346,000 issued and outstanding ordinary shares will be converted into Class B ordinary shares on a one-for-one basis. The remaining 11,654,000 issued and outstanding ordinary shares will be converted into Class A ordinary shares, in each case on a one-for-one basis. With respect to matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 10 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any non-affiliate of such holder, each of such Class B Ordinary Share will be automatically and immediately converted into one Class A Ordinary Share.

After the reorganization, Wuxin Holdings owns 100% equity interests of Wuxin Technology. Lianqi Liu, who own 40% ownership of Wuxin Holdings (13,600,000 Class B ordinary shares with 10 votes per share) and 57.84% voting rights of Wuxin Holdings, is the ultimate controlling shareholder (“the Controlling Shareholder”) of the Company.

Since the Company is effectively controlled by the same Controlling Shareholders before and after the reorganization, it is considered under common control. Therefore, the transactions above mentioned were accounted for as a recapitalization. The reorganization has been accounted for at historical cost and prepared on the basis as if the transactions aforementioned had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS (cont.)

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions in PRC and the Cayman Islands. Corporate structure and details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	Registered Capital	% of Ownership	Principal Activities
Wuxin Technology Holdings, Inc. (“Wuxin Holdings” or “the Company”)	June 16, 2021	Cayman Islands	USD 50,000, paid	40% by Liu Lianqi	Holding company
Wuxin Technology Holding Group Limited (“Wuxin Hong Kong”)	Incorporated on July 5, 2021	Hong Kong	HKD 1, paid	100% by Wuxin Holdings	Holding company
Shenzhen Wuxin Holding Co., Ltd. (“WFOE”)	Incorporated on August 10, 2021	Shenzhen, PRC	RMB 19,500,000, not paid	100% by Wuxin Hong Kong	Holding company
Wuxin Technology Group Co., Ltd. (“Wuxin Technology”)	Incorporated on May 17, 2005	Shenzhen, PRC	RMB 10,000,000, fully paid	100% by WFOE	Operating company
Shenzhen VLG Wireless Technology Co., Ltd. (“VLG”)	Incorporated on October 24, 2005	Shenzhen, PRC	RMB 37,400,000, fully paid	90% by Wuxin Technology	Operating company
Shenzhen TBIT Technology Co., Ltd. (“TBIT”)	Incorporated on June 29, 2007	Shenzhen, PRC	RMB 16,000,000, fully paid	100% by Wuxin Technology	Operating company
Shenzhen Yitianxin Electronics Co., Ltd. (“Yitianxin”)	Incorporated on June 14, 2013	Shenzhen, PRC	RMB 5,000,000, not paid	100% by Wuxin Technology	Operating company
Shenzhen Xinsheng Technology Co., Ltd. (“Xinsheng”)	Incorporated on December 23, 2016	Shenzhen, PRC	RMB 1,000,000, 330,000 paid	100% by Wuxin Technology	Operating company
Zhongyitong Technology (Shenzhen) Co., Ltd. (“Zhongyitong”)	Incorporated on September 8, 2016	Shenzhen, PRC	RMB 5,000,000, 420,000 paid	100% by Wuxin Technology	Operating company
Shenzhen Wuxin Semiconductor Co., Ltd. (Wuxin Semiconductor)	Incorporated on November 19, 2021	Shenzhen, PRC	RMB 10,000,000, fully paid	100% by Wuxin Technology	Operating company
Wuxin Intelligent Innovation Co., Ltd. (Wuxin Intelligent)	Incorporated on August 27, 2021	Shenzhen, PRC	RMB 10,000,000, fully paid	100% by Wuxin Technology	Operating company

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied. The accompanying consolidated financial statements include the financial statements of Wuxin Technology Holdings, Inc. and its subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and inventories, useful lives of property, plant and equipment, and intangible assets, the recoverability of long-lived assets, and provisions necessary for contingent liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

Restricted cash

Restricted cash is cash held as collateral for transactions the Company has entered. The ending balances of restricted cash presented on the face of the consolidated balance sheets as of December 31, 2021 and June 30, 2021 were $117,517 and $155,113, respectively.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts presented in the statement of cash flows. The Company adopted the new standard effective July 1, 2019, using the retrospective transition method.

Short-term investments

All highly liquid investments with original maturities of greater than three months, but less than twelve months, are classified as short-term investments. Investments that are expected to be realized in cash during the next twelve months are also included in short-term investments.

The Company classifies the short-term investments as “trading” or “available-for-sale”, whose classification determines the respective accounting methods stipulated by ASC 320. Dividend and interest income, including amortization of the premium and discount arising at acquisition, for all categories of investments in securities are included in earnings. Any realized gains or losses on the sale of the short-term investments are determined on a specific identification method, and such gains and losses are reflected in earnings during the period in which gains or losses are realized.

Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, in accordance with ASC 320. Unrealized holding gains and losses for trading securities are included in earnings.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Structured deposits issued by commercial banks and other financial institutions are classified as short-term available-for-sale investments, which are reported at fair value, with unrealized gains and losses recorded in “Accumulated other comprehensive income (loss)”. An impairment loss on the short-term available-for-sale investments is recognized in earnings when the decline in value is determined to be other-than-temporary.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on an aging analysis basis. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Inventories

Inventories are stated at the lower of cost or net realizable value. The cost of raw materials inventories is calculated using the weighted-average method. The cost of work in progress and finished goods in transit consists of the costs associated with manufacturing, assembling and testing its products, related overhead costs, maintenance, compensation, freight and other costs related to manufacturing support, including the depreciation of tooling assets. The work-in-progress and finished goods in transit have direct and allocated manufacturing costs based on the actual costing method. The work-in-progress and finished goods in transit are stated at the lower of cost or net realizable value.

The Company periodically assesses the recoverability of all inventories to determine whether adjustments are required to record inventories at the lower of cost or net realizable value. Inventories that the Company determines to be obsolete or in excess of forecasted usage are reduced to its estimated realizable value based on assumptions about future demand and market conditions. If actual demand is lower than the forecasted demand, additional inventory write-downs may be required.

Advances to Suppliers

Advances to suppliers refers to advances for purchase of materials or other service agreements, which are applied against trade accounts payable when the materials or services are received. These advances are interest free, unsecured, short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2021 and June 30, 2021, the Company had advances to suppliers of $2,140,262 and $1,906,685, respectively.

The Company reviews a supplier’s credit history and background information before advancing a payment. If the financial condition of its suppliers were to deteriorate, resulting in an impairment of their ability to deliver goods or provide services, the Company would recognize expense in the period they are considered unlikely to be collected. There was no such expense recognized during the years ended December 31, 2021 and June 30, 2021.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, Plant and Equipment, net

Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in usage and is recognized on a straight-line basis over the estimated useful lives of the assets with 5% of residual value, as follows:

Useful lives
Machinery and equipment	5 – 10 years
Transportation vehicles	5 years
Office and electronic equipment	3 – 5 years
Leasehold improvement	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Intangible Assets

Intangible assets consist of copyrights which are recorded at cost less accumulated amortization. Copyrights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Useful lives
Copyrights	20 years

Impairment of Long-lived Assets

The Company’s management reviews the carrying values of long-lived assets whenever events and circumstances, such as a significant decline in the asset’s market value, obsolescence or physical damage affecting the asset, significant adverse changes in the assets use, deterioration in the expected level of the assets performance, cash flows for maintaining the asset are higher than forecast, indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

There was no impairment charge recognized for long-lived assets for the years ended December 31, 2021 and June 30, 2021.

Advances from Customers

Advances from customers refers to advances received from customers regarding product sales, for which revenue will be recognized upon delivery. As of December 31, 2021 and June 30, 2021, the Company had advances from third-party customers of $2,335,187 and $2,282,088, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurement

Fair Value Measurements and Disclosures requires disclosure of the fair value of financial instruments held by the Company. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•        Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

For the Company’s financial instruments, including cash and cash equivalents, restricted cash, short-term investments, accounts receivable, notes receivable, amounts due from and due to related parties, loan receivables, other receivables, accounts payable, advances from customers, other payables and current liabilities, and short-term borrowings, the carrying amounts approximate their fair values due to their short-term maturities as of December 31, 2021 and June 30, 2021.

Assets and liabilities disclosed at fair value as of December 31, 2021 are summarized below:

Fair value measurements	Total fair value at December 31, 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$
Cash and cash equivalents	$6,326,409	$6,326,409	$	$
Restricted cash	117,517	117,517
Short-term investments	2,788,447	2,788,447
Notes receivable	1,729,640		1,729,640
Accounts receivable	14,188,098		14,188,098
Due from related parties	352,566		352,566
Other receivables	558,328		558,328
Total assets measured at fair value	$26,061,005	$9,232,373	$16,828,632	$—
Accounts payable	6,535,196		6,535,196
Advances from customers	2,335,187		2,335,187
Due to related parties	737,538		704,851
Short-term borrowings	3,740,766		3,740,766
Other payables and current liabilities	1,194,101		1,103,085
Total liabilities measured at fair value	$14,542,688	$—	$14,419,085	$—

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Assets and liabilities disclosed at fair value as of June 30, 2021 are summarized below:

Fair value measurements	Total fair value at June 30, 2021	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	US$	US$	US$	US$
Cash and cash equivalents	$5,792,608	$5,792,608	$	$
Restricted cash	155,113	155,113
Short-term investments	773,982	773,982
Notes receivable	1,864,984		1,864,984
Accounts receivable	13,186,541		13,186,541
Due from related parties	1,440,952		1,440,952
Other receivables	302,255		302,255
Total assets measured at fair value	$23,516,435	$6,721,703	$16,794,732	$—
Accounts payable	7,558,022		7,558,022
Advances from customers	2,320,885		2,320,885
Due to related parties	701,517		701,517
Short-term borrowings	2,801,814		2,801,814
Other payables and current liabilities	1,075,672		1,075,672
Total liabilities measured at fair value	$14,457,910	$—	$14,457,910	$—

Revenue Recognition

Revenue is comprised of sales of connectivity products, internet of vehicles products and customized internet of things (IoT) products and services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of value-added tax (“VAT”).

The Company follows Financial Accounting Standards Board (FASB) ASC 606 and accounting standards updates (“ASU”) 2014-09 for revenue recognition. On July 1, 2019, the Company has early adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation.

As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from the sales of connectivity products

Revenue from the sales of connectivity products is mainly generated from sale of chips, modules, antennas and other products. Revenue from sale of goods is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analysed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from the sales of internet of vehicles products

Revenue from the sales of internet of vehicles products is mainly generated from the sale of centralized control boxes, locators and other products. Revenue from sale of internet of vehicles products is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery. For international sales, the Company sells its products primarily under the free on board (“FOB”) shipping point term. For sales under the FOB shipping point term, the Company recognizes revenues when products are delivered from Company to the designated shipping point.

Transaction prices are fixed at the inception of the contracts and are not subject to any adjustment other than refund. The Company offers customer warranties of six months to one year for defective products that are beyond the contemplated defective rate mutually agreed upon per respective customer contracts. The Company analyzed historical refund claims for defective products and concluded that they have been immaterial.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified goods to customers, (2) The Company has inventory risk before the specified goods transferred to a customer, (3) The Company has discretion in establishing the prices.

Revenue from Customized IoT products and services

(1)    Internet of things protocol licensing

Revenue from licensing is principally from licensing of the Company’s Ant Delete Center (ADC) protocol, which is started in the six months ended December 31, 2021. ADC protocol is a wireless, decentralized and ad hoc internet of things communication protocol. ADC protocol license agreements that require payment of one-time license fees for each ADC protocol IP address contain a single performance obligation since such agreements provide the licensee the right to use ADC protocol indefinitely that exists at inception of the license agreement. As ADC protocol has significant standalone functionality, and it derives a substantial portion of its utility (that is, its ability to provide benefit or value) from its significant standalone functionality. ADC protocol meets definition of functional intellectual property, and the performance obligation is satisfied at a point in time under ASC 606-10-55-59. The revenue of ADC licensing is recognized when the Company’s performance obligation is satisfied at the point that the contract takes effect.

Transaction prices are fixed at the inception of the contracts with customers and are subject to no adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has discretion in establishing the prices.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

(2)    Smart city and smart building system integration services

Smart city and smart building system integration services are mainly sold as service packages. When these contracts are awarded, the Company will provide the service packages significantly customized to the needs of the customer, which include design, consulting and installation services. The duration of the contracts ranges from one year to three years, and the customers will be billed quarterly. As each of the services is significantly affected by one or more of the other services in the service package contract, the Company would not be able to fulfil its promise by transferring each of the services independently. Therefore, each service package contract is a single performance obligation under ASC 606-10-25-21.

The Company is not able to sell the integration services to another customer due to the individual customization of each package and the Company has an enforceable right to payment for performance completed to date, which meets the criteria of the performance obligation over time under ASC 606-10-25-29.

For performance obligations satisfied over time, the Company recognizes revenue over time by using the input method to measure the progress toward complete satisfaction of a performance obligation. The Company adopted the cost-to-cost method, by which costs incurred relative to total estimated costs are used to determine the extent of progress toward completion. Costs are included in measuring progress if they represent progress under the contract, which include: (1) direct labor hours, (2) direct materials, (3) subcontractor costs, (4) allocations of costs related directly to contract activities if those depict the transfer of control to the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(3)    Cloud platform development

Revenue from cloud platform development is mainly generated from cloud platform development service. When the contract is awarded, the Company will develop the cloud platform significantly customized to the needs of the customer. The duration of contracts ranges from three months to twelve months. The Company is contracted to produce the combined output to the customers, which is the customized cloud platform. Therefore, each cloud platform development contract is a single performance obligation under ASC 606-10-25-21.

The control of the cloud platform is transferred to the customer at the point that the customer signs the final acceptance report in accordance with ASC 606-10-25-27 for the following reasons: (1) The customer could not receive and consumes the benefits provided by the cloud platform until it’s accepted by the customer; (2) The cloud platform is not controlled by the customer but by the Company during the process of development; (3) The Company does not have an enforceable right to payment for performance completed to date as the progress payment is dependent on the result of the testing of the test version and final version of the cloud platform.

The performance obligation is satisfied at a point in time under ASC 606-10-55-59. The revenue of cloud platform development is recognized when the Company’s performance obligation is satisfied at the point that the final acceptance report is signed by the customer.

Transaction prices are fixed at the inception of the contracts with customers and are not subject to any adjustment.

The Company is a principal under ACS 606-10-55-36 for the following reasons: (1) The Company is primarily responsible for fulfilling the promise to provide the specified services to customers, (2) The Company has inventory risk before the specified services transferred to a customer, (3) The Company has discretion in establishing the prices.

(4)    Other services

Revenue from other services, which is immaterial individually and collectively, is recognized when the performance obligations are satisfied at a point in time.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Government Subsidies

Government subsidies are recognized when received and all the conditions for their receipt have been met with no restrictions.

Government subsidies as the compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Company with no future related cost are recognized in profit or loss in the period in which they become receivable.

For the six months ended December 31, 2021 and 2020, the Company received government subsidies of $445,280 and $295,698, respectively. The grants were recorded as other income in the consolidated financial statements.

Research and Development Costs

Research and development activities are directed toward the development of new products as well as improvements in existing processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Shipping and Handling Costs

Shipping and handling costs are expensed when incurred and is included in selling and marketing expense in the consolidated statements of income and comprehensive income. Shipping and handling costs were $97,836 and $91,813 for the six months ended December 31, 2021 and 2020, respectively.

Advertising Costs

Advertising costs are expensed as incurred in accordance with ASC 720-35, “Other Expenses-Advertising Costs”. Advertising costs were $17,951 and $22,166 for the six months ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby it calculates deferred tax assets or liabilities for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits by applying enacted tax rates applicable to the years in which those temporary differences are expected to be reversed or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The components of the deferred tax assets and liabilities are individually classified as non-current amounts.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

To the extent applicable, the Company records interest and penalties as other expense. All of the tax returns of the Company and its subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing. The years for tax purpose in PRC are ended as of December 31.

The Company is not subject to U.S. tax laws and local state tax laws. The Company’s income and that of its related entities must be computed in accordance with Chinese and foreign tax laws, as applicable, and all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

that Income Tax Laws of PRC will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by the Company, reducing the amount available to pay dividends to the holders of the Company’s ordinary shares.

Value-added Tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. All of the Company’s products sold in the PRC are subject to a VAT on the gross sales price. The Company is subject to a VAT rate of 13% for selling goods and 6% for providing services. The VAT may be offset by VAT paid by the Company on raw materials, other materials and services included in the cost of producing or acquiring its finished products.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. The Company did not have any potentially anti-dilutive equity instruments for the six months ended December 31, 2021 and 2020.

For the six months ended December 31, 2021 and 2020, 34,000,000 shares were issued at par value, equivalent to share capital of $3,400, including 11,654,000 Class A ordinary shares entitled with 1 vote per share and 22,346,000 Class B ordinary shares with 10 votes per share. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Therefore, two-class method is not adopted, where earnings per share is calculated by dividing net income attributable to the Parent Company by the total number of Class A and Class B ordinary Shares outstanding.

Foreign Currency Translation

Wuxin Holdings’ currency is the US dollar. Wuxin Hong Kong’s functional currency is the Hong Kong dollar. The other subsidiaries’ principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars (“US$”). The consolidated statements of income and comprehensive income and cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average rate of exchange, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are presented as a separate component of accumulated other comprehensive income (loss) in consolidated statements of changes in shareholders’ equity.

The Company’s PRC subsidiaries do enter into transactions that are settled in a foreign currency. The transactions are recorded in RMB based on the exchange rate in effect at the time a transaction is initiated. When a transaction is settled, the foreign currency received to settle the transaction is converted to RMB based on the exchange rate in effect at the time of settlement. A realized foreign currency exchange gain or loss is recorded based on the difference in the exchange rate in effect when a transaction is initiated, and the exchange rate in effect when a transaction is settled. When a transaction is not settled as of the year-end spot, the assets and liabilities raised from the transaction are converted to RMB based on the exchange rate of the year-end spot. An unrealized foreign currency exchange

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

gain or loss is recorded based on the difference in the exchange rate in effect when a transaction is initiated, and the exchange rate as of the year-end spot. Gains and losses from foreign currency transactions are included in other income (expense) in the consolidated statements of income and comprehensive income. For the six months ended December 31, 2021 and 2020, the Company recorded losses of $23,855 and earnings $23,283, respectively, related to foreign currency transactions.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2021	June 30, 2021	Dec 31, 2020
Period-end spot rate	US$1=RMB 6.3757 Yuan	US$1=RMB 6.4601 Yuan	US$1=RMB 6.5249 Yuan
Average rate	US$1=RMB 6.4266 Yuan	US$1=RMB 6.6076 Yuan	US$1=RMB 6.7470 Yuan

Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments and is reported in the consolidated statements of income and comprehensive income.

Certain Risks

Exchange Rate Risks

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the US$, other currency and the RMB. As of December 31, 2021 and June 30 2021, cash, cash equivalents and restricted cash of $4,378,450 (RMB 27,915,685 Yuan) and $4,718,610 (RMB 30,482,691 Yuan), respectively, are denominated in RMB and held in PRC. As of December 31, 2021 and June 30 2021, cash, cash equivalents and restricted cash of $2,065,476 and $1,229,111, respectively, are denominated in USD and held in PRC.

The Company’s PRC subsidiaries do enter into transactions that are settled in a foreign currency. Fluctuations and the degree of volatility of foreign exchange rates between the US$, other currencies and the RMB may have a material effect on the Company’s financial position, results of operations or cash flows. As of December, 2021 and June 30 2021, accounts receivable of $75,087 and $276,047 were denominated in US$, respectively. As of December 31, 2021 and June 30 2021, advances from customers of $28,942 and $6,992 were denominated in US$, respectively. For the six ended June 30, 2021 and 2020, revenues of $85,869 and $697,252 were denominated in US$.

Currency Convertibility Risks

Substantially all of the Company’s operating activities are transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with other information such as suppliers’ invoices, shipping documents and signed contracts.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and cash equivalents, restricted cash, accounts receivables, and notes receivable. The Company places its cash and cash equivalents, restricted cash, and note receivable in good credit quality financial institutions in Hong Kong and PRC. Concentration of credit risks with respect to accounts receivables is linked to the concentration of revenue. To manage credit risk, the Company performs ongoing credit evaluations of customers’ financial condition.

Interest Rate Risks

The Company is subject to interest rate risk. Although the Company’s interest-bearing loans carry fixed interest rates within the reporting period, the Company is still subject to the risk of adverse changes in the interest rates charged by the banks if and when these loans are refinanced.

Investment Risks

The Company is subject to investment risks. The Company invested in available-for-sale investments and trading securities. Available-for-sale investments include structured deposits issued by commercial banks and other financial institutions which are not classified as trading securities or as held-to-maturity securities. Trading securities include securities that are bought and held principally for the purpose of selling them in the near term. These short-term investments’ principals were not guaranteed. During the reporting period, the Company is subject to the risk of adverse changes in the fair value of these investments.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Liquidity Risks

The Company’s primary sources of liquidity consist of existing cash balances, cash flows from the Company’s operating activities and availability under its loan arrangements with banks. The Company’s ability to generate sufficient cash flows from its operating activities is primarily dependent on its sales of products to the Company’s customers at margins sufficient to cover fixed and variable expenses.

As of December 31, 2021 and June 30, 2021, the Company had cash, cash equivalents and restricted cash of $6,443,926 and $5,947,721, respectively, and short-term investments of $2,788,447 and $773,982, respectively. Management believes that the current cash, short-term investments, cash to be generated from operations and access to loans from banks and related parties will be sufficient to meet the Company’s working capital needs for at least the next twelve months. However, the Company does not have any amounts committed to be provided by its related parties. The Company is also not dependent upon this offering to meet liquidity needs for the next twelve months. However, the Company plans to expand its business by investing in new technologies either through acquisition or research and development and construction of facilities and purchase of equipment for production of new products. The Company will need to raise additional capital through financing, including its initial public offering, to implement its growth strategies and strengthen its position in the market.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to use the extended transition period.

In February 2016, the FASB issued ASU No. 2016-02, Leases, or ASU 2016-02, which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, or ASU 2018-10, to supersede ASU 2016-02. In addition, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, that provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current GAAP (Topic ASC 840, Leases). In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which amended the effective date of Topic 842, Leases. ASC 842 is now effective for private companies and nonprofit organizations annual reporting periods beginning after December 15, 2021. This was done to provide these organizations with accounting relief during the COVID-19 global pandemic. The amendments in these ASUs are effective for the Company’s years, and interim periods within those years beginning July 1, 2022. The Company does not plan to early adopt the new lease standards and the Company expects that applying the ASU 2016-02 would materially increase its assets and liabilities due to the recognition of right-of-use assets and lease liabilities on its consolidated balance sheets, with an immaterial impact on its consolidated statements of comprehensive loss and cash flows.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or ASU 2016-13. This ASU is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Company’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarifies that receivables arising from operating leases should be accounted for in accordance with ASC 842, Leases (“ASC 842”) instead of ASC Subtopic 326-20. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which amended the effective date of ASU 2016-13. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. Early adoption is permitted. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. This standard removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. The amendments in these ASUs are effective for the Company’s fiscal years, and interim periods within those fiscal years beginning July 1, 2022. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company does not believe other recently issued but not yet effective accounting statements, if recently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of comprehensive income (loss) and statements of cash flows.

NOTE 3 — SHORT-TERM INVESTMENTS

As of December 31, 2021 and June 30, 2021, the Company’s short-term investments were comprised of available-for-sale investments and trading securities. Trading securities include securities that are bought and held principally for the purpose of selling them in the near term.

Short-term available-for-sale investments include structured deposits issued by commercial banks and other financial institutions which are not classified as trading securities or as held-to-maturity securities. The Company has the discretion to hold the structured deposits to maturity or sell them prior to contractual maturity. The expected yield of the structured deposits ranges from 3% to 3.5%, with maturities between 35 days and 90 days, of which the principals are not guaranteed.

For the six months ended December 31, 2021 and 2020, the Company recorded investment income from its short-term investments of $199,200 and $45,797 in the consolidated statements of comprehensive income (loss), respectively. For the six months ended December 31, 2021, the unrealized gains of available-for-sale investments are immaterial and therefore not recognized.

Short-term investments classification as of December 31, 2021 and June 30 2021 were shown as below:

	December 31, 2021	June 30, 2021
Available-for-sale investments
Cost	$2,352,683	$773,982
Gross unrealized gains	—	—
Fair value of available-for-sale investments	2,352,683	$773,982
Trading securities
Cost	470,537	—
Gross unrealized gains	(34,773)	—
Fair value of trading securities	435,764	—
Total short-term investments	$2,788,447	$773,982

NOTE 4 — ACCOUNTS RECEIVABLE, NET — THIRD PARTIES

Accounts receivable as of December 31, 2021 and June 30, 2021 consisted of the following:

	December 31, 2021	June 30, 2021
Accounts receivable	$13,134,156	$12,544,420
Less: allowance for doubtful accounts	(589,132)	(581,436)
Accounts receivable, net	$12,545,024	$11,962,984

The Company’s customers are, for the most part, end customers or manufacturers on the Internet-of-Things industry. Our credit policy typically requires payment within 90 days and payments on most of our revenues have been collected within the credit period. The average accounts receivable turnover period was approximately 86 days and 76 days for the six months ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and June 30, 2021, the allowances for doubtful accounts recognized were $589,132 and $581,436, respectively. For the six months ended December 31, 2021 and 2020, the Company recorded bad debt expense of nil and $46,062, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 5 — NOTES RECEIVABLE

Notes receivable consisted of irrevocable letters of credit of $1,729,640 and $1,864,984 received from the Company’s customers as of December 31, 2021 and June 30, 2021 respectively. The letters of credit are provided by the Company’s international customers to pay their payable balances to the Company; and these notes were guaranteed by the banks.

NOTE 6 — INVENTORIES

Inventories as of December 31, 2021 and June 30, 2021 consisted of the following:

	December 31, 2021	June 30, 2021
Raw materials	$2,338,963	$816,990
Work in process	139,392	1,380,756
Finished goods	3,937,043	1,388,117
Goods in transit	—	641,189
Total	$6,415,398	$4,227,052

There was no inventory write-down recognized as of December 31, 2021 and June 30, 2021.

NOTE 7 — LOAN RECEIVABLES

Loan receivables as of December 31, 2021 and June 30, 2021 consisted of the following:

	December 31, 2021	June 30, 2021
Loan receivables – amortized cost	$3,226,785	$2,350,891
Loan receivables – discount	92,851	47,575
Loan receivables	3,319,636	2,398,466

Loan receivables are loans extended to third-party borrowers with an average interest rate of 4% and maturities between 1 and 2 years. Loan receivables are classified as loans held for investment, which are carried at their amortized cost by using effective interest method.

NOTE 8 — LONG-TERM INVESTMENTS

The Company made an investment in Zhejiang Daha Commuting Technology Co., Ltd. (“Daha”) in June 2019 at cost of $75,058 with equity percentage of 6%. The principal activity of Daha is providing rental services and technical services of share bikes. As of December 31, 2021 and June 30, 2021, the Company carried the investment at its cost in the amount of $80,932 and $79,875, with exchange difference of $5,874 and $4,817 caused by exchange rate fluctuation, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 9 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment as of December 31, 2021 and June 30, 2020 consisted of the following:

	December 31, 2021	June 30, 2021
Machinery and equipment	$7,423,138	$6,663,147
Office and electronic equipment	1,434,900	1,601,133
Transportation vehicles	232,508	242,630
Leasehold improvement	140,009	130,760
Construction in progress	106,929	—
Total property plant and equipment, at cost	9,337,484	8,637,670
Less: accumulated depreciation	(5,572,150)	(5,074,474)
Property, plant and equipment, net	$3,765,334	$3,563,196

Depreciation expense was $504,267 and $404,525 for the six months ended December 31, 2021 and 2020, respectively. As of December 31, 2021 and June 30, 2021, the Company recorded no impairment of property, plant and equipment.

For the six months ended December 31, 2021 and 2020, the Company purchased new property plant and equipment of $722,959 and $1,089,532 paid by cash and cash equivalents, respectively.

For the six months ended December 31, 2021, the Company disposed machinery and equipment with a net book value of $64,948 (cost of $143,254, accumulated depreciation of $78,306) and received cash from disposal of $33,611, causing a net disposal loss of $31,337. For the six months ended December 31, 2020, the Company disposed machinery and equipment with a net book value of $25,710 (cost of $85,390, accumulated depreciation of $59,680) and received cash from disposal of $7,411, causing a net disposal loss of $18,299.

As of December 31, 2021 and June 30, 2021, the Company did not pledge any property, plant or equipment to secure banking facilities granted to the Company.

NOTE 10 — INTANGIBLE ASSETS

Intangible assets as of December 31, 2021 and June 30, 2021 consisted of the following:

	December 31, 2021	June 30, 2021
Copyrights, cost	$58,576	$55,126
Less: accumulated amortization	(9,402)	(6,061)
Intangible assets, net	$49,174	$49,065

Amortization expense was $3,235 and $519 For the six months ended December 31, 2021 and 2020, respectively. For the six months ended December 31, 2021 and 2020, the Company recorded no impairment of intangible asset, nor pledged intangible asset to secure bank loans.

For the six months ended December 31, 2021 and 2020, the Company purchased new intangible assets of $2,698 and nil, respectively. For the six months ended December 31, 2021 and 2020, the Company disposed no intangible assets, respectively.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 10 — INTANGIBLE ASSETS (cont.)

Estimated future amortization expense is as follows as of December 31, 2021:

Years ending Dec 31,	Amortization expense
2022	$1,956
2023	1,956
2024	1,956
2025	1,956
2026	1,956
Thereafter	39,394
$49,174

NOTE 11 — SHORT-TERM BORROWINGS

Short-term borrowings consisted of the following as of December 31, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
Industrial and Commercial Bank of China	9,000,000	1,411,610	4/26/2021	4/26/2022	3.85%
Shanghai Pudong Development Bank	3,000,000	470,537	7/22/2021	7/21/2022	4.20%
Bank of China	7,300,000	1,144,972	3/18/2021	3/17/2022	3.85%
China merchants bank	4,550,000	713,647	9/27/2021	9/26/2022	4.35%
Total	RMB 23,850,000	$3,740,766

Short-term borrowings consisted of the following as of June 30, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
Bank of China	9,100,000	1,408,647	3/18/2021	3/17/2022	3.85%
Industrial and Commercial Bank of China	9,000,000	1,393,167	4/26/2021	4/26/2022	3.85%
Total	RMB 18,100,000	$2,801,814

The Company’s bank loans are guaranteed by the Company’s related parties, Mr. Wentao Ge and Ms. Sisi Li. See Note 14 — Related Party Transactions for more information on guaranty provided by related parties.

For the six months ended December 31, 2021 and 2020, the Company recorded interest expense on short-term bank borrowings of $96,968 and $49,780, respectively.

NOTE 12 — OTHER PAYABLES AND CURRENT LIABILITIES

Other payables and current liabilities as of December 31, 2021 and June 30, 2021 consisted of the following:

	December 31, 2021	June 30, 2021
Wages payable	$589,804	$473,310
Deferred government subsidies	393,756	444,259
Other payables	210,441	158,103
Total	$1,194,001	$1,075,672

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 13 — LONG-TERM BORROWINGS

Long-term borrowings consisted of the following as of December 31, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
China Construction Bank	4,290,000	672,867	8/25/2020	8/25/2023	4.95%
Shenzhen Qianhai Weizhong Bank	590,000	92,539	11/25/2021	11/25/2023	10.8%
Total	RMB 4,880,000	$765,406

Long-term borrowings consisted of the following as of June 30, 2021:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest
China Construction Bank	3,290,000	509,280	8/25/2020	8/25/2023	4.95%
Shenzhen Qianhai Weizhong Bank	100,300	15,526	5/17/2021	5/17/2023	9.00%
Total	RMB 3,390,300	$524,806

The Company’s bank loans are guaranteed by the Company’s related party, Mr. Yili Jiang. See Note 14 — Related Party Transactions for more information on guaranty provided by related parties.

For the six months ended December 31, 2021 and 2020, the Company recorded interest expense on long-term bank borrowings of $19,841 and $44,153, respectively.

NOTE 14 — RELATED PARTY TRANSACTIONS

1)      Nature of relationships with related parties:

Name	Relationship with the Company
Lianqi Liu	Principal shareholder and director of the Company
Xiaofang Suo	Immediate family member of Lianqi Liu
Yuyuan Lai	Director of Wuxin Technology
Hanrong Liu	Director of Wuxin Technology
Yili Jiang	Director of Wuxin Technology
Xiaobin Zhan	Director of Wuxin Technology
Wentao Ge	Director of Wuxin Technology
Sisi Li	Director of Wuxin Technology
Bian Investment (Shenzhen) Co., Ltd. And its subsidiaries	5% or greater Shareholders
Shenzhen Yitian Technology Co., Ltd.	Company controlled by Jiang Yili
Shenzhen Youzhi Hulian Co., Ltd.	Company controlled by Jiang Yili
Shenzhen Youqu Electronics Co., Ltd.	Company controlled by Ge Wentao

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 14 — RELATED PARTY TRANSACTIONS (cont.)

2)      Related party transactions

For the six months ended December 31, 2021, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing and lending transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Wentao Ge	$656,651	$4,593
Shenzhen Youqu Electronics Co., Ltd.	352,986	—
Bian Investment (Shenzhen) Co., Ltd. And its subsidiaries	459,608	544,110
Shenzhen Yitian Technology Co., Ltd.	437,249	278,532
Xiaobin Zhan	124,950	103,620
Shenzhen Youzhi Hulian Co., Ltd.	116,703	54,462
Lianqi Liu	639,239	720,004
Yili Jiang	98,032	54,877
Total	$2,885,418	$1,760,198

For the six months ended December 31, 2021, the company generated revenue of $585,812, $149,815 and $464,268 from its related parties, Shenzhen Yitian Technology Co., Ltd., Shenzhen Youzhi Hulian Co., Ltd. and Shenzhen Youqu Electronics Co., Ltd., respectively.

As of December 31, 2021, a total of $2,555,014 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge, Ms. Sisi Li and Mr. Yili Jiang. No guarantee fee was charged by Mr. Ge Wentao, Ms. Sisi Li and Mr. Yili Jiang for the guarantees for the six months ended December 31, 2021.

For the six months ended December 31, 2020, the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The Company also lent working capital to its related parties. The following table summarizes borrowing transactions with the Company’s related parties:

Name of Related Parties	Borrowing Amount	Lending Amount
Wentao Ge	$32,186	$157,478
Shenzhen Youqu Electronics Co., Ltd.	171,819	17,339
Shenzhen Yitian Technology Co., Ltd.	343,859	314,216
Yuyuan Lai	—	115,623
Xiaobin Zhan	1,078,260	740,746
Lianqi Liu	166,069	25,132
Yili Jiang	670,472	951,952
Total	$2,462,664	$2,322,486

For the six months ended December 31, 2020, the Company generated revenue of $226,086 from its related party, Shenzhen Youqu Electronics Co., Ltd.

As of June 30, 2021, a total of $1,902,447 bank loans were guaranteed by, or pledged by the personal assets owned by, the Company’s related parties, Mr. Wentao Ge and Mr. Yili Jiang. No guarantee fee was charged by Mr. Ge Wentao and Mr. Jiang Yili for the guarantees for the year ended June 30, 2021.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 14 — RELATED PARTY TRANSACTIONS (cont.)

3)      Related party balances

Net outstanding balances with related parties consisted of the following as of December 31, 2021 and June 30, 2021:

Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Due from related parties	Wentao Ge	$—	$638,350
Due from related parties	Shenzhen Youqu Electronics Co., Ltd.	—	318,894
Due from related parties	Bian Investment (Shenzhen) Co., Ltd. And its subsidiaries	334,898	246,460
Due from related parties	Shenzhen Yitian Technology Co., Ltd.	—	157,892
Due from related parties	Shenzhen Youzhi Hulian Co., Ltd.	—	61,919
Due from related parties	Yuyuan Lai	12,179	12,019
Due from related parties	Hanrong Liu	5,489	5,418
Total due from related parties		$352,566	$1,440,952
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Due to related parties	Xiaobin Zhan	$361,374	$335,433
Due to related parties	Lianqi Liu	105,923	184,884
Due to related parties	Yili Jiang	227,096	181,200
Due to related parties	Shenzhen Youqu Electronics Co., Ltd.	32,687	—
Due to related parties	Wentao Ge	10,458	—
Total due to related parties		$737,538	$701,517
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Accounts Receivable	Shenzhen Yitian Technology Co., Ltd.	$1,144,613	$1,223,557
Accounts Receivable	Shenzhen Youzhi Hulian Co., Ltd.	67,739	—
Accounts Receivable	Shenzhen Youqu Electronics Co., Ltd.	430,722	—
Total Accounts Receivables		$1,643,074	$1,223,557
Accounts	Name of Related Parties	December 31, 2021	June 30, 2021
Advances from customers	Shenzhen Youqu Electronics Co., Ltd.	$—	$38,797

NOTE 15 — CUSTOMER AND SUPPLIER CONCENTRATIONS

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases, respectively.

The Company had no significant customer for the six months ended December 31, 2021 and 2020.

The Company had no significant supplier for the six months ended December 31, 2021 and 2020.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 16 — SHAREHOLDERS’ EQUITY

Ordinary Shares

Wuxin Holdings was established under the laws of Cayman Islands on June 29, 2021. The authorized number of ordinary shares is 500,000,000 shares with par value of US$0.0001 each. 34,000,000 shares were issued at par value, equivalent to share capital of $3,400, including 11,654,000 Class A Ordinary Shares entitled with 1 vote per share and 22,346,000 Class B ordinary shares with 10 votes per share.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder. The right to convert are exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. The number of Class B Ordinary Shares held by a holder will be automatically and immediately converted into an equal and corresponding number of Class A Ordinary Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Ordinary Shares by the holder or an affiliate or such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. A Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Save and except for voting rights and conversion rights as set out in the amended and restated memorandum of association, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”), after offset by the accumulated deficits. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company made statutory surplus reserve of $1,326,236 and $1,326,236 as of December 31, 2021 and June 30, 2021 respectively.

Under PRC laws and regulations, statutory surplus reserves are restricted to off-set against losses, expansion of production and operation and increasing registered capital of the respective company, and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include paid-in capital, additional paid-in capital and statutory surplus reserves of the Company in PRC totaling $11,821,942 and $11,821,942 as of December 31, 2021 and June 30, 2021 respectively.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in the PRC. For the six months ended December 31, 2021, the Company declared and paid dividends of $778,022. No dividends were declared or paid for the six months ended December 31, 2020.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 16 — SHAREHOLDERS’ EQUITY (cont.)

Non-Controlling Interests

Non-controlling interests represent the interest of non-controlling shareholders in VLG based on their proportionate interests in the equity of that company adjusted for its proportionate share of income or losses from operations. On October 13, Wuxin Technology acquired 90% equity interest of VLG from its former shareholders. After that, VLG’s equity interest is 90% held by Wuxin Technology and 10% held by its former shareholders. The non-controlling interest in VLG was 10% as of December 31, 2021 and June 30, 2021. As of December 31, 2021 and June 30, 2021, the Company recorded non-controlling interest balances of $1,008,857 and $900,699, respectively.

NOTE 17 — INCOME TAXES

Enterprise Income Taxes (“EIT”)

Wuxin Holdings is incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of Cayman Islands. Wuxin Hong Kong is established in Hong Kong and is subject to statutory income tax rate at 16.5%.

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. VLG, the Company’s main operating entities in PRC, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2017 to December 31, 2022. TBIT, the Company’s main operating entities in PRC, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2017 to December 31, 2022. Wuxin Technology and Zhongyitong, was approved as HNTEs and entitled to a reduced income tax rate of 15% for the tax years ended December 31, 2021 to December 31, 2023. WFOE, Yitianxin and Xinsheng in PRC have applicable EIT rate of 25%. As of December, 2021, the tax years ended December 31, 2016 through December 31, 2020 for the Company’s entities remain open for statutory examination by PRC tax authorities.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December, 31, 2021 and June 30, 2021 the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended December 31, 2021 and 2020, respectively, and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the six months ended December
	2021	2020
Income before taxes excluded the amounts of loss incurring entities	$6,250,589	$4,480,998
PRC EIT tax rates	15%, 25%	15%, 25%
Tax at the PRC EIT tax rates	$987,324	$901,726
Tax effect of research and development expenses deduction	(2,845,947)	(1,627,192)
Tax effect of non-deductible expenses	2,221,210	983,714
Income tax expenses	$362,587	$258,248

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 17 — INCOME TAXES (cont.)

Income taxes for the six months ended December 31, 2021 and 2020 are attributed to the Company’s continuing operations in China and consisted of:

	For the six months ended December
	2021	2020
Current income tax	$362,587	$258,248
Deferred income tax	—	—
Total income tax benefit	$362,587	$258,248

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2021 and June 30, 2021 are presented below:

	December 31, 2021	June 30, 2021
Deferred tax assets:
Bad debt allowance	$88,656	$87,497
Net operating loss carry-forward	31,320	30,911
Total	$119,976	$118,408

There was no valuation allowance for the deferred tax assets as of December 31, 2021 and June 30, 2021. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income, projections for future taxable income over the periods in which the deferred tax assets are deductible, and the scheduled reversal of deferred tax liabilities, management believes it is more likely than not the company will realize the benefits of those deductible differences as of December 31, 2021 and June 30, 2021.

NOTE 18 — COMMITMENTS AND CONTINGENCIES

As of December 31, 2021 and June 30, 2021, the Company has no material purchase commitments or significant leases.

From time to time, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of December 31, 2021 and June 30, 2021, the Company had no pending legal proceedings outstanding.

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 19 — DISAGGREGATED REVENUE

The following table presents the revenue by major product or service categories for the six months ended December 31, 2021 and 2020, respectively.

	For the six months ended December 31,
	2021		2020
Product/Service Category	Amount	%	Amount	%
Connectivity products	$14,492,409	56.05%	$13,407,616	59.91%
Internet of vehicles products	8,661,797	33.50%	6,563,526	29.33%
Customized IoT products and services
Internet of things protocol licensing	929,972	3.60%	—	0.00%
Smart city and smart building system integration services	925,177	3.58%	1,255,067	5.61%
Cloud platform development	836,741	3.24%	950,814	4.25%
Other services	11,574	0.03%	201,854	0.90%
Total customized IoT products and services	2,703,464	10.45%	2,407,735	10.76%
Total revenues	$25,857,670	100.00%	$22,378,877	100.00%

NOTE 20 — SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management has identified three operating segments which are connectivity products, Internet of vehicles products and smart home products. These operating segments are monitored, and strategic decisions are made based on segmental profit margins. Segment profit is defined as revenue reduced by cost of revenue and other related operating expenses.

The results are shown as follows for the six months ended December 31, 2021 and 2020, respectively:

	For the six months ended December 31,
	2021	2020
Revenues
Connectivity products	$14,492,409	$13,407,616
Internet of vehicles products	8,661,797	6,563,526
Customized IoT products and services	2,703,464	2,407,735
Total	$25,857,670	$22,378,877
	For the six months ended December 31,
	2021	2020
Cost of revenues
Connectivity products	$9,280,101	$9,053,005
Internet of vehicles products	4,983,312	4,498,952
Customized IoT products and services	276,379	466,061
Total	$14,539,792	$14,018,018

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 20 — SEGMENT REPORTING (cont.)

	For the six months ended December 31,
	2021	2020
Gross profit
Connectivity products	$5,212,308	$4,354,611
Internet of vehicles products	3,678,485	2,064,574
Customized IoT products and services	2,427,085	1,941,674
Total	$11,317,878	$8,360,859
	For the six months ended December 31,
	2021	2020
Selling and marketing expenses
Connectivity products	$395,543	$297,827
Internet of vehicles products	450,770	304,439
Customized IoT products and services	80,371	29,922
Total	$926,684	$632,188
	For the six months ended December 31,
	2021	2020
General and administrative expenses
Connectivity products	$688,143	$744,961
Internet of vehicles products	392,836	343,600
Customized IoT products and services	629,506	237,056
Total	$1,710,485	$1,325,617
	For the six months ended December 31,
	2021	2020
Research and development costs
Connectivity products	$1,445,190	$1,163,981
Internet of vehicles products	1,231,624	793,171
Customized IoT products and services	332,032	212,437
Total	$3,008,846	$2,169,589
	For the six months ended December 31,
	2021	2020
Net Income
Connectivity products	$3,081,138	$2,255,553
Internet of vehicles products	1,782,923	625,099
Customized IoT products and services	1,023,441	1,342,098
Total	$5,887,502	$4,222,750
	December 31, 2021	June 30, 2021
Current assets
Connectivity products	$20,232,036	$17,364,766
Internet of vehicles products	12,711,730	11,048,109
Customized IoT products and services	4,992,535	3,635,763
Total	$37,936,301	$32,048,638

WUXIN TECHNOLOGY HOLDINGS, INC.
Notes to the Unaudited INTERIM Consolidated Financial Statements

NOTE 20 — SEGMENT REPORTING (cont.)

	December 31, 2021	June 30, 2021
Non-current assets
Connectivity products	$2,647,738	$2,672,674
Internet of vehicles products	1,000,222	875,828
Customized IoT products and services	367,456	262,042
Total	$4,015,416	$3,810,544

All of the Company’s operating facilities and long-lived assets are in China, although the Company sells its products across different geographic regions. The following table presents revenues by geographic areas for the six months ended December 31, 2021 and 2020, respectively.

	December 31, 2021		December 31, 2020
Country	Revenue Amount (In USD)	As % of Revenue	Revenue Amount (In USD)	As % of Revenue
China	$25,771,801	99.67%	$21,681,625	96.88%
Other countries and regions	85,869	0.33%	697,252	3.12%
Total	$25,857,670	100.00%	$22,378,877	100.00%

NOTE 21 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2021 through the date of the issuance of the consolidated financial statements on July 21, 2022. The Company has a new bank borrowing amount of $1,755,998 (RMB 7.8 million) with interest rates ranging from 3.80% to 9.45%, and has repaid bank borrowings of $2,523,471 (RMB 16 million).

New bank borrowings

Subsequent new bank borrowings consisted of the following:

Bank Name	Interest Rate	Issuance Date	Amount-RMB	Amount-USD
Bank of China	3.80%	5/13/2022	5,000,000	736,399
Shenzhen Qianhai Webank Co., LTD	9.45%	1/14/2022	1,300,000	204,155
Shenzhen Qianhai Webank Co., LTD	9.45%	1/21/2022	500,000	78,750
Shenzhen Qianhai Webank Co., LTD	9.45%	2/14/2022	330,000	51,835
Shenzhen Qianhai Webank Co., LTD	9.45%	5/23/2022	700,000	104,859
Total			RMB 7,830,000	$1,175,998

Repayment of bank borrowings

Subsequent repayments on bank borrowings consisted of the following:

Bank Name	Interest Rate	Repayment Date	Amount-RMB	Amount-USD
Bank of China	3.85%	3/17/2022	7,300,000	1,151,311
Industrial and Commercial Bank of China	3.85%	4/26/2022	9,000,000	1,372,160
Total			RMB 16,300,000	$2,523,471

Based upon this review, the Company did not identify any other material subsequent events except for those disclosed above that would have required adjustment or disclosure in the financial statements.

Until [            ], 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

6,000,000 Class A Ordinary Shares

Wuxin Technology Holdings, Inc.

______________________

Prospectus dated [    ], 2022

______________________

Prime Number Capital, LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of association, effective on December 11, 2021, provide that, to the extent permitted by law, we shall indemnify each director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default; and

(b)    without limitation to paragraph (a) above, expenses, including legal fees, incurred by a director, alternate director or officer, or former director, alternate director or officer in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such director, alternate director or officer is not entitled to be indemnified by the Company and upon such terms and conditions, if any, as the Company deems appropriate.

The Company may purchase and maintain insurance in relation to any person who is or was a director, alternate director, officer or liquidator of the company, or who at the request of the company is or was serving as a director, alternate director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities. We believe that our issuances of share awards to our employees, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act. During the past three years, we have issued the following securities:

On December 21, 2021, 11,654,000 Class A Ordinary Shares and 22,346,000 Class B Ordinary Shares were issued to an aggregate of nine shareholders, for an aggregate consideration of $3,400, or $0.0001 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Memorandum and Articles of Association, effective on December 11, 2021***
4.1	Specimen Certificate for Ordinary Shares**
4.2	Form of Underwriter Warrant**
5.1	Opinion of Cayman Counsel regarding the validity of the Ordinary Shares being registered**
5.2	Opinion of Hunter Taubman Fischer & Li LLC regarding the validity of the Warrants being registered**
8.1	Opinion of Cayman Counsel regarding certain Cayman Islands tax matters (included in Exhibit 5.1)**
8.2	Opinion of PRC Counsel regarding certain PRC tax matters (included in Exhibit 99.1.1)**
10.1	English Translation of the Form of the Share Exchange Agreement by each of the shareholders of Wuxin Technology and WFOE, dated November 10, 2021***
10.2	Employment Agreement by and between the Chief Executive Officer and the Company***
10.3	Employment Agreement by and between the Chief Financial Officer and the Company***
10.4	English Translation of the Lease Agreement between Huizhou Mingshang Hi-Tech Industry Co., Ltd. and VLG, dated June 1, 2018***
10.5	English Translation of the Amendment to the Lease Agreement between Huizhou Mingshang Hi-Tech Industry Co., Ltd. and VLG Wireless Technology Co., Ltd., Huizhou Branch, dated June 1, 2021***
10.6	English Translation of the Lease Agreement between Shenzhen SDG Information Co., Ltd. and TBIT, dated September 28, 2019***
10.7	English Translation of the Lease Agreement between Shenzhen Nanhang Electronics Industry Co., Ltd. and Yitianxin, dated October 1, 2020***
10.8	English Translation of the Lease Agreement between Shenzhen Nanhang Electronics Industry Co., Ltd. and Xinsheng, dated October 1, 2020***
10.9	English Translation of Lease Agreement between Shenzhen SDG Information Co., Ltd. and Wuxin Technology, dated February 5, 2021***
10.10	English Translation of the Lease Agreement between Topson Electronics (Hangzhou) Co., Ltd. and VLG, dated December 12, 2020***
10.11	English Translation of the Loan Agreement between Yitianxin and China Merchants Bank Co., Ltd., Shenzhen Branch, dated August 21, 2020***
10.12	English Translation of the Loan Agreement between TBIT and China Merchants Bank Co., Ltd., Shenzhen Branch, dated April 26, 2021***
10.13	English Translation of the Financing Loan Agreement between TBIT and SPD Bank, dated April 30, 2021***
10.14	English Translation of the Loan Agreement between TBIT and SPD Bank, dated July 15, 2021***
10.15	English Translation of the Loan Agreement between VLG and China Merchant Bank Co., Ltd., Shenzhen Branch, dated September 23, 2021***
10.16	English Translation of Customized Chip Framework Supply Agreement by and between Xiamen Yixinyuan Semiconductor Co., Ltd. and Xinsheng, dated January 1, 2019***
21.1	List of Subsidiaries***
23.1	Consent of TPS Thayer LLC*
23.2	Consent of Cayman Counsel (included in Exhibit 5.1)**
23.3	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)**
23.4	Consent of King & Capital Law Firm (included in Exhibit 99.1)***
24.1	Power of Attorney***
99.1	Opinion of PRC counsel, King & Capital Law Firm***
99.2	Audit Committee Charter*
99.3	Compensation Committee Charter*
99.4	Nomination Committee Charter*
99.5	Consent of Director Nominee (Shaomei Zhang)***
99.6	Consent of Director Nominee (Anthony K. Chan)*
99.7	Consent of Director Nominee (Hui Joseph Zou)***
99.8	Consent of Director Nominee (Fei Chen)***
99.9	Consent of China Commercial Industrial Data Technology (Shenzhen) Co., Ltd.***
99.10	Request for Waiver and Representation under Item 8.A.4. of Form 20-F*
107	Filing Fee Table*

____________

*        Filed herewith

**      To be filed by amendment

***    Filed previously

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on August 11, 2022.

Wuxin Technology Holdings, Inc.
By:	/s/ Lianqi Liu
Name:	Lianqi Liu
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lianqi Liu	Chief Executive Officer and Chairman	August 11, 2022
Lianqi Liu	(Principal Executive Officer)
/s/ Yang Guo	Chief Financial Officer	August 11, 2022
Yang Guo	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on August 11, 2022.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.